    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999.


                                                      REGISTRATION NO. 333-33223
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 2


                                       ON


                                    FORM S-1

                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                          NEBCO EVANS HOLDING COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                          5142                         06-1444203
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)               NUMBER)


                               545 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                                 (203) 661-2500

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING


            AREA CODE, OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:


              A. PETTER OSTBERG                            ADAM O. EMMERICH, ESQ.
                VICE PRESIDENT                         WACHTELL, LIPTON, ROSEN & KATZ
         NEBCO EVANS HOLDING COMPANY                        51 WEST 52ND STREET
              545 STEAMBOAT ROAD                          NEW YORK, NEW YORK 10019
         GREENWICH, CONNECTICUT 06830                          (212) 403-1000
                (203) 661-2500



            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,


                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Promptly upon the effective date of the registration statement.

                         ------------------------------


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT ANY OFFER TO SELL THESE SECURITIES OR SOLICIT OFFERS TO BUY THESE SECURITIES IN ANY PLACE WHERE THE OFFER IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED APRIL 30, 1999



PRELIMINARY PROSPECTUS


                          NEBCO EVANS HOLDING COMPANY

                   12 3/8% NEW SENIOR DISCOUNT NOTES DUE 2007


        11 1/4% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK DUE 2008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                   12 3/8% NEW SENIOR DISCOUNT NOTES DUE 2007


Accretion and Interest


- The New Notes accrete at an annual rate of 12 3/8% to an aggregate principal amount of $100,387,000 at July 15, 2002.



- After July 15, 2002 interest is payable on January 15 and July 15 each year at a 12 3/8% annual rate.



Redemption


- We may redeem some or all of the New Notes any time after July 15, 2002, or before then at 112.375% of the accreted value using the proceeds of an equity offering.



Change in Control


- If we experience a change in control, you may require us to repurchase the New Notes.



Security and Ranking


- The New Notes are not secured by any collateral.


- They are subordinate to all secured debt, rank equally with all existing and future senior unsecured debt, and rank senior to all existing and future subordinated debt.


- As of December 26, 1998, the New Notes were effectively subordinate to approximately $922.6 million of indebtedness of our primary subsidiary, AmeriServe Food Distribution, Inc.


                     11 1/4% SENIOR REDEEMABLE EXCHANGEABLE


                            PREFERRED STOCK DUE 2008


Dividends


- Dividends on the New Preferred Stock will be cumulative at 11 1/4% per annum payable quarterly on March 1, June 1, September 1 and December 1 each year.


- We may pay dividends in cash or with additional shares of New Preferred Stock.



Maturity and Redemption


- We may redeem some or all of the New Preferred Stock any time after March 1, 2003 at the redemption prices set forth in this prospectus.


- If we have not already done so, we must redeem the New Preferred Stock on March 1, 2008.



Exchange


- We may exchange all New Preferred Stock for 11 1/4% Subordinated Exchange Debentures due 2008. We may redeem the Exchange Debentures any time after March 1, 2003, or before then at 109% of principal using proceeds of an equity offering.



Change in Control


- If we experience a change in control, you may require us to repurchase the New Preferred Stock.



Ranking


- The New Preferred Stock ranks equally with other preferred stock, but is effectively subordinate to NECH's debt and all debt of our primary subsidiary, AmeriServe Food Distribution, Inc.


                           -------------------------


SEE "RISK FACTORS," COMMENCING ON PAGE 12, FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE NEW NOTES OR NEW PREFERRED STOCK.



Neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



This Prospectus is to be used by Donaldson, Lufkin & Jenrette Securities Corporation in connection with the offers and sales in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The New Notes and New Preferred Stock are not listed on any securities exchange or admitted thereof to trading in the National Association of Securities Dealers Automated Quotation System and the Company does not intend to make any such listing or seek such admission to trading. DLJ currently makes a market in the New Notes and New Preferred Stock; however, it is not obligated to do so and any market-making may be discontinued at any time. The Company receives no portion of the proceeds of sales of the New Notes and New Preferred Stock and has paid certain expenses incident to the registration of the New Notes and the New Preferred Stock.


                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1999.

     No dealer, salesperson or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by NEHC or DLJ. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the New Notes and New Preferred Stock offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the New Notes or New Preferred Stock to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                             AVAILABLE INFORMATION


     NEHC has filed with the Securities and Exchange Commission a Registration Statement on Form S-4, and amendments to such Registration Statement, under the Securities Act for the registration of the New Notes and New Preferred Stock. This Prospectus, which constitutes a part of the Registration Statements, does not contain all of the information set forth in the Registration Statements, certain items of which are contained in exhibits and schedules to the Registration Statements as permitted by the rules and regulations of the SEC. For further information with respect to NEHC or the New Notes offered hereby, reference is made to the Registration Statements, including the exhibits and financial statement schedules thereto, which may be inspected without charge at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of which may be obtained from the SEC at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the SEC as an exhibit to the Registration Statements, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.



     Upon the effectiveness of the Registration Statements, NEHC became subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith will file reports and other information with the SEC. Such reports and other information filed by NEHC can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the Website (http://www.sec.gov.) maintained by the SEC, and the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York and Chicago, Illinois at prescribed rates.



     So long as NEHC is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed with the SEC to (1) State Street Bank and Trust Company as trustee and as transfer agent under the Indenture dated as of July 11, 1997 among the Company and the Senior Discount Note Trustee, pursuant to which the New Notes have been issued, and the Certificate of Designations pursuant to which the shares of New Preferred Stock have been issued, respectively, and (2) the holders of the New Notes and New Preferred Stock. NEHC has agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by NEHC by Section 13 of the Exchange Act to the Trustees and the holders of the New Notes and New Preferred Stock as if they were subject to such periodic reporting requirements.



     In addition, NEHC has agreed that for so long as any of the New Notes and New Preferred Stock remain outstanding, they will make available to any prospective purchaser of the New Notes and New Preferred Stock or Holder of the New Notes and New Preferred Stock in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY


     The following summary should be read along with the more detailed information and financial statements, including the notes to the financial statement, appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to the NEHC business and pro forma data give effect to the transactions described below. An index of certain defined terms used herein can be found on page 147. Generally, references in this Prospectus to the "Company" or "AmeriServe" are to AmeriServe Food Distribution, Inc., its predecessors and its subsidiaries, and references to "NEHC" are to Nebco Evans Holding Company, a Delaware corporation, and its subsidiaries.


                                      NEHC

     NEHC is a Delaware corporation and the parent company of AmeriServe, a Delaware corporation, and Holberg Warehouse Properties, Inc., a Delaware corporation ("HWPI"). AmeriServe accounts for substantially all of NEHC's assets and NEHC conducts substantially all of its business through AmeriServe. HWPI's sole operation consists of the ownership of two distribution centers occupied by AmeriServe. AmeriServe operates in a single business segment, as described below.

                                  THE COMPANY


     AmeriServe is North America's largest systems foodservice distributor specializing in distribution to chain restaurants. The Company is the primary supplier to its customers of a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods, cleaning supplies and equipment. The Company currently serves over 30 different restaurant chains and approximately 36,000 restaurant locations in North America. The Company has had long-standing relationships with such leading restaurant concepts as Applebee's, Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Subway, Taco Bell, TCBY, and TGI Friday's.



     On July 11, 1997, the Company acquired the U.S. and Canadian operations of PFS (the "PFS Acquisition"), a division of PepsiCo, Inc. PFS distributed food products and supplies and restaurant equipment to franchised and company-operated restaurants in the Pizza Hut, Taco Bell and KFC systems. These systems were spun-off by PepsiCo in October 1997 and are now operating as TRICON Global Restaurants, Inc. In addition, in connection with the PFS Acquisition, the Company entered into a distribution agreement (the "Distribution Agreement") whereby it became the exclusive distributor of selected products until July 11, 2002 to the approximately 9,800 Pizza Hut, Taco Bell and KFC restaurants in the continental United States owned by Pizza Hut, Inc., Taco Bell Corp., Kentucky Fried Chicken Corporation and, Kentucky Fried Chicken of California, Inc. (all subsidiaries of Tricon) and their subsidiaries and previously serviced by PFS. The Distribution Agreement was modified and extended in 1998. See "The Business -- Recent Customer Developments."



     In October 1997, AmeriServe also acquired PFS de Mexico, S.A. de C.V., a regional systems foodservice distributor based in Mexico City, Mexico for approximately $8 million.



     On July 11, 1997, in connection with the PFS Acquisition, the Company issued and sold $500 million principal amount of its 10 1/8% Senior Subordinated Notes due 2007. The Senior Subordinated Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. On December 12, 1997, the Company consummated an offer to exchange the Senior Subordinated Notes for new Senior Subordinated Notes, which are registered under the Securities Act with terms substantially identical to the Senior Subordinated Notes. For further information, see Note 7 to the historical financial statements of NEHC included elsewhere herein.

     Also on July 11, 1997, NEHC issued and sold $100.4 million in aggregate principal amount at maturity of its 12 3/8% Senior Discount Notes due 2007. The Senior Discount Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act. On December 12, 1997, NEHC consummated an offer to exchange the Senior Discount Notes for new Senior Discount Notes, which are registered under the Securities Act, with terms substantially identical to the Senior Discount Notes.



     On October 15, 1997, AmeriServe issued and sold $350 million in aggregate principal amount at maturity of its 8 7/8% Senior Notes due 2006. The Senior Notes were sold pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. On December 12, 1997, AmeriServe consummated an offer to exchange the Senior Notes for New Senior Notes, which are registered under the Securities Act, with terms substantially identical to the Senior Notes.



     For further information about financings by NEHC and AmeriServe in connection with the PFS Acquisition and subsequently, see Notes 7 and 8 to the historical financial statements of NEHC included elsewhere herein.



     On December 28, 1997, Nebraska AmeriServe merged with and into AmeriServ and The Harry H. Post Company, a wholly owned subsidiary of AmeriServe merged with and into AmeriServ. In the mergers, AmeriServ changed its name to AmeriServe Food Distribution, Inc.



     On March 6, 1998, NEHC consummated the offering and sale (the "Offering") of $250 million of its 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 (the "Preferred Stock") in transactions not requiring registration under the Securities Act. Approximately $153.6 million of the net proceeds of the Offering was used by NEHC to repurchase all of its 13 1/2% Senior Exchangeable Preferred Stock due 2009 (the "Senior Preferred Stock"), 15% Junior Exchangeable Preferred Stock due 2009 (the "Junior Preferred Stock"), and Junior Non-Convertible Preferred Stock. NEHC expects to use the remaining net proceeds for general corporate purposes. The Senior Preferred Stock was sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act. On June 22, 1998, NEHC exchanged all the outstanding Senior Preferred Stock due 2008 for new Senior Preferred Stock, which are registered under the Securities Act, with terms substantially identical to the Senior Preferred Stock.


                              RECENT DEVELOPMENTS


     On May 21, 1998, the Company acquired all of the outstanding stock of ProSource, Inc. ("ProSource"). ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997, was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, including such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. Funding of the acquisition and related transactions included $125 million provided by expansion of the Company's Accounts Receivable Program to include ProSource accounts receivable (see Note 8 to the historical financial statements of NEHC included elsewhere herein), a $50 million capital contribution to the Company from NEHC and cash and cash equivalents on hand.



     For further information about financings by AmeriServe in connection with the ProSource acquisition and subsequently, see Notes 7 and 8 to the historical financial statements of NEHC included elsewhere herein.



     On December 27, 1998, ProSource Services Corporation, a wholly owned subsidiary of ProSource, merged with and into ProSource and ProSource merged with and into AmeriServe. The Company effected the mergers to rationalize its corporate organization.

                               BUSINESS STRATEGY


     The Company's strategy is to: (i) pursue profitable internal and external growth opportunities; (ii) capitalize on its nationwide network of distribution centers to increase customer density and regional market penetration; (iii) continue to provide low cost, superior customer service; and (iv) maximize operating leverage by integrating and consolidating the Company, PFS and ProSource quick service and casual dining businesses and by pursuing selective acquisitions within the fragmented foodservice distribution industry.


     NEHC's principal executive offices are located at 545 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 661-2500.

                         SUMMARY OF TERMS OF NEW NOTES


     The form and terms of the New Notes are the same as the form and terms of the Notes (which they have replaced) except that (i) the New Notes have been registered under the Securities Act, and, therefore, do not bear legends restricting the transfer thereof and (ii) the holders of the New Notes generally are not entitled to further registration rights under the Registration Rights Agreement, which rights generally have been satisfied when the Exchange Offer was consummated. The New Notes evidence the same debt as the Notes and are entitled to the benefits of the Indenture. See "Description of Securities -- Description of New Notes."



Securities....................   $100,387,000 principal amount at maturity of
                                 NEHC's 12 3/8% New Senior Discount Notes due
                                 2007.


Maturity Date.................   July 15, 2007.

Accretion.....................   The New Notes accrete at a rate of 12 3/8%,
                                 compounded semi-annually to an aggregate principal amount of $100,387,000 at July 15, 2002.

Interest Rate.................   The New Notes bear cash interest at the rate of
                                 12 3/8% per annum, payable semiannually on July
                                 15 and January 15 of each year, commencing
                                 January 15, 2003.


Ranking.......................   The New Notes are general unsecured obligations
                                 of NEHC, rank pari passu in right of payment to all existing and future senior indebtedness of NEHC and rank senior in right of payment to all subordinated indebtedness of NEHC. As indebtedness of NEHC, however, the Notes are effectively subordinated to all indebtedness of the Company. As of December 26, 1998, the Notes were effectively subordinate to approximately
                                 $922.6 million of indebtedness of the Company.
                                 See "Risk Factors."



Optional Redemption...........   The New Notes are redeemable at the option of
                                 NEHC, in whole or in part, at any time on or after July 15, 2002 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of redemption. In addition, at any time, NEHC may redeem the New Notes, in whole but not in part, at the option of NEHC, at a redemption price of 112.375% of the accreted value (determined at the date of redemption), with the net cash proceeds of a public equity offering. See "Description of Securities -- Description of the New
                                 Notes -- Optional Redemption," and "Prospectus
                                 Summary -- Summary of Terms of New Notes."



Change of Control.............   Upon the occurrence of a change of control,
                                 each holder of New Notes has the right to require NEHC to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the accreted value thereof on the date of repurchase (if such date of repurchase is prior to July 15, 2002) or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (if such date of purchase is on or after July 15, 2002). See "Description of
                                 Securities -- Description of New
                                 Notes -- Repurchase at the Option of
                                 Holders -- Change of Control." There can be no assurance that, in the event of a change of control, NEHC would have sufficient funds to repurchase all New Notes tendered. See "Risk
                                 Factors -- Payments must be made upon a change of control."



Certain Covenants.............   The Indenture contains certain covenants that
                                 limit, among other things, the ability of NEHC to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue preferred equity interests; (iii) merge, consolidate or sell all or substantially all of its assets; (iv) create liens on assets;
                                 and (v) enter into certain transactions with affiliates or related persons. See "Description of Securities -- Description of New
                                 Notes -- Certain Covenants."



Form and Denomination.........   The certificates representing the New Notes are
                                 issued in fully registered form, deposited with a custodian for and registered in the name of a nominee of the depository in the form of a global new note. Beneficial interests in the certificates representing the global new notes are shown on, and transfers thereof are effected through, records maintained by the depository and its participants. See
                                 "Description of New Notes -- Senior
                                 Subordinated Notes -- Book -- Entry, Delivery and Form."



Original Issue Discount.......   The New Notes are being issued with original
                                 issue discount for U.S. federal income tax purposes. Thus, although interest will not be payable on the New Notes prior to July 15, 2002, holders will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which such income is attributable.
                                 See "Description of Certain Federal Income Tax
                                 Consequences -- To Holders of New
                                 Notes -- Original Issue Discount."



     YOU SHOULD CONSIDER THE INFORMATION UNDER "RISK FACTORS" IN DECIDING TO INVEST IN THE NEW NOTES.

                    SUMMARY OF TERMS OF NEW PREFERRED STOCK



     The form and terms of the New Preferred Stock are the same as the form and terms of the old Preferred Stock (which they will replace) except that (i) the shares of New Preferred Stock have been registered under the Securities Act, and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of the shares of New Preferred Stock generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The New Preferred Stock will evidence the same interest as the old Preferred Stock and will be entitled to the benefits of the Certificate of Designations. See "Description of Securities -- Description of New Preferred Stock."



Securities....................   2,500,000 shares of New Preferred Stock.



Liquidation Preference........   $100 per share, plus accrued and unpaid
                                 dividends.



Dividends.....................   Dividends on the New Preferred Stock will be
                                 cumulative at a rate of 11 1/4% per annum per share from March 6, 1998 (the "Issue Date") and will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing June 1, 1998, whether or not declared by the board of directors of NEHC.
                                 Dividends may be paid, at NEHC's option, on any dividend payment date either in cash or in additional shares of New Preferred Stock (and, at NEHC's option, payment of cash in lieu of fractional shares) having an aggregate liquidation preference equal to the amount of such dividends.



Dividend Payment Dates........   March 1, June 1, September 1 and December 1,
                                 commencing June 1, 1998.



Optional Redemption...........   The New Preferred Stock will be redeemable, at
                                 NEHC's option, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid dividends to the date of redemption. In addition, at any time, NEHC may, at its option, redeem in whole or in part, the New Preferred
                                 Stock at 109% of the liquidation preference thereof, plus accrued and unpaid dividends to the redemption date, with the net cash proceeds from one or more public equity offerings;
                                 provided that any such redemption occurs within 45 days following the closing of such public equity offerings.



Mandatory Redemption..........   NEHC is required, subject to certain
                                 conditions, to redeem all of the shares of New
                                 Preferred Stock outstanding on March 1, 2008, at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accrued and unpaid dividends to the date of redemption, subject to the legal availability of funds therefor. There can be no assurance, however, that NEHC will have sufficient funds with which to redeem the New
                                 Preferred Stock.



Voting........................   The New Preferred Stock will be nonvoting,
                                 except as otherwise required by law and except in certain circumstances described herein, including amending certain rights of the holders of the New Preferred Stock. In addition, if NEHC: (i) fails to pay dividends in respect of three or more quarterly dividend periods (whether or not consecutive) in the aggregate; (ii) fails to make a mandatory redemption; or (iii) fails to comply with certain covenants, holders of a majority of the outstanding shares of

                                 New Preferred Stock, with the holders of shares of any parity securities, issued after the Issue Date, upon which like voting rights have been conferred and are then exercisable, voting as a single class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of NEHC's board of directors.



Exchange Provisions...........   The New Preferred Stock will be exchangeable
                                 into the Exchange Debentures (in whole but not in part), at NEHC's option, subject to certain conditions, on any scheduled dividend payment date.



Ranking.......................   The New Preferred Stock will, with respect to
                                 dividend rights and rights of liquidation, winding-up and dissolution of NEHC, rank senior to all classes of common stock of NEHC. The New
                                 Preferred Stock will rank at least pari passu with any future issuances of preferred stock.



Change of Control.............   Upon the occurrence of a change of control,
                                 NEHC will, subject to certain conditions, offer to purchase all of the then outstanding shares of New Preferred Stock at 101% of the aggregate liquidation preference thereof, plus accrued and unpaid dividends, if any, to the repurchase date. There can be no assurance, however, that NEHC will have sufficient funds with which to purchase the New Preferred Stock at that time, and certain provisions of NEHC's debt agreements may further limit NEHC's ability to make such purchases. See "Risk Factors --
                                 Payment Upon Change of Control" and
                                 "Description of Securities -- Description of
                                 New Preferred Stock."



Certain Restrictive
Provisions....................   The Certificate of Designations contains
                                 certain restrictive provisions that, among other things, limit the ability of NEHC and its subsidiaries to incur additional debt, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, or merge or consolidate with or sell all or substantially all of their assets to any other person.



Use of Proceeds...............   The net proceeds from the sale of the New
                                 Preferred Stock were approximately $240 million
                                 (after deducting discounts and commissions and estimated expenses of the offering) and was or will be used by NEHC (i) to finance the repurchase costs of the existing Preferred
                                 Stock of NEHC and (ii) for general corporate purposes, including contributions to the capital of AmeriServe.



Registration Rights...........   If any holder of shares of old Preferred Stock
                                 notified NEHC within 20 days of the
                                 consummation of the Exchange Offer that (A) such holder was prohibited by law or SEC policy from participating in the Exchange Offer, or
                                 (B) such holder may not resell the New
                                 Preferred Stock acquired by it in the Exchange
                                 Offer to the public without delivering a prospectus and the Prospectus contained in the Registration Statement is not appropriate or available for such resales by such holder, or
                                 (C) such holder is a broker-dealer and holds shares of old Preferred Stock acquired directly from NEHC or one of its respective affiliates, then NEHC will be required to provide a shelf registration statement to cover resales of the shares of old

                                 Preferred Stock by the holders thereof.
                                 Notwithstanding the foregoing, at any time after consummation of the Exchange Offer, NEHC may allow the shelf registration statement to cease to be effective and usable if (i) the Board of Directors of NEHC determines in good faith that it is in the best interests of NEHC not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving NEHC, and NEHC notifies the holders within a certain period of time after the Board of Directors makes such determination, or (ii) the prospectus contained in the shelf registration statement contains an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. NEHC will pay certain liquidated damages to holders of Notes and holders of New Preferred Stock if NEHC is not in compliance with its obligations under the Registration Rights Agreement.



                   TERMS OF SUBORDINATED EXCHANGE DEBENTURES



Issue.........................   11 1/4% Subordinated Exchange Debentures due
                                 2008 issuable, at NEHC's option, in exchange for the New Preferred Stock in an aggregate principal amount equal to the aggregate liquidation preference of the outstanding New
                                 Preferred Stock, plus, without duplication, accrued and unpaid dividends to the date fixed for the exchange thereof, plus any additional
                                 Exchange Debentures issued from time to time in lieu of cash interest.



Maturity Date.................   March 1, 2008.



Interest Rate.................   The Exchange Debentures will bear interest at
                                 the rate of 11 1/4%, per annum.



Interest Payment Dates........   March 1, June 1, September 1 and December 1.



Optional Redemption...........   The Exchange Debentures will be redeemable at
                                 the option of NEHC, in whole or in part, at any time on or after March 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of redemption. In addition, at any time, NEHC may redeem, in whole or in part, Exchange
                                 Debentures at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of a Public Equity Offering.
                                 See "Description of Securities -- Description of Exchange Debentures -- Optional Redemption."



Change of Control.............   Upon the occurrence of a change of control,
                                 each holder of Exchange Debentures will have the right to require NEHC to repurchase all or any part of such holder's Exchange Debentures at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase. See "Description of
                                 Securities -- Description of Exchange
                                 Debentures -- Repurchase at the Option of
                                 Holders -- Change of

                                 Control." There can be no assurance that, in the event of a Change of Control, NEHC would have sufficient funds to purchase all Exchange Debentures tendered. See "Risk
                                 Factors -- Payment Upon a Change of Control."



Subordination.................   The Exchange Debentures will be general
                                 unsecured obligations of NEHC, will rank subordinate in right of payment with all existing and future Senior Debt and senior or pari passu in right of payment to all existing and future subordinated indebtedness of NEHC.
                                 The Exchange Debentures will be effectively subordinated to all indebtedness, including trade payables, of NEHC's subsidiaries. At
                                 December 26, 1998, the Exchange Debentures were subordinate to $988.2 million of Senior Debt.
                                 See "Risk Factors."



Certain Covenants.............   The Exchange Debenture Indenture will contain
                                 certain covenants that will limit, among other things, the ability of NEHC and its restricted subsidiaries to: (i) pay dividends, redeem capital stock or make certain other restricted payments or investments, (ii) incur additional indebtedness or issue preferred equity interests, (iii) merge, consolidate or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons. See "Description of
                                 Securities -- Description of Exchange
                                 Debentures -- Certain Covenants."



     YOU SHOULD CONSIDER THE INFORMATION UNDER "RISK FACTORS" IN DECIDING TO INVEST IN THE NEW PREFERRED STOCK.

                                  RISK FACTORS


     You should consider carefully the following factors, as well as the other information in this Prospectus, before making a decision to invest in the New Notes and New Preferred Stock. This Prospectus includes forward-looking statements, including statements concerning the Company's business strategy, operations, cost savings initiatives, economic performance, financial condition and liquidity and capital resources, and these statements are subject to various risks and uncertainties. NEHC's actual results may differ materially from the results discussed in forward-looking statements because of a number of factors, including those identified in this "Risk Factors" section and elsewhere in this Prospectus. See "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Business." The forward-looking statements are made as of the date of this Prospectus, and NEHC assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.



NEHC AND THE COMPANY ARE AND WILL BE SUBSTANTIALLY LEVERAGED.



     NEHC is and will continue to be highly leveraged as a result of the substantial indebtedness it has incurred in connection with previous acquisitions and related financings. For the year ended December 26, 1998, NEHC had total indebtedness of $988.2 million, Preferred Stock with an aggregate liquidation preference of $250.0 million, Senior Convertible Preferred with an aggregate liquidation preference of $2.4 million and stockholders' deficit of $285.8 million as of December 26, 1998, and NEHC's earnings were inadequate to cover combined fixed charges and preferred stock dividends by $150.7 million. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indenture and the Credit Facility. See "Capitalization," "Unaudited Pro Forma Consolidated Financial Statements" and "The Business."



     NEHC's ability to pay dividends, when payable, on, and to satisfy the redemption obligations in respect of, the New Preferred Stock and to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the New Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Based upon the current level of operations and anticipated growth, the management of NEHC believes that NEHC's available cash flow, together with available borrowings under the Company's credit facility and other sources of liquidity, including the Accounts Receivable Program, will be adequate to pay such leases, dividends or other payments to enable NEHC to meet NEHC's anticipated future requirements for working capital, capital expenditures, scheduled payments of principal of and interest on its indebtedness (including the New Notes) and dividends when payable on the New Preferred Stock. However, all or a portion of the principal payments at maturity on the New Notes may require refinancing. There can be no assurance that NEHC will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable NEHC to service its indebtedness, including the New Notes, or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     The degree to which NEHC is now leveraged could have important consequences to holders of the New Notes and New Preferred Stock, including, but not limited to, the following: (i) a substantial portion of NEHC's cash flow will be required to be dedicated to debt service and will not be available for other purposes; (ii) NEHC's ability to obtain additional financing in the future could be limited; (iii) the Indenture and the Senior Note Indenture of the Company contain financial and restrictive covenants that limit the ability of NEHC to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by NEHC to comply with such covenants could result in an event of default, which, if not cured or waived, could have a material adverse effect on NEHC. In addition, the degree to which NEHC is leveraged could prevent it from repurchasing all New Notes tendered to it upon the occurrence of a change of control. See "Description of New Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of Indebtedness" and "The Business."

NEHC'S HOLDING COMPANY STRUCTURE MAKES THE NEW NOTES AND NEW PREFERRED STOCK EFFECTIVELY SUBORDINATE TO THE DEBT OF ITS SUBSIDIARIES.



     NEHC is a holding company and does not have any material operations or assets other than ownership of capital stock of its subsidiaries. Accordingly, the New Notes and New Preferred Stock are effectively subordinated to all existing and future liabilities of NEHC's subsidiaries, including indebtedness under the Company's credit facility, the Senior Notes and Senior Subordinated Notes. As of December 26, 1998, the aggregate amount of indebtedness of NEHC's subsidiaries to which the holders of the New Notes and New Preferred Stock were effectively subordinated was approximately $922.6 million. In addition, certain of NEHC's subsidiaries have $111.3 million of additional availability under the Company's credit facility for future borrowings. NEHC and its subsidiaries may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing their indebtedness.



     Any right of NEHC to participate in any distribution of the assets of its subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary (and the consequent right of the holders of the New Notes and New Preferred Stock to participate in the distribution of those assets) will be subject to the prior claims of the respective subsidiary's creditors. The obligations of NEHC's subsidiaries under the Company's credit facility are secured by substantially all of their respective assets. Additionally, NEHC will guarantee AmeriServe's obligations under the Company's credit facility and such guarantee will be secured by a first priority pledge of all the capital stock of AmeriServe owned by NEHC. See "Description of Indebtedness -- Credit Facility."



     The payment of dividends on and redemption price of the New Preferred Stock will be subordinated to all existing and future indebtedness of NEHC, including the New Notes. In addition, the payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Debentures, if issued, will be contractually subordinated to the prior payment in full of all existing and future Senior Debt of NEHC, and will be effectively subordinated to all other indebtedness of AmeriServe and other subsidiaries of NEHC. As of December 26, 1998, NEHC had total indebtedness of $988.2 million. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of NEHC, the assets of NEHC will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures. In addition, under certain circumstances, NEHC may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Debentures, or purchase, redeem or otherwise retire the Exchange Debentures, if a payment default or a nonpayment default exists with respect to certain Senior Debt, including Senior Debt under the Senior Discount
Note Indenture and, in the case of nonpayment default, if a payment blockage notice has been received by the Trustee for the Exchange Debentures. See "Description of Securities -- Description of New Preferred Stock" and
"-- Description of Exchange Debentures -- Subordination."



THERE ARE LIMITATIONS ON THE PAYMENT OF FUNDS TO NEHC BY ITS SUBSIDIARIES.



     NEHC's cash flow, and consequently its ability to pay dividends and to service debt, including its obligations under the New Notes and New Preferred Stock, is dependent upon the cash flows of its subsidiaries and the payment of funds by such subsidiaries to NEHC in the form of loans, dividends or otherwise. NEHC's subsidiaries have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or New Preferred Stock or to make any funds available therefor. In addition, the Company's credit facility and the indentures governing the New Notes, the Senior Notes and the Senior Subordinated Notes impose, and agreements entered into in the future may impose, significant restrictions on the payment of dividends and the making of loans by the Company to NEHC. Under the Company's credit facility, subject to meeting certain financial covenants, NEHC's subsidiaries will be permitted to pay dividends to NEHC equal to the semi-annual interest payments due on the New Notes; provided that upon a notice of a default or event of default under the Company's credit facility, NEHC's subsidiaries will be prohibited from paying such dividends until the earlier of the 180th day following such notice and the date such default or event of default is cured or waived. Accordingly, repayment of the

New Notes may depend upon the ability of NEHC to effect an offering of capital stock or to refinance the New Notes.


THERE ARE LIMITATIONS ON PAYING DIVIDENDS ON NEW PREFERRED STOCK.



     The indenture for the New Notes prohibits cash dividends, except to the extent, if any, that (1) the "basket" available for the making of restricted payments under the indenture for the New Notes permits such payments or (2) after giving pro forma effect to the payment of the dividend, NEHC would have been permitted to incur $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test under the indenture and the dividend payment is less than the sum of NEHC's net worth plus cash proceeds received by NEHC from issuance of equity interests and subject to certain other adjustments. These restrictions are expected to continue through the maturity of the New Notes in 2007 or in connection with any debt that refinances or replaces the New Notes.



     In addition to the limitations imposed on the payment of dividends by the indenture for the New Notes, under Delaware law, NEHC is permitted to pay dividends on its capital stock, including the New Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared, or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, NEHC must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. However, NEHC may, at its option, pay dividends by issuing new shares of NEHC Preferred Stock in lieu of paying cash dividends.



     In determining NEHC's ability to pay dividends, Delaware law permits the Board of Directors of NEHC to revalue NEHC's assets and liabilities from time to time to their fair market values in order to create surplus. NEHC cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that NEHC will be able to pay cash dividends on New Preferred Stock.



THERE ARE PRE-EXISTING LIENS ON NEHC'S ASSETS.



     In connection with the Company's credit agreement, NEHC has granted the lenders thereunder a first priority lien on all of the capital stock of the Company as security for its guarantee of the Company's obligations under the Company's credit agreement. In the event of a default under the Company's credit agreement or such guarantee, the lenders under the Company's credit agreement could foreclose upon the assets pledged to secure the Company's credit agreement, including such capital stock, and the holders of the New Notes and New Preferred Stock might not be able to receive any payments until any payment default was cured or waived, any acceleration was rescinded, or the indebtedness under the Company's credit agreement was discharged or paid in full.



THE COMPANY'S PERFORMANCE RELIES SIGNIFICANTLY ON KEY CONTRACTS.



     In January 1997, the Company entered into a three-year agreement, which became effective April 1997, to become the primary supplier to approximately 2,600 Arby's restaurants nationwide. In December 1998, the Company and ARCOP, a cooperative of franchisees in the Arby's system, agreed to terminate the existing agreement and enter into a new agreement that expires in December 2003. Net sales to Arby's restaurants under the agreement approximate $400 million annually. No assurance can be given that the Company's contract with Arby's will be renewed upon expiration, that any renewal of such contract will be on terms as favorable to the Company as the current contract or that the Company will realize expected net sales under the existing contract.



     In connection with the PFS Acquisition, the Company and Tricon entered into a five-year Distribution Agreement pursuant to which the Company became the exclusive distributor of specified restaurant products purchased by Pizza Hut, Taco Bell and KFC restaurants within the continental United States, which are owned, directly or indirectly, by Tricon (other than certain specified restaurants) or which are acquired or built by Tricon during the term of the Distribution Agreement. In September 1998, the Company and Tricon agreed to revise and extend the agreement from five years to seven and one-half years, with an additional two and one-half year extension option. Including this option period, the agreement expires July 2007. Service to Tricon company-owned restaurants under the agreement represented approximately $1.7 billion in net sales in fiscal 1998. The Distribution Agreement may be terminated at any time (1) by any party in the event that the other party breaches any material term and such breach remains unremedied for a period of 30 calendar days after written notice of such breach, (2) by Tricon if the Company is in material breach of the Distribution Agreement for failure to maintain specified service levels for a specified period of time or (3) by either party in the event that the other party becomes the subject of a bankruptcy, insolvency or other similar proceeding.



     While exclusive or written arrangements are not typically the basis of foodservice distribution sales and have not historically been requisite to the Company's growth, the Distribution Agreement will expire on January 11, 2005 and no assurance can be given that the Distribution Agreement will be renewed or, if renewed, whether such renewal will be on terms as favorable as the existing agreement. Furthermore, no assurance can be given that the Company will be able to achieve the expected net sales under the current Distribution Agreement.



THE COMPANY'S PERFORMANCE DEPENDS SIGNIFICANTLY ON CERTAIN CHAINS AND CUSTOMERS.



     The Company derives substantially all of its net sales from several chain restaurant concepts. On a pro forma basis, including sales to company-owned and franchised restaurants (and including ProSource for all of 1998 and PFS for all of 1997) but excluding net sales to the Wendy's concept in 1998 (sales to the Wendy's concept were discontinued during 1998), the largest chains serviced by the Company would have been Burger King, Taco Bell, Pizza Hut, KFC, and Red Lobster, representing 25%, 17%, 16%, 7% and 7% of 1998 sales, respectively. Adverse developments affecting such chains or a decision by a corporate owner or franchisor to revoke its approval of the Company as a distributor could have a material adverse effect on the Company's operating results.



     The Company's customers are generally individual franchisees or corporate-owned restaurants within such restaurant chains. Although the corporate owner or franchiser of a chain generally reserves the right to approve the distributors for its franchisees, each customer generally makes its selection of a foodservice distributor from an approved group of distributors. On a pro forma basis, assuming the inclusion of ProSource for the full year, restaurants owned by Tricon accounted for approximately 21% of the Company's 1998 sales. Darden Restaurants, Inc., which owns all the Red Lobster and Olive Garden Restaurants, accounted for approximately 10% of 1998 pro forma net sales. No other customer accounted for more than 10% of 1998 sales on either a pro forma or reported basis.



     The Company provides service to Tricon's U.S. company-owned restaurants under a long-term exclusive distribution agreement. Tricon is actively engaged in the sale to franchisees of company-owned restaurants covered by the distribution agreement. While the distribution agreement provides that prior to sales of Pizza Hut and Taco Bell restaurants, such franchisees will enter into distribution agreements on substantially similar terms, there can be no assurance that the transition from company-owned to franchised status will not affect the Company's results. In general, any adverse events affecting any of the Company's largest customers, a material decrease in sales to any such customers or the loss of a major customer through the acquisition thereof by a company with an internal foodservice distribution business or otherwise could have a material adverse effect on the Company's operating results. In addition, the Company's continued growth is dependent in part on the continued growth and expansion of its customers.



     The Company's customer contracts are subject to termination by the customer prior to expiration of the stated term under circumstances specified in each contract, including, in some cases, failure to comply with performance reliability standards. Although the Company is not aware of any issues of non-compliance that could reasonably be expected to result in termination of any such contracts prior to expiration of the stated term, and has not been notified by any customer that it intends to terminate its contract with the Company, there can be no assurance that historic levels of business from any customer of the Company will be maintained in the future. See discussion above regarding key contracts and "The Business -- Customers" and "-- Recent Customer Developments."



INTEGRATION OF ACQUISITIONS MAY BE DIFFICULT.



     The Company has achieved a significant portion of its growth through acquisitions and will continue to try to grow in this way. Although each of the previously acquired companies has a significant operating history, the Company has a limited history of owning and operating the most recently acquired of these businesses on a consolidated basis. Holberg Industries, Inc. acquired NEBCO Distribution of Omaha, Inc. in 1986. NEBCO acquired Evans Brothers Company in January 1990 and the combined company was renamed "NEBCO EVANS Distribution, Inc." NEBCO EVANS acquired L.L. Distribution Systems Inc. in 1990, Condon Supply Company in 1991, AmeriServ Food Company in January 1996 and, in April 1997, changed its name to "AmeriServe Food Distribution, Inc." As a result of the PFS Acquisition and the ProSource acquisition, the Company has begun to integrate PFS and ProSource with its existing business, including its prior acquisitions. The Company is implementing a comprehensive restructuring involving consolidation and transfer of business among warehouse facilities, re-routing of truck deliveries, consolidation and streamlining of support functions and relocation and training of employees. The Company is investing significant cash expenditures to effect the restructuring plan, with the expectation of substantial cost savings upon its completion. While the Company has made important progress, there can be no assurance that the restructuring actions will be completed on time, that business operations will not be disrupted during the restructuring period, that spending will be within projected levels and that the expected cost savings will be achieved. While management believes it has the resources to meet the objectives, the ultimate level and timing of efficiencies to be realized are subject to the Company's ability to manage through the complexities of the restructuring plan and respond to unanticipated events. In addition, while the Company has made acquisitions successfully before, both the acquisition of PFS and of ProSource are substantially larger than the Company's prior acquisitions. There can be no assurance that integration and the expected cost savings will be realized on a timely basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Restructuring."



THE COMPANY IS DEPENDENT ON KEY PERSONNEL.



     The Company's and NEHC's success is, and will continue to be, substantially dependent upon the continued services of its senior management, particularly Mr. John V. Holten, Chairman and Chief Executive Officer of NEHC and the Company. The loss of the services of one or more members of senior management could adversely affect NEHC's operating results. The Company has entered into employment agreements with certain members of senior management. In addition, the Company's continued growth depends on the ability to attract and retain skilled operating managers and employees and the ability of its key personnel to manage the Company's growth and consolidate and integrate its operations. See "Management."



THE FOOD SERVICE INDUSTRY IS HIGHLY COMPETITIVE.



     The Company's future results are subject to economic and competitive risks and uncertainties in the chain restaurant and foodservice distribution industries and in the economy, generally. The foodservice distribution industry is highly competitive, and the trend of consolidation, as evidenced by the Company's acquisition activity, may further intensify competitive pressures. While the Company will take appropriate actions to retain desired business, some loss of customers during this transition period has occurred and is a continuing risk. In addition, the activities associated with the restructuring plan and computer systems initiatives increase the risk of business disruption; therefore, there can be no assurance of the Company's consistent achievement of service level requirements set forth in customer contracts. The Company could also face increased competition to the extent that there is an increase in the number of foodservice distributors specializing in distribution to chain restaurants on a nationwide basis. Management believes that completion of the restructuring plan will enhance the Company's position as one of the most efficient distributors in its industry and, therefore, highly competitive in pricing and customer service. See "The Business -- Competition."



HOLBERG AND DLJ HAVE THE ABILITY TO CONTROL THE COMPANY.



     Holberg indirectly owns all of the issued and outstanding common stock of NEHC. See "Security Ownership of Certain Beneficial holders and Management." Holberg and DLJ collectively have sufficient voting power to elect the entire Board of Directors of each of NEHC, and through NEHC, the Company, and thereby exercise control over the business, policies and affairs of NEHC and the Company, and, in general, determine the outcome of any corporate transaction or other matters submitted to stockholders for approval, such as any amendment to the certificate of incorporation of NEHC (the "Certificate of Incorporation"), the authorization of additional shares of capital stock, and any merger, consolidation or sale of all or substantially all of the assets of NEHC, all of which could adversely affect NEHC and holders of the New Notes and New Preferred Stock.



THE COMPANY IS REQUIRED TO MAKE PAYMENTS UPON A CHANGE OF CONTROL.



     Upon the occurrence of a change of control, each holder of New Notes may require NEHC to repurchase all or a portion of such holder's New Notes at 101% of the accumulated principal thereof on the date of repurchase (if such date of repurchase is prior to July 15, 2002) or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, and Liquidated Damages, if any, to the date of repurchase (if such date of repurchase is on or after July 15, 2002). In addition, the Credit Facility will provide that, if a change of control (as defined therein) occurs, it will constitute an event of default under the Credit Facility. In the event of such a change of control, the Company would be required to repay the indebtedness outstanding under the Credit Facility and the Company may be required to repay the New Notes. There can be no assurance that the Company and NEHC would have the resources necessary to repay their respective indebtedness or that a change of control would not have a material adverse effect on the value of the New Notes or the ability of NEHC to repay the indebtedness under the New Notes. See "Description of Securities -- Description of New Notes -- Repurchase at the Option of
Holders -- Change of Control" and discussion of holding company structure above.



     Upon the occurrence of a change of control, each holder of Preferred Stock may require, subject to certain conditions, NEHC to repurchase all or a portion of such holder's Preferred Stock at 101% of the aggregate liquidation preference thereof plus accrued and unpaid dividends, if any, to the repurchase date. In addition, the Credit Facility provides that, if a change of control occurs, it will constitute an event of default under such document. In the event of such a change of control, NEHC and the Company would be required to repay the indebtedness outstanding under the Credit Facility, the Senior Discount Notes, the Senior Notes and the Senior Subordinated Notes. There can be no assurance that the Company and NEHC would have the resources necessary to repay their respective indebtedness or that a change of control would not have a material adverse effect on the value of the Preferred Stock or the ability of NEHC to repurchase the Preferred Stock. See "Description of Securities -- Description of Preferred Stock -- Repurchase at the Option of Holders -- Change of Control" and "-- Holding Company Structure; Effective Subordination."



THE COMPANY'S COMPUTER SYSTEMS MAY EXPERIENCE PROBLEMS WITH THE YEAR 2000 TRANSITION.


     An important component of the consolidation effort is the replacement of most existing management information systems with a new software platform and hardware configuration. The new computer system will complement the consolidation effort by providing the flexibility to support the varied processes of the combined business as well as allowing greater centralization of support functions. The Company expects to incur significant internal staff costs as well as significant consulting and other expenditures to implement the new system. Another critical benefit of the new system is that it replaces applications that are not Year 2000 compliant. The implementation of the new system is underway and expected to be completed in mid-1999. Because of the Year 2000 issue, a delay in the implementation of the new system could have a significant adverse impact on the Company's operations. Further, the Company is working with vendors and customers who are at various stages in analyzing this issue. There can be no assurance that the systems of other companies on which the Company's systems rely on or interface with will be timely converted. The current cash costs (excluding leased computer hardware) to implement the new system and perform the assessment and remediation of the Y2K issue will approximate $105 million.



FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE NEW NOTES AND THE GUARANTEES OF THE NEW NOTES.



     Management of NEHC believes that the indebtedness represented by the New Notes is being incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the consummation of the Transactions and the Offering, NEHC will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. See "-- Substantial Leverage and Debt Service." Notwithstanding management's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of the New Notes indebtedness, or in the event Exchange Debentures are later issued, at the time of their issuance, NEHC was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of NEHC's obligations to the holders of the New Notes, or Exchange Debentures, the effect of which would be that the holders of the New Notes, or Exchange Debentures, may not be repaid in full and/or (ii) subordinate NEHC's obligations to the holders of the New Notes, or Exchange Debentures, to other existing and future indebtedness of NEHC to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the New Notes, or Exchange Debentures.



THERE ARE NO ESTABLISHED TRADING MARKETS FOR THE NEW NOTES AND NEW PREFERRED STOCK.



     There is no existing trading market for the New Notes and New Preferred Stock, and there can be no assurance regarding the future development of a market for the New Notes and New Preferred Stock or the ability of the holders of the New Notes or New Preferred Stock to sell their New Notes or New Preferred Stock or the price at which such holders may be able to sell their New Notes or New Preferred Stock. If such market were to develop, the New Notes and New Preferred Stock could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, NEHC's operating results and the market for similar securities. Although it is not obligated to do so, DLJ intends to make a market in the New Notes and New Preferred Stock. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of DLJ. No assurance can be given as to the liquidity of or the trading market for the New Notes and New Preferred Stock.



     DLJ may be deemed to be an affiliate of NEHC and, as such, may be required to deliver a prospectus in connection with its market-making activities in the New Notes and New Preferred Stock. Pursuant to the Registration Rights Agreement, NEHC agreed to use its respective best efforts to file and maintain a registration statement that would allow DLJ to engage in market-making transactions in the New Notes and New Preferred Stock for up to 120 days from the date on which the Exchange Offer is consummated. NEHC has agreed to bear substantially all the costs and expenses related to such registration statement.

                                USE OF PROCEEDS


     This Prospectus is delivered in connection with the sale of the New Notes and New Preferred Stock by DLJ in market-making transactions. NEHC will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)


     The following table sets forth the consolidated cash and capitalization of NEHC as of December 26, 1998. This table should be read in conjunction with the historical financial statements of NEHC and the related notes thereto included elsewhere herein.



                                                                1998
                                                              --------
Cash and cash equivalents...................................  $ 37,646
                                                              ========
Long-term debt (including current portion):
  Senior Notes due 2006.....................................  $350,000
  Senior Subordinated Notes due 2007........................   500,000
  Senior Discount Notes due 2007............................    65,624
  Revolving credit facility.................................     4,000
  Other.....................................................     3,766
  Capital lease obligations.................................    64,794
                                                              --------
          Total long-term debt..............................   988,184
11 1/4% Senior Redeemable Exchangeable Preferred Stock due
  2008......................................................   262,107
Stockholders' equity (deficit):
  8% Senior Convertible Preferred Stock.....................     2,350
  Common....................................................  (285,704)
                                                              --------
          Total stockholders' deficit.......................  (283,354)
                                                              --------
          Total capitalization..............................  $966,937
                                                              ========

                    SELECTED NEHC HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     The following table presents selected historical financial data of NEHC at and for the fiscal years 1994, 1995, 1996, 1997 and 1998 which have been derived from the audited financial statements of NEHC. The historical financial statements of NEHC for the fiscal years 1994, 1995, 1996, 1997 and 1998 were audited by Ernst & Young LLP. The selected financial data set forth below should be read in conjunction with "The Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of NEHC and the related notes thereto included elsewhere herein.



                                                             FISCAL YEAR
                                     ------------------------------------------------------------
                                       1994       1995      1996(a)       1997(b)        1998(c)
                                     --------   --------   ----------   ----------     ----------
INCOME STATEMENT DATA:
  Net sales........................  $358,516   $400,017   $1,389,601   $3,508,332     $7,420,951
  Gross profit.....................    37,914     40,971      140,466      348,975        680,025
  Operating expenses...............    34,488     36,695      122,430      358,958(d)     716,357(e)
                                     --------   --------   ----------   ----------     ----------
  Operating income (loss)..........     3,426      4,276       18,036       (9,983)       (36,332)
  Interest expense, net............    (3,294)    (3,936)     (16,423)     (54,016)       (90,824)
  Loss on sale of accounts
     receivable(f).................        --         --           --       (6,757)       (24,906)
  Interest income -- Holberg and
     affiliate.....................       533        749          528          632          1,335
  Minority interest................        --         --       (2,345)          --             --
                                     --------   --------   ----------   ----------     ----------
  Income (loss) before income
     taxes, extraordinary loss, and
     cumulative effect of
     accounting change.............       665      1,089         (204)     (70,124)      (150,727)
  Provision (credit) for income
     taxes.........................       523        583        1,300        1,030          1,563
                                     --------   --------   ----------   ----------     ----------
  Income (loss) before
     extraordinary loss and
     cumulative effect of
     accounting change.............       142        506       (1,504)     (71,154)      (152,290)
  Extraordinary loss on early
     extinguishment of debt........        --         --           --      (15,935)            --
                                     --------   --------   ----------   ----------     ----------
  Net income (loss)................  $    142   $    506   $   (1,504)  $  (87,089)    $ (152,290)
                                     ========   ========   ==========   ==========     ==========
OTHER DATA:
  EBITDA(g)........................  $  6,710   $  7,038   $   27,925   $   76,959     $  119,329
  Depreciation and amortization....     3,284      2,762       10,372       34,493         65,574
  Capital expenditures.............     1,331      2,496       12,701       23,300         68,534
  Net cash provided by (used in):
     Operating activities..........     4,276      4,505        4,151       50,179       (107,257)
     Investing activities..........    (5,422)    (5,574)    (105,417)    (880,067)      (368,055)
     Financing activities..........       490        619      102,915    1,059,114        299,508
  Ratio of earnings to fixed
     charges(h)....................      1.1x       1.2x          N/A          N/A            N/A
BALANCE SHEET DATA:
  Cash and cash equivalents........  $  1,025   $    575   $    2,224   $  231,450     $   37,646
  Total assets.....................    79,218     77,503      314,946    1,478,790      1,935,812
  Long-term debt, including current
     portion.......................    32,160     32,779      164,444      948,736        988,184
  Total stockholders' equity
     (deficit).....................    17,205     10,157       18,519       44,802       (283,354)


------------------------------

(a) Includes the effects of the acquisition of AmeriServ on January 25, 1996.



(b) Includes the effects of the acquisition of PFS effective June 11, 1997.



(c) Includes the effects of the acquisition of ProSource on May 21, 1998.

(d) Includes $52.4 million in restructuring and other unusual costs. See Note 3 to the historical financial statements of NEHC included elsewhere herein.



(e) Includes $90.1 million in restructuring and other unusual costs. See Note 3 to the historical financial statements of NEHC included elsewhere herein.



(f) Relates to an ongoing program to provide additional financing capacity through sales of accounts receivable. See Note 8 to the historical financial statements of NEHC included elsewhere herein.



(g) EBITDA represents operating income plus depreciation, amortization and excludes one-time non-recurring gains and losses. EBITDA in fiscal 1996 excludes net one-time, non-recurring gains of $0.5 million. EBITDA in fiscal 1997 and 1998 excludes $52.4 million and $90.1 million, respectively of impairment, restructuring and other unusual charges. EBITDA is presented because management believes it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. NEHC understands that, while EBITDA is frequently used by securities analysts in the evaluation of companies, EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. See the historical and unaudited pro forma financial statements of NEHC and the related notes thereto included elsewhere herein.



(h) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred finance fees and one-third of the rent expense from operating leases, which management believes is a reasonable approximation of the interest factor of the rent. For the fiscal years 1996 and 1997 earnings were inadequate to cover fixed charges by $0.2 million and $70.1 million, respectively. For the fiscal year 1998 earnings were inadequate to cover combined fixed charges and preferred stock dividends by $150.7 million.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


NATURE OF OPERATIONS



     NEHC is the parent company of the Company and HWPI. The Company comprises substantially all of the operations of NEHC, as HWPI's operations consist entirely of the ownership of two warehouse facilities occupied by the Company. The Company is a foodservice distributor specializing in distribution to chain restaurants. The Company distributes a wide variety of food items as well as paper goods, cleaning and other supplies and equipment. The Company operates within a single type of business activity, with no operating segments as defined by Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."



     The Company services approximately 36,000 restaurants, the vast majority of which are in the United States. The Company's major customers are owners and/or franchisees operating restaurants in the Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Taco Bell, TCBY and TGI Friday's systems. For most of these concepts, the Company services all or a substantial majority of the U.S. restaurants in the systems. The Company also operates foodservice distribution businesses in Canada and Mexico, which are not material to the consolidated financial statements of the Company.



     NEHC is an indirect subsidiary of Holberg, a privately held diversified service company. In addition to NEHC, Holberg has subsidiaries operating within the parking services industry in North America.

ACQUISITIONS



     On May 21, 1998, the Company acquired ProSource for $313.5 million in cash, which reflected $15.00 per share for all of the outstanding common stock, repayment of existing indebtedness of ProSource of $159.5 million and direct costs of the acquisition. ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997, was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, in such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. Funding of the acquisition and related transactions included $125 million in proceeds from the sale of ProSource accounts receivable (see Note 8 to the historical financial statements of NEHC included elsewhere herein), a $50 million capital contribution to the Company from NEHC and cash and cash equivalents on hand. The acquisition has been accounted for under the purchase method; accordingly, 31 weeks of results for the former ProSource operations are included in the Company's reported operating results for the year ended December 26, 1998. The comparisons of reported operating results for fiscal 1998 to fiscal 1997 presented below under "Results of Operations" are significantly impacted by the acquisition of ProSource.



     Effective June 11, 1997, the Company acquired the U.S. and Canadian operations of PFS in an asset purchase transaction for $841.6 million in cash, including direct costs. PFS posted net sales of $3.4 billion for its fiscal year ended December 25, 1996. PFS was engaged in the distribution of food products, supplies and equipment to approximately 17,000 company-owned and franchised restaurants in the Pizza Hut, Taco Bell and KFC systems, which were spun-off by PepsiCo, Inc. in October 1997 as TRICON Global Restaurants, Inc. Funding of the acquisition was provided by long-term borrowings and sale of accounts receivable (see Notes 7 and 8 to the historical financial statements of NEHC included elsewhere herein) and a $130 million capital contribution to the Company from NEHC. The acquisition has been accounted for under the purchase method; accordingly, 28 weeks of results for the former PFS operations are included in the Company's reported operating results for the year ended December 27, 1997. The comparisons of reported operating results for fiscal 1998 to fiscal 1997 and fiscal 1997 to fiscal 1996 presented below under "Results of Operations" are significantly impacted by the acquisition of PFS.



BUSINESS RESTRUCTURING



     In the last two years, the Company's pro forma sales have grown significantly from $1.5 billion in 1996 to $9.1 billion in 1998 (including the full year effect of acquisitions). This growth came largely from the acquisitions of PFS and ProSource, both large foodservice distribution companies with national scope specializing in the chain restaurant segment of the U.S. foodservice industry.



     These acquisitions have resulted in redundancies in the Company's warehouse facilities, truck delivery routes and administrative and other support functions. The Company has developed a business restructuring plan to consolidate and integrate the acquired businesses. Actions identified in the plan include construction of new strategically located warehouse facilities, closures of a number of existing warehouse facilities and expansions/reconfigurations of others, dispositions of property and equipment, conversions of computer systems, reductions in workforce, relocation of employees and centralization of support functions largely at the Dallas, Texas headquarters.



     Completion of the plan is expected to significantly increase operating efficiencies through warehouse economies of scale, increased deliveries per truck route and centralized, standardized support processes. Implementation of a major new computer software and hardware platform (discussed below under "Computer Systems and Year 2000 Issue") will facilitate the streamlining of warehouse operations and support processes.



     The Company will complete the plan in two phases. The first phase, which represents a substantial majority of the restructuring actions, is the consolidation of the quick service business. The integration of the casual dining business, as discussed below, is the second phase. The Company estimates cost savings from the quick service consolidation actions of approximately $100 million annually upon the anticipated completion of this phase in mid-2000. The Company may take additional restructuring actions as the warehouse network continues to be assessed for optimum efficiency.



     The Company has recently completed the restructuring plan to include the integration of the former ProSource casual dining operations, and the estimated ProSource exit costs associated with both phases of the plan are reflected in the preliminary purchase price allocation. The casual dining integration actions will occur largely in 2000. Final estimates of cost savings from this integration and all spending to effect it are not yet complete.



     The Company is on schedule in its restructuring plan. As of March 15, 1999, the Company has closed 17 warehouse facilities (including seven former ProSource facilities) and transferred the business to new or existing facilities. Another 20 closures are planned for the balance of 1999. Five warehouse facilities have been expanded and/or reconfigured, and four of the remaining five planned for completion in 1999 are in process and on schedule. Operations have commenced at three newly constructed state-of-the-art warehouse facilities in Orlando, FL, Denver, CO and Memphis, TN, and four additional new warehouse facilities planned for completion in 1999 are under construction and on schedule. As a result of these actions, warehouse facilities that are complete with respect to consolidation of the quick service business represent approximately 25% of quick service net sales.



     The Company will incur significant cash costs to effect the restructuring. Approximately $119 million in cash costs have been accounted for through restructuring charges in 1997 and 1998 and reserves recorded as part of the purchase price allocations for PFS and ProSource. (See Notes 2 and 3 to the historical financial statements of NEHC included elsewhere herein.) Approximately $16 million of this amount was spent over fiscal 1998 and 1997, and about $45 million is expected to be spent in 1999, primarily representing employee severance and lease payments related to closed facilities. In addition, cash integration costs, which are expensed as incurred, totaled approximately $42 million over fiscal 1998 and 1997, and about $50 million is expected to be spent in 1999. These integration costs relate primarily to start-up of new warehouse facilities, activities to realign and centralize administrative and other support functions and delivery fleet modifications.



CUSTOMER ACTIVITIES



     Early in 1998, the Company initiated a renegotiation of its long-term distribution agreement with Tricon, the Company's largest customer, that became effective July 1997. In September 1998, the Company and Tricon agreed to revise and extend the agreement from five years to seven and one-half years, with an additional two and one-half year extension option. Including this option period, the agreement expires July 2007. The agreement provides that the Company is the exclusive distributor of a substantial majority of products purchased by Tricon's U.S. company-owned restaurants, including Pizza Hut and Taco Bell restaurants sold to franchisees. Service to Tricon company-owned restaurants in the U.S. under the agreement represented approximately $1.7 billion in net sales in fiscal 1998.



     In April 1997, the Company began providing service to a substantial majority of restaurants in the Arby's system under a distribution agreement that was scheduled to expire in April 2000. In December 1998, the Company and ARCOP, a cooperative of franchisees in the Arby's system, agreed to terminate the existing agreement and enter into a new agreement that expires in December 2003. While the majority of the restaurants under the agreement are serviced directly by the Company, some are serviced by other cooperating independent distributors. Net sales to Arby's restaurants under the agreement approximate $400 million annually.



     In addition, the Company has been very active in solidifying relationships with other existing customers, particularly franchisees in the Burger King and Tricon systems, through long-term contracts (largely five years). Of the Company's Burger King customer base, about 80% is now under long-term contracts. Long-term distribution agreements have been secured with a substantial majority of franchisees in the Pizza Hut and Taco Bell systems.

     Currently, about 70% of the Company's total business is under contracts with three or more years of remaining term.



     As part of the Tricon and other new or revised distribution agreements, the Company has moved a substantial portion of its business from pricing based on a percentage mark-up (over cost) to a fee per case mark-up. This change results in pricing that more closely correlates with the Company's cost structure and insulates the Company from product cost and mix variability. Currently, approximately 70% of the Company's business is under fee per case pricing.



     In the course of revising or entering into new contracts, the Company in cooperation with customers has identified supply chain efficiency and cost reduction opportunities benefiting both parties. These include reduced deliveries per week, after-hours delivery, electronic ordering and increasing the time from order to delivery. Also, the Company provides value-added services to customers such as consolidating purchases of low volume items to reduce the cost of these products, and management of freight costs in transporting products from vendors to the Company's centers, which reduces the freight component of product costs.



     During the second half of 1998, the Company discontinued service to Wendy's company-owned and franchised restaurants as a result of a decision by Wendy's International, Inc. to transfer its business to a competitor of the Company. Net sales to the Wendy's concept were approximately $600 million annually, and the discontinuance is expected to negatively impact the Company's operating profits by approximately $15 million annually. A charge of $7.2 million was recorded in 1998 for certain costs related to the discontinuance, including equipment lease terminations and employee severance. (See Note 3 to the historical financial statements of NEHC included elsewhere herein.)



COMPUTER SYSTEMS AND YEAR 2000 ISSUE



     The Company's business activity requires the processing of several thousand transactions on a daily basis in the purchasing, transportation and warehousing of food and supply items and sale of these items to restaurant customers. The Company's operational and financial stability is reliant upon the orderly flow of goods through the entire supply chain; i.e., from providers of food commodities to food processors to the Company to customers' restaurants and finally to consumers. This flow of goods depends on the use of computerized systems throughout the supply chain.



     The Company has taken a number of steps to assess and remediate its exposure to the Year 2000 (Y2K) computer program code problem. The Company's findings to date include:



     - As measured by lines of program code, approximately 20% of the Company's software was not Y2K compliant. Approximately one-third of this code has been remediated, tested and placed back into production, and the balance will be completed by mid-1999.



     - The remaining 80% of software includes applications that are currently being replaced by a new software package platform (see discussion below) and several previously existing software application packages that the Company will continue to utilize. The providers of the software packages have certified that their products are Y2K compliant. The Company will, by mid-1999, perform procedures to verify such compliance.



     - The Company has completed an assessment of its computer hardware and determined that approximately 30% of these devices are not Y2K compliant. Remediation of this hardware will be completed by mid-1999.



     - The Company has completed its assessment of other mechanical equipment and devices with electronic components possibly susceptible to the Y2K issue. Risk identified has been minimal, and the majority of upgrades and/or replacements will be completed by mid-1999.



     - The Company has requested information regarding Y2K readiness from 1,600 trading partners, including product suppliers, service providers and customers. Responses from these trading partners have been evaluated, and critical risk situations are being assessed for remediation and/or contingency actions in cooperation with the trading partners.



     - The Company is using the services of outside experts to assist internal resources in the identification and remediation of Y2K issues in the various areas of exposure discussed above.



     Given the environment the Company operates in, with rapid movement of high volumes of products in cooperation with a large number of trading partners, the risk of the Y2K issue to the Company is high and could result in a significant adverse effect on the Company's operations. The Company believes that software and equipment within its control are or will be timely compliant. The risk lies principally with the Company's large base of suppliers and customers. Within these groups there is a wide range of exposure and resources focusing on potential Y2K issues. The Company is limited in its ability to determine with a high degree of reliability the state of readiness of trading partners and to influence these partners to ascertain timely compliance.



     The Company has initiated a contingency planning process to deal with possible disruptions. Contingency plans will be developed by mid-1999 using existing business continuity plans in a collaborative effort with trading partners.



     As referred to above, the Company is in the process of replacing certain critical applications and processes within its management information system with a new software and hardware platform. The software package platform includes integrated warehouse operations and financial management applications. The new system will complement the Company's consolidation effort by providing the flexibility to support those processes that are customer-unique, while allowing greater standardization and centralization of common processes. The implementation of the system is on schedule. As of March 15, 1999, the new system is operating in 12 of the final 21 warehouse facilities planned upon completion of the quick service network consolidation, and the remaining facilities will be converted by the third quarter of 1999. With respect to the former ProSource operations, the Company intends to support the quick service business with the new system, but in the short-term will continue to utilize applications currently supporting the casual dining business, which will be Y2K compliant by mid-1999.



     The current cash costs (excluding leased computer hardware) to implement the new system and perform the assessment and remediation of the Y2K issue will approximate $105 million. Approximately $50 million of this amount was spent over fiscal 1998 and 1997, and the balance of about $55 million is expected to be spent in 1999. The costs to purchase and develop the software for the new system is being capitalized. The costs to roll-out the developed software, largely data conversion and training in nature, and to perform the assessment and remediation of the Y2K issue are expensed as incurred. The Company believes the Y2K costs are unusual and one-time in nature and are therefore reported as a component of "Restructuring and other unusual costs" in the Consolidated Statements of Operations.


RESULTS OF OPERATIONS


     This discussion, as well as the discussion under "Liquidity and Capital Resources" below, should be read in conjunction with the historical financial statements of NEHC included elsewhere herein, particularly the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows.

     The following table presents certain financial information of the Company, expressed as a percentage of net sales:



                                                                 YEAR ENDED
                                                --------------------------------------------
                                                DECEMBER 28,    DECEMBER 27,    DECEMBER 26,
                                                    1996            1997            1998
                                                ------------    ------------    ------------
Net sales.....................................     100.0%          100.0%          100.0%
Cost of goods sold............................      89.9            90.1            90.8
                                                   -----           -----           -----
Gross profit..................................      10.1             9.9             9.2
Distribution, selling and administrative
  expenses....................................       8.1             7.8             7.6
                                                   -----           -----           -----
Operating income before depreciation of
  property and equipment, amortization of
  intangible assets and restructuring and
  other unusual costs.........................       2.0%            2.2%            1.6%
                                                   =====           =====           =====



  FISCAL 1998 COMPARED TO FISCAL 1997



     Net sales increased $3.9 billion, or 112% to $7.4 billion in 1998. The acquisitions of ProSource in May 1998 and PFS in June 1997 accounted for $2.5 billion and $1.5 billion of the increase, respectively. The discontinuance of the Wendy's business during the third quarter of 1998 was largely offset by the addition of service to Arby's beginning April 1997.



     Gross profit increased $331.1 million, or 95%, to $680.0 million in 1998 due primarily to the acquisitions. The gross profit percentage (margin) decreased from 9.9% in 1997 to 9.2% in 1998 primarily reflecting the impact of the ProSource acquisition. ProSource's casual dining business has higher product case costs as compared to the Company's other business, resulting in a lower gross profit margin. The Company's profitability is largely determined by the relationship of the negotiated mark-up, or distribution fee that is added to product cost to determine sales prices, to the cost of the Company's warehouse, transportation and administrative activities. Therefore, a decline in the gross profit margin does not necessarily indicate a decline in profitability in dollars.



     Distribution, selling and administrative expenses increased $288.7 million, or 106%, to $560.7 million in 1998 due primarily to the acquisitions. Distribution, selling and administrative expenses as a percent of net sales decreased from 7.8% in 1997 to 7.6% in 1998. This change reflects both PFS' lower operating expense margin and the downward effect on the operating cost margin of the higher case sales prices in ProSource's casual dining business as compared to the Company's other business (see gross profit discussion above), partially offset by strategic administrative spending in 1998.



     Operating income before depreciation of property and equipment, amortization of intangible assets and restructuring and other unusual costs increased $42.4 million, or 55%, to $119.3 million in 1998 due primarily to the acquisitions. As a percent of net sales, this income measure declined from 2.2% in 1997 to 1.6% in 1998. This change was driven by the lower gross profit margin as discussed above.



     Depreciation of property and equipment increased $13.8 million to $31.5 million in 1998 primarily reflecting the acquisitions.



     Amortization of intangible assets increased $17.2 million to $34.1 million in 1998, reflecting the amortization of the intangible assets primarily arising primarily from the purchase price allocations for PFS and ProSource.



     Restructuring and other unusual costs in 1998 totaled $90.1 million and included $12.7 million in restructuring (exit) costs primarily for future lease terminations and employee severance, $16.7 million in impairment of property, equipment and other assets, $8.6 million in financing fees, fees related to a modification of the accounts receivable sale program and other one-time indirect costs associated with the acquisition of ProSource and $52.1 million in expenses consisting primarily of incremental costs incurred to integrate the acquisitions and implement the new computer system platform. The restructuring and impairment charges reflected actions to be taken with respect to the Company's then existing facilities as a result of the acquisition of ProSource. (See Note 3 to the historical financial statements of NEHC included elsewhere herein.)



     Interest expense net of interest income increased $36.8 million to $90.8 million in 1998, reflecting interest on debt issued primarily to finance the acquisitions.



     Loss on sale of accounts receivable relates to an ongoing program established by the Company to provide additional financing capacity. Under the program, accounts receivable are sold to a consolidated, wholly owned, special purpose, bankruptcy-remote subsidiary, which in turn sells the receivables to a master trust. The loss on sale of accounts receivable of $24.9 million largely represented the return to investors in certificates issued by the master trust. (See Note 8 to the historical financial statements of NEHC included elsewhere herein). The increase of $18.1 million over 1997 reflected the July 1997 inception date as well as expansion of the program, including the addition of ProSource accounts receivable.



     Provision for income taxes represented state income taxes currently payable and current and deferred foreign income taxes. The Company's net deferred tax assets are offset entirely by a valuation allowance, reflecting a net operating loss carryforward position.



     Net loss of $152.3 million in 1998 compared to net loss of $87.1 million in 1997 was driven by increases in restructuring and other unusual costs, interest expense, loss on sale of accounts receivable and amortization of intangible assets, partially offset by the operating profits from the acquisitions.



  COMPARISON OF RESULTS OF OPERATIONS ON A PRO FORMA BASIS



     This supplementary information is provided to enhance the analysis of results of operations. The following pro forma results represent the combined historical results of the Company, PFS and ProSource for the periods presented as if the acquisitions had occurred at the beginning of fiscal 1997. These pro forma combined results do not purport to represent what the actual results would have been if the acquisitions of PFS and ProSource had occurred at the beginning of fiscal 1997.



                                                               PRO FORMA COMBINED RESULTS
                                                                       YEAR ENDED
                                                         --------------------------------------
                                                         DECEMBER 27, 1997    DECEMBER 26, 1998
                                                            $          %         $          %
                                                         --------    -----    --------    -----
Net sales..............................................  $8,907.6    100.0%   $9,081.0    100.0%
Cost of goods sold.....................................   8,093.4     90.9     8,269.6     91.1
                                                         --------    -----    --------    -----
Gross profit...........................................     814.2      9.1       811.4      8.9
Distribution, selling and administrative expenses......     674.1      7.6       683.6      7.5
                                                         --------    -----    --------    -----
Operating income before depreciation, amortization and
  restructuring and other unusual costs................  $  140.1      1.6%   $  127.8      1.4%
                                                         ========    =====    ========    =====



     Management fees to Holberg Industries, Inc. included in distribution, selling and administrative expenses were $4.0 million in both years.



     The Company estimates that approximately $18.9 million and $6.4 million for fiscal 1998 and 1997, respectively, in operating cost reductions could be achieved within the distribution networks of the Company (pre-acquisitions) and ProSource, even before savings from the integration of the Company, PFS and ProSource networks. No estimates were developed for ProSource for the periods prior to its acquisition, and no amounts were estimated for the PFS network as it was assumed to be reasonably efficient. The results presented have not been adjusted for such cost savings.



     The pro forma net sales growth in 1998 of $173.4 million, or 1.9% over 1997, was driven by growth in case sales to existing customers and the addition of the Lone Star Steakhouse business, partially offset by lower sales of about $180 million from the discontinuance of the Wendy's business in the third quarter of 1998. At the end of the year, stores served by the Company totaled about 35,600 in 1998 compared to about 38,600 in 1997, including over 700 stores in Canada and Mexico in both years. The decrease was driven by the discontinuance of the Wendy's business, closures by Tricon of underperforming restaurants and resignations by the Company of individually small inefficient accounts, partially offset by additional units in both the casual dining and quick serve business of the former ProSource operations.



     Pro forma gross profit in 1998 decreased $2.8 million from 1997, and the gross margin declined .2 of a point to 8.9%. This performance reflected higher pricing by PFS during the first half of 1997 (prior to acquisition) and the relatively faster growth of the casual dining business, which has a lower gross profit margin (see gross profit discussion above) than the quick service business. Gross profit in 1998 was negatively impacted by $4 million in one-time unusual charges to cost of sales. Also, some temporary softening of gross margins occurred in the fourth quarter of 1998 as certain supply chain efficiency and cost reduction initiatives built into new customer contracts are phased-in. (See discussion under "Customer Activities" above.)



     Pro forma operating expenses in 1998 rose $9.5 million or 1.4% over 1997, and as a percent of net sales decreased .1 of a point to 7.5%. This performance reflected the impact of the net sales growth, the effect of certain unusually low 1997 administrative expenses in the former PFS operations prior to and immediately following the sale of the business to the Company, as well as strategic administrative spending in 1998.


  FISCAL 1997 COMPARED TO FISCAL 1996

     Net sales increased $2.1 billion, or 152% to $3.5 billion in 1997. The acquisition of PFS accounted for $1.8 billion of the increase. The remaining sales growth was largely due to the addition of service to Arby's.

     Gross profit increased $208.5 million, or 148%, to $349.0 million in 1997 due primarily to the acquisition of PFS. The gross profit margin decreased from 10.1% in 1996 to 9.9% in 1997 reflecting a customer mix shift towards business with relatively higher product costs.


     Distribution, selling and administrative expenses increased $160.0 million, or 143%, to $272.0 million in 1997 due primarily to the acquisition of PFS. Distribution, selling and administrative expenses as a percent of net sales decreased from 8.1% in 1996 to 7.8% in 1997. This change reflects the impact of PFS's lower operating expense margin, as well as leveraging of the incremental Arby's business.



     Operating income before depreciation of property and equipment, amortization of intangible assets and restructuring and other unusual costs increased $48.6 million, or 171%, to $77.0 million in 1997 due primarily to the acquisition of PFS. As a percent of net sales, this income measure rose from 2.0% in 1996 to 2.2% in 1997. This change was driven by the lower distribution, selling and administrative expense as a percent of net sales as discussed above.



     Depreciation of property and equipment increased $12.1 million to $17.7 million in 1997 primarily reflecting the acquisition of PFS.


     Amortization of intangible assets increased $12.0 million to $16.8 million in 1997, reflecting the amortization of the intangible assets arising from the allocation of the PFS purchase price.


     Restructuring and other unusual costs in 1997 totaled $52.4 million and included $13.4 million in restructuring (exit) costs primarily for future lease terminations and employee severance, $12.4 million in impairment of property, equipment and other assets, $13.6 million in financing fees, commitment fees related to the accounts receivable sale program, and other one-time indirect costs associated with the acquisition of PFS and $13.0 million in expenses consisting primarily of incremental costs incurred to integrate the operations of PFS and previous acquisitions. The restructuring and impairment charges reflected actions to be taken with respect to the Company's then existing facilities as a result of the acquisition of PFS. (See Note 3 to the historical financial statements of NEHC included elsewhere herein.)


     Interest expense net of interest income increased $37.6 million to $54.0 million in 1997, reflecting interest on additional debt primarily to finance the acquisition of PFS.

     Loss on sale of accounts receivable relates to a program established by the Company in July 1997 to provide additional financing capacity. Under this ongoing program, accounts receivable are sold to a consolidated, wholly owned, special purpose, bankruptcy-remote subsidiary, which in turn sells the receivables to a master trust. The loss on sale of accounts receivable of $6.8 million largely represented the return to investors in certificates issued by the master trust. (See Note 8 to the historical financial statements of NEHC included elsewhere herein.)



     Provision for income taxes primarily represented estimated amounts currently payable. NEHC's net deferred tax assets are offset entirely by a valuation allowance, reflecting a net operating loss carryforward position.



     Extraordinary loss of $15.9 million in 1997 resulted from early extinguishment of debt. This charge represents the unamortized balance of deferred financing costs associated with previous credit facilities.



     Net loss of $87.1 million in 1997 compared to net loss of $1.5 million in 1996 was driven by the restructuring and other unusual costs, the extraordinary loss on early extinguishment of debt, the loss on sale of accounts receivable, interest expense and amortization of intangible assets, partially offset by on-going operating profits from PFS.


LIQUIDITY AND CAPITAL RESOURCES


     The Company's sources of liquidity include cash provided by operating activities, a credit facility of up to $220 million, of which $151.2 million was available and $39.9 million was used (through borrowings and letters of credit) at December 26, 1998, proceeds from the accounts receivable program of up to $485 million, of which $445 million was available and was fully used at December 26, 1998, proceeds from sales of warehouse facilities and lease financing of new warehouse facilities, delivery fleet, material handling equipment and computer hardware requirements.



     In late March 1999, an amendment to the credit facility was completed that allows the Company up to $30 million in letters of credit before usage of the facility is impacted, resulting in additional current liquidity in this amount. Also at that time, NEHC provided $25 million in a cash capital contribution to the Company.



     The Company believes that its liquidity sources will be adequate to fund the approximately $150 million in 1999 cash needs for the restructuring actions and computer systems initiatives (discussed above under "Business Restructuring" and "Computer Systems and Year 2000 Issue," respectively). Cash capital expenditures for 1999 in addition to amounts included in the computer systems initiatives are estimated to be about $25 million.



  FISCAL 1998 COMPARED TO FISCAL 1997



     Net cash used for operating activities was $107.3 million in 1998 compared to cash provided of $50.2 million in 1997. This change was led by higher interest payments of $66.9 million, an unfavorable change related to accounts receivable of $52.7 million due primarily to the effect on collections of the relative timing of the 1998 and 1997 fiscal year-ends and the Christmas holiday, increased restructuring and integration spending of about $36 million (including $13.6 million in payments charged to restructuring reserves) and $27.5 million in an unfavorable change in timing of accounts payable payments. These changes were partially offset by the cash operating profits from the acquired PFS and ProSource businesses.



     Net cash used for investing activities decreased $494.0 million to $386.1 million in 1998, primarily due to the difference in the purchase prices of ProSource and PFS. Capital expenditures increased $45.2 million to $68.5 million, reflecting the capitalization of software purchased and developed for the new computer software platform discussed under "Computer Systems and Year 2000 Issue" above, as well as the impact of the acquisitions.

     Net cash provided by financing activities of $299.5 million in 1998 reflected issuance of senior redeemable exchangeable preferred stock, a portion of the proceeds from which was used to redeem outstanding preferred stock. Also, the Company received additional proceeds from its accounts receivable program in connection with the ProSource acquisition and a restructuring of the program. (See Note 8 to the historical financial statements of NEHC included elsewhere herein.)



SEASONALITY AND GENERAL PRICE LEVELS



     Historically, the Company's operating results have reflected seasonal variations. The Company experiences lower net sales and operating profits in the first and fourth calendar quarters, with the effects being more pronounced in the first quarter. Additionally, the effect of these seasonal variations is more pronounced in regions where winter weather is generally more inclement. The Company is in the process of adopting a 13-period fiscal calendar (see Note 1 to the historical financial statements of NEHC included elsewhere herein). Under this calendar, the first three quarters consist of 12 weeks and the fourth quarter consists of 16 weeks. As a result, reported net sales and operating profits for the fourth quarter will not necessarily decline from the second and third quarters.



     Inflation has not had a significant impact on the Company's operations. Food price deflation could adversely affect the Company's profitability as approximately 30% of the Company's sales are at prices based on product cost plus a percentage markup.



CAUTIONARY STATEMENTS



  Restructuring Risk



     As discussed above under "Business Restructuring," the Company is in the process of implementing a comprehensive restructuring involving consolidation and transfer of business among warehouse facilities, re-routing of truck deliveries, consolidation and streamlining of support functions and relocation and training of employees. The Company is investing significant cash expenditures to effect the restructuring plan, with the expectation of substantial cost savings upon its completion.



     While the Company has made important progress, there can be no assurance that the restructuring actions will be completed on time, that business operations will not be disrupted during the restructuring period, that spending will be within projected levels and that the expected cost savings will be achieved. While management believes it has the resources to meet the objectives, the ultimate level and timing of efficiencies to be realized are subject to the Company's ability to manage through the complexities of the restructuring plan and respond to unanticipated events.



  Computer Systems Risk



     As discussed above under "Computer Systems and Year 2000 Issue," the Company is implementing a new computer software and hardware platform that will allow standardization and centralization of warehouse operations and support processes. The Company is also actively identifying and remediating Y2K code problems in applications that will not be replaced by the new system. These activities are occurring concurrently with the Company's restructuring actions.



     While the Company has made important progress, there can be no assurance that the system implementation and Y2K remediation efforts will be completed on time, that business operations will not be disrupted and that spending will be within projected levels.



  Industry and Customer Risk



     The Company's future results are subject to economic and competitive risks and uncertainties in the chain restaurant and foodservice distribution industries and in the economy, generally. The trend of consolidation in the foodservice distribution industry, as evidenced by the Company's acquisition activity, may further intensify competitive pressures. While the Company will take appropriate actions to retain desired business, some loss of customers during this transition period has occurred and is a continuing risk.

In addition, the activities associated with the restructuring plan and computer systems initiatives increase the risk of business disruption; therefore, there can be no assurance of the Company's consistent achievement of service level requirements set forth in customer contracts. Management believes that completion of the restructuring plan will enhance the Company's position as one of the most efficient distributors in its industry and, therefore, highly competitive in pricing and customer service.



     With respect to risk of customer concentration, including ProSource net sales on a pro forma basis, approximately 21% of the Company's net sales are to Tricon and 10% are to Darden Restaurants, Inc., which owns all the Red Lobster and Olive Garden restaurants. The Company provides service to Tricon's U.S. company-owned restaurants under a long-term exclusive distribution agreement discussed above under "Customer Activity." Tricon is actively engaged in the sale to franchisees of company-owned restaurants covered by the distribution agreement. While the distribution agreement provides that prior to sales of Pizza Hut and Taco Bell restaurants, such franchisees will enter into distribution agreements on substantially similar terms, there can be no assurance that the transition from company-owned to franchised status will not affect the Company's results. The Company provides service to Red Lobster and Olive Garden restaurants under exclusive distribution agreements effective June 1997 and expiring in May 2002.



  Market Risk



     The Company's Senior Notes, Senior Subordinated Notes and NEHC's New Notes carry fixed interest rates and, therefore, do not expose the Company and NEHC to the risk of earnings or cash flow loss due to changes in market interest rates.



     The Company is exposed to market interest rates in connection with its accounts receivable program and credit facility. As discussed above under "Results of Operations," the loss on sale of accounts receivable as reported in the Consolidated Statements of Operations largely represents the return to investors in variable interest rate certificates issued by a master trust to which the rights of ownership of a substantial majority of the Company's accounts receivable have been transferred. At December 26, 1998, the master trust had certificates outstanding in the amount of $445 million. At this level, a one-point change in interest rates would impact the annual loss on sale of accounts receivable by $4.5 million. Borrowings against the Company's credit facility, which totaled $4 million at December 26, 1998, carry variable interest rates. (See Notes 6 and 7 to the historical financial statements of NEHC included elsewhere herein.)



     At December 26, 1998, NEHC and the Company are not engaged in other contracts which would cause exposure to the risk of material earnings or cash flow loss due to changes in market commodity prices, foreign currency exchange rates or interest rates.



  Risk of Leverage



     NEHC and the Company are and will continue to be highly leveraged as a result of the indebtedness incurred in connection with the acquisitions. NEHC and the Company's ability to meet interest payments, refinance the debt or ultimately repay the debt is subject to the risks and uncertainties discussed above.



     For additional factors that could cause the Company's actual results to differ materially from expected and historical results, see "Risk Factors."

                                  THE BUSINESS


     NEHC is a Delaware corporation and the parent company of AmeriServe, a Delaware corporation, and Holberg Warehouse Properties, Inc. a Delaware corporation. AmeriServe accounts for substantially all of NEHC's assets and NEHC conducts substantially all of its business through AmeriServe. HWPI's sole operation consists of the ownership of two distribution centers occupied by AmeriServe. AmeriServe operates in a single business segment, as described below.



     NEHC is a wholly owned subsidiary of Nebco Evans Distributors, Inc. ("NED"), which is a majority owned subsidiary (92.9%) of Holberg Industries, Inc. Holberg is a privately held diversified service company with subsidiaries operating within the foodservice distribution and parking services industries in North America. Holberg was formed in 1986 to acquire and manage foodservice distribution businesses. Holberg acquired NEBCO Distribution of Omaha, Inc. in 1986. NEBCO acquired Evans Brothers Company in January 1990 and the combined company was renamed NEBCO EVANS Distribution, Inc. NEBCO EVANS acquired L.L. Distribution Systems Inc. in 1990, Condon Supply Company in 1991 and AmeriServ Food Company ("AmeriServ"), a distributor of food products and supplies to chain restaurants in such systems as Wendy's, Dairy Queen, Burger King, KFC and Applebee's, in January 1996. In conjunction with the AmeriServ acquisition, on January 25, 1996, NEHC was formed as a wholly-owned subsidiary of NED and acquired all of the stock of NEBCO EVANS. In April 1997, NEBCO EVANS, a Nebraska corporation, changed its name to AmeriServe Food Distribution, Inc. (as such, "Nebraska AmeriServe").



     AmeriServe is North America's largest systems foodservice distributor specializing in distribution to chain restaurants. The Company is the primary supplier to its customers of a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and pre-processed produce, beverages, dairy products, paper goods, cleaning supplies and equipment. The Company currently serves over 30 different restaurant chains and approximately 36,000 restaurant locations in North America. The Company has had long-standing relationships with such leading restaurant concepts as Applebee's, Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Subway, Taco Bell, TCBY, and TGI Friday's.



     On July 11, 1997, the Company acquired the U.S. and Canadian operations of PFS, a division of PepsiCo, Inc. PFS distributed food products and supplies and restaurant equipment to franchised and company-operated restaurants in the Pizza Hut, Taco Bell and KFC systems. These systems were spun-off by PepsiCo in October 1997 and are now operating as TRICON Global Restaurants, Inc. In addition, in connection with the PFS Acquisition, the Company entered into a Distribution Agreement whereby it became the exclusive distributor of selected products until July 11, 2002 to the approximately 9,800 Pizza Hut, Taco Bell and KFC restaurants in the continental United States owned by Pizza Hut, Inc., Taco Bell Corp., Kentucky Fried Chicken Corporation and, Kentucky Fried Chicken of California, Inc. (all subsidiaries of Tricon) and their subsidiaries and previously serviced by PFS. As described in "Recent Customer Developments" under
Item 1 of this Report, the Distribution Agreement was modified and extended in 1998.



     In October 1997, AmeriServe also acquired PFS de Mexico, S.A. de C.V., a regional systems foodservice distributor based in Mexico City, Mexico for approximately $8 million.



     On July 11, 1997, in connection with the PFS Acquisition, the Company issued and sold $500 million principal amount of its 10 1/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") pursuant to an Indenture, dated as of July 11, 1997, by and among the Company, Subsidiary Guarantors and State Street Bank and Trust Company as Trustee (the "Senior Subordinated Note Indenture"). The Senior Subordinated Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. On December 12, 1997, the Company consummated an offer to exchange the Senior Subordinated Notes for new Senior Subordinated Notes, which are registered under the Securities Act with terms substantially identical to the Senior Subordinated Notes. (For further information, see Note 7 to the historical financial statements of NEHC included elsewhere herein.)

     Also on July 11, 1997, NEHC issued and sold $100.4 million in aggregate principal amount at maturity of its 12 3/8% Senior Discount Notes due 2007 pursuant to an Indenture, dated as of July 11, 1997, by and among NEHC and State Street Bank and Trust Company, as trustee. The Senior Discount Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act. On December 12, 1997, NEHC consummated an offer to exchange the Senior Discount Notes for new Senior Discount Notes, which are registered under the Securities Act, with terms substantially identical to the Senior Discount Notes.



     On October 15, 1997, AmeriServe issued and sold $350 million in aggregate principal amount at maturity of its 8 7/8% Senior Notes due 2006 (the "Senior Notes") pursuant to an Indenture, dated October 15, 1997, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Senior Note Indenture"). The Senior Notes were sold pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. On December 12, 1997, AmeriServe consummated an offer to exchange the Senior Notes for New Senior Notes, which are registered under the Securities Act, with terms substantially identical to the Senior Notes.



     For further information about financings by NEHC and AmeriServe in connection with the PFS Acquisition and subsequently, see Notes 7 and 8 to the historical financial statements of NEHC included elsewhere herein.



     On December 28, 1997, Nebraska AmeriServe merged with and into AmeriServ and The Harry H. Post Company, a wholly owned subsidiary of AmeriServe merged with and into AmeriServ. In the mergers, AmeriServ changed its name to AmeriServe Food Distribution, Inc. The Company effected the mergers to rationalize its corporate organization and to reduce various compliance and regulatory costs arising from having subsidiaries incorporated in various jurisdictions and to move its jurisdiction of incorporation from Nebraska to Delaware.



     On March 6, 1998, NEHC consummated the offering and sale of $250 million of its 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 in transactions not requiring registration under the Securities Act. Approximately $153.6 million of the net proceeds of the Offering was used by NEHC to repurchase all of its 13 1/2% Senior Exchangeable Preferred Stock due 2009, 15% Junior Exchangeable Preferred Stock due 2009, and Junior Non-Convertible Preferred Stock. NEHC expects to use the remaining net proceeds for general corporate purposes, including contributions to the capital of AmeriServe. Dividends on the Preferred Stock are cumulative at 11 1/4% per annum, payable quarterly in either cash or additional shares of Preferred Stock, at NEHC's option. The Preferred Stock is redeemable, at NEHC's option, at any time after March 1, 2003 and is exchangeable, also at NEHC's option, into 11 1/4% Subordinated Exchange Debentures due 2008, in each case, subject to certain terms and conditions. The Senior Preferred Stock was sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act. On June 22, 1998, NEHC consummated an offer to exchange all the outstanding Senior Preferred Stock due 2008 for new Senior Preferred Stock, which are registered under the Securities Act, with terms substantially identical to the Senior Preferred Stock.



     On May 21, 1998, the Company acquired all of the outstanding stock of ProSource, Inc. ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997, was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, including such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. Funding of the acquisition and related transactions included $125 million provided by expansion of the Company's Accounts Receivable Program to include ProSource accounts receivable (see Note 8 to the historical financial statements of NEHC included elsewhere herein), a $50 million capital contribution to the Company from NEHC and cash and cash equivalents on hand.



     For further information about financings by AmeriServe in connection with the ProSource acquisition and subsequently, see Notes 7 and 8 to the historical financial statements of NEHC included elsewhere herein.

     On December 27, 1998, ProSource Services Corporation, a wholly owned subsidiary of ProSource, merged with and into ProSource and ProSource merged with and into AmeriServe. The Company effected the mergers to rationalize its corporate organization.


FOODSERVICE DISTRIBUTION INDUSTRY


     The foodservice distribution business involves the purchasing, receiving, warehousing, marketing, selecting, loading and delivery of fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, fresh and preprocessed produce, beverages, dairy products, paper goods, cleaning supplies, equipment and other supplies from manufacturers and vendors to a broad range of enterprises, including restaurants, cafeterias, nursing homes, hospitals, other health care facilities and schools (but generally does not include supermarkets and other retail grocery stores). The United States foodservice distribution industry was estimated to generate $140 billion in sales in 1998.


     Within the foodservice distribution industry, there are two primary types of distributors: broadline foodservice distributors and specialist foodservice distributors, such as the Company. Broadline foodservice distributors service a wide variety of customers including both independent and chain restaurants, schools, cafeterias and hospitals. Broadline distributors may purchase and inventory as many as 25,000 different food and food-related items. Customers utilizing broadline foodservice distributors typically purchase inventory from several distributors. Specialist foodservice distributors may be segregated into three categories: product specialists, which distribute a limited number of products (such as produce or meat); market specialists, which distribute to one type of restaurant (such as Mexican); and systems specialists, which focus on one type of customer (such as chain restaurants or health care facilities).


     The Company operates as a systems distributor that specializes in servicing chain restaurants. Systems specialists, such as the Company, typically purchase and inventory between 1,100 and 5,500 different food and food-related items and often serve as a single source of supply for their customers. Broadline foodservice distributors generally rely on sales representatives who must call on customers regularly. Systems distributors, however, regularly process orders electronically without the need for a sales representative's involvement.


BUSINESS STRATEGY


     The Company's strategy is to: (i) pursue profitable internal and external growth opportunities; (ii) capitalize on its nationwide network of distribution centers to increase customer density and regional market penetration; (iii) continue to provide low cost, superior customer service; and (iv) maximize operating leverage by integrating and consolidating the Company, PFS and ProSource quick service and casual dining businesses and by pursuing selective acquisitions within the fragmented foodservice distribution industry.


CUSTOMERS


     The Company's customers are generally owners and/or franchisees of chain restaurant concepts. The Company's customers include over 30 restaurant concepts with approximately 36,000 restaurant locations. The corporate owner or franchiser of the restaurant concept generally reserves the right to designate one or more approved foodservice distributors within a geographic region, and each franchisee is typically allowed to select its foodservice distributor from such approved list.



     Including sales to company-owned and franchised restaurants, the Company's sales to the following restaurant concepts as an approximate percentage of total pro forma sales (including ProSource for all of

1998 and PFS for all of 1997 but excluding net sales to the Wendy's concept in 1998 (sales to the Wendy's concept were discontinued during 1998) were:



                                                              1997    1998
                                                              ----    ----
Burger King.................................................   5%     25%
Taco Bell...................................................  29%     17%
Pizza Hut...................................................  27%     16%
KFC.........................................................  12%      7%
Red Lobster.................................................   --      7%
Arby's......................................................   7%      4%
Wendy's.....................................................  11%      --



     On a pro forma basis, assuming the inclusion of ProSource for the full year, restaurants owned by Tricon accounted for approximately 21% of the Company's 1998 sales. Darden Restaurants, Inc., which owns all the Red Lobster and Olive Garden Restaurants, accounted for approximately 10% of 1998 pro forma net sales. No other customer accounted for more than 10% of 1998 sales on either a pro forma or reported basis.



RECENT CUSTOMER DEVELOPMENTS



     Early in 1998, the Company initiated a renegotiation of its long-term distribution agreement with Tricon, the Company's largest customer, that became effective July 1997. In September 1998, the Company and Tricon agreed to revise and extend the agreement from five years to seven and one-half years, with an additional two and one-half year extension option. Including this option period, the agreement expires July 2007. The agreement provides that the Company is the exclusive distributor of a substantial majority of products purchased by Tricon's U.S. company-owned restaurants, including Pizza Hut and Taco Bell restaurants sold to franchisees. Service to Tricon company-owned restaurants in the U.S. under the agreement represented approximately $1.7 billion in net sales in fiscal 1998.



     In April 1997, the Company began providing service to a substantial majority of restaurants in the Arby's system under a distribution agreement that was scheduled to expire in April 2000. In December 1998, the Company and ARCOP, a cooperative of franchisees in the Arby's system, agreed to terminate the existing agreement and enter into a new agreement that expires in December 2003. While the majority of the restaurants under the agreement are serviced directly by the Company, some are serviced by other cooperating independent distributors. Net sales to Arby's restaurants under the agreement approximate $400 million annually.



     In addition, the Company has been very active in solidifying relationships with other existing customers, particularly franchisees in the Burger King and Tricon systems, through long-term contracts (largely five years). Of the Company's Burger King customer base, about 80% is now under long-term contracts. Long-term distribution agreements have been secured with a substantial majority of franchisees in the Pizza Hut and Taco Bell systems.



     Currently, about 70% of the Company's total business is under contracts with three or more years of remaining term.



     As part of the Tricon and other new or revised distribution agreements, the Company has moved a substantial portion of its business from pricing based on a percentage mark-up (over cost) to a fee per case mark-up. This change results in pricing that more closely correlates with the Company's cost structure and insulates the Company from product cost and mix variability. Currently, approximately 70% of the Company's business is under fee per case pricing.



     In the course of revising or entering into new contracts, the Company in cooperation with customers has identified supply chain efficiency and cost reduction opportunities benefiting both parties. These include reduced deliveries per week, after-hours delivery, electronic ordering and increasing the time from order to delivery. Also, the Company provides value-added services to customers such as consolidating purchases of low volume items to reduce the cost of these products, and management of freight costs in transporting products from vendors to the Company's centers, which reduces the freight component of product costs.



     During the second half of 1998, the Company discontinued service to Wendy's company-owned and franchised restaurants as a result of a decision by Wendy's International, Inc. to transfer its business to a competitor of the Company. Net sales to the Wendy's concept were approximately $600 million annually, and the discontinuance is expected to negatively impact the Company's operating profits by approximately $15 million annually. A charge of $7.2 million was recorded in 1998 for certain costs related to the discontinuance, including equipment lease terminations and employee severance. (See Note 3 to the historical financial statements of NEHC included elsewhere herein.)


OPERATIONS AND DISTRIBUTION


     The Company's operations generally can be categorized into three business processes: product replenishment, product storage and order fulfillment. Product replenishment involves the management of logistics from the vendors through the delivery of products to the Company's distribution centers. Product storage involves the warehousing and rotation of temperature-controlled inventory at the distribution centers pending sale to customers. Order fulfillment involves all activities from customer order placement and selecting and loading through delivery from the distribution centers to the restaurant location. Supporting these processes is the Company's nationwide network of 61 distribution centers, its fleet of approximately 1,500 tractors and 2,100 trailers and its management information systems. Substantially all of the Company's products are purchased, stored and delivered in sealed cases which the Company does not open or alter. In connection with the acquisitions of PFS and ProSource, the Company expects to reduce the number of current distribution centers to 28, including four redistribution, one equipment, and two international centers. In order to accomplish this consolidation, the Company will operate its business in new and larger facilities. (For further information, see "Business Restructuring").


  PRODUCT REPLENISHMENT

     While the Company is responsible for purchasing products to be delivered to its customers, chain restaurants typically approve the vendors and negotiate the price for their proprietary products. The Company determines the distribution centers that will warehouse products for each customer and the quantities in which such products will be purchased. Order quantities for each product are systematically determined for each distribution center, taking into account both recent sales history and projected customer demand. The distribution centers selected to serve a customer are based on the location of the restaurants to be serviced.

  PRODUCT STORAGE


     The Company currently warehouses approximately 1,100 to 5,500 stock keeping units ("SKUs") (excluding the redistribution and equipment distribution centers) for its customers at 61 facilities located throughout the United States, Canada and Mexico. Upon receipt of the product at the distribution centers, the product is inspected and stored on pallets, in racks or in bulk in the appropriate temperature-controlled environment. Products stored at the distribution centers are generally not reserved for a specific customer. Rather, customer orders are filled from the common inventory at the relevant distribution center. The Company's computer systems continuously monitor inventory levels in an effort to maintain optimal levels, taking into account required service levels, buying opportunities and capital requirements. Each distribution center contains ambient, refrigerated (including cool docks) and frozen space, as well as offices for operations, sales and customer service personnel and a computer network, accessing systems at other distribution centers and the Company's corporate support centers.


     A majority of the Company's distribution centers are between 100,000 to 200,000 square feet with approximately 20% refrigerated storage space, 30% frozen storage space and 50% dry storage area. The

Company uses sophisticated logistics programs to strategically locate new distribution centers in areas near key highways with specific consideration given to the proximity of customers and suppliers. The Company also employs consultants in distribution center layout and product flow to design the distribution center with the objective of maximizing product throughput. The Company estimates that each distribution center can effectively service customers within a 350 mile radius, although the Company's objective is to service customers within a 150 mile radius.


  ORDER FULFILLMENT


     The Company places a significant emphasis on providing high quality service in order fulfillment. By providing high quality service and reliability, the Company believes it can reduce the number of reorders and redeliveries, reducing costs for both the Company and its customers. Each restaurant places product orders based on recent usage, estimated sales and existing restaurant inventories. The Company uses its management information systems to continually update routes and delivery times with each customer in order to lower fulfillment costs. Product orders are placed with the Company one to three times a week either through the Company's customer service representatives or through electronic transmission using specially designed software. Many of the restaurants served by the Company transmit product orders electronically.


     Once ordered by the customer, products are picked and labeled at each distribution center, and the products are generally placed on a pallet for the loading of outbound trailers. Delivery routes are scheduled to both fully utilize the trailer's load capacity and minimize the number of miles driven in order to exploit the cost benefit of customer density.

  FLEET


     The Company operates a fleet of approximately 1,500 tractors and 2,100 trailers through its subsidiary, AmeriServe Transportation, Inc. The Company leases approximately 480 tractors from Penske Truck Leasing pursuant to full-service leases that include maintenance. The Company also leases approximately 390 tractors from General Electric Capital Corp. which are maintained through Penske Truck Leasing, UPS Truck Leasing and other national maintenance providers. The Company owns approximately 540 tractors and 870 trailers which are maintained by national maintenance providers. The remaining tractors (approximately 90) and trailers (approximately 1,230) are leased under finance leases (which equipment is maintained by national maintenance providers) or full-service leases (which include maintenance) from a variety of leasing companies. Lease terms average six years for new tractors and nine years for new trailers. Licensing and fuel tax reporting for the entire fleet is provided by J.J. Keller & Associates, Inc.



     Most of the Company's tractors contain onboard computers. The computers assist in managing fleet operations and provide expense controls, automated service level data collection and real-time driver feedback, thereby enhancing the Company's service level to customers. Data from the onboard computers are loaded into the routing software after each route in order to continually optimize the route structure. Substantially all of the Company's trailers contain temperature-controlled compartments, which allow the Company to simultaneously deliver frozen food, refrigerated food and dry goods.


  MANAGEMENT INFORMATION SYSTEMS


     AmeriServe and the former PFS and ProSource businesses currently operate with different computer systems. AmeriServe utilizes a variety of personal computers and IBM AS/400-based software applications. PFS and ProSource also operates with a variety of applications, the core of which are mainframe-based. Programs in use include various customized and special-purpose applications, such as warehouse management tools, remote order entry, automated replenishment, delivery routing, and onboard computers for delivery trucks.



     The Company is in the process of replacing its core applications with software from J.D. Edwards in order to integrate the systems of AmeriServe, PFS and ProSource. This conversion process is progressing and is expected to be substantially completed by mid-1999 and will result in all of the Company's quick service distribution centers operating with the same computer systems and the same operating policies and practices. For certain risks related to this project, see "Computer Systems and Year 2000 Issue" above.



  PROCUREMENT, LOGISTICS AND REDISTRIBUTION



     The Company procures a wide range of food, paper and cleaning products for ultimate distribution to its chain restaurant customers. The Company also operates two redistribution centers for the purpose of purchasing slow-moving inventory items and consolidating these items into full truckload shipments to the Company's distribution centers nationally, as well as to customers outside the Company. The Company also offers redistribution services to customers outside of the continental United States.



     The Company operates a freight logistics division for the purpose of achieving the lowest landed costs to its distribution centers through the review of purchase orders generated at the various distribution centers. The Company generates freight savings through leveraged purchasing, with key carriers operating in defined traffic lanes. This division also provides logistical services to a substantial number of customers outside of the Company on a fee basis. Current inbound purchase orders controlled by this division exceed 6,000 truckloads monthly. Further, the Company operates a nationally registered common carrier fleet of temperature-controlled tractor-trailer units. This division serves as a "core-carrier" to several national food manufacturers and is an integral part of the Company's inbound freight logistics initiative.


MARKETING AND CUSTOMER SERVICE

     The Company employs national and regional marketing representatives who service existing customers, as well as focus on developing new customers from among other restaurant concepts. Additionally, each division president and certain members of senior management are active in maintaining relationships with current and potential customers. The Company compensates its sales and marketing representatives under various compensation plans, which combine a base pay with an incentive bonus.

     The Company's customer service activities are highly customized to the unique needs of each customer. Each customer has a dedicated account manager who is responsible for overseeing all of a customer's needs and coordinating the services provided to such customer. In order to manage problem resolution, the Company tracks customer calls to ensure that appropriate action and follow-up occur. The Company's representatives travel frequently to the customer's restaurant or office for regularly scheduled meetings and key project reviews to ensure close coordination between the Company and the customer.

     A key component of the Company's marketing plan is the use of customized information systems to improve customer service, and to assist the customer in the daily operation of its business. The Company utilizes on-line order entry inventory systems, which permit the Company to simultaneously take orders, compare the order to previous orders, track and replenish inventory and schedule the delivery. In addition to placing orders, certain customers may also access their own accounts, and inventory information, and print copies of order acknowledgments, invoices and account statements. This electronic data interchange system provides certain customers with access to the Company's information systems at their convenience and enables the Company to accept orders 24 hours a day, seven days a week. The electronic data interchange not only allows for greater efficiencies, but also produces reduced administrative expenses and fewer ordering errors.

COMPETITION


     The foodservice distribution industry is highly competitive. Competitors include other systems distribution companies focused on the chain restaurants, captive distribution companies owned by restaurant companies and broadline foodservice distributors.



     The Company competes directly with other systems specialists that target chain restaurant concepts. The Company's principal competitors are Sysco Corporation's Sygma division, McLane's, Marriott Distribution Services Inc., Alliant Foodservice Inc., Performance Food Group, U.S. Foodservice, MBM

Corp. and PYA Monarch. The Company also competes with regional and local distributors in the foodservice industry, principally for business from franchisee-owned chain restaurants. National and regional chain restaurant concepts typically receive service from one or more systems distributors. Distributors are appointed or approved to service these concepts and/or their franchisees on either a national or regional basis. The Company believes that distributors in the foodservice industry compete on the basis of quality, reliability of service and price. Because a number of the Company's customers prefer a distributor that is able to service their restaurants on a nationwide basis, the Company believes it is in a strong position to retain and compete for national chain restaurant customers and concepts.



     Opportunities for growth by gaining access to new chains typically occur at the expense of a competitor and are awarded in a bid or negotiation situation, in which large blocks of business are awarded to the most efficient distributor. The Company believes that a key competitive advantage is continuously pursuing a strategy of being the low-cost provider of distribution and other value-added services within the industry.


LITIGATION

     From time to time NEHC and/or the Company are involved in litigation relating to claims arising out of their normal business operations. Neither NEHC nor the Company is currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on NEHC or the Company.

REGULATORY MATTERS

     The Company is subject to a number of federal, state and local laws, regulations and codes, including those relating to the protection of human health and the environment, compliance with which has required, and will continue to require, capital and operating expenditures. The Company believes that it is in compliance, in all material respects, with all such laws, regulations and codes. The Company, however, is not able to predict the impact of any changes in the requirements or mode of enforcement of these laws, regulations and codes on its operating results.

ENVIRONMENTAL MATTERS

     Under applicable environmental laws, the Company and/or HWPI may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its distribution centers and the land on which its distribution centers are situated, regardless of whether the Company and/or HWPI leases or owns the land in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant.

     NEHC believes the Company and HWPI currently conduct their respective businesses, and in the past have conducted their respective businesses, in substantial compliance with applicable environmental laws and regulations. In addition, compliance with federal, state and local laws enacted for protection of the environment has had no material effect on either the Company or HWPI. However, there can be no assurance that environmental conditions relating to prior, existing or future distribution centers or distribution center sites will not have a material adverse effect on the Company or HWPI.


     In connection with the PFS and ProSource Acquisitions, the Company reviewed existing reports and retained environmental consultants to conduct an environmental audit of their respective operations in order to identify conditions that could have material adverse effects on the Company. The Company has obtained final reports on the results of such audits with regard to PFS and ProSource, which concluded that there are no environmental matters that are likely to have a material adverse effect on the Company.

EMPLOYEES


     NEHC has no paid employees. As of December 26, 1998, the Company had approximately 8,000 full-time employees, approximately 600 of whom were employed in corporate support functions and approximately 7,400 of whom were warehouse, transportation, sales, and administrative staff at the distribution centers. As of such date, approximately 900 of the Company's employees were covered by 11 collective bargaining agreements. Five collective bargaining agreements covering approximately 450 employees will expire in 1999. The Company has not experienced any material labor disputes or work stoppages and believes that its relationships with its employees are good.


FACILITIES


     The Company leases approximately 125,000 square feet of headquarters office space in Addison, Texas, a suburb of Dallas.



     The Company currently operates 61 distribution centers located throughout the United States, Canada and Mexico and is constructing four new distribution centers as follows:



                                                              APPROXIMATE
LOCATION                                                      SQUARE FEET    LEASED/OWNED
--------                                                      -----------    ------------
Albany, NY..................................................    104,000         Leased
Arlington, TX(4)............................................    105,600         Leased
Atlanta, GA(4)..............................................    157,000         Leased
Atlanta, GA(2)..............................................    230,000         Leased
Bell, CA....................................................     91,792         Leased
Burlington, NJ..............................................     60,880          Owned
Charlotte, NC(4)............................................    158,500          Owned
Charlotte, NC(4)............................................     91,771         Leased
Charlotte, NC(2)............................................    190,000         Leased
Chester, NY.................................................    131,400         Leased
Columbus, OH................................................    143,903         Leased
Conroe, TX(4)...............................................     33,900          Owned
Denver, CO..................................................    165,000         Leased
Douglasville, GA(4).........................................     60,670          Owned
Farmingdale, NY.............................................     35,000         Leased
Fort Worth, TX..............................................    113,000         Leased
Fredericksburg, VA..........................................     53,000          Owned
Fullerton, CA...............................................     61,740         Leased
Grand Prairie, TX(4)........................................     32,200          Owned
Grand Rapids, MI............................................    180,000          Owned
Greensboro, NC(4)...........................................     41,000          Owned
Gridley, IL.................................................    146,100          Owned
Gulfport, MS................................................     63,792         Leased
Harahan, LA(4)..............................................     36,180         Leased
Hebron, KY..................................................    124,000         Leased
Houston, TX(4)..............................................     69,800         Leased
Houston, TX(2)..............................................    150,000         Leased
Indianapolis, IN(4).........................................    115,200         Leased
Indianapolis, IN(3).........................................    180,100         Leased
Industry, CA................................................     92,000         Leased
Jonesboro, GA(4)............................................    124,076         Leased
Kansas City, MO(2)..........................................     40,000         Leased
Lemont, IL(1)...............................................    105,000         Leased

                                                              APPROXIMATE
LOCATION                                                      SQUARE FEET    LEASED/OWNED
--------                                                      -----------    ------------
Lenexa, KS(4)...............................................    105,600         Leased
Lenexa, KS(4)...............................................     35,778         Leased
Lenexa, KS(4)...............................................     26,172         Leased
Lewisville, TX..............................................    105,000         Leased
Madison, WI(1)..............................................    123,000         Leased
Manassas, VA................................................    100,337          Owned
Memphis, TN.................................................    122,500         Leased
Mexico City, MX.............................................     35,000          Owned
Milwaukee, WI...............................................    123,185         Leased
Mississauga, Ontario........................................     53,487         Leased
Mt. Holly, NJ...............................................    126,637         Leased
Norcross, GA(4).............................................    169,900          Owned
Norman, OK..................................................     11,093         Leased
Norman, OK..................................................     52,000          Owned
Novi, MI(4).................................................     72,830         Leased
Oakwood, OH.................................................     40,540          Owned
Obetz, OH...................................................    174,000         Leased
Omaha, NE(4)(6).............................................    105,000         Leased
Ontario, CA.................................................    201,454         Leased
Orlando, FL.................................................    269,000         Leased
Orlando, FL.................................................    143,200          Owned
Oxford, MA..................................................     40,000         Leased
Phoenix, AZ.................................................     92,425         Leased
Plymouth, MN................................................    104,200         Leased
Portland, OR................................................     81,815         Leased
Portland, OR................................................     75,000         Leased
Romulus, MI(4)..............................................     34,897          Owned
Stafford, VA................................................     30,000         Leased
Stockton, CA................................................    105,000         Leased
Virginia Beach, VA..........................................     23,045          Owned
Waukesha, WI(5).............................................    196,000         Leased
Woodridge, IL...............................................     91,021         Leased


------------------------------


(1) Redistribution facilities



(2) Under construction



(3) Restaurant equipment distribution center



(4) Scheduled to close in 1999.


(5) NEHC capital lease


(6) Owned by HWPI.



     In connection with the PFS and ProSource acquisitions, the Company expects to reduce the number of current distribution centers to 28, including four redistribution, one equipment and two international centers. In order to accomplish this integration and consolidation, the Company will operate its business in new and larger facilities. NEHC believes that the Company's existing distribution centers, together with planned modifications, expansions and new distribution centers provide sufficient space to support the Company's expected expansion over the next several years.

                                   MANAGEMENT


     The following table sets forth certain information as of April 26, 1999, with respect to each person who is an executive officer, a significant employee, or director of NEHC:



NAME                                         AGE                      TITLE
----                                         ---                      -----
John V. Holten.............................  42    Director, Chairman and Chief Executive
                                                   Officer
John R. Evans..............................  59    Director and Vice Chairman
Raymond E. Marshall........................  49    Director, Executive Vice President and Vice
                                                     Chairman
Thomas C. Highland.........................  57    Director, Executive Vice President and Vice
                                                     Chairman
Kenneth R. Lane............................  51    Executive Vice President and Chief
                                                   Operating Officer
Diana M. Moog..............................  39    Executive Vice President and Chief
                                                   Financial Officer
Bruce Graham...............................  36    Acting Chief Information Officer
Gunnar E. Klintberg........................  50    Director and Assistant Secretary and Member
                                                   of Compensation Committee
A. Petter Ostberg..........................  37    Vice President
John D. Gainor.............................  42    President, Purchasing and Logistics
Kurt E. Twining............................  43    Senior Vice President, Human Resources
Kevin J. Rogan.............................  47    Senior Vice President, General Counsel and
                                                     Secretary
Stanley J. Szlauderbach....................  50    Vice President, Investor Relations and
                                                   Chief Accounting Officer
Ginette Wooldridge.........................  41    Vice President and Controller
Paul A. Garcia de Quevedo..................  45    Vice President, Treasurer and Assistant
                                                   Secretary
Nancy M. Bittner...........................  35    Vice President, Planning
Leif F. Onarheim...........................  63    Director and Member of Audit Committee
Peter T. Grauer............................  52    Director and Member of Compensation
                                                     Committee
Benoit Jamar...............................  43    Director and Member of Audit Committee
Daniel W. Crippen..........................  47    Director
David R. Parker............................  55    Director and Vice Chairman


     John V. Holten. Mr. Holten has served as Chairman and Chief Executive Officer of Holberg since its inception in 1986 and of NEHC since its inception in 1996. Mr. Holten was Managing Director of DnC Capital Corporation, a merchant banking firm in New York City, from 1984 to 1986. Mr. Holten has been a member of the NEHC Board since 1996, and the AmeriServe Board since 1986.

     John R. Evans. Mr. Evans became President of Evans in 1971, and was named Chief Executive Officer of the combined company when Evans merged with NEBCO in 1990. Mr. Evans serves on the Board of Directors of each of M&I Northern Bank, Aerial Company, Inc., and AFI Inc. Mr. Evans has been an officer of NEHC and a member of the NEHC Board since 1996, and an officer of AmeriServe and a member of its Board since 1990.


     Raymond E. Marshall. Mr. Marshall has 28 years of foodservice distribution experience, including 26 years with AmeriServe or its predecessors. Mr. Marshall served as President and Chief Executive Officer of NEBCO from 1980 to 1989. Mr. Marshall served as President of AmeriServe from 1990 to 1997. Mr. Marshall serves on the Board of Directors of Independent Distributors of America ("IDA"). Mr. Marshall has been an officer of NEHC and a member of the NEHC Board since 1996, and a member of the AmeriServe Board since 1986.

     Thomas C. Highland. Mr. Highland joined AmeriServe at the time of the acquisition of ProSource. Most recently he served as President and Chief Executive Officer of ProSource. Mr. Highland joined ProSource in 1992 following four years as President of Burger King Distribution Services. Prior to ProSource he spent twenty-five years with Warner Lambert Company, most recently as Vice President, U.S. Distribution.


     Gunnar E. Klintberg. Mr. Klintberg has served as Vice Chairman of Holberg since its inception in 1986. Mr. Klintberg was a Managing Partner of DnC Capital Corporation, a merchant banking firm in New York City, from 1983 to 1986. Mr. Klintberg has been an officer of NEHC and a member of the NEHC Board since 1996, and an officer of AmeriServe and its Board since 1986.

     A. Petter Ostberg. Mr. Ostberg was appointed Vice President of NEHC in 1996. He joined Holberg in 1994 and was appointed as Senior Vice President and Chief Financial Officer of Holberg in 1997. Prior to joining Holberg, Mr. Ostberg held various finance positions from 1990 to 1994 with New York Cruise Lines, Inc.


     Diana M. Moog. Ms. Moog was named Executive Vice President and Chief Financial Officer in 1998. Previously, she was Senior Vice President and Chief Financial Officer. Ms. Moog joined AmeriServe as Senior Vice President and Treasurer at the time of its acquisition of PFS in 1997. Previously, she had served as Vice President, Controller of PFS. Ms. Moog had held various positions at PepsiCo, Inc. from 1989 to 1997 including Manager, Financial Reporting for PepsiCo and Assistant Controller, Frito-Lay.



     John D. Gainor. Mr. Gainor joined AmeriServe at the time of the acquisition of ProSource. Most recently, he served as President, Logistics and Redistribution of ProSource. Prior to joining ProSource in 1992, Mr. Gainor was Director, Transportation and Planning for Warner Lambert Company.



     Kurt E. Twining. Mr. Twining joined AmeriServe in 1997 as Senior Vice President-Human Resources in connection with the PFS Acquisition. Mr. Twining joined PFS in 1986 as Manager, Employee Relations. He then held positions of Manager, Staffing and Development; Director, Employee Relations; Senior Director, Employee Relations; Senior Director, Organization and Management Development; and Vice President, Field Human Resources and Safety.



     Kenneth R. Lane. Mr. Lane was named Executive Vice President and Chief Operating Officer in 1998. Previously, he was Senior Vice President and Acting Chief Operating Officer. He joined AmeriServe in 1997 as a Senior Vice President in connection with the PFS Acquisition. The prior 24 years were spent with PepsiCo in various positions, most recently as PFS Vice President Operations, North, overseeing the Northern United States as well as international operations in Mexico, Canada and Puerto Rico.



     Bruce Graham. Mr. Graham was named Acting Chief Information Officer in 1998. Mr. Graham is an employee of The Feld Group, an information technology consulting firm retained by the Company in 1998. In a previous assignment with The Feld Group, Mr. Graham was Chief Information Officer of Oshawa, a food retailer and distributor in Canada.



     Kevin J. Rogan. Mr. Rogan was named Senior Vice President, General Counsel and Secretary in 1999. Previously, he was Vice President, General Counsel and Secretary. Before joining AmeriServe in 1997 he was Vice President, Legal at McKesson Corporation. Prior to McKesson, Mr. Rogan served as legal counsel to FoxMeyer Health Corporation, Grand Metropolitan, PLC and PepsiCo.



     Stanley J. Szlauderbach. Mr. Szlauderbach was named Vice President, Investor Relations and Chief Accounting Officer in 1998. Previously, he was Vice President and Controller. Before joining AmeriServe, Mr. Szlauderbach spent 14 years at PepsiCo where his experience included eight years as Director, Financial Reporting for PepsiCo and two years as Assistant Controller at Pizza Hut.



     Paul Garcia de Quevedo. Mr. Garcia joined AmeriServe at the time of the acquisition of ProSource. Most recently he served as Vice President, Treasurer and Secretary for ProSource. Mr. Garcia joined ProSource in 1992 and served as Vice President, Finance and Controller during his tenure. Prior to ProSource, Mr. Garcia was with Burger King serving in various financial capacities including Vice President, Finance for Burger King Distribution Services.

     Ginette Wooldridge. Ms. Wooldridge joined AmeriServe as Vice President and Controller in 1998. Most recently, she served as Director of Accounting for Frito-Lay. Prior to that, Ms. Wooldridge was Director of Corporate Audit for PepsiCo, a position she assumed in 1992.



     Nancy Bittner. Ms. Bittner joined AmeriServe as Vice President, Planning in 1998. Prior to joining AmeriServe, she spent five years with Frito-Lay, most recently as Director of Finance.



     Daniel W. Crippen. Mr. Crippen has spent the last 21 years in the foodservice distribution business beginning with The Harry H. Post Company. He is Chairman of the Board of Directors of IDA. Mr. Crippen has been a member of the NEHC and AmeriServe Boards since 1997.



     Leif F. Onarheim. In 1996, Mr. Onarheim was elected chairman of NHO, Norway's largest association of business and industry. From 1992 to 1997, Mr. Onarheim served as President of Norway's largest business school and was Vice Chairman of the Board of the Norwegian School of Management from 1980 to 1992. Mr. Onarheim served as CEO of Nora Industries. When Nora merged with Orkla Borregaard to form the Orkla Group in 1991, Onarheim briefly served as the new group's Chairman. The Orkla Group is one of Scandinavia's largest branded goods company with production facilities in the US, Germany, Poland and England. He serves as Chairman of the Board of Directors of H. Aschehoug & Co. publishers, Norwegian Fair, Netcom ASA and Narvesen ASA, and is a board member of Wilhelm Wihelmsen Ltd. (shipping). He has been a director of NEHC since 1996, a director of AmeriServe since 1986, and a director of Holberg since 1997. Mr. Onarheim has been a member of the Audit Committee of the NEHC and AmeriServe Boards since 1998.



     Peter T. Grauer. Mr. Grauer has been a Managing Director of Donaldson, Lufkin & Jenrette Merchant Banking, Inc. since 1992. Mr. Grauer serves on the Board of Directors of each of Doane Products Co. and Total Renal Care, Inc. Mr. Grauer has been a member of the NEHC and AmeriServe Boards since January 1996.



     Benoit Jamar. Mr. Jamar is a Managing Director in the Mergers & Acquisitions group at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"). He joined DLJSC in 1989. Mr. Jamar has been a member of the NEHC and AmeriServe Boards since 1997. Mr. Jamar has been a member of the Audit Committee of the NEHC and AmeriServe Boards since 1998.



     David R. Parker. Mr. Parker joined AmeriServe at the time of the acquisition of ProSource. Most recently he served as Chairman of ProSource. Mr. Parker joined ProSource in 1992. Prior to ProSource, Mr. Parker served as Senior Executive Vice President of Ryder Systems, Inc. and President of the Vehicle Leasing and Service Division.



     The directors of NEHC and the Company are elected annually and each serves until his successor has been elected and qualified, or until his or her death, resignation or removal. The officers of NEHC and the Company are elected by the Board of Directors, and each serves until his or her successor is elected and qualified, or until his or her death, resignation or removal.


EXECUTIVE COMPENSATION

     NEHC has no paid employees. The following table sets forth the information for the three most recently completed fiscal years with regard to compensation for services rendered in all capacities to the Company by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). Information set forth in the table reflects compensation earned by such individuals for services with the Company or its respective subsidiaries.

                           SUMMARY COMPENSATION TABLE



                                                                          LONG-TERM
                                                ANNUAL COMPENSATION      COMPENSATION
                                                --------------------      SECURITIES      OTHER ANNUAL
                                      FISCAL     SALARY      BONUS        UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR      ($)(1)       ($)       OPTIONS(#)(11)        ($)
---------------------------           ------    --------    --------    --------------    ------------
John V. Holten......................   1998          --          --             --               --
  Chairman and Chief                   1997          --          --             --               --
  Executive Officer                    1996          --          --             --               --
Raymond E. Marshall.................   1998     323,977     500,000             --          265,646(5)
  Executive Vice President             1997     301,375     500,000(2)          --          202,621(3)
  Vice Chairman                        1996     273,793     265,000(4)          --               --
Kenneth R. Lane.....................   1998     266,890     266,840         45,660               --
  Executive Vice President             1997      97,942(6)  196,840             --               --
  Chief Operating Officer              1996          --(7)       --             --               --
Diana M. Moog.......................   1998     268,942     265,370         45,660               --
  Executive Vice President             1997     102,066(6)  195,370             --               --
  Chief Financial Officer              1996          --(7)       --             --               --
Thomas C. Highland..................   1998     287,133(8)  225,000             --           87,305(10)
  Executive Vice President             1997          --(9)       --             --               --
  and Vice Chairman                    1996          --(9)       --             --               --


------------------------------

 (1) The amounts shown in this column include FLEX credits, car allowance and amounts contributed by the Company to its 401(k) plan under a contribution matching program.



 (2) This amount includes discretionary cash bonuses paid by AmeriServe for services provided during 1997 in connection with the PFS acquisition.



 (3) This amount was paid to Mr. Marshall to reimburse relocation expenses and premiums paid by the Company on behalf of Mr. Marshall for a whole life insurance policy and annuity to which Mr. Marshall is entitled to the cash surrender value. This program was discontinued in 1998.



 (4) This amount includes discretionary cash bonuses paid by Holberg for services provided during 1995 in connection with the acquisition of AmeriServ.



 (5) This amount reflects forgiveness of debt by the Company for relocation assistance and premiums on a whole life insurance policy.



 (6) This amount reflects employment with the Company from July through December 1997. Mr. Lane and Ms. Moog were employed by PepsiCo, Inc. prior to July of 1997.



 (7) Mr. Lane and Ms. Moog were employed by PepsiCo, Inc. in 1996.



 (8) This amount reflects employment with the Company from June through December 1998. Mr. Highland was employed by ProSource, Inc. prior to June of 1998.



 (9) Mr. Highland was employed by ProSource, Inc. in 1997 and 1996.



(10) This amount represents perquisites paid by the Company.



(11) This represents options to purchase Class A Common Stock, par value $0.01 per share of NEHC.


     The Company pays an annual management fee to Holberg for management services. The amount of this fee is not set or allocated with respect to any particular employee's compensation from Holberg.


MANAGEMENT STOCK OPTION PLAN



     In 1998 NEHC adopted its Management Stock Option Plan (the "Stock Option Plan"). Employees and independent contractor consultants of NEHC and its subsidiaries and affiliates as designated from time to time by NEHC's Board of Directors, including the Company, may be granted stock options to purchase shares of NEHC Class A Common Stock ("Options") under the Stock Option Plan. The aggregate number of shares of NEHC Class A Common Stock that may be issued, transferred or exercised or exercised pursuant under the Stock Option Plan is 1,000,000 shares (subject to certain adjustments). The Stock Option Plan is administered by NEHC's Board.



     The NEHC Board has the ability to determine, among other things, which individuals will be granted Options pursuant to the Stock Option Plan, the number of shares of NEHC Class A Common Stock that will be subject to each Option grant and the other terms and provisions of each Option. Only non-qualified stock options may be granted under the Stock Option Plan. The purchase price for Options will be the fair market value of the NEHC Class A Common Stock on the date of grant unless the NEHC Board provides otherwise at the time of grant.



     The vesting period of each Option is determined by the NEHC Board at the time of grant; provided that, unless the NEHC Board determines otherwise at the time of grant, each then outstanding Option shall become vested as to one-half of its then unvested shares upon the completion of an Initial Public Offering. An Initial Public Offering is defined as sale of NEHC common stock pursuant to a registration under the Securities Act where at least 25% of the outstanding common stock of NEHC becomes publicly traded or NEHC common stock with a market value of at least $100 million becomes publicly traded or any other sale of NEHC common stock the which NEHC Board determines qualifies as an Initial Public Offering.



     Each Option terminates the earlier of the option holder's termination of employment for cause, 90 days after the option holder's termination of employment for other than cause or ten years after the original grant of the Option. NEHC retains the right to purchase shares originally acquired as a result of Option exercise at the then determined fair market value thereof at any time after the option holder's termination of employment and before the earlier of the first anniversary of such termination or the date of an Initial Public Offering. Such shares may also be purchased by the NEHC at any time within 30 days after a sale of NEHC at the price per share established by such sale.



     The table below sets forth information concerning grants of stock options for shares of Class A Common Stock, par value $0.01 per share, of NEHC (the "NEHC Class A Common Stock") made to each of the Named Executive Officers during 1998. No grants of stock options occurred prior to 1998.



                             OPTION GRANTS IN 1998



                                                  INDIVIDUAL GRANTS
                                  -------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                  NUMBER OF     % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                                  SECURITIES     OPTIONS                              STOCK PRICE APPRECIATION FOR
                                  UNDERLYING    GRANTED TO    EXERCISE                        OPTION TERM
                                   OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
NAME                              GRANTED(#)   FISCAL YEAR     ($/SH)       DATE         5%($)          10%($)
----                              ----------   ------------   --------   ----------   -----------    -------------
John V. Holten..................        --           --            --          --            --               --
Raymond E. Marshall.............        --           --            --          --            --               --
Kenneth R. Lane.................    45,660(1)      10.4%       $32.85     5/20/08      $943,299       $2,390,504
Diana M. Moog...................    45,660(2)      10.4%       $32.85     5/20/08      $943,299       $2,390,504
Thomas C. Highland..............        --           --            --          --            --               --


------------------------------

(1) These options may be surrendered at Mr. Lane's option at any time for an amount equal to $300,000. If Mr. Lane exercises his right to receive cash in lieu of his options within 30 days of an Initial Public Offering, he will receive interest on the $300,000 at the rate of 10% per annum from March 1, 1999.



(2) These options may be surrendered at Ms. Moog's option at any time for an amount equal to $450,000. If Ms. Moog exercises her right to receive cash in lieu of her options within 30 days of an Initial Public Offering, she will receive interest on the $450,000 at the rate of 10% per annum from March 1, 1999.

     The table below sets forth information concerning each exercise of options for NEHC Class A Common Stock during 1998 by the Named Executive Officers, the number of exercisable and unexercisable options for NEHC Class A Common Stock held by them and the fiscal year-end value of such exercisable and unexercisable options.



          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE



                                                                         NUMBER OF
                                                                        SECURITIES            VALUE OF
                                                                        UNDERLYING         UNEXERCISED IN-
                                                                        UNEXPECTED            THE-MONEY
                                                                     OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                                        YEAR-END(#)          YEAR-END($)
                                         SHARES                      -----------------    -----------------
                                       ACQUIRED ON       VALUE         EXERCISABLE/         EXERCISABLE/
NAME                                   EXERCISE(#)    REALIZED($)      UNEXERCISABLE      UNEXERCISABLE(1)
----                                   -----------    -----------    -----------------    -----------------
John V. Holten.......................      --             --                   --                --
Raymond E. Marshall..................      --             --                   --                --
Kenneth R. Lane......................      --             --             0/45,660                --
Diana M. Moog........................      --             --             0/45,660                --
Thomas C. Highland...................      --             --                   --                --


------------------------------

(1) Underlying shares of NEHC Class A Common Stock are not publicly traded and are subject to repurchase upon termination of employment with the Company and in other circumstances; therefore, options have not been categorized as "in-the-money." There has been no determination of fair market value of the NEHC Class A Common Stock since the valuation made in connection with the original grant of these options.



SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



     In 1998 the Company established its Supplemental Executive Retirement Plan (the "SERP"). Officers and senior management employees of the Company who are selected by the SERP administrator are participants in the SERP until termination of employment or termination of their participation by such administrator. Participants currently include the Named Executive Officers.



     Under the SERP, each participant is allocated at December 31 of each year while employed by the Company, five percent (or more as determined by the SERP administrator) of such participant's salary and regular annual performance bonus. In addition, each participant is allocated an investment credit equal to the participant's SERP account balance multiplied by the announced base rate of Bank of America, N.A., accrued and compounded semi-annually during the plan year.



     A participant is 100% vested in the participant's SERP benefit after five years of employment. A vested participant (or such participant's beneficiaries) receives a lump sum payment of the applicable SERP amount upon retirement, termination (other than for cause), disability (as defined in the SERP) or death. No SERP benefit is paid to a participant who is terminated for cause or terminates employment for any reason (other than disability) prior to the five year vesting period.


DIRECTOR COMPENSATION


     Directors of NEHC do not receive compensation for serving on NEHC's Board of Directors or any committee thereof. Leif F. Onarheim is paid $20,000 per year to serve as a director of the Company and is a member of the Audit Committee of AmeriServe and NEHC. Mr. Crippen has a consulting and non-competition agreement with the Company for which he is paid $150,000 per year. This agreement expires on July 15, 2000. Mr. Parker has a consulting and non-competition agreement with the Company for which he is paid $576,000 per year. This agreement expires on July 1, 2000.

COMPENSATION COMMITTEE



     The members of the Company's Compensation Committee are Gunnar E. Klintberg and Peter T. Grauer.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS


     Mr. Marshall's current employment agreement with the Company provides for a two year term, scheduled to lapse on January 1, 2001, with default annual renewals, and an annual base salary of $350,000, subject to an annual merit increase review, plus an annual bonus to be determined by the Compensation Committee of the Board of Directors, plus participation in any employee benefit plans sponsored by the Company. Mr. Marshall agrees not to disclose confidential information for so long as such information remains competitively sensitive. During the term of the employment agreement and for one year after its termination, Mr. Marshall agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Mr. Marshall's employment agreement does not contain any change of control provisions.



     Ms. Moog's current employment agreement with the Company provides for a three year term, scheduled to lapse on July 11, 2000, with a default two year renewal, and an annual base salary of $300,000, subject to an annual merit increase review, plus an annual bonus to be determined by the Compensation Committee of the Board of Directors, plus participation in any employee benefit plans sponsored by the Company. Ms. Moog agrees not to disclose confidential information for so long as such information remains competitively sensitive. During the term of the employment agreement and for one year after its termination, Ms. Moog agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Ms. Moog's employment agreement does not contain any change of control provisions.



     Mr. Lane's current employment agreement with the Company provides for a three year term, scheduled to lapse on July 11, 2000, with a default two year renewal, and an annual base salary of $300,000, subject to an annual merit increase review, plus an annual bonus to be determined by the Compensation Committee of the Board of Directors, plus participation in any employee benefit plans sponsored by the Company. Mr. Lane agrees not to disclose confidential information for so long as such information remains competitively sensitive. During the term of the employment agreement and for one year after its termination, Mr. Lane agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Mr. Lane's employment agreement does not contain any change of control provisions.



     Mr. Highland's current employment agreement with the Company provides for a three year term, scheduled to lapse on July 1, 2001, with a default annual renewal, and an annual base salary of $475,000, subject to an annual merit increase review, plus an annual bonus to be determined by the Compensation Committee of the Board of Directors, plus participation in any employee benefit plans sponsored by the Company. Mr. Highland agrees not to disclose confidential information for so long as such information remains competitively sensitive. During the term of the employment agreement and for one year after its termination, Mr. Highland agrees not to render services to, or have any ownership interest in, any business which is competitive with the Company. Mr. Highland's employment agreement does not contain any change of control provisions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of March 24, 1999, regarding the beneficial ownership of the common stock of NEHC by (i) each person known to NEHC to own beneficially more than 5% of any class of the common stock of NEHC, (ii) each director of NEHC, (iii) each Named Executive Officer of NEHC and (iv) all executive officers and directors of NEHC as a group. All information with respect to beneficial ownership has been furnished to NEHC by the respective stockholders of NEHC. Except as otherwise indicated in the footnotes, each beneficial owner has the sole power to vote and to dispose of all shares held by such holder.



                                                                                         PERCENT OF SHARES
NAME AND ADDRESS                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP       OUTSTANDING
----------------                            -----------------------------------------    -----------------
NED.......................................             8,241,000 shares of                     100%(+)
                                                      Class B Common Stock
Orkla.....................................                     (1)
DLJ Merchant Banking Partners, L.P. and
  certain of its affiliates ("DLJMB").....  Warrants to purchase 3,910,000 shares of            30%(++)
                                                      Class B Common Stock
Holberg...................................   Warrants to purchase 753,300 shares of              6%(++)
                                                      Class B Common Stock
John V. Holten............................                     (2)
Daniel W. Crippen.........................                     (3)
Peter T. Grauer...........................                     (4)
Benoit Jamar..............................                     (4)
Gunnar E. Klintberg.......................                     (5)
Raymond E. Marshall.......................                     (6)
Leif F. Onarheim..........................                     (7)


------------------------------

   (+) Computed with respect to the currently outstanding shares of Class B
       Common Stock of NEHC (the "Class B Common Stock") without taking into account any options or convertible interests of NEHC.



  (++) Computed with respect to the currently outstanding shares of Class B
       Common Stock of NEHC and the warrants held by DLJMB and Holberg, but without taking into account any other options or convertible interests of NEHC. On January 6, 1998, Holberg consummated a repurchase from DLJMB and affiliates of (i) 49% of the Junior Preferred Stock acquired by DLJMB and affiliates in connection with the PFS Acquisition (see Item 13. "Certain Relationships and Related Party Transactions"), and (ii) warrants conferring the right to acquire 753,300 shares of the Class B Common Stock.



   (1) Orkla owns approximately 7% of the outstanding common stock of NED, and has an additional interest in the common stock of NED of approximately 8% through certain warrants to purchase such common stock. In addition, Orkla owns approximately 34% of the outstanding common stock of Holberg (which itself owns the balance of the common stock of NED not owned directly by Orkla. The warrants described in this note have been computed based upon the outstanding common shares of NED, without taking into account any options or convertible interests of NED. Orkla also has certain contractual rights as to NED and NEHC pursuant to an Amended and Restated Investors Agreement, dated as of July 11, 1997, among DLJMB, NEHC, NED, Holberg, Holberg Incorporated ("Incorporated") and Orkla.



   (2) Mr. Holten owns all of the outstanding common stock of Incorporated, corporate parent of Holberg, which entity owns approximately 66% of the outstanding common stock of Holberg. As noted above, Holberg owns approximately 93% of the outstanding NED common stock and has an additional interest through certain preferred stock convertible into common stock. The convertible interests described in this note have been computed based upon the outstanding common shares of NED, without taking into account any options or convertible interests of NED.

   (3) Mr. Crippen owns shares of a series of convertible preferred stock of NEHC that, if converted, would result in his ownership of approximately 1.6% of the outstanding common stock of NEHC, taking into account the actually outstanding shares and the warrants held by DLJMB.

   (4) Messrs. Grauer and Jamar are Managing Directors of DLJSC, and may be considered to have beneficial ownership of the interests of DLJMB in the Company and NEHC. Messrs. Grauer and Jamar disclaim such beneficial ownership.

   (5) Mr. Klintberg is an officer and director of NED and certain of its corporate parents, but disclaims beneficial ownership of any of the shares owned by NED.

   (6) Mr. Marshall has an interest of 5% in NED through certain options that have been granted to him by NED. Such interest has been computed based upon the outstanding common shares of NED, without taking into account any options or convertible interests of NED.

   (7) Mr. Onarheim has an interest of less than 1% in NED through certain options that have been granted to him by NED. Such interest has been computed based upon the outstanding common shares of NED, without taking into account any options or convertible interests of NED. Mr. Onarheim has also had a long affiliation with Orkla and acts as Orkla's representative on the Board of Directors of the Company and NEHC, but disclaims beneficial ownership of any interests held by Orkla.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     DLJMB, an affiliate of DLJSC, and certain of its affiliates beneficially own approximately 30% (subject to adjustment as defined in agreement) of the common stock of NEHC through warrants. Mr. Grauer, a principal of DLJSC, is a member of the Board of Directors of NEHC and the Company; Mr. Jamar, a principal of DLJSC, is a member of the Board of Directors of NEHC and the Company. Holberg indirectly owns a majority of the issued and outstanding capital stock of NEHC. See "Security Ownership of Certain Beneficial Owners and Management." Subject to the rights of holders of preferred stock, Holberg and affiliates of DLJSC collectively have sufficient voting power to elect the entire Board of Directors of each of NEHC, and through NEHC, the Company.


     In connection with the PFS Acquisition, DLJSC received a merger advisory fee of $4.0 million in cash from the Company upon consummation of the PFS Acquisition and related financings. An affiliate of DLJ also received customary fees in connection with their commitment to finance a portion of the purchase price for PFS, in the event that the Company could not arrange alternative financing prior to the closing.


     In connection with the Credit Facility, DLJ Capital Funding, Inc., an affiliate of DLJSC, acted as documentation agent (see Note 7 to the historical financial statements of NEHC included elsewhere herein) for which it received certain customary fees and expenses.


     DLJSC has acted as an initial purchaser in connection with each of the offerings of the Senior Discount Notes, the Senior Subordinated Notes, the Senior Notes and the Preferred Stock for which it received certain customary underwriting fees and discounts.


     In connection with the ProSource Acquisition, DLJSC received a merger advisory fee of $3.25 million in cash from the Company upon consummation of the ProSource Acquisition.


     Holberg has received customary investment banking and advisory fees from the Company and its affiliates in connection with certain prior transactions, including a $4.0 million merger advisory fee in connection with the PFS Acquisition. Holberg also received fees of $1.0 million in connection with the offering of the Senior Notes.


     Holberg also receives an annual management fee from the Company of $4.0 million, commencing as of 1997. In addition, in connection with the ProSource Acquisition, Holberg received a merger advisory fee of $3.25 million from the Company, upon consummation of the ProSource acquisition.

     A portion of the net proceeds of the Preferred Stock offering was used to finance the repurchase cost of the Senior Preferred Stock and the Junior Preferred Stock held by Holberg and certain affiliates of DLJSC and the Junior Non-Convertible Preferred Stock held by NED.



     With the January 1996 acquisition of AmeriServ, the Company acquired a minority interest in Post Holdings Company ("Post Holdings"), a 93.6% owner of Post. On November 25, 1996 NEHC acquired: (i) the Company's ownership interest in Post Holdings; and (ii) Daniel W. Crippen's 50% ownership of Post Holdings. In connection with this transaction, Mr. Crippen, the Company's and NEHC's Executive Vice President at that date, received $4.4 million ($2.0 million cash and $2.4 million in NEHC 8% senior convertible preferred stock) in exchange for his 50% equity interest in Post Holdings.


     In connection with the PFS Acquisition: (i) the remaining 6.4% of the capital stock outstanding of Post was acquired from the minority stockholder;
(ii) a dividend of $4.7 million was declared to eliminate the intercompany balance between Post and NEHC; (iii) all of the capital stock of Post was transferred to AmeriServ, then a wholly-owned subsidiary of the Company; (iv) Post's $10.6 million of outstanding indebtedness was refinanced; and (v) AmeriServ's investment in NEHC preferred stock of $2.5 million was cancelled.


     In connection with the PFS Acquisition, NEHC contributed $130.0 million of cash to the Company. This contribution was financed in part through NEHC's sale of the Senior Discount Notes, Senior Preferred Stock and the Junior Preferred Stock, as well as warrants to purchase NEHC Class B Common Stock, to affiliates of DLJSC. On January 6, 1998, Holberg purchased from DLJ Merchant Banking Partners II, L.P. and certain of its affiliates ("DLJMBII") warrants to purchase 753,300 shares of Class B Common Stock, which had originally been issued to DLJMBII in connection with the PFS Acquisition in July 1997.



     In addition to the equity contribution to AmeriServe, the proceeds from the offering of the Senior Discount Notes were used to redeem the 12 1/2% Senior Secured Notes of NEHC (the "Old NEHC Notes"), with an initial purchase amount of $22.0 million beneficially owned by DLJMB and Old NEHC Notes, with an initial principal amount of $8.0 million held by Orkla.


     In connection with the PFS Acquisition, NEHC contributed to the Company an aggregate principal amount of $45.0 million of outstanding non-convertible preferred stock of the Company.

     Prior to the PFS Acquisition, HWPI was owned 55% by Holberg and 45% by the Company. In connection with the PFS Acquisition, NEHC purchased for $1.5 million Holberg's 55% interest in HWPI. HWPI's sole operations consist of the ownership of two distribution centers, located in Omaha, Nebraska and Waukesha, Wisconsin, occupied by the Company.


     The Company leases a warehouse and office facility in Waukesha, Wisconsin from a partnership owned by certain former shareholders of an acquired company, including Mr. John Evans, for approximately $810,000 per year through May 31, 2008.



     The Company and Holberg also periodically engage in bi-lateral interest-bearing loans and advances. (See Note 14 to the historical financial statements of NEHC included elsewhere herein.)



     Mr. Crippen has a consulting and non-competition agreement with the Company for which he is paid $150,000 per year. This agreement expires on July 15, 2000. Mr. Parker has a consulting and non-competition agreement with the Company for which he is paid $576,000 per year. This agreement expires on July 1, 2000.



     See also "Plan of Distribution."

                          DESCRIPTION OF INDEBTEDNESS


SENIOR DISCOUNT NOTES



     On July 11, 1997, NEHC issued and sold $100.4 million in aggregate principal amount of the Senior Discount Notes pursuant to the Senior Discount
Note Indenture, in a private transaction not subject to the registration requirements of the Securities Act (the "Senior Discount Notes Offering"). On December 11, 1997, the Company consummated an offer to exchange the Senior Discount Notes for New Senior Discount Notes, which are registered under the Securities Act with terms substantially identical to the New Senior Discount Notes.



     The New Senior Discount Notes will mature on July 15, 2007. No cash interest is payable on the New Senior Discount Notes prior to January 15, 2003. Interest on the New Senior Discount Notes accrues at the rate of 12 3/8% per annum and is payable semi-annually in arrears on July 15 and January 15 of each year, commencing on January 15, 2003, to holders of record on the immediately preceding July 1 and January 1. The New Senior Discount Notes rank pari passu in right of payment to all senior Indebtedness of NEHC and rank senior in right of payment to all subordinated Indebtedness of NEHC. As obligations of a holding company, the New Senior Discount Notes are effectively subordinated to all obligations of the subsidiaries of NEHC, including the Senior Subordinated Notes and Senior Notes and borrowings under the Credit Facility. See "Risk
Factors -- Holding Company Structure; Effective Subordination."



     The New Senior Discount Notes may not be redeemed by NEHC until July 15, 2002. Thereafter, the New Senior Discount Notes may be prepaid with a premium that declines each year until July 15, 2005 when the New Senior Discount Notes may be prepaid in whole or in part at 100% of their principal amount. Upon a change of control, each holder can require NEHC to redeem such holder's New Senior Discount Notes at an offer price equal to 101% of their principal amount plus accrued and unpaid interest, subject to restrictions contained in the Company's credit facility and the Senior Discount Note Indenture and to the claims of holders of certain indebtedness of NEHC's subsidiaries and other pari passu indebtedness of NEHC, in each case, under similar repurchase provisions of the respective indentures relating to such indebtedness.



     The Senior Discount Note Indenture contains various restrictive covenants that, among other things, limit (i) the incurrence of indebtedness by NEHC and its subsidiaries and the issuance of certain types of capital stock by NEHC or preferred stock by NEHC's subsidiaries, (ii) the payment of dividends on capital stock of NEHC and its subsidiaries and certain other Restricted Payments (as defined in the Senior Discount Note Indenture), (iii) transactions with affiliates, (iv) the business activities of NEHC and certain of its subsidiaries, (v) the creation of liens on the assets of NEHC or certain of its subsidiaries and (vi) consolidations, mergers, conveyances, transfers and leases of all or substantially all of NEHC's assets. All of these limitations, however, are subject to a number of important qualifications.



     Events of default under the Senior Discount Note Indenture include, among other things, (i) a default continuing for 30 days in payment of interest or Liquidated Damages when due, (ii) a default in the payment of any principal or premium when due, (iii) the failure to comply with covenants in the Senior Discount Note Indenture, subject in certain instances to grace periods, (iv) a default under other indebtedness of NEHC or any subsidiary in excess of $15 million which is caused by a failure to make a required payment beyond any applicable grace period or which results in the acceleration of such indebtedness prior to its stated maturity, (v) certain events of bankruptcy or insolvency with respect to NEHC or any subsidiary, and (vi) the failure to pay any judgment in excess of $5 million for a period of 60 days. However, certain of these defaults will not constitute an Event of Default (as defined under the Senior Discount Note Indenture) until the Trustee or the holders of 25% in principal amount of the outstanding New Senior Discount Notes notify NEHC of the default and NEHC does not cure such default within the time required after receipt of such notice.

8% SENIOR CONVERTIBLE PREFERRED STOCK



     The 8% Senior Convertible Preferred have a $10,000 liquidation preference per share and pay cash dividends quarterly at a rate of 8% per share per annum, payable annually. The Senior Convertible Preferred rank pari passu with the Preferred Stock and senior to all other series of preferred stock and to the common stock. Holders of shares of Senior Convertible Preferred may convert each such share into 0.8766 (subject to equitable adjustment) of a share of Class A Common Stock of NEHC (i) in the event of an initial public offering, (ii) in the event of the acquisition of a majority of the outstanding shares by persons not affiliated with the Company or (iii) on January 15, 2004 (at which time such shares may also be mandatorily redeemed by NEHC).


ACCOUNTS RECEIVABLE PROGRAM

     In connection with the PFS Acquisition, the Company entered into the Accounts Receivable Program (the "Accounts Receivable Program"). The Accounts Receivable Program is structured as an off-balance sheet financing for accounting purposes.


     Under the Accounts Receivable Program, the Company transfers to AmeriServe Funding Corporation ("AmeriServe Funding"), a wholly-owned, special purpose bankruptcy-remote subsidiary, on a daily basis, substantially all of the trade receivables (the "Receivables") generated by the Company and/or one or more of its subsidiaries. AmeriServe Funding then sells the receivables to a master trust, AmeriServe Master Trust (the "Trust"), which issued a series of certificates representing an undivided interest in the assets of the Trust. The certificates were purchased by any of (i) Bank of America, (ii) a commercial paper conduit administered by Bank of America National Trust and Savings Association ("Bank of America NT&SA"), (iii) a group of banks and/or (iv) individual private investors (all of the foregoing, collectively, referred to as the "Purchasers").



     The Accounts Receivable Program initially provided up to $225 million of proceeds. During 1998, the Company received additional proceeds of $220 million primarily as a result of the addition of ProSource trade accounts receivable (in
May) and the completion of a restructuring of the Program and implementation of additional reporting requirements (in July). Transactions completed in December 1998 were designed primarily to refinance a substantial portion of the bank-funded Trust certificates that supported the proceeds previously received by the Company. The transactions, which also resulted in additional financing capacity under the Program, included a $280 million Rule 144A private placement of a three-year asset backed security and the establishment of a bank-funded, three-year variable funding certificate of up to $100 million.



     After these transactions, the Program provides up to $485 million in capacity, depending on accounts receivable levels. Because of the linkage to accounts receivable levels, the availability at December 26, 1998 was $445 million, all of which the Company had received in proceeds as of that date. The proceeds reflected $653 million of accounts receivable sold less Funding's undivided interest in the assets of the Trust of $208 million.


     All of the Receivables are transferred on a daily basis to AmeriServe Funding. The exchange price for the Receivables conveyed to AmeriServe Funding is a dollar amount equal to the aggregate unpaid balance of the Receivables less a discount specified in the transaction documents. AmeriServe Funding may also pay the exchange price for such Receivables by increasing the principal amount of notes payable by it to the Company and subsidiaries of the Company rather than paying cash for such Receivables. Certain of the Receivables have been transferred by the Company to AmeriServe Funding as a contribution of capital. AmeriServe Funding (and the Trust, in turn) has obtained first priority, perfected ownership interests in the Receivables, and any related security and proceeds thereof. The Company serves as the initial master servicer of the Accounts Receivable Program.


     The Purchasers' yield on their Invested Amount will be based on either LIBOR or a Base Rate plus a margin. The "Invested Amount" generally will be calculated as the sum of the purchase prices paid by the Purchasers from time to time for undivided interests in the Receivables in the Trust, reduced by the aggregate amount of distributions made to the Purchasers on account of principal. As of December 26, 1998, the Banks' yield was 6.40%.



     A non-usage fee of 3/8 of 1% per annum on a daily average of (i) the aggregate commitments of the Purchasers under the Accounts Receivable Program minus (ii) the Invested Amount is payable by AmeriServe Funding monthly in arrears.


     Prior to termination of the Banks' commitment under the Accounts Receivable Program, AmeriServe Funding may cause the Trust to sell undivided interests in the Receivables to the Banks from time to time so long as certain conditions are satisfied, including, without limitation, that after giving effect to such sale, the Invested Amount (less amounts held in certain Trust accounts) would not exceed the Base Amount. The "Base Amount" generally will be equal to the result of (a)(i) the Net Eligible Receivables, times (ii) 100% minus the Applicable Reserve Ratio, minus (b) the Carrying Cost Receivables Reserve. The "Net Eligible Receivables" generally will be calculated as the aggregate unpaid balance of Receivables held by the Trust that satisfy certain eligibility criteria, less unapplied cash held by the Trust, less funds not yet made available by lockbox banks holding collections on Receivables, less the aggregate amount of excess concentrations of Receivables as specified in the transaction documents. The "Applicable Reserve Ratio" will be calculated consistent with the trade receivable rating methodology of Standard & Poor's and/or Duff & Phelps, will incorporate specified loss reserve ratios and dilution reserve ratios, and will be subject to a floor of 15%. The "Carrying Cost Receivables Reserve" generally will be calculated to reflect interest payable to the Banks, the servicing fee payable from the Assets of the Trust, certain accrued and unpaid expenses and certain additional amounts based on days sales outstanding.

     The Accounts Receivable Program contains customary conditions, including, without limitation, delivery of true sale and non-consolidation opinions. In addition, Bank of America NT&SA has been satisfied that structural enhancements are in place so that the Accounts Receivable Program satisfies, at a minimum, the "BBB" rating criteria of Standard & Poor's and/or Duff & Phelps. The Accounts Receivable Program also contains customary termination events, including, without limitation, bankruptcy or insolvency of the Company or AmeriServe Funding, cross-acceleration to other material indebtedness of the Company and Receivables performance triggers.

CREDIT FACILITY


     In May 1998, the Company entered into an amended credit agreement with a group of financial institutions that provides for a credit facility, expiring in 2003, of up to $220 million (the "Credit Facility"). The amended credit facility replaces the previous $150 million revolving credit facility. Interest rates on borrowings under the facility are indexed to certain key variable rates plus an additional spread based on certain financial ratios. Availability under the facility is based on levels of the Company's inventories of food and paper products and supplies. A commitment fee of up to .50% per annum is payable on the unused portion of the facility. The availability under the credit facility at December 26, 1998 was $151.2 million, against which borrowings were $4.0 million (at an 8.5% interest rate) and outstanding letters of credit totaled $35.9 million. Day-to-day cash flows can result in significant fluctuations in the amount of borrowings under the facility. In late March 1999, an amendment to the credit facility was completed that allows the Company up to $30 million in letters of credit before usage of the facility is impacted, resulting in additional current liquidity in this amount.



     NEHC and all domestic subsidiaries of the Company guarantee indebtedness under the credit facility (the "Guarantors"). All extensions of credit under the credit facility to the Company and guaranties of subsidiaries of the Company are secured by all existing and after acquired personal property (other than accounts receivable transferred in connection with the Accounts Receivable Program or any securitization refinancing of the Accounts Receivable Program) of the Company and its subsidiaries, including all outstanding capital stock of the Company and of all of its domestic subsidiaries, 65% of outstanding capital stock of the Company's foreign subsidiaries and any intercompany debt obligations, and, subject to exceptions to be agreed upon all existing and after-acquired real property fee and leasehold interests. NEHC's guaranty is secured by a pledge of all outstanding capital stock of the Company. With certain exceptions, NEHC, the Company and its subsidiaries are prohibited from pledging any of their assets other than under the credit facility agreements.



     Under the credit facility, a letter of credit fee is assessed per annum for standby letters of credit, which will be shared by all Lenders, and an additional 0.25% per annum to be retained by the issuing bank for issuing the standby letters of credit, based upon the amount available for drawing under outstanding standby letters of credit assessed according to a pricing grid contained in the credit facility agreements.



     Indebtedness under the credit facility may be prepaid in whole or in part without premium or penalty (subject in some cases to related breakage) and the Lenders' commitments relative thereto reduced or terminated upon such notice and in such amounts as may be agreed upon.



     The credit facility contains customary and appropriate representations and warranties, including without limitation those relating to due organization and authorization, no conflicts, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws, environmental liabilities and full disclosure.



     The credit facility also contains customary and appropriate conditions to all borrowings under the Revolving Credit Facility including requirements relating to prior written notice of borrowing, the accuracy of representations and warranties, and the absence of any default or potential event of default.



     The credit facility also contains customary affirmative and negative covenants (including, where appropriate, certain exceptions and baskets), including but not limited to furnishing information and limitations on other indebtedness, liens, investments, guarantees, restricted payments, restructuring and reserve costs, mergers and acquisitions, sales of assets, capital expenditures, leases, and affiliate transactions. The credit facility also contains financial covenants relating to minimum interest coverage; and maximum leverage.



     Events of default under the credit facility include those relating to: (a) non-payment of interest, principal or fees payable under the credit facility;
(b) non-performance of certain covenants; (c) cross default to other material debt of the Company and its subsidiaries; (d) bankruptcy or insolvency; (e) judgments in excess of specified amounts; (f) impairment of security interests in collateral; (g) invalidity of guarantees; (h) materially inaccurate or false representations or warranties; and (i) change of control.


SENIOR NOTES

     On October 15, 1997, the Company issued and sold $350.0 million principal amount of Senior Notes pursuant to the Senior Note Indenture. The Senior Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company consummated an offer to exchange the Senior Notes for new Senior Notes, which are registered under the Securities Act with terms substantially identical to the Senior Notes.

     The Senior Notes will mature on October 15, 2006. Interest accrues at the rate of 8 7/8% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year. Payment of principal, premium and interest are effectively subordinated, however, to all secured obligations of the Company, including the Company's borrowings, if any, under the Credit Facility, to the extent of the assets securing such obligations.

     The Senior Notes may not be redeemed at the option of the Company any time prior to April 15, 2002. Thereafter, the Senior Notes may be prepaid with a premium that declines each year until April 15, 2004 when the Senior Notes may be prepaid in whole or in part at 100% of their principal amount. Upon a Change of Control, each holder can require the Company to redeem such holder's Senior Notes at an offer price equal to 101% of their principal amount plus accrued and unpaid interest, subject to restrictions contained in the Credit Facility and the Senior Note Indenture.


     The Senior Note Indenture contains various restrictive covenants that, among other things, limit (i) the incurrence of indebtedness by the Company and its subsidiaries and the issuance of preferred stock by the Company, (ii) the payment of dividends on capital stock of the Company and its subsidiaries and certain other Restricted Payments (as defined in the Senior Note Indenture), (iii) transactions with affiliates, (iv) the business activities of the Company, (v) the creation of liens on the assets of the Company and (vi) consolidations, mergers, conveyances, transfers and leases of all or substantially all of the Company's assets. All of these limitations, however, are subject to a number of important qualifications.

     Events of default under the Senior Note Indenture include, among other things, (i) a default continuing for 30 days in payment of interest or Liquidated Damages when due, (ii) a default in the payment of any principal or premium when due, (iii) the failure to comply with covenants in the Senior Note Indenture, subject in certain instances to grace periods, (iv) a default under other indebtedness of the Company or any Subsidiary in excess of $15 million which is caused by a failure to make a required payment beyond any applicable grace period or which results in the acceleration or such indebtedness prior to its stated maturity, (v) certain events of bankruptcy or insolvency with respect to the Company of any subsidiary, and (vi) the failure to pay any judgment in excess of $5 million for a period of 60 days. However, certain of these defaults will not constitute an Event of Default (as defined under the Senior Note Indenture) until the Trustee or the holders of 25% in principal amount of the outstanding Senior Notes notify the Company of the default and the Company does not cure such default within the time required after receipt of such notice.

SENIOR SUBORDINATED NOTES

     On July 9, 1997, the Company issued and sold $500.0 million principal amount of Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture. The Senior Subordinated Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company consummated an offer to exchange the Senior Subordinated Notes for new Senior Subordinated Notes, which are registered under the Securities Act with terms substantially identical to the Senior Subordinated Notes.

     The Senior Subordinated Notes mature on July 15, 2007. Interest accrues at the rate of 10 1/8% per annum and is payable semi-annually in arrears on January 15 and July 15 each year. Payment of principal, premium and interest on the Senior Subordinated Notes are subordinated, as set forth in the Senior Subordinated Indenture, to the prior payment in full of the Company's Senior Debt (as defined in the Senior Subordinated Note Indenture), including the Senior Notes.

     The Senior Subordinated Notes may not be redeemed at the option of the Company any time prior to July 15, 2002. Thereafter, the Senior Subordinated Notes may be prepaid with a premium that declines each year until July 15, 2005 when the Senior Subordinated Notes may be prepaid in whole or in part at 100% of their principal amount. Upon a Change of Control, each holder can require the Company to redeem such holder's Senior Subordinated Notes at an offer price equal to 101% of their principal amount plus accrued and unpaid interest, subject to restrictions contained in the Credit Facility and the Senior Subordinated Note Indenture.

     The Senior Subordinated Note Indenture contains various restrictive covenants that, among other things, limit (i) the incurrence of indebtedness by the Company and its subsidiaries and the issuance of preferred stock by the Company, (ii) the payment of dividends on capital stock of the Company and its subsidiaries and certain other Restricted Payments (as defined in the Senior Subordinated Note Indenture), (iii) transactions with affiliates, (iv) the business activities of the Company, (v) the creation of liens on the assets of the Company and (vi) consolidations, mergers, conveyances, transfers and leases of all or substantially all of the Company's assets. All of these limitations, however, are subject to a number of important qualifications.

     Events of default under the Senior Subordinated Note Indenture include, among other things, (i) a default continuing for 30 days in payment of interest or Liquidated Damages when due, (ii) a default in the payment of any principal or premium when due, (iii) the failure to comply with covenants in the Senior Subordinated Note Indenture, subject in certain instances to grace periods, (iv) a default under other indebtedness of the Company or any Subsidiary in excess of $15 million which is caused by a failure to make a required payment beyond any applicable grace period or which results in the acceleration of such indebtedness prior to its stated maturity, (v) certain events of bankruptcy or insolvency with respect to the Company of any subsidiary, and (vi) the failure to pay any judgment in excess of $5 million for a period of 60 days. However, certain of these defaults will not constitute an Event of Default (as defined under the Senior Subordinated Note Indenture) until the Trustee or the holders of 25% in principal amount of the outstanding Senior Subordinated Notes notify the Company of the default and the Company does not cure such default within the time required after receipt of such notice.

                           DESCRIPTION OF SECURITIES



DESCRIPTION OF NEW NOTES


  General

     The New Notes are issued pursuant to the Senior Discount Notes Indenture. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Senior Discount Notes Indenture, including the definitions therein of certain terms used below. Copies of the Indenture are available as set forth below under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."


     The New Notes rank pari passu in right of payment to all senior Indebtedness of NEHC and rank senior in right of payment to all subordinated Indebtedness of NEHC. As obligations of a holding company, the New Notes are effectively subordinated to all obligations of the Subsidiaries of NEHC, including the Senior Subordinated Notes and Senior Notes and borrowings under the Credit Facility. See "Risk Factors."


  Principal, Maturity and Interest


     The New Notes are limited in aggregate principal amount to $100,387,000 at maturity and will mature on July 15, 2007. No cash interest will be payable on the New Notes prior to January 15, 2003. Interest on the New Notes accrues at the rate of 12 3/8% per annum and is payable semi-annually in arrears on July 15 and January 15 of each year, commencing on January 15, 2003, to holders of record on the immediately preceding July 1 and January 1. Interest on the New Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from January 15, 2003. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the New Notes is payable at the office or agency of NEHC maintained for such purpose within the City and State of New York or, at the option of NEHC, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the New Notes at their respective addresses set forth in the register of holders of New Notes; provided that all payments of principal, premium and Liquidated Damages, if any, and interest with respect to New Notes the holders of which have given wire transfer instructions to NEHC are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by NEHC, NEHC's office or agency in New York is the office of the Trustee maintained for such purpose. The New Notes are issued in denominations of $1,000 and integral multiples thereof.


  Optional Redemption

     The New Notes will not be redeemable at NEHC's option prior to July 15, 2002. Thereafter, the New Notes will be subject to redemption at any time at the option of NEHC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

YEAR                                                            PERCENTAGE
----                                                            ----------
2002........................................................     106.188%
2003........................................................     104.125%
2004........................................................     102.063%
2005 and thereafter.........................................     100.000%

     Notwithstanding the foregoing, at any time NEHC may redeem the New Notes, in whole but not in part, at the option of NEHC, at a redemption price of 112.375% of the Accreted Value (determined at the date of redemption), with the net cash proceeds of a Public Equity Offering; provided that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

  Selection and Notice


     If less than all of the New Notes are to be redeemed at any time, selection of New Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed, or, if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no New Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any New
Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Notes or portions of them called for redemption.


  Mandatory Redemption


     Except as set forth below under "-- Repurchase at the Option of Holders," NEHC is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.



  Repurchase at the Option of Holders


     Change of Control


     Upon the occurrence of a Change of Control, each holder of New Notes will have the right to require NEHC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's New Notes pursuant to the offer described below (as used in this section, the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to July 15, 2002) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date of purchase is on or after July 15, 2002) (as used in this section, the "Change of Control Payment"). Within 30 days following any Change of Control, NEHC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (as used in this section, the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. NEHC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control.



     On the Change of Control Payment Date, NEHC will, to the extent lawful, (1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being purchased by NEHC. The Paying Agent will promptly mail to each holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new New Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new New Note will be in a principal amount of $1,000 or an integral multiple thereof. NEHC will publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

     Due to Change of Control repayment provisions in certain indebtedness of NEHC's Subsidiaries and the existence of a Change of Control event of default in the Credit Facility, it is unlikely that NEHC would be able to repurchase all of the New Notes upon the occurrence of a Change of Control. See "Risk
Factors -- Change of Control." In addition, the New Notes will rank pari passu in right of payment with other senior Indebtedness of NEHC. The ability of NEHC to redeem all of the New Notes upon a Change of Control may also be limited by restrictions on the ability of NEHC's Subsidiaries to pay dividends to NEHC. Finally, the New Notes will be effectively subordinated to Obligations of Subsidiaries of NEHC, including with respect to Change of Control Payments. See "-- General."


     The Change of Control provision of the Indenture could have the effect of deterring certain acquisition proposals which would constitute a Change of Control even if such acquisition might be beneficial to certain holders of New Notes, as well as restricting the ability of NEHC to obtain additional financing in the future.



     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the New Notes to require that NEHC repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.


     NEHC will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by NEHC and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of NEHC and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of that phrase under applicable law. Accordingly, the ability of a Holder of New Notes to require NEHC to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NEHC and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     The Indenture provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction unless (i) NEHC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by NEHC or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on NEHC's or such Restricted Subsidiary's most recent balance sheet) of NEHC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the New Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NEHC or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by NEHC or any such Restricted Subsidiary from such transferee that are converted by NEHC or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, NEHC may apply such Net Proceeds, at its option, to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business.

Pending the final application of any such Net Proceeds, NEHC may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, NEHC will be required to make an offer to all holders of New Notes (as used in this section, an "Asset Sale Offer") to purchase the maximum principal amount of New Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to July 15, 2002) or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date of purchase is on or after July 15, 2002), in each case in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of New Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, NEHC may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of New Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


  Certain Covenants

     Restricted Payments


     The Indenture provides that, from and after the date of the Indenture NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of NEHC's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NEHC) or to the direct or indirect holders of NEHC's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of NEHC); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving NEHC) any Equity Interests of NEHC or any direct or indirect parent of NEHC; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of NEHC that is pari passu with or subordinated to the New Notes (other than the Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (as used in this section, all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:


          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) NEHC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NEHC and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of NEHC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of NEHC's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by NEHC from the issue or sale since the date of the Indenture of Equity Interests of NEHC (other than Disqualified Stock) or of Disqualified Stock or debt securities of NEHC that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a

     Subsidiary of NEHC and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to NEHC or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the Indenture.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of NEHC in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of NEHC) of, other Equity Interests of NEHC (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of NEHC to the holders of its Equity Interests on a pro rata basis;
(v) the declaration or payment of dividends to Holberg for expenses incurred by Holberg in its capacity as a holding company that are attributable to the operations of NEHC and its Restricted Subsidiaries, including, without limitation, (a) customary salary, bonus and other benefits payable to officers and employees of Holberg, (b) fees and expenses paid to members of the Board of Directors of Holberg, (c) general corporate overhead expenses of Holberg, (d) foreign, federal, state or local tax liabilities paid by Holberg, (e) management, consulting or advisory fees paid to Holberg not to exceed $1.0 million in any fiscal year, and (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEHC or Holberg held by any member of NEHC's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through (f) does not exceed $10.0 million in any fiscal year; (vi) Investments in any Person (other than NEHC or a Wholly-Owned Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $7.0 million; (vii) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $3.0 million; (viii) Permitted Investments; (ix) payments to Holberg pursuant to the tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent; (x) non-cash accretions to the liquidation value of shares of Senior Exchangeable Preferred Stock and shares of Junior Exchangeable Preferred Stock, and any payment in kind dividends with respect to any of the foregoing; (xi) any exchange of shares of Senior Exchangeable Preferred Stock and Junior Exchangeable Preferred Stock for 13 1/2% Subordinated Exchange Debentures due 2009, or 15% Subordinated Exchange Debentures due 2009, as the case may be, pursuant to the terms of the Senior Exchangeable Preferred Stock or Junior Exchangeable Preferred Stock, as the case may be; or (xii) other Restricted Payments in an aggregate amount not to exceed $15.0 million.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by NEHC and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NEHC or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee; such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, NEHC shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock


     The Indenture provides that NEHC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that NEHC will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that NEHC may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for NEHC's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Restricted Subsidiaries of NEHC of term Indebtedness under the Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the Credit Facility on July 11, 1997 less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Credit Facility (other than repayments that are immediately reborrowed) that have been made since July 11, 1997; provided that the foregoing proviso shall not limit the principal amount of Permitted Refinancing Indebtedness that may be incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i);

          (ii) the incurrence by the Restricted Subsidiaries of NEHC of revolving Indebtedness and letters of credit pursuant to the Credit Facility; provided that the aggregate principal amount of all revolving Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries of NEHC thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed $150.0 million; provided that the foregoing proviso shall not limit the principal amount of Permitted Refinancing Indebtedness that may be incurred to refinance or replace any Indebtedness incurred pursuant to this clause (ii);

          (iii) the incurrence by NEHC and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by NEHC and its Restricted Subsidiaries of Indebtedness represented by the New Notes, the New Senior Subordinated Notes and the New Senior Subordinated Note Guarantees;

          (v) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of NEHC or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $150.0 million;

          (vi) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by NEHC or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by NEHC or one of its Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $7.0 million;

          (vii) the incurrence by NEHC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Indenture to be incurred;

          (viii) the incurrence by NEHC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NEHC and any of its Wholly-Owned Restricted Subsidiaries; provided, however, that (i) if NEHC is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the New Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NEHC or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either NEHC or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by NEHC or such Restricted Subsidiary, as the case may be;

          (ix) the incurrence by NEHC or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (x) the guarantee by NEHC or any of its Restricted Subsidiaries of Indebtedness of NEHC or a Restricted Subsidiary of NEHC that was permitted to be incurred by another provision of this covenant;

          (xi) the incurrence by NEHC's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of NEHC;

          (xii) Asset Sales in the form of Receivables Transactions;

          (xiii) Indebtedness incurred by NEHC or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (xiv) Indebtedness arising from agreements of NEHC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset to a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a

     Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by NEHC and its Restricted Subsidiaries in connection with such disposition;

          (xv) obligations in respect of performance and surety bonds and completion guarantees provided by NEHC or any Restricted Subsidiary in the ordinary course of business;

          (xvi) any incurrence of Indebtedness permitted by clause (xi) of the exceptions to the covenant described above under the caption "-- Restricted Payments";

          (xvii) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $7.0 million at any time outstanding; and

          (xviii) the incurrence by NEHC or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xviii), not to exceed $30.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xviii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, NEHC shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Liens

     The Indenture provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing trade payables or Indebtedness of NEHC that is subordinate to or pari passu with the Notes (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to NEHC or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to NEHC or any of its Restricted Subsidiaries, (ii) make loans or advances to NEHC or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to NEHC or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on July 11, 1997, (b) the Credit Facility as in effect as of July 11, 1997, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate (as determined by the Credit Agent in good faith) with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on July 11, 1997, (c) the Indenture and the New Notes, (d) any applicable law, rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by NEHC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Merger, Consolidation, or Sale of Assets

     The Indenture provides that NEHC may not consolidate or merge with or into (whether or not NEHC is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) NEHC is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than NEHC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of NEHC under the New Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of NEHC with or into a Wholly-Owned Restricted Subsidiary of NEHC, NEHC or the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     Transactions with Affiliates


     The Indenture provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $5.0 million unless (i) such Affiliate Transaction is on terms that are no less favorable to NEHC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NEHC or such Restricted Subsidiary with an unrelated Person and
(ii) NEHC delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15.0 million or an aggregate consideration in excess of $10.0 million where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions: (p) any transaction permitted by the Amended and Restated Investors Agreement dated on or about July 11, 1997, as the same may be from time to time amended, provided that no such amendment materially affects the Notes, (q) any employment agreement entered into by NEHC or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NEHC or such Restricted Subsidiary, (r) transactions between or among NEHC and/or its Restricted Subsidiaries, (s) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," (t) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of NEHC or any of its Restricted Subsidiaries, (u) annual management fees paid to Holberg not to exceed $5.0 million in any one year, (v) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to NEHC and its Restricted Subsidiaries than the contract or agreement as in effect on the Issue Date or is approved by a majority of the disinterested directors of NEHC, (w) transactions between NEHC or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services, (x) transactions between NEHC or its Restricted Subsidiaries on the one hand, and Donaldson, Lufkin & Jenrette Securities Corporation or its Affiliates ("DLJ") on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services, (y) the insurance arrangements between NEHC and its Subsidiaries and an Affiliate of Holberg that are not less favorable to NEHC or any of its Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices, and (z) payments under the tax sharing agreement among Holberg and other members of the affiliated group of corporations of which it is the common parent.

     Sale and Leaseback Transactions

     The Indenture provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that NEHC may, and may permit its Restricted Subsidiaries to, enter into a sale and leaseback transaction if (i) NEHC could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and NEHC, to the extent it receives the proceeds of such transactions, applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales."

     Limitation on Issuances and Sales of Capital Stock of Wholly-Owned Restricted Subsidiaries

     The Indenture provides that NEHC (i) will not, and will not permit any Wholly-Owned Restricted Subsidiary of NEHC to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly-Owned Subsidiary of NEHC to any Person (other than NEHC or a Wholly-Owned Restricted Subsidiary of NEHC), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly-Owned Restricted Subsidiary of NEHC to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to NEHC or a Wholly-Owned Restricted Subsidiary of NEHC.

     Business Activities

     NEHC will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to NEHC and its Restricted Subsidiaries taken as a whole.

     Reports


     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any New Notes are outstanding, NEHC will furnish to the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if NEHC were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by NEHC's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if NEHC were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, NEHC will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, NEHC has agreed that, for so long as any New Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


  Events of Default and Remedies


     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the New Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by NEHC to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," or "-- Merger, Consolidation, or Sale of Assets";
(iv) failure by NEHC for 30 days after notice from the Trustee or at least 25% in principal amount of the New Notes then outstanding to comply with the provisions described under the captions "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) failure by NEHC for 60 days after notice from the Trustee or at least 25% in principal amount of the New Notes then outstanding to comply with any of its other agreements in the Indenture or the New Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NEHC or any of its Subsidiaries (or the payment of which is guaranteed by NEHC or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (as used in this section, a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by NEHC or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to NEHC or any of its Subsidiaries.



     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to July 15, 2002, the Accreted Value of), premium, if any, and accrued and unpaid interest on the New Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NEHC or any of its Subsidiaries all outstanding New Notes will become due and payable without further action or notice. Holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of NEHC with the intention of avoiding payment of the premium that NEHC would have had to pay if NEHC then had elected to redeem the New Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the New Notes. If an Event of Default occurs prior to July 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of NEHC with the intention of avoiding the prohibition on redemption of the New Notes prior to July 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the New Notes.


     The holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the New Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes.


     NEHC is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and NEHC is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

  No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of NEHC, as such, shall have any liability for any obligations of NEHC under the New Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

  Legal Defeasance and Covenant Defeasance


     NEHC may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding New Notes (as used in this section, "Legal Defeasance") except for (i) the rights of holders of outstanding New Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such New Notes when such payments are due from the trust referred to below, (ii) NEHC's obligations with respect to the New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and NEHC's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, NEHC may, at its option and at any time, elect to have the obligations of NEHC and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture (as used in this section, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) NEHC must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the New Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding New Notes on the stated maturity or on the applicable redemption date, as the case may be, and NEHC must specify whether the New Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, NEHC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) NEHC has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, NEHC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which NEHC or any of its Subsidiaries is a party or by which NEHC or any of its Subsidiaries is bound; (vi) NEHC must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) NEHC must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by NEHC with the intent of preferring the holders of New Notes over the other creditors of NEHC with the intent of defeating, hindering, delaying or defrauding creditors of NEHC or others; and (viii) NEHC must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


  Transfer and Exchange


     A holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and NEHC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. NEHC is not required to transfer or exchange any New Note selected for redemption. Also, NEHC is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.



     The registered holder of a New Note will be treated as the owner of it for all purposes.


  Amendment, Supplement and Waiver


     Except as provided in the next two succeeding paragraphs, the Indenture or the New Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the New Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Notes), and any existing default or compliance with any provision of the Indenture or the New Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding New Notes (including consents obtained in connection with a tender offer or exchange offer for New Notes).


     Without the consent of each holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting holder): (i) reduce the principal amount of New Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any New Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration);
(v) make any New Note payable in money other than that stated in the New Notes;
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of New Notes to receive payments of principal of or premium, if any, or interest on the New Notes; (vii) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.



     Notwithstanding the foregoing, without the consent of any holder of New Notes, NEHC and the Trustee may amend or supplement the Indenture or the New Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Notes in addition to or in place of certificated New Notes, to provide for the assumption of NEHC's obligations to holders of New Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of New Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


  Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of NEHC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.


     The holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


  Additional Information

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to NEHC, 545 Steamboat Road, Greenwich, Connecticut 06830; Attention: Secretary.

  Book-Entry, Delivery and Form

     The New Notes are represented by one or more fully-registered global notes without interest coupons (collectively, "Global New Notes"). The Global New Note is deposited upon issuance with The Depository Trust Company ("DTC"), in New York, New York, and is registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the Global New Note may be transferred, in whole and not in part, only to another nominee of the DTC or to a successor of the DTC or its nominee. See "-- Exchange of Book-Entry New Notes for Certificated Notes."

     The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     Depository Procedures

     DTC has advised NEHC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised NEHC that pursuant to procedures established by it,
(i) upon deposit of the Global New Notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of Global New Notes and (ii) ownership of such interests in the Global New Notes will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Notes).


     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NEW NOTES DO NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, DO NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND ARE NOT CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.


     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on a Global New Note registered in the name of DTC or its nominee are payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, NEHC and the Trustee will treat the persons in whose names the New Notes, including the Global New Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of NEHC, the Trustee nor any agent of NEHC or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised NEHC that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global New Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of New Notes are governed by standing instructions and customary practices and are not the responsibility of DTC, the Trustee or NEHC. Neither NEHC nor the Trustee is liable for any delay by DTC or its Participants in identifying the beneficial owners of the New Notes, and NEHC and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

     DTC has advised NEHC that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC interests in the Global New Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants have given direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange Global New Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that NEHC believes to be reliable, but NEHC takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global New Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of NEHC, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC or its Participants or indirect Participants of its obligations under the rules and procedures governing their operations.

     Exchange of Book-Entry New Notes for Certificated New Notes

     A Global New Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies NEHC that it is unwilling or unable to continue as depositary for the Global New Note and NEHC thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) NEHC, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the New Notes. In addition, beneficial interests in a Global New Note may be exchanged for certificated New Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Notes delivered in exchange for any Global New Note or beneficial interest therein are registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

     A New Note in definitive form will be issued upon the resale, pledge or other transfer of any New Note or interest therein to any person or entity that does not participate in the Depository. Transfers of certificated New Notes may be made only by presentation of New Notes, duly endorsed, to the Trustees for registration of transfer on the Note Register maintained by the Trustees for such purposes.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Certificated New Notes


     Subject to certain conditions, any person having a beneficial interest in the Global New Note may, upon request to the Trustee, exchange such beneficial interest for New Notes in the form of Certificated New Notes. Upon any such issuance, the Trustee is required to register such Certificated New Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) NEHC notifies the Trustee in writing that the DTC is no longer willing or able to act as a depositary and NEHC is unable to locate a qualified successor within 90 days or (ii) NEHC, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in the form of Certificated New Notes under the Indenture, then, upon surrender by the Global New Note holder of its Global New Note, New Notes in such form will be issued to each person that the Global New Note Holder and the DTC identify as being the beneficial owner of the related Notes.

     Neither NEHC nor the Trustee is liable for any delay by the Global New Note holder or the DTC in identifying the beneficial owners of New Notes and NEHC and the Trustee may conclusively rely on, and is protected in relying on, instructions from the Global New Note holder or the DTC for all purposes.


  Same Day Settlement and Payment


     The Indenture requires that payments in respect of the New Notes represented by the Global New Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global New Note Holder. With respect to Certificated New Notes, NEHC will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. NEHC expects that secondary trading in the Certificated New Notes will also be settled in immediately available funds.


  Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, for each $1,000 face amount of New Notes, as of any date of determination prior to July 15, 2002, the sum of (i) the initial offering price of each New Note and (ii) that portion of the excess of the principal amount of each New Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each July 15 and January 15 at the rate of 12 3/8% per annum from the date of issuance of the Notes through the date of determination.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of NEHC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by NEHC or any of its Restricted Subsidiaries of Equity Interests of any of NEHC's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing: (i) a transfer of assets by NEHC to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, and

(iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of NEHC and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of NEHC, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of NEHC (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of NEHC are not Continuing Directors or (v) NEHC consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, NEHC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of NEHC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of NEHC outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in accordance with Article 11 of Regulation S-X under the Securities Act and evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the Trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, minus (vi) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to NEHC by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to NEHC or one of its Restricted Subsidiaries for purposes of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and shall be included for purposes of the covenant described under the caption "Restricted Payments" only to the extent of the amount of dividends or distributions paid in cash to NEHC or one of its Restricted Securities.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of NEHC who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agent" means the Bank of America, in its capacity as Administrative Agent for the lenders party to the Credit Facility, or any successor thereto or any person otherwise appointed.


     "Credit Facility" means that certain Credit Facility, dated as of the date of the Indenture, as amended, by and among AmeriServe and Bank of America, providing for up to $220 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.


     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.


     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the New Notes mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" applicable to the holders of the New Notes.


     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of NEHC and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of NEHC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that NEHC or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (as used in this section, the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by NEHC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Global Notes" means the Rule 144A Global Note, the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to NEHC or to the creditors of NEHC, as such, or to the assets of NEHC, or (ii) any liquidation, dissolution, reorganization or winding up of NEHC, whether voluntary or involuntary, and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of NEHC.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NEHC or any Restricted Subsidiary of NEHC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of NEHC such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of NEHC, NEHC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Junior Exchangeable Preferred Stock" means the 15% Junior Exchangeable Preferred Stock Due 2009 of NEHC.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by NEHC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither NEHC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the New Notes being offered hereby) of NEHC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NEHC or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by NEHC and its respective Restricted Subsidiaries on the date of the Indenture.


     "Permitted Investments" means (a) any Investment in NEHC or in a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by NEHC or any Restricted Subsidiary of NEHC in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NEHC or a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NEHC; (f) loans and advances made after the date of the Indenture to Holberg Industries, Inc. not to exceed $12.0 million at any time outstanding; and (g) other Investments made after the date of the Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $12.0 million.


     "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facility that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of NEHC; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with NEHC or any Restricted Subsidiary of NEHC, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with NEHC; (iv) Liens on property existing at the time of acquisition thereof by NEHC or any Restricted Subsidiary of NEHC, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred in the ordinary course of business of NEHC or any Restricted Subsidiary of NEHC with respect to obligations that do not exceed $7.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by NEHC or such Restricted Subsidiary, and (ix) Liens on assets of Unrestricted Subsidiaries that (A) secure Non-Recourse Debt of Unrestricted Subsidiaries or (B) are incurred in connection with a Receivables Transaction.

     "Permitted Refinancing Indebtedness" means any Indebtedness of NEHC or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of NEHC or any of its Restricted Subsidiaries; provided that: (i) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the Credit Facility, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the New Notes on terms at least as favorable to the holders of New Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by NEHC or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.



     "Principals" means Holberg Industries, Inc., John V. Holten, Orkla, ASA. Nebco Evans Distributors, Inc., DLJ Merchant Banking, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners -- A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners -- A, L.P., DLJMB Funding II, Inc., DLJ First ESC LLC, DLJ EAB Partners, L.P. and UK Investment Plan 1997 Partners.


     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) NEHC or (ii) Holberg.

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall NEHC and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, NEHC or its Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Notes" means the Regulation S Temporary Global Notes or the Regulation S Permanent Global Notes as applicable.

     "Regulation S Permanent Global Notes" means the permanent global notes that are deposited with and registered in the name of the Depository or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Notes" means the temporary global notes that are deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a permanent global note that is deposited with and registered in the name of the Depository or its nominee, representing a series of Notes sold in reliance on Rule 144A.

     "Senior Exchangeable Preferred Stock" means the 13 1/2% Senior Exchangeable Preferred Stock Due 2009 of NEHC.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means all direct and indirect Restricted Subsidiaries of the Senior Subordinated Notes.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with NEHC or any Restricted Subsidiary of NEHC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NEHC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NEHC; (c) is a Person with respect to which neither NEHC nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NEHC or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of NEHC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," NEHC shall be in default of such covenant). The Board of Directors of NEHC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NEHC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.


                       DESCRIPTION OF NEW PREFERRED STOCK



     The following is a summary of certain terms of the Preferred Stock. The terms of the Preferred Stock are set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 of NEHC (the "Certificate of Designations"). The following summary of the Preferred Stock, the Certificate of Designations, and the Registration Rights Agreement is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation, the Certificate of Designations and the Registration Rights Agreement, including the definitions therein of certain terms used below. Copies of the proposed form of Certificate of Designations and Registration Rights Agreement are available as set forth under "-- Additional Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions Relating to the Preferred Stock." As used in this Description of Preferred Stock, references to the Preferred Stock shall be deemed to include the New Preferred Stock to be issued in the Exchange Offer.



GENERAL



     NEHC is authorized to issue 30,000,000 shares of preferred stock as designated by NEHC's board of directors, of which 2,500,000 shares of Preferred Stock are authorized, issued and outstanding pursuant to the Offering and up to an additional 5,500,000 shares of Preferred Stock have been designated and reserved for issuance to pay dividends on the Preferred Stock if NEHC elects to pay dividends on the Preferred Stock in additional shares of Preferred Stock in accordance with the terms thereof. All such shares of Preferred Stock will have a liquidation preference of $100 per share (the "Liquidation Preference"). On March 1, 2008 (the "Mandatory Redemption Date"), NEHC will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus, without duplication, accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, to the date of redemption. Subject to certain conditions, the Preferred Stock will be exchangeable (in whole but not in part) for the Exchange Debentures at the option of NEHC on any Dividend Payment Date on or after the Issue Date. The Preferred Stock, when issued and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be fully paid and non-assessable and the holders thereof will not have any subscription or preemptive rights.



     The Preferred Stock ranks junior in right of payment to all indebtedness and other obligations of NEHC. As of December 26, 1998, the Preferred Stock would have been junior in right of payment to $988.2 million of indebtedness of NEHC and its subsidiaries. See "Risk Factors Subordination." In addition, NEHC has the ability to issue additional shares of Preferred Stock to pay dividends. The Certificate of Designations provides that NEHC may not, without the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any Parity Securities (as defined below) or any Obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities, except, NEHC may issue: (i) shares of New Preferred Stock pursuant to the Certificate of Designations and as provided in the Registration Rights Agreement, (ii) shares of Preferred Stock to pay dividends thereon in accordance with the terms of the Certificate of Designations, and (iii) Parity Securities that may be issued in accordance with the terms of the Certificate of Designations. See "-- Ranking" and "-- Voting Rights." The Certificate of Designations provides that NEHC may not authorize, create or issue (by way of reclassification or otherwise) any future issuances of preferred stock that rank senior to the Preferred Stock.



     All of NEHC's operations are conducted through its Subsidiaries and, therefore, NEHC is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its ability to pay cash dividends on and to redeem the Preferred Stock. Any right of NEHC to receive assets of any of its Subsidiaries will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of such entities.



     The transfer agent and registrar for the Preferred Stock is State Street Bank and Trust Company unless and until a successor is selected by NEHC (the "Transfer Agent").



RANKING



     The Preferred Stock, with respect to dividends and rights on the liquidation, winding-up and dissolution of NEHC, (i) ranks senior to each class of capital stock of NEHC currently outstanding and will rank senior to each class of capital stock of NEHC established after the date of this Prospectus by the Board of Directors of NEHC the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of NEHC (collectively referred to, together with the common stock of NEHC, as "Junior Securities"),
(ii) subject to certain conditions, (a) ranks on a parity with the outstanding Senior Convertible Preferred and (b) will rank on a parity with each other class of preferred stock established after the date of this Prospectus by the Board of Directors of NEHC the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of NEHC (collectively referred to as the "Parity Securities"). NEHC may not authorize or issue any Parity Securities (other than additional Preferred Stock issued as dividends on the Preferred Stock) without the approval of the holders of at least a majority of the Preferred Stock then outstanding, voting or consenting as a separate class.

DIVIDENDS



     The holders of shares of the Preferred Stock are entitled to receive, whether or not dividends are declared by the Board of Directors out of funds of NEHC, cumulative preferential dividends from the Issue Date of the Preferred Stock accruing at 11 1/4% per annum quarterly from the date of issuance, payable per share on March 1, June 1, September 1 and December 1, or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the holders of record as of the next preceding February 15, May 15, August 15 and September 15 (each, a "Record Date"). Dividends may be paid, at NEHC's option, in cash or by the issuance of additional shares of Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Preferred Stock will constitute "payment" of the related dividend for all purposes of the Certificate of Designations. The first dividend payment of Preferred Stock will be payable on June 1, 1998. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the Preferred Stock, see "Certain Federal Income Tax Consequences to holders of Preferred Stock."



     Dividends on the Preferred Stock will accrue whether or not NEHC has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. In the event that dividends on the Preferred Stock are in arrears and unpaid for three or more quarterly dividend periods (whether or not consecutive), holders of Preferred Stock will be entitled to certain voting rights. See "-- Voting Rights." The Certificate of Designations provides that NEHC will take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.



     Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of Preferred Stock on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of NEHC.



     No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock. No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock will share dividends pro rata with the Parity Securities. So long as any Preferred Stock is outstanding and unless and until full cumulative dividends have been paid (or are deemed paid) in full on the Preferred Stock: (i) no dividend (other than a dividend payable solely in shares of additional Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by NEHC or any of its Subsidiaries; (iv) no warrants, rights, calls or options to purchase any Parity Securities or Junior Securities shall be directly or indirectly issued by NEHC or any of its Subsidiaries; and (v) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities or Junior Securities by NEHC or any of its Subsidiaries. Holders of the Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.



     The Senior Discount Note Indenture contains, and future credit agreements or other agreements relating to Indebtedness to which NEHC becomes a party may contain, restrictions on the ability of NEHC to pay dividends on the Preferred Stock (other than solely in additional shares of Preferred Stock). See "Risk Factors -- Limitations on Ability to Pay Dividends."



VOTING RIGHTS; AMENDMENT



     Holders of record of shares of Preferred Stock will have no voting rights, except as required by law and as provided in the Certificate of Designations. The Certificate of Designations provides that upon (a) the accumulation of accrued and unpaid dividends on the outstanding Preferred Stock in an amount equal to three or more quarterly dividend periods (whether or not consecutive) in the aggregate; (b) the failure of NEHC to make, pursuant to any required Change of Control Offer) or mandatory redemption obligation with respect to the Preferred Stock or (c) the failure of NEHC to comply with any of the other covenants or agreements set forth in the Certificate of Designations and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Preferred Stock then outstanding, then the holders of a majority of the outstanding shares of Preferred Stock, with the holders of shares of any Parity Securities, issued after the Issue Date, upon which the voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect lesser of the two directors or that number of directors constituting at least 25% of NEHC's Board of Directors (each of the events described in clauses (a), (b) and (c) being referred to herein as a "Voting Rights Triggering Event"). The voting rights provided for in the Certificate of Designations will be the holder's exclusive remedy at law or in equity.



     In addition to the provisions described above in "Ranking," the Certificate of Designations also provides that NEHC will not, without the approval of the holders of at least a majority of the Preferred Stock then outstanding amend, alter or repeal any of the provisions of NEHC's Certificate of Incorporation (including the Certificate of Designations) or the bylaws of NEHC so as to affect adversely the powers, preferences or rights of the holders of the Preferred Stock or reduce the time for any notice to which the holders of the Preferred Stock may be entitled. Subject to the provisions described above under "Ranking," the Certificate of Designations provides that an amendment of NEHC's Certificate of Incorporation to authorize or create, or to increase the amount of Junior Securities or Parity Securities shall not be deemed to affect adversely the powers, preferences or rights of the holders of the Preferred Stock.



     Notwithstanding the foregoing, modifications and amendments to the Certificate of Designations described below under "-- Change of Control" and "-- Certain Covenants" may be made by NEHC with the consent of the holders of a majority of the Preferred Stock; provided that following the mailing of any Offer to Purchase and until the Expiration Date of that Offer to Purchase no such modification or amendment may, without the consent of the holder of each outstanding share of Preferred Stock affected thereby, modify any Offer to Purchase for the Preferred Stock required under the covenant entitled "-- Change of Control" in a manner materially adverse to the holders of outstanding Preferred Stock. In addition, holders of a majority of the outstanding Preferred Stock may waive compliance by NEHC with the covenants described below under "-- Certain Covenants" and may waive any past default of the provisions of the Certificate of Designations described below under "-- Change of Control" and "-- Certain Covenants," except a default arising from failure to purchase any Preferred Stock tendered pursuant to an Offer to Purchase.



EXCHANGE



     NEHC may, at its option, on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Preferred Stock for Exchange Debentures with a principal amount equal to the liquidation preference of the Preferred Stock; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends and Liquidated Damages, if any, on the Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient for the dividend to be paid on such Dividend Payment Date;
(iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Senior Discount Note Indenture) would exist under the Senior Discount Note Indenture with respect to NEHC's Senior Discount Notes or would be caused thereby; (iv) the Exchange Debenture Indenture governing the Exchange Debentures has been qualified under the Trust Indenture Act if such qualification is required at the time of exchange; and (v) NEHC shall have delivered a written opinion to the Trustee to the effect that all conditions to be satisfied prior to such exchange have been satisfied.



     Upon any exchange pursuant to the preceding paragraph, holders of outstanding Preferred Stock will be entitled to receive, subject to the second succeeding sentence of this paragraph, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate Liquidation Preference, plus, without duplication, accrued and unpaid dividends, plus any additional Exchange Debentures issued from time to time in lieu of cash interest, of Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons and will contain non-financial terms substantially similar to NEHC's outstanding Senior Discount Notes. The Exchange Debentures will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issuable in principal amounts less than $1,000 so that each holder of Preferred Stock will receive interests representing the entire amount of Exchange Debentures to which such holder's shares of Preferred Stock entitle such holder; provided that NEHC may pay cash in lieu of issuing an Exchange Debenture having a principal amount less than $1,000. Notice of the intention to exchange will be sent by or on behalf of NEHC not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each holder of record of Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Preferred Stock, and all rights of the holders thereof as stockholders of NEHC will cease, except the right of the holders to receive upon surrender of their certificates the Exchange Debentures and all accrued interest, if any, thereon.



REDEMPTION



  Mandatory Redemption



     On the Mandatory Redemption Date, NEHC will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, to the date of redemption. NEHC will not be required to make sinking fund payments with respect to the Preferred Stock. The Certificate of Designations will provide that NEHC will take all actions required or permitted under Delaware law to permit such redemption.



  Optional Redemption



     The Preferred Stock may be redeemed, in whole or in part, at the option of NEHC on or after March 1, 2003, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on March 1 of each of the years set forth below:



YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   105.625%
2004........................................................   103.750%
2005........................................................   101.875%
2006 and thereafter.........................................   100.000%



     Notwithstanding the foregoing, at any time NEHC may, at its option, redeem in whole or in part, outstanding shares of the Preferred Stock at a price in cash equal to 109.000% of the Liquidation Preference thereof, plus accrued and unpaid dividends to the redemption date with the net cash proceeds from one or more Public Equity Offerings; provided that any such redemption shall occur within 45 days of the date of the closing of such Public Equity Offerings.



LIQUIDATION RIGHTS



     Upon any voluntary or involuntary liquidation, dissolution or winding-up of NEHC or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of NEHC's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of NEHC available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of NEHC. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of NEHC. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of NEHC, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of NEHC in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of NEHC nor the consolidation or merger of NEHC with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of NEHC or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of NEHC or reduction or decrease in capital stock.



     The Certificate of Designations will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the shares of the Preferred Stock and there can be no assurance that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of NEHC that there will be funds available in amount sufficient to pay such Liquidation Preference in full, in part or at all.



CHANGE OF CONTROL



     Upon the occurrence of a Change of Control, NEHC will be required to make an offer (as used in this section, the "Change of Control Offer") to each holder of shares of Preferred Stock to repurchase all or any part (but not, in the case of any holder requiring NEHC to purchase less than all of the shares of Preferred Stock held by such holder, any fractional shares) of such holder's Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, all accrued and unpaid dividends per share to the date of purchase (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date of purchase (as defined below) to the date of purchase) (as used in this section, the "Change of Control Payment"); provided that NEHC will not be required to repurchase or redeem any shares of Preferred

Stock pursuant to the foregoing provision prior to NEHC's repurchase of any Senior Discount Notes that are required to be repurchased pursuant to the Change of Control covenant in the Senior Discount Note Indenture. As a result of the foregoing, a holder of the Preferred Stock may not be able to compel NEHC to purchase the Preferred Stock unless NEHC is able at the time to refinance all such indebtedness.



     The Certificate of Designations provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, NEHC will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Preferred Stock required by this covenant. See "Risk Factors -- Change of Control."



     Within 30 days following any Change of Control, NEHC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (as used in this section, the "Change of Control Payment Date"), pursuant to the procedures required by the Certificate of Designations and described in such notice. NEHC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Preferred Stock as a result of a Change of Control.



     The Change of Control provisions described above will be applicable whether or not any other provisions of the Certificate of Designations are applicable. Except as described above with respect to a Change of Control, the Certificate of Designations does not contain provisions that permit the holders of the Preferred Stock to require that NEHC repurchase or redeem the Preferred Stock in the event of a takeover, recapitalization or similar transaction.



     NEHC will not be required to make a Change of Control Offer to the holders of Preferred Stock upon a Change of Control if a third party makes the Change of Control Offer described above in the manner, at the times and otherwise in compliance with the requirements set forth in the Certificate of Designations and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.



     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of NEHC and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Preferred Stock to require NEHC to repurchase such Preferred Stock as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NEHC and its Subsidiaries taken as a whole to another Person may be uncertain.



ASSET SALES



     The Certificate of Designations provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction unless (i) NEHC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by NEHC or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on NEHC's or such Restricted Subsidiary's most recent balance sheet) of NEHC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Preferred Stock or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NEHC or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by NEHC or any such Restricted Subsidiary from such transferee that are converted by NEHC or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.



     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, NEHC may apply such Net Proceeds, at its option, to permanently repay Indebtedness, the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, NEHC may invest such Net Proceeds in any manner that is not prohibited by the Certificate of Designations. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, NEHC will be required to make an offer to all holders of Preferred Stock (as used in this section, an "Asset Sale Offer") to purchase the maximum principal amount of Preferred Stock that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Certificate of Designations. To the extent that the aggregate amount of Preferred Stock tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, NEHC may use any remaining Excess Proceeds for general corporate purposes. If the aggregate liquidated preference of Preferred Stock surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Preferred Stock to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.



CERTAIN COVENANTS



     The sole remedy to holders of Preferred Stock in the event of a breach of any of the covenants contained in the Certificate of Designations, including the mandatory redemption provisions thereof, will be the voting rights arising from certain circumstances described under "Voting Rights" and such breach by NEHC will not cause any action taken by NEHC to be invalid or unauthorized under its charter documents.



  Restricted Payments



     The Certificate of Designations provides that from and after the Issue Date, NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of NEHC's Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving NEHC) or to the direct or indirect holders of NEHC's Junior Securities in their capacity as such (other than dividends or distributions payable in Junior Securities of NEHC); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving NEHC) any Junior Securities of NEHC or any direct or indirect parent of NEHC; or (iii) make any Restricted Investment (as used in this section, all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:



          (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;



          (b) NEHC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and



          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NEHC and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of NEHC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of NEHC's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by NEHC from the issue or sale since the Issue Date of Junior Securities of NEHC, plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus (iv) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to NEHC or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the Issue Date.



     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Certificate of Designations; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Securities of NEHC in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of NEHC) of, other Junior Securities of NEHC; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Junior Securities with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of NEHC to the holders of its Equity Interests on a pro rata basis;
(v) the declaration or payment of dividends to Holberg for expenses incurred by Holberg in its capacity as a holding company that are attributable to the operations of NEHC and its Restricted Subsidiaries, including, without limitation, (a) customary salary, bonus and other benefits payable to officers and employees of Holberg, (b) fees and expenses paid to members of the Board of Directors of Holberg, (c) general corporate overhead expenses of Holberg, (d) foreign, federal, state or local tax liabilities paid by Holberg, (e) management, consulting or advisory fees paid to Holberg not to exceed $1.0 million in any fiscal year, and (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEHC or Holberg held by any member of NEHC's (or any of their Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the Issue Date; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through (f) does not exceed $10.0 million in any fiscal year; (vii) Investments in any Person (other than NEHC or a Wholly-Owned Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $7.0 million; (viii) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed $3.0 million; (ix) Permitted Investments; (x) payments to Holberg pursuant to the tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent, and (xi) other Restricted Payments in an aggregate amount not to exceed $15.0 million.



     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by NEHC and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NEHC or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Transfer Agent such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, NEHC shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Certificate of Designations.



  Incurrence of Indebtedness and Issuance of Preferred Stock



     The Certificate of Designations provides that NEHC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that NEHC will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however that NEHC may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if NEHC's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.



     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (as used in this section, collectively, "Permitted Debt"):



          (i) the incurrence by the Restricted Subsidiaries of NEHC of term Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the date of the Certificate of Designations less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under the New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the Issue Date; provided, that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i);



          (ii) the incurrence by the Restricted Subsidiaries of NEHC of revolving credit Indebtedness and letters of credit pursuant to the New Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries of NEHC thereunder) outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the Issue Date; provided that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (ii);



          (iii) the incurrence by NEHC and its Restricted Subsidiaries of the Existing Indebtedness;



          (iv) the incurrence by NEHC of Indebtedness represented by the Exchange Debentures issuable in accordance with the terms of the Certificate of Designations;



          (v) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of NEHC or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $150 million;



          (vi) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by NEHC or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by NEHC or one of it Subsidiaries; provided, further, that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $7.0 million;



          (vii) the incurrence by NEHC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Certificate of Designations to be incurred;



          (viii) the incurrence by NEHC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NEHC and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NEHC or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either NEHC or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by NEHC or such Restricted Subsidiary, as the case may be;



          (ix) the incurrence by NEHC or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Certificate of Designations to be outstanding;



          (x) the guarantee by NEHC or any of its Restricted Subsidiaries of Indebtedness of NEHC or a Restricted Subsidiary of NEHC that was permitted to be incurred by another provision of this covenant;



          (xi) the incurrence by NEHC's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of NEHC;



          (xii) Asset Sales in the form of Receivables Transactions;



          (xiii) Indebtedness incurred by NEHC any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims' provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;



          (xiv) Indebtedness arising from agreements of NEHC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of



          (xv) financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by NEHC and its Restricted Subsidiaries in connection with such disposition;

          (xvi) obligations in respect of performance and surety bonds and completion guarantees provided by NEHC or any Restricted Subsidiary in the ordinary course of business;



          (xvii) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $7.0 million at any time outstanding; and



          (xviii) the incurrence by NEHC or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the Issue Date, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xvii), not to exceed $30.0 million.



     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, NEHC shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.



  Dividend and Other Payment Restrictions Affecting Subsidiaries



     The Certificate of Designations provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to NEHC or any of its Restricted Subsidiaries
(1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to NEHC or any of its Restricted Subsidiaries, (ii) make loans or advances to NEHC or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to NEHC or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Credit Agent in good faith) with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the Issue Date, (c) the Certificate of Designations, the Preferred Stock, the New Preferred Stock, the Exchange Debentures and the New Exchange Debentures (if issued), (d) any applicable law, rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by NEHC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Certificate of Designations to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets



     The Certificate of Designations provides that NEHC may not consolidate or merge with or into (whether or not NEHC is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) NEHC is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than NEHC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of NEHC under the Preferred Stock and the Certificate of Designations; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and (iv) except in the case of a merger of NEHC with or into a Wholly Owned Restricted Subsidiary of NEHC, NEHC or the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."



  Transactions with Affiliates



     The Certificate of Designations provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $5.0 million unless (i) such Affiliate Transaction is on terms that are no less favorable to NEHC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NEHC or such Restricted Subsidiary with an unrelated Person and (ii) NEHC delivers to the Transfer Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15.0 million or an aggregate consideration in excess of $10.0 million where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions: (q) any employment agreement entered into by NEHC or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NEHC or such Restricted Subsidiary, (r) transactions between or among NEHC and/or its Restricted Subsidiaries, (s) Permitted Investments and Restricted Payments that are permitted by the provisions of the Certificate of Designations described above under the caption "-- Restricted Payments," (t) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of NEHC or any of its Restricted Subsidiaries, (u) annual management fees paid to Holberg Industries, Inc. not to exceed $10.0 million in any one year, (v) transactions pursuant to any contract or agreement in effect on the Issue Date of the Certificate of Designations as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to NEHC and its Restricted Subsidiaries than contract or agreement as in effect on the Issue Date or is approved by a majority of the disinterested directors of NEHC, (w) transactions between NEHC or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services, (x) transactions between NEHC or its Restricted Subsidiaries on the one hand, and DLJ on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services,
(y) the insurance arrangements between NEHC and its Subsidiaries and an Affiliate of Holberg that are not less favorable to NEHC or any of its Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices; and (z) payments under the tax sharing agreement among Holberg and other members of the affiliated group of corporations of which it is the common parent.



  Sale and Leaseback Transactions



     The Certificate of Designations provides that NEHC will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that NEHC may enter into a sale and leaseback transaction if (i) NEHC could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock", (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Transfer Agent) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and NEHC applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."



  Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries



     The Certificate of Designations will provide that NEHC (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of NEHC to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of NEHC to any Person (other than NEHC or a Wholly Owned Restricted Subsidiary of NEHC), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of NEHC to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to NEHC or a Wholly Owned Restricted Subsidiary of NEHC.



  Business Activities



     NEHC will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to NEHC and its Restricted Subsidiaries taken as a whole.



  Reports



     The Certificate of Designations provides that, whether or not required by the rules and regulations of the Commission, so long as any Preferred Stock, New Preferred Stock, Exchange Debentures or New Exchange Debentures (if issued) are outstanding, NEHC will furnish to the holders of Preferred Stock, New Preferred Stock, Exchange Debentures or New Exchange Debentures, as applicable, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if NEHC were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by NEHC's certified independent accountants; (ii) all current reports that would be required to be filed with the Commission on Form 8-K if NEHC were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, NEHC will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, NEHC has agreed that, for so long as any Preferred Stock, New Preferred Stock, Exchange Debentures or New Exchange Debentures, as the case may be, remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.



CERTAIN DEFINITIONS RELATING TO THE PREFERRED STOCK



     Set forth below are certain defined terms used in the Certificate of Designations. Reference is made to the Certificate of Designations for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.



     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.



     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.



     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of NEHC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Certificate of Designations described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by NEHC or any of its Restricted Subsidiaries of Equity Interests of any of NEHC's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing: (i) a transfer of assets by NEHC to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption
"-- Restricted Payments" will not be deemed to be Asset Sales.



     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).



     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.



     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents

(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.



     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.



     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of NEHC and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of NEHC, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of NEHC (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of NEHC are not Continuing Directors or (v) NEHC consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, NEHC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of NEHC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of NEHC outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).



     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by NEHC or one of its Restricted Subsidiaries, as evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the Trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, minus
(vi) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to NEHC by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.



     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to NEHC or one of its Restricted Subsidiaries for purposes of the covenant described under the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock."



     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of NEHC who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.



     "Credit Agent" means the Bank of America, in its capacity as Administrative Agent for the lenders party to the New Credit Facility or any successor thereto or any person otherwise appointed.



     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Preferred Stock mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" applicable to the holders of the Preferred Stock.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).



     "Exchange Offer" means the exchange offer of the Preferred Stock for the New Preferred Stock, or, if the Preferred Stock is exchanged for Exchange Debentures in accordance with the provisions of the Certificate of Designations, the exchange offer of the Exchange Debentures for the New Exchange Debentures, as applicable, pursuant to the Registration Rights Agreement.



     "Existing Indebtedness" means Indebtedness of NEHC and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.



     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of NEHC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.



     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that NEHC or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (as used in this section, the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by NEHC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.



     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.



     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.



     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.



     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.



     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.



     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NEHC or any Restricted Subsidiary of NEHC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of NEHC such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of NEHC, NEHC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."



     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its

Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).



     "Net Proceeds" means the aggregate cash proceeds received by NEHC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.



     "New Credit Facility" means that certain Credit Facility, dated as of July 11, 1997, by and among AmeriServe and Bank of America, providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.



     "Non-Recourse Debt" means Indebtedness (i) as to which neither NEHC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of NEHC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NEHC or any of its Restricted Subsidiaries.



     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.



     "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by NEHC and its respective Restricted Subsidiaries on the date of the Issue Date.



     "Permitted Investments" means (a) any Investment in NEHC or in a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by NEHC or any Restricted Subsidiary of NEHC in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NEHC or a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NEHC; (f) loans and advances made after the Issue Date to Holberg Industries, Inc. not to exceed $12.0 million at any time outstanding; and (g) other Investments made after the Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $12.0 million.



     "Permitted Refinancing Indebtedness" means any Indebtedness of NEHC or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of NEHC or any of its Restricted Subsidiaries; provided that: (i) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the New Credit Facility, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is incurred either by NEHC or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.



     "Principals" means Holberg Industries, Inc., John V. Holten, Orkla, Nebco Evans Distributors, Inc. and DLJ Merchant Banking, L.P.



     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) NEHC; or (ii) Holberg.



     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.



     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall NEHC and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.



     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, NEHC or its Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.



     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).



     "Restricted Investment" means an Investment other than a Permitted Investment.



     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.



     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.



     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).



     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with NEHC or any Restricted Subsidiary of NEHC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NEHC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NEHC; (c) is a Person with respect to which neither NEHC nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NEHC or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by filing with the Transfer Agent a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of NEHC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," NEHC shall be in default of such covenant). The Board of Directors of NEHC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NEHC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Voting Rights Triggering Event would be in existence following such designation.



     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.



     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.



     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                       DESCRIPTION OF EXCHANGE DEBENTURES



GENERAL



     The Exchange Debentures will, if and when issued, be issued pursuant to an indenture to be dated as of the date of first issuance (the "Exchange Date") of the Exchange Debentures (the "Exchange Debenture Indenture") among NEHC and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. The Exchange Debentures are subject to all such terms, and holders of Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Exchange Debenture Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Exchange Debenture Indenture and Registration Rights Agreement are available as set forth below under "-- Additional Information." As used in this Description of Exchange Debentures, the term "Company" refers to Nebco Evans Holding Company, excluding its subsidiaries and references to the Exchange Debentures shall be deemed to include the New Exchange Debentures to be issued pursuant to the terms of the Registration Rights Agreement. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions Relating to the Exchange Debentures."



     The Exchange Debentures will be subordinated in right of payment to all Senior Debt of NEHC. In addition, as obligations of a holding company, the Exchange Debentures will be effectively subordinated to all obligations of the Subsidiaries of NEHC. As of December 26, 1998, the Exchange Debentures were subordinate to approximately $988.2 million of Senior Debt. See "Risk
Factors -- Holding Company Structure; Effective Subordination."



PRINCIPAL, MATURITY AND INTEREST



     The Exchange Debentures will be general unsecured obligations of NEHC and will mature on March 1, 2008. The Exchange Debentures will bear interest at the rate of 11 1/4% per annum and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year to holders of record on the immediately preceding February 15, May 15, August 15 and November 15. Interest payable on the Exchange Debentures may be paid in the form of additional Exchange Debentures valued at the principal amount thereof. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Exchange Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the Exchange Debentures will be payable at the office or agency of NEHC maintained for such purpose within the City and State of New York or, at the option of NEHC, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the Exchange Debentures at their respective addresses set forth in the register of holders of Exchange Debentures; provided that all payments of principal, premium and Liquidated Damages, if any, and interest with respect to Exchange Debentures the holders of which have given wire transfer instructions to NEHC will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by NEHC, NEHC's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Debentures will be issued in denominations of $1,000 and integral multiples thereof.



SUBORDINATION



     The payment of principal of, premium and Liquidated Damages, if any, and interest on the Exchange Debentures will be subordinated in right of payment, as set forth in the Exchange Debenture Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Exchange Debenture

Indenture or thereafter created, incurred or assumed and all permissible renewals, extensions, refundings or refinancings thereof.



     The Exchange Debenture Indenture will provide that, upon any payment or distribution of assets of NEHC of any kind or character, whether in cash, property or securities, to creditors in any Insolvency or Liquidation Proceeding with respect to NEHC all amounts due or to become due under or with respect to all Senior Debt will first be paid in full in cash before any payment is made on account of the Exchange Debentures, except that the holders of Exchange Debentures may receive Reorganization Securities. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of NEHC of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the holders of the Exchange Debentures or the Trustee would be entitled will be paid by NEHC or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Exchange Debentures or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.



     The Exchange Debenture Indenture will provide that (a) in the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Debt, or any Obligation owing from time to time under or in respect of Senior Debt, or in the event that any event of default (other than a payment default) with respect to any Senior Debt will have occurred and be continuing and will have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) if any event of default other than as described in clause (a) above with respect to any Designated Senior Debt will have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment will be made by or on behalf of NEHC on account of the Exchange Debentures (other than payments in the form of Reorganization Securities) (x) in case of any payment or nonpayment default specified in (a), unless and until such default will have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such acceleration will have been rescinded or annulled, or (y) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date NEHC or the Trustee receive written notice (a "Payment Notice") of such event of default (which notice will be binding on the Trustee and the holders of Exchange Debentures as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives) and ending on the earliest of (A) 179 days after such date,
(B) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt and (C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Debt or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period. During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.



     As a result of the subordination provisions described above, in the event of NEHC's liquidation, dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding or in an assignment for the benefit of the creditors or a marshalling of the assets and liabilities of NEHC, holders of Exchange

Debentures may recover less ratably than creditors of NEHC who are holders of Senior Debt. See "Risk Factors -- Subordination." The Exchange Debenture Indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that NEHC and its Restricted Subsidiaries can incur. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."



OPTIONAL REDEMPTION



     The Exchange Debentures will not be redeemable at NEHC's option prior to March 1, 2003. Thereafter, the Exchange Debentures will be subject to redemption at any time at the option of NEHC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:



YEAR                                                            PERCENTAGE
----                                                            ----------
2003........................................................     105.625%
2004........................................................     103.750%
2005........................................................     101.875%
2006 and thereafter.........................................     100.000%



     Notwithstanding the foregoing, at any time NEHC may redeem the Exchange Debentures, in whole or in part, at the option of NEHC, at a redemption price of 109.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offerings.



SELECTION AND NOTICE



     If less than all of the Exchange Debentures are to be redeemed at any time, selection of Exchange Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed, or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Exchange Debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Exchange Debentures to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Debenture is to be redeemed in part only, the notice of redemption that relates to such Exchange Debenture shall state the portion of the principal amount thereof to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Debenture. Exchange Debentures called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Debentures or portions of them called for redemption.



MANDATORY REDEMPTION



     Except as set forth below under "-- Repurchase at the Option of Holders," NEHC is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Debentures.



REPURCHASE AT THE OPTION OF HOLDERS



  CHANGE OF CONTROL



     Upon the occurrence of a Change of Control, each holder of Exchange Debentures will have the right to require NEHC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Debentures pursuant to the offer described below (as used in this section, the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (as used in this section, the "Change of Control Payment"). Within 30 days following any Change of Control, NEHC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (as used in this section, the "Change of Control Payment Date"), pursuant to the procedures required by the Exchange Debenture Indenture and described in such notice. NEHC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Debentures as a result of a Change of Control.



     On the Change of Control Payment Date, NEHC will, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by NEHC. The Paying Agent will promptly mail to each holder of Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any; provided that each such new Exchange Debenture will be in a principal amount of $1,000 or an integral multiple thereof. NEHC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.



     Due to Change of Control repayment provisions in the Senior Discount Indenture and in certain indebtedness of NEHC's Subsidiaries and the existence of a Change of Control event of default in the New Credit Facility, it is unlikely that NEHC would be able to repurchase all of the Exchange Debentures upon the occurrence of a Change of Control. See "Risk Factors -- Payment Upon Change of Control." The ability of NEHC to redeem all of the Exchange Debentures upon a Change of Control may also be limited by restrictions on the ability of NEHC's Subsidiaries to pay dividends to NEHC. Finally, the Exchange Debentures will be effectively subordinated to Obligations of Subsidiaries of NEHC, including with respect to Change of Control Payments. See "-- General."



     The Change of Control provision of the Exchange Debenture Indenture could have the effect of deterring certain acquisition proposals which would constitute a Change of Control even if such acquisition might be beneficial to certain holders of Exchange Debentures, as well as restricting the ability of NEHC to obtain additional financing in the future.



     The Change of Control provisions described above will be applicable whether or not any other provisions of the Exchange Debenture Indenture are applicable. Except as described above with respect to a Change of Control, the Exchange Debenture Indenture does not contain provisions that permit the holders of the Exchange Debentures to require that NEHC repurchase or redeem the Exchange Debentures in the event of a takeover, recapitalization or similar transaction.



     NEHC will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Exchange Debenture Indenture applicable to a Change of Control Offer made by NEHC and purchases all Exchange Debentures validly tendered and not withdrawn under such Change of Control Offer.



     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of NEHC and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Exchange Debentures to require NEHC to repurchase such Exchange Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NEHC and its Subsidiaries taken as a whole to another Person or group may be uncertain.



  ASSET SALES



     The Exchange Debenture Indenture will provide that NEHC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction unless (i) NEHC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by NEHC or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on NEHC's or such Restricted Subsidiary's most recent balance sheet) of NEHC or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases NEHC or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by NEHC or any such Restricted Subsidiary from such transferee that are converted by NEHC or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.



     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, NEHC may apply such Net Proceeds, at its option, (a) to permanently repay Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, NEHC may invest such Net Proceeds in any manner that is not prohibited by the Exchange Debenture Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, NEHC will be required to make an offer to all holders of Exchange Debentures (as used in this section, an "Asset Sale Offer") to purchase the maximum principal amount of Exchange Debentures that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Exchange Debenture Indenture. To the extent that the aggregate amount of Exchange Debentures tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, NEHC may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Debentures to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.



CERTAIN COVENANTS



  RESTRICTED PAYMENTS



     The Exchange Debenture Indenture will provide that from and after the date of the Exchange Debenture Indenture NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of NEHC's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NEHC) or to the direct or indirect holders of NEHC's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of
NEHC); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving
NEHC) any Equity Interests of NEHC or any direct or indirect parent of NEHC;
(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of NEHC that is pari passu with or subordinated to the Exchange Debentures (other than Exchange Debentures), except a payment of interest or principal at Stated Maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to in this section as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:



          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and



          (b) NEHC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and



          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NEHC and its Subsidiaries after March 6, 1998 (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of NEHC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 6, 1998 to the end of NEHC's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by NEHC from the issue or sale since the date of the Exchange Debenture Indenture of Equity Interests of NEHC (other than Disqualified Stock) or of Disqualified Stock or debt securities of NEHC that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of NEHC and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Exchange Debenture Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus (iv) if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to NEHC or any of its Restricted Subsidiaries, 50% of any such cash dividends or cash distributions made after the date of the Exchange Debenture Indenture.



     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Exchange Debenture Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of NEHC in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of NEHC) of, other Equity Interests of NEHC (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of NEHC to the holders of its Equity Interests on a pro rata basis; (v) the declaration or payment of dividends to Holberg for expenses incurred by Holberg in its capacity as a holding company that are attributable to the operations of NEHC and its Restricted Subsidiaries, including, without limitation, (a) customary salary, bonus and other benefits payable to officers and employees of Holberg, (b) fees and expenses paid to members of the Board of Directors of Holberg, (c) general corporate overhead expenses of Holberg, (d) foreign, federal, state or local tax liabilities paid by Holberg, (e) management, consulting or advisory fees paid to Holberg not to exceed $1.0 million in any fiscal year, and (f) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of NEHC or Holberg held by any member of NEHC's (or any of their Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Exchange Debenture Indenture; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) through (f) does not exceed $10.0 million in any fiscal year; (vii) Investments in any Person (other than NEHC or a Wholly-Owned Restricted Subsidiary) engaged in a Permitted Business in an amount not to exceed $7.0 million; (viii) other Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed $3.0 million; (ix) Permitted Investments; (x) payments to Holberg pursuant to the tax sharing agreement among Holberg and other members of the affiliated corporations of which Holberg is the common parent, and (xi) other Restricted Payments in an aggregate amount not to exceed $15.0 million.



     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by NEHC and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.



     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by NEHC or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, NEHC shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Exchange Debenture Indenture.



  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK



     The Exchange Debenture Indenture will provide that NEHC will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that NEHC will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that NEHC may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for NEHC's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (as used in this section, collectively, "Permitted Debt"):



          (i) the incurrence by the Restricted Subsidiaries of NEHC of term Indebtedness under the New Credit Facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the date of the Exchange Debenture Indenture less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under the New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the date of the Exchange Debenture Indenture; provided that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i);



          (ii) the incurrence by the Restricted Subsidiaries of NEHC of revolving credit Indebtedness and letters of credit pursuant to New Credit Facility; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries of NEHC thereunder) outstanding under the New Credit Facility after giving effect to such incurrence does not exceed the aggregate amount of term Indebtedness borrowed under the New Credit Facility on the date of the Exchange Debenture Indenture; provided that the foregoing proviso shall not apply to Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (ii);



          (iii) the incurrence by NEHC and its Restricted Subsidiaries of the Existing Indebtedness;



          (iv) the incurrence by NEHC of Indebtedness represented by the Exchange Debentures and the New Exchange Debentures, respectively;



          (v) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of NEHC or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount not to exceed $150 million;



          (vi) the incurrence by NEHC or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by NEHC or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by NEHC or one of its Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $7.0 million;



          (vii) the incurrence by NEHC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the Exchange Debenture Indenture to be incurred;



          (viii) the incurrence by NEHC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NEHC and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if NEHC is the obligor on such Indebtedness and the payee is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NEHC or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either NEHC or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by NEHC or such Restricted Subsidiary, as the case may be;

          (ix) the incurrence by NEHC or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Exchange Debenture Indenture to be outstanding;



          (x) the guarantee by NEHC or any of its Restricted Subsidiaries of Indebtedness of NEHC or a Restricted Subsidiary of NEHC that was permitted to be incurred by another provision of this covenant;



          (xi) the incurrence by NEHC's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of NEHC;



          (xii) Asset Sales in the form of Receivables Transactions;



          (xiii) Indebtedness incurred by NEHC or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims' provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;



          (xiv) Indebtedness arising from agreements of NEHC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by NEHC and its Restricted Subsidiaries in connection with such disposition;



          (xv) obligations in respect of performance and surety bonds and completion guarantees provided by NEHC or any Restricted Subsidiary in the ordinary course of business;



          (xvi) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $7.0 million at any time outstanding; and



          (xvii) the incurrence by NEHC or any of its Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Exchange Debenture Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xvii), not to exceed $30.0 million.



     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, NEHC shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.



  NO SENIOR SUBORDINATED DEBT



     The Exchange Debenture Indenture will provide that NEHC will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures.

  LIENS



     The Exchange Debenture Indenture will provide that NEHC will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables that do not constitute Senior Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.



  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES



     The Exchange Debenture Indenture will provide that NEHC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to NEHC or any of its Restricted Subsidiaries
(1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to NEHC or any of its Restricted Subsidiaries, (ii) make loans or advances to NEHC or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to NEHC or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Exchange Debenture Indenture, (b) the New Credit Facility as in effect as of the date of the Exchange Debenture Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate (as determined by the Credit Agent in good faith) with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Exchange Debenture Indenture, (c) the Exchange Debenture Indenture and the Exchange Debentures, (d) any applicable law, rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by NEHC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Exchange Debenture Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii)above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.



  MERGER, CONSOLIDATION, OR SALE OF ASSETS



     The Exchange Debenture Indenture will provide that NEHC may not consolidate or merge with or into (whether or not NEHC is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) NEHC is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than NEHC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of NEHC under the Exchange Debentures and the Exchange

Debenture Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of NEHC with or into a Wholly Owned Restricted Subsidiary of NEHC, NEHC or the entity or Person formed by or surviving any such consolidation or merger (if other than NEHC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."



  TRANSACTIONS WITH AFFILIATES



     The Exchange Debenture Indenture will provide that NEHC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (as used in this section, each of the foregoing, an "Affiliate Transaction") involving consideration in excess of $5.0 million unless (i) such Affiliate Transaction is on terms that are no less favorable to NEHC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NEHC or such Restricted Subsidiary with an unrelated Person and (ii) NEHC delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving either aggregate consideration in excess of $15.0 million or an aggregate consideration in excess of $10.0 million where there are no disinterested members of the Board of Directors, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate Transactions: (q) any employment agreement entered into by NEHC or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NEHC or such Restricted Subsidiary, (r) transactions between or among NEHC and/or its Restricted Subsidiaries, (s) Permitted Investments and Restricted Payments that are permitted by the provisions of the Exchange Debenture Indenture described above under the caption "-- Restricted Payments," (t) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of NEHC or any of its Restricted Subsidiaries, (u) annual management fees paid to Holberg Industries, Inc. not to exceed $10.0 million in any one year, (v) transactions pursuant to any contract or agreement in effect on the date of the Exchange Debenture Indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to NEHC and its Restricted Subsidiaries than contract or agreement as in effect on the Issue Date or is approved by a majority of the disinterested directors of NEHC, (w) transactions between NEHC or its Restricted Subsidiaries on the one hand, and Holberg on the other hand, involving the provision of financial or advisory services by Holberg; provided that fees payable to Holberg do not exceed the usual and customary fees for similar services, (x) transactions between NEHC or its Restricted Subsidiaries on the one hand, and DLJ on the other hand, involving the provision of financial, advisory, placement or underwriting services by DLJ; provided that fees payable to DLJ do not exceed the usual and customary fees of DLJ for similar services, (y) the insurance arrangements between NEHC and its Subsidiaries and an Affiliate of Holberg that are not less favorable to NEHC or any of its Subsidiaries than those that are in effect on the date hereof provided such arrangements are conducted in the ordinary course of business consistent with past practices, and (z) payments under the tax sharing agreement among Holberg and other members of the affiliated group of corporations of which it is the common parent.

  SALE AND LEASEBACK TRANSACTIONS



     The Exchange Debenture Indenture will provide that NEHC will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that NEHC may enter into a sale and leaseback transaction if (i) NEHC could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and NEHC applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."



  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES



     The Exchange Debenture Indenture will provide that NEHC (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of NEHC to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of NEHC to any Person (other than NEHC or a Wholly Owned Restricted Subsidiary of NEHC), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of NEHC to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to NEHC or a Wholly Owned Restricted Subsidiary of NEHC.



  BUSINESS ACTIVITIES



     NEHC will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to NEHC and its Restricted Subsidiaries taken as a whole.



  REPORTS



     The Exchange Debenture Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Exchange Debentures are outstanding, NEHC will furnish to the holders of Exchange Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if NEHC were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by NEHC's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if NEHC were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, NEHC will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, NEHC has agreed that, for so long as any Exchange Debentures remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.



EVENTS OF DEFAULT AND REMEDIES



     The Exchange Debenture Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by the subordination provisions of the Exchange Debenture Indenture); (iii) failure by NEHC to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales," or "-- Merger, Consolidation, or Sale of Assets"; (iv) failure by NEHC for 30 days after notice from the Trustee or at least 25% in principal amount of the Exchange Debentures then outstanding to comply with the provisions described under the captions "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) failure by NEHC for 60 days after notice from the Trustee or at least 25% in principal amount of the Exchange Debentures then outstanding to comply with any of its other agreements in the Exchange Debenture Indenture, the Exchange Debentures or the New Exchange Debentures;
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NEHC or any of its Subsidiaries (or the payment of which is guaranteed by NEHC or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Exchange Debenture Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (as used in this section, a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by NEHC or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to NEHC or any of its Subsidiaries.



     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the New Credit Facility, upon a declaration of acceleration by the holders of the Exchange Debentures or the Trustee, all principal and interest under the Exchange Debenture Indenture shall be due and payable upon the earlier of (x) the day which is five Business Days after the provision to NEHC, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the New Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (vi) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NEHC or any of its Subsidiaries all outstanding Exchange Debentures will become due and payable without further action or notice. Holders of the Exchange Debentures may not enforce the Exchange Debenture Indenture or the Exchange Debentures except as provided in the Exchange Debenture Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.



     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of NEHC with the intention of avoiding payment of the premium that NEHC would have had to pay if NEHC then had elected to redeem the Exchange Debentures pursuant to the optional redemption provisions of the Exchange Debenture Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Debentures. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action

(or inaction) taken (or not taken) by or on behalf of NEHC with the intention of avoiding the prohibition on redemption of the Exchange Debentures prior to March 1, 2003, then the premium specified in the Exchange Debenture Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Debentures.



     The holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Exchange Debenture Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Debentures.



     NEHC is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Debenture Indenture, and NEHC is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.



NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS



     No director, officer, employee, incorporator or stockholder of NEHC, as such, shall have any liability for any obligations of NEHC under the Exchange Debentures, the Exchange Debenture Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Exchange Debentures by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.



LEGAL DEFEASANCE AND COVENANT DEFEASANCE



     NEHC may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Debentures (as used in this section, "Legal Defeasance") except for (i) the rights of holders of outstanding Exchange Debentures to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Exchange Debentures when such payments are due from the trust referred to below,
(ii) NEHC's obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and NEHC's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Debenture Indenture. In addition, NEHC may, at its option and at any time, elect to have the obligations of NEHC released with respect to certain covenants that are described in the Exchange Debenture Indenture (as used in this section, "Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.



     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) NEHC must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Exchange Debentures on the stated maturity or on the applicable redemption date, as the case may be, and NEHC must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, NEHC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) NEHC has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Debenture Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, NEHC shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Exchange Debenture Indenture) to which NEHC or any of its Subsidiaries is a party or by which NEHC or any of its Subsidiaries is bound; (vi) NEHC must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) NEHC must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by NEHC with the intent of preferring the holders of Exchange Debentures over the other creditors of NEHC with the intent of defeating, hindering, delaying or defrauding creditors of NEHC or others; and (viii) NEHC must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.



TRANSFER AND EXCHANGE



     A holder may transfer or exchange Debentures in accordance with the Exchange Debenture Indenture. The Transfer Agent and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and NEHC may require a holder to pay any taxes and fees required by law or permitted by the Exchange Debenture Indenture. NEHC is not required to transfer or exchange any Exchange Debenture selected for redemption. Also, NEHC is not required to transfer or exchange any Exchange Debenture for a period of 15 days before a selection of Exchange Debentures to be redeemed.



     The registered holder of an Exchange Debenture will be treated as the owner of it for all purposes.



AMENDMENT, SUPPLEMENT AND WAIVER



     Except as provided in the next two succeeding paragraphs, the Exchange Debenture Indenture or the Exchange Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Debentures), and any existing default or compliance with any provision of the Exchange Debenture Indenture or the Exchange Debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a tender offer or exchange offer for Exchange Debentures).



     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting holder): (i) reduce the principal amount of Exchange Debentures whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Debenture or alter the provisions with respect to the redemption of the Exchange Debentures (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Debenture, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the holders of at least a majority in aggregate principal amount of the Exchange Debentures and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Debenture payable in money other than that stated in the Exchange Debentures,
(vi) make any change in the provisions of the Exchange Debenture Indenture relating to waivers of past Defaults or the rights of holders of Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures, (vii) waive a redemption payment with respect to any Exchange Debenture (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of holders") or
(viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Exchange Debenture Indenture (which relate to subordination) will require the consent of the holders of at least 75% in aggregate principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of holders of Exchange Debentures.



     Notwithstanding the foregoing, without the consent of any Holder of Exchange Debentures, NEHC and the Trustee may amend or supplement the Exchange Debenture Indenture or the Exchange Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of NEHC's obligations to holders of Exchange Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Exchange Debentures or that does not adversely affect the legal rights under the Exchange Debenture Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Exchange Debenture Indenture under the Trust Indenture Act.



CONCERNING THE TRUSTEE



     The Exchange Debenture Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of NEHC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.



     The holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Debenture Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Debenture Indenture at the request of any holder of Exchange Debentures, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.



CERTAIN DEFINITIONS RELATING TO THE EXCHANGE DEBENTURES



     Set forth below are certain defined terms used in the Exchange Debenture Indenture. Reference is made to the Exchange Debenture Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.



     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.



     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and

"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.



     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and other than a Receivables Transaction (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of NEHC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Exchange Debenture Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by NEHC or any of its Restricted Subsidiaries of Equity Interests of any of NEHC's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing: (i) a transfer of assets by NEHC to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to NEHC or to another Wholly Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption
"-- Restricted Payments" will not be deemed to be Asset Sales.



     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).



     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.



     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.



     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) securities quoted by the Nasdaq National Market or listed on a United States, Canadian or Western European national securities exchange.



     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of NEHC and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of NEHC, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of NEHC (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of NEHC are not Continuing Directors or (v) NEHC consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, NEHC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of NEHC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of NEHC outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).



     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by NEHC or one of its Restricted Subsidiaries, as evidenced by (A) in the case of cost reductions of less than $10.0 million, an Officers' Certificate delivered to the Trustee and (B) in the case of cost reductions of $10.0 million or more, a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, minus
(vi) non-cash items increasing such Consolidated Net Income for such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to NEHC by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.



     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to NEHC or one of its Restricted Subsidiaries for purposes of the covenant described under the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock."



     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of NEHC who (i) was a member of such Board of Directors on the date of the Exchange Debenture Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.



     "Credit Agent" means the Bank of America, in its capacity as Administrative Agent for the lenders party to the New Credit Facility or any successor thereto or any person otherwise appointed.



     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.



     "Designated Senior Debt" means (i) any Indebtedness outstanding under the New Credit Facility, (ii) Indebtedness represented by the Senior Discount Notes, and (iii) any other Senior Debt permitted under the Exchange Debenture Indenture the principal amount of which is $25.0 million or more and that has been designated by NEHC as "Designated Senior Debt."



     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Debentures mature; provided, however, that any Capital Stock that would not qualify as Disqualified Stock but for change of control provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under "-- Change of Control" applicable to the holders of the Exchange Debentures.



     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).



     "Existing Indebtedness" means Indebtedness of NEHC and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Exchange Debenture Indenture, until such amounts are repaid.



     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a

Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of NEHC, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.



     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that NEHC or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (as used in this section, the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by NEHC or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.



     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Exchange Debenture Indenture.



     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.



     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.



     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency rates.



     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.



     "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to NEHC or to the creditors of NEHC, as such, or to the assets of NEHC, or (ii) any liquidation, dissolution, reorganization or winding up of NEHC, whether voluntary or involuntary, and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of NEHC.



     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NEHC or any Restricted Subsidiary of NEHC sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of NEHC such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of NEHC, NEHC shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."



     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).



     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).



     "Net Proceeds" means the aggregate cash proceeds received by NEHC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.



     "New Credit Facility" means that certain Credit Facility, dated as of July 11, 1997, as amended, by and among AmeriServe and Bank of America, providing for up to $220 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.



     "Non-Recourse Debt" means Indebtedness (i) as to which neither NEHC nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Debentures being offered hereby) of NEHC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of NEHC or any of its Restricted Subsidiaries.



     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.



     "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by NEHC and its respective Restricted Subsidiaries on the date of the Exchange Debenture Indenture.



     "Permitted Investments" means (a) any Investment in NEHC or in a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by NEHC or any Restricted Subsidiary of NEHC in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NEHC or a Wholly Owned Restricted Subsidiary of NEHC that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NEHC; (f) loans and advances made after the date of the Exchange Debenture Indenture to Holberg Industries, Inc. not to exceed $12.0 million at any time outstanding; and (g) other Investments made after the date of the Exchange Debenture Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $12.0 million.



     "Permitted Liens" means (i) Liens securing Indebtedness under the New Credit Facility that was permitted by the terms of the Exchange Debenture Indenture to be incurred; (ii) Liens in favor of NEHC; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with NEHC or any Restricted Subsidiary of NEHC; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with NEHC; (iv) Liens on property existing at the time of acquisition thereof by NEHC or any Restricted Subsidiary of NEHC, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Exchange Debenture Indenture;
(vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of NEHC or any Restricted Subsidiary of NEHC with respect to obligations that do not exceed $7.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by NEHC or such Restricted Subsidiary and (ix) Liens on assets of Unrestricted Subsidiaries that (A) secure Non-Recourse Debt of Unrestricted Subsidiaries or
(B) are incurred in connection with a Receivables Transaction.



     "Permitted Refinancing Indebtedness" means any Indebtedness of NEHC or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of NEHC or any of its Restricted Subsidiaries; provided that: (i) except for Indebtedness used to extend, refinance, renew, replace defease or refund the New Credit Facility, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the holders of Exchange Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by NEHC or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.



     "Principals" means Holberg Industries, Inc., John V. Holten, Orkla, Nebco Evans Distributors, Inc. and DLJ Merchant Banking, L.P.



     "Public Equity Offering" means a public offering of Equity Interests (other than Disqualified Stock) of (i) NEHC; or (ii) Holberg.



     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.



     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall NEHC and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.



     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, NEHC or its Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).



     "Reorganization Securities" means securities distributed to the holders of the Exchange Debentures in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities (including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults), are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Exchange Debentures and the Exchange Debenture Indenture are, and provide to the holders of Senior Debt.



     "Representative" means the trustee, agent or representative for any Senior Debt.



     "Restricted Investment" means an Investment other than a Permitted Investment.



     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.



     "Senior Debt" means (i) all Indebtedness outstanding under the New Credit Facility, including any Guarantees thereof and all Hedging Obligations with respect thereto, (ii) all Indebtedness represented by the Senior Discount Notes,
(iii) any other Indebtedness permitted to be incurred by NEHC or its Subsidiaries under the terms of the Exchange Debenture Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Debentures and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by NEHC, (x) any Indebtedness of NEHC to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Exchange Debenture Indenture.



     "Senior Discount Notes" means NEHC's 12 3/8% Senior Discount Notes due 2007 issued pursuant to the Senior Discount Note Indenture.



     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.



     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).



     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with NEHC or any Restricted Subsidiary of NEHC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to NEHC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of NEHC;

(c) is a Person with respect to which neither NEHC nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NEHC or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of NEHC or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Exchange Debenture Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of NEHC as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," NEHC shall be in default of such covenant). The Board of Directors of NEHC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of NEHC of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.



     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.



     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.



     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.



ADDITIONAL INFORMATION



     Anyone who receives this Prospectus may obtain a copy of the Certificate of Designations, form of Indenture for the Exchange Debentures and Registration Rights Agreement without charge by writing to Nebco Evans Holding Company, 545 Steamboat Road, Greenwich, Connecticut 06830; Attention: Controller.



BOOK-ENTRY, DELIVERY AND FORM



     For purposes of the following description of the book-entry, delivery and form provisions of the Preferred Stock and underlying Exchange Debentures, references to "Global New Certificates" and "New Securities", as the case may be, shall refer to the Preferred Stock on and prior to the Exchange Date and the Exchange Debentures after the Exchange Date.



     Shares of New Preferred Stock initially being issued in exchange for shares of Old Preferred Stock generally will be represented by one or more fully-registered global certificates without interest coupons (collectively, "Global New Certificates"). Notwithstanding the foregoing, shares of Old Preferred Stock held in certificated form will be exchanged solely for shares of New Preferred Stock in certificated form as discussed below. The Global New Certificate will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Except as set forth below, the Global New Certificate may be transferred, in whole and not in part, only to another nominee of the DTC or to a successor of the DTC or its nominee. See
"-- Exchange of Book-Entry New Preferred Stock for Certificated New Preferred Stock."



     Shares of New Preferred Stock may be presented for registration of transfer and exchange at the offices of the Registrar.



  DEPOSITORY PROCEDURES



     DTC has advised NEHC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (as used in this section, collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (as used in this section, collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.



     DTC has also advised NEHC that pursuant to procedures established by it,
(i) upon deposit of the Global New Certificates, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of Global New Certificates and (ii) ownership of such interests in the Global New Certificates will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global New Certificates).



     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NEW CERTIFICATES WILL NOT HAVE SHARES OF NEW PREFERRED STOCK REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SHARES OF NEW PREFERRED STOCK IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE CERTIFICATE OF DESIGNATIONS OR EXCHANGE DEBENTURE INDENTURE, AS THE CASE MAY BE, FOR ANY PURPOSE.



     Payments in respect of the principal and premium and Liquidated Damages, if any, and interest on Global New Certificates registered in the name of DTC or its nominee will be payable by the Transfer Agent or Trustee to DTC or its nominee in its capacity as the registered holder. Under the terms of the Certificate of Designations or Exchange Debenture Indenture, as the case may be, NEHC and the Transfer Agent or Trustee, as the case may be, will treat the persons in whose names the shares of New Preferred Stock, including the Global New Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of NEHC, the Transfer Agent or Trustee nor any agent of NEHC or the Transfer Agent or Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global New Certificates, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global New Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised NEHC that its current practice, upon receipt of any payment in respect of securities such as the New Preferred Stock, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global New Certificates as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of shares of New Preferred Stock will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or NEHC. Neither NEHC nor the Transfer Agent or Trustee, as the case may be, will be liable for any delay by DTC or its Participants in identifying the beneficial owners of shares of New Preferred Stock, and NEHC and the Transfer Agent or Trustee, as the case may be, may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of shares of New Preferred Stock for all purposes.



     DTC has advised NEHC that it will take any action permitted to be taken by a holder of shares of New Preferred Stock only at the direction of one or more Participants to whose account DTC interests in the Global New Certificates are credited and only in respect of such portion of the aggregate liquidation preference of New Preferred Stock or aggregate principal amount, of the Exchange Debentures, as the case may be, as to which such Participant or Participants have given direction. However, if there is an Event of Default under the New Preferred Stock or Exchange Debentures, as the case may be, DTC reserves the right to exchange Global New Certificates for legended New Preferred Stock or Exchange Debentures, as the case may be, in certificated form, and to distribute such New Preferred Stock or Exchange Debentures, as the case may be, to its Participants.



     The information in this section concerning DTC and its book-entry system has been obtained from sources that NEHC believes to be reliable, but NEHC takes no responsibility for the accuracy thereof.



     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global New Certificates among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of NEHC, the Initial Purchaser or the Trustee will have any responsibility for the performance by DTC or its Participants or indirect Participants of its obligations under the rules and procedures governing their operations.



  EXCHANGE OF BOOK-ENTRY NEW SECURITIES FOR CERTIFICATED NEW SECURITIES



     A Global New Certificate is exchangeable for definitive New Securities in registered certificated form if (i) DTC (x) notifies NEHC that it is unwilling or unable to continue as depositary for the Global New Certificate and NEHC thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) NEHC, at its option, notifies the Transfer Agent or Trustee, as the case may be, in writing that it elects to cause the issuance of the New Securities in certificated form or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the New Securities. In addition, beneficial interests in a Global New Certificate may be exchanged for certificated New Securities upon request but only upon at least 20 days' prior written notice given to the Transfer Agent or Trustee, as the case may be, by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Securities delivered in exchange for any Global New Certificate or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).



     Shares of New Preferred Stock in definitive form will be issued (i) in the Exchange Offer solely in exchange for certificated shares of Old Preferred Stock or (ii) following the Exchange Offer, upon the resale, pledge or other transfer of any shares of New Preferred Stock or interest therein to any person or entity that does not participate in the Depository. The exchange of certificated shares of Old Preferred Stock in the Exchange Offer may be made only by presentation of the shares of Old Preferred Stock, duly endorsed, together with a duly completed Letter of Transmittal and other required documentation as described under "The Exchange Offer -- Procedures for Tendering" and "-- Guaranteed Delivery Procedures." Transfers of certificated shares of New Preferred Stock may be made only by presentation of shares of New Preferred Stock, duly endorsed, to the Transfer Agent for registration of transfer on the register maintained by the Transfer Agent for such purposes.



     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.



CERTIFICATED NEW SECURITIES



     Subject to certain conditions, any person having a beneficial interest in the Global New Certificate may, upon request to the Transfer Agent or Trustee, as the case may be, exchange such beneficial interest for New Securities in the form of Certificated New Securities. Upon any such issuance, the Transfer Agent or Trustee, as the case may be, is required to register such Certificated New Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) NEHC notifies the Transfer Agent or Trustee, as the case may be, in writing that the DTC is no longer willing or able to act as a depositary and NEHC is unable to locate a qualified successor within 90 days or (ii) NEHC, at its option, notifies the Transfer Agent or Trustee, as the case may be, in writing that it elects to cause the issuance of New Securities in the form of Certificated New Securities under the Certificate of Designations or Exchange Debenture Indenture, as the case may be, then, upon surrender by the holder of the Global New Certificate, New Securities in such form will be issued to each person that the Global New Certificate holder and the DTC identify as being the beneficial owner of the related New Securities.



     Neither NEHC, the Transfer Agent nor the Trustee will be liable for any delay by the Global New Certificate holder or the DTC in identifying the beneficial owners of New Securities and NEHC and the Transfer Agent or the Trustee, as the case may be, may conclusively rely on, and will be protected in relying on, instructions from the Global New Certificate holder or the DTC for all purposes.



SAME DAY SETTLEMENT AND PAYMENT



     The Certificate of Designation or the Exchange Debenture Indenture, as applicable, will require that payments in respect of the securities represented by the Global New Certificates (including dividends, principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global New Certificate holder. With respect to certificated New Securities, NEHC will make all payments of dividends, principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. NEHC expects that secondary trading in the certificated New Securities will also be settled in immediately available funds.



REGISTRATION RIGHTS; LIQUIDATED DAMAGES



     NEHC and the Initial Purchaser have entered into the Registration Rights Agreement, pursuant to which NEHC has agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Preferred Stock. If (i) NEHC is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies NEHC prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Preferred Stock or the New Exchange Debentures, as the case may be, acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Preferred Stock or Exchange Debentures acquired directly from NEHC or an affiliate of NEHC, NEHC will file with the Commission a Shelf Registration Statement to cover resales of the Old Preferred Stock or the Exchange Debentures by the holders thereof who satisfy certain conditions relating to the provision of Information in connection with the Shelf

Registration Statement. NEHC will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each share of Preferred Stock or Exchange Debenture, as the case may be, until (i) the date on which such security has been exchanged by a person other than a broker-dealer for New Preferred Stock or New Exchange Debentures, as the case may be, in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a share of Old Preferred Stock or Exchange Debenture, as the case may be, for New Preferred or New Exchange Debentures, as the case may be, the date on which such new security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed to the public pursuant to Rule 144 under the Act.



     The Registration Rights Agreement provides that (i) NEHC will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Closing Date, (ii) NEHC will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, NEHC will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Preferred Stock or New Exchange Debentures, as applicable, in exchange for all Old Preferred Stock or Exchange Debentures tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, NEHC will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) NEHC fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) NEHC fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then NEHC will pay Liquidated Damages to each holder of shares of Old Preferred Stock or Exchange Debentures, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 in Liquidation Preference of the shares of Old Preferred Stock or principal amount of Exchange Debentures held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 in Liquidation Preference of the shares of Old Preferred Stock or principal amount of Exchange Debentures with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 in Liquidation Preference of the shares of Old Preferred Stock or principal amount of Exchange Debentures. All accrued Liquidated Damages will be paid by NEHC on each Damages Payment Date to the Global New Certificate holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated New Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.



     Holders of shares of Old Preferred Stock or Exchange Debentures, as applicable, will be required to make certain representations to NEHC (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their securities included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

             DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES


TO HOLDERS OF NEW NOTES



     The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the New Notes by the holders thereof. This summary does not purport to be a complete analysis of all the potential federal income tax effects relating to the acquisition, ownership and disposition of the New Notes. There can be no assurance that the U.S. Internal Revenue Service will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local laws) or to certain types of purchasers (including dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, financial institutions, persons that hold New Notes that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar and tax-exempt entities) subject to special treatment under U.S. federal income tax laws. The discussion below assumes that the New Notes are held as capital assets.


     The discussion of the U.S. federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations. Because individual circumstances may differ, each prospective purchaser of the New Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-U.S. or other tax laws and possible changes in the tax laws.

     As used herein, the term "U.S. Holder" means a beneficial owner of a New Note who or which is for U.S. federal income tax purposes either (i) a citizen or resident of the U.S., (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The term also includes certain former citizens of the U.S. whose income and gain on the New Notes will be subject to U.S. taxation. As used herein, the term "U.S. Alien Holder" means a beneficial owner of a New Note that is not a U.S. Holder.

  ORIGINAL ISSUE DISCOUNT


     The New Notes are issued with original issue discount for U.S. federal income tax purposes. U.S. Holders holding the New Notes are required to include original issue discount in gross income as it accrues, on a constant-yield basis, regardless of their method of tax accounting. This means that each U.S. Holder may be required to include amounts in gross income without a corresponding receipt of cash attributable to such gross income. The amount of original issue discount on the New Notes is the excess of the stated redemption price at maturity over the issue price of the New Notes. The issue price of the New Notes is the first price at which a substantial amount of New Notes is sold (other than to an underwriter, placement agent or wholesaler). The stated redemption price at maturity of a debt instrument is the total of all payments to be made on the instrument other than payments of qualified stated interest. Qualified stated interest includes only interest that is unconditionally payable at least annually at a single fixed rate during the entire term of the New Notes. None of the interest on the New Notes will be qualified stated interest, and all of the interest payable on the New Notes will be included in the stated redemption price at maturity.



     U.S. Holders of the New Notes must include in gross income, as interest, the daily portions of original issue discount each day during the taxable year on which the New Notes were held. The daily portions of original issue discount will be determined by allocating to each day in each accrual period the ratable portion of the original issue discount allocable to that period. (The accrual periods may be of any length and may vary in length over the term of a debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the final day or the first day of an accrual period.) The original issue discount allocable to an accrual period will equal the product of the adjusted issue price of the New Notes at the beginning of the accrual period and the New Notes' yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating original issue discount for an initial short period. The adjusted issue price of the New Notes at the start of any accrual period will be the issue price of the New Notes, increased by the amount of original issue discount that accrued in all previous accrual periods and decreased by the amount of any payments previously made on the New Notes and any payment made on the first day of the current accrual period. Because the U.S. Holders of the New Notes will include original issue discount in income as it accrues, actual payments of cash interest on the New Notes will not trigger any additional interest income to the U.S. Holders. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of original issue discount in successive accrual periods. NEHC is required to provide information returns stating the amount of original issue discount accrued on New Notes held of record by persons other than corporations and other exempt holders.


  SALE OR OTHER TAXABLE DISPOSITION OF NEW NOTES

     A U.S. Holder of a New Note will have a tax basis in the New Notes equal to such U.S. Holder's purchase price of the New Note, increased by the amount of original issue discount on the New Note that is included in the U.S. Holder's gross income and decreased by payments of cash interest on the New Note received by the U.S. Holder.

     A U.S. Holder of a New Note will generally recognize gain or loss on the sale, redemption or other taxable disposition of the New Note equal to the difference (if any) between the amount realized from such sale, redemption or disposition and the U.S. Holder's adjusted tax basis in the New Note. Such gain or loss will generally be long-term capital gain or loss if the New Note has been held for more than one year.


  OPTIONAL REDEMPTION; REPURCHASE AT THE OPTION OF HOLDERS



     Under certain circumstances, NEHC has the right to redeem the Notes prior to July 15, 2007. See "Description of Securities -- Description of New
Notes -- Optional Redemption." Moreover, upon a Change of Control, holders of New Notes will have the right to require the Company to repurchase their New Notes. See "Description of Securities -- Description of New Notes -- Repurchase at the Option of Holders -- Change of Control."


     The presence of such options may affect the calculation of original issue discount, among other things. The relevant Treasury Regulations provide that, solely for purposes of the accrual of original issue discount, an issuer of a debt instrument having an option or combination of options to redeem the debt instrument prior to its stated maturity date will be presumed to exercise such option or options in a manner that minimizes the yield on the debt instrument. Conversely, a holder having an option to elect repayment of the debt instrument prior to its stated maturity date or a combination of such options will be presumed to exercise such option or options in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to redeem the debt instrument prior to its stated maturity date or to elect repayment of the debt instrument prior to its stated maturity date actually occurs or does not occur, contrary to the presumption made under the Treasury Regulations (a "change of circumstances"), then, solely for purposes of the accrual of original issue discount, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date.

  APPLICABLE HIGH-YIELD DISCOUNT OBLIGATIONS

     If the New Notes are considered to have "significant original issue discount" and if the yield of the New Notes is at least five percentage points above the applicable federal rate, for the calendar month in which the New Notes are issued, NEHC will not be able to deduct for tax purposes any original issue discount accruing with respect thereto until such interest is actually paid. In addition, in that event, if the yield of the New Notes is more than six percentage points above the applicable federal rate, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate will not be deductible by NEHC at any time, and (ii) a corporate holder may be entitled to treat the interest that is not deductible as a dividend to the extent of the earnings and profits of NEHC, which dividend may then qualify for the dividends-received deduction. In such event, corporate holders should consult their tax advisors concerning the availability of the dividends-received deduction.


  TAX CONSEQUENCES TO U.S. ALIEN HOLDERS


     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:


          (a) payments of principal or interest on the New Note (including original issue discount) by the NEHC or any paying agent to a beneficial owner of a New Note that is a U.S. Alien Holder, as defined above, will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of NEHC entitled to vote, (ii) such holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to NEHC through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met;



          (b) a U.S. Alien Holder of a New Note will not be subject to U.S. federal income tax on gains realized on the sale, exchange or other disposition of such New Note, unless (i) such holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition, and certain other conditions are met; (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the U.S. and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the U.S. Alien Holder or (iii) the U.S. Alien Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates; and


          (c) a New Note held by an individual who is not a citizen or resident of the U.S. at the time of his death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such New Note would not have been effectively connected with the conduct by such individual of a trade or business in the U.S.

     Sections 871(b) and 881(c) of the Code and currently effective Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a New Note must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a U.S. Alien Holder and must provide such owner's name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers securities in the ordinary course of its trade or business (a "Financial Institution") and holds the New Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to NEHC or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying U.S. Alien Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. Under currently effective U.S. Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a New Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is a U.S. Alien Holder and provides its name and address, and any Financial Institution holding the New Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).


     Treasury Regulations released on October 6, 1997 (the "New Regulations") and effective for payments made after December 31, 1999, will provide alternative methods for satisfying the certificate requirement described above. The New Regulations also will require, in the case of New Notes held by a foreign partnership, that (x) the certification be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.



     If a U.S. Alien Holder of a New Note is engaged in a trade or business in the U.S., and if interest on the New Note, or gain realized on the sale, exchange or other disposition of the New Note, is effectively connected with the conduct of such trade or business and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the U.S. Alien Holder, the U.S. Alien Holder, although exempt from U.S. withholding tax, will generally be subject to regular U.S. income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide NEHC a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such U.S. Alien Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a New Note will be included in the earnings and profits of such U.S. Alien Holder if such interest or gain is effectively connected with the conduct by the U.S. Alien Holder of a trade or business in the U.S. The New Regulations will change some of the withholding reporting requirements described above, effective for payments made after December 31, 1999, subject to certain grandfathering provisions.


  BACKUP WITHHOLDING

     Under current U.S. federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the New Notes.

     Backup withholding will generally not apply with respect to payments made to certain exempt recipients, such as corporations or other tax-exempt entities. In the case of a non-corporate U.S. Holder, backup withholding will apply only if such holder (i) fails to furnish its TIN, which, for an individual, would be his Social Security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     In the case of a U.S. Alien Holder, under currently effective Treasury Regulations, backup withholding will not apply to payments made by NEHC or any paying agent thereof on a New Note if such holder has provided the required certification under penalties of perjury that it is not a U.S. Holder (as defined above) or has otherwise established an exemption, provided in each case that NEHC or such paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. Holder.

     Under currently effective Treasury Regulations, if payments on a New Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a New Note, such custodian, nominee or other agent acting will not be required to apply backup withholding to such payments made to such beneficial owner. However, under the New Regulations, backup withholding may apply to payments made after December 31, 1999 if such custodian, nominee or other agent has actual knowledge that the payee is a U.S. Holder.



     Under currently effective Treasury Regulations, payments on the sale, exchange or other disposition of a New Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, under the New Regulations, backup withholding may apply to payments made after December 31, 1999 if such broker has actual knowledge that the payee is a U.S. Holder. In the case of proceeds from a sale of a New Note by a U.S. Alien Holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the U.S., information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. Holder and that certain other conditions are met or otherwise establishes an exemption.



     Holders of New Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available, and the impact of the New Regulations on payments made with respect to New Notes after December 31, 1999. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a Holder's U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is furnished to the Internal Revenue Service.



     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE HOLDER OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS AND THE EFFECT OF THE NEW REGULATIONS WITH RESPECT TO PAYMENTS MADE AFTER DECEMBER 31, 1999.



TO HOLDERS OF NEW PREFERRED STOCK



     The following is a description of certain Federal income tax consequences to the original holders of New Preferred Stock. The description is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis) and any such change could affect the continuing validity of this description. The Federal income tax description set forth below may not be applicable to certain classes of taxpayers subject to special tax treatment under the Code, including insurance companies, securities dealers, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, foreign persons, and persons who hold shares of New Preferred Stock as part of a straddle, hedge or conversion transaction. Holders of New Preferred Stock are urged to consult their tax advisors as to their respective personal tax situations including the applicability and effect of state, local, foreign and other tax laws. The discussion below assumes that the shares of New Preferred Stock are capital assets in the hands of any holders.



  Tax Treatment of Cash Distributions and Distributions of Additional Shares of New Preferred Stock



     The distribution of additional shares of New Preferred Stock ("Distribution Shares") on the shares of New Preferred Stock sold pursuant to this Offering will be subject to tax as described in the immediately following paragraph.

     Pursuant to Section 301(c)(1) of the Code, holders of Preferred Stock will recognize ordinary income upon the receipt of a dividend in cash or in Distribution Shares, in both cases to the extent of NEHC's current or accumulated earnings and profits. In the case of a holder that is a U.S. corporation, such holder will generally be entitled to a dividends received deduction under Section 243 of the Code equal to 70% of the amount of such ordinary income, subject to the conditions and limitations in the Code. The amount of the distribution for purposes of Section 301(c) of the Code will equal the amount of cash and the fair market value of the Distribution Shares distributed. Pursuant to Section 301(c)(2) and (3) of the Code, a distribution of cash or Distribution Shares in an amount in excess of NEHC's current and accumulated earnings and profits will be a tax-free return of capital to the extent of a holder's tax basis in the shares of New Preferred Stock, and thereafter, capital gain. Any such capital gain will be long-term capital gain if the holder held the shares of New Preferred Stock for more than one year.



     Pursuant to Section 305(c) of the Code and the Treasury Department regulations thereunder, if the liquidation preference of a Distribution Share is greater than its issue price by more than a de minimis amount, the difference between the liquidation preference and the issue price would be treated as a constructive distribution or series of constructive distributions of additional shares of New Preferred Stock to which Section 301(c) of the Code applies (as described in the immediately preceding paragraph) and would be taken into account by the holder over the period from the issue date to the mandatory redemption date of the New Preferred Stock. The issue price of the Distribution Shares will be the fair market value of such shares on their date of issue. The difference between the issue price and liquidation preference of a Distribution Share will be more than de minimis if it is at least equal to the product of 0.25% times the liquidation preference times the number of complete years from the issue date until the mandatory redemption date of the New Preferred Stock. Holders would take into account the constructive distribution under "principles similar to the principles" applicable to debt instruments issued with original issue discount. While the regulations under Section 305(c) of the Code do not expressly provide how to apply those principles to constructive distributions of preferred stock, NEHC believes the so-called "constant yield method" will apply to accrue the difference between issue price and liquidation preference of a Distribution Share.



     Generally, under the "constant yield method", the amount of the constructive distribution to be taken into account under Section 301(c) of the Code will equal the increase in the adjusted issue price of a Distribution Share for each accrual period. For this purpose, the increase in the adjusted issue price for any accrual period shall be an amount equal to the excess, if any, of
(a) the product of (i) the adjusted issue price of a Distribution Share at the beginning of such accrual period and (ii) the yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the amounts actually distributed on a Distribution Share during such accrual period. For this purpose, the adjusted issue price of a Distribution Share at the beginning of any accrual period is the sum of the issue price of a Distribution Share plus the adjustments made to such issue price for all periods before the first day of such accrual period.



     Section 1059 of the Code requires a corporate stockholder to reduce its basis (but not below zero) in shares of New Preferred Stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held its New Preferred Stock for more than two years as of the date the amount or payment of such dividend is agreed to, announced or declared, whichever is earliest. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under Section 243 of the Code (relating to the dividends received deduction described above). An extraordinary dividend on the New Preferred Stock would include a dividend that (i) equals or exceeds 5% of the holder's adjusted tax basis in the New Preferred Stock, treating all dividends having an ex-dividend date within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the New Preferred Stock, treating all dividends having an ex-dividend date within a 365-day period as one dividend. In determining whether a dividend paid is an extraordinary dividend, a holder may elect to use the fair market value of the Preferred Stock rather than its basis for purposes of applying the 5% (or 20%) limitation, if the stockholder is able to establish to the satisfaction of the Secretary of the Treasury such fair market value as of the day before the ex-dividend date. An extraordinary dividend would also include any amount treated as a dividend in the case of a redemption of the New Preferred Stock that is not pro rata as to all stockholders, without regard to the period the holder held the New Preferred Stock. If any part of the nontaxed portion of an extraordinary dividend has not been applied to reduce basis as a result of the limitation on reducing basis below zero, the amount thereof will be treated as gain from the sale or exchange of New Preferred Stock in the year in which the extraordinary dividend is received.



  Redemption for Cash



     If NEHC redeems the holder's shares of New Preferred Stock for cash, the following would be applicable. Under the rules of Section 302 of the Code a redemption of shares of New Preferred Stock by NEHC for cash will be treated as a distribution taxable as a dividend to redeeming stockholders to the extent of NEHC's current or accumulated earnings and profits unless the redemption (i) results in a "complete redemption" of the stockholder's interest in NEHC (within the meaning of Section 302(b)(3) of the Code), (ii) is "substantially disproportionate" (within the meaning of Section 302(b)(2) of the Code) with respect to the holder or (iii) is "not essentially equivalent to a dividend" (within the meaning of Section 302(b)(1) of the Code). In determining whether any of Section 302(b) of the Code tests have been met, shares of common stock and of any other class of stock of NEHC will be taken to account along with shares of New Preferred Stock. Moreover, shares considered to be owned by the holder by reason of the constructive ownership rules of the Code, as well as shares actually owned, will be taken into account. If any of the foregoing tests are met, then, except with respect to declared and unpaid dividends, if any, the redemption of shares of New Preferred Stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the holder's tax basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shareholder's holding period exceeds one year. Based on a published Internal Revenue Service ruling, the redemption of a shareholder's New Preferred Stock for cash will be treated as "not essentially equivalent to a dividend" if, taking into account the constructive ownership rules, (a) the holder's relative stock interest in NEHC is minimal, (b) the holder exercises no control over NEHC's affairs and (c) there is a reduction in the holder's proportionate interest in NEHC.



  Receipt of Exchange Debentures



     An exchange of New Preferred Stock for Exchange Debentures at the option of NEHC will be subject to the same general rules as a redemption for cash, including the rules for treating the redemption as a dividend or as a sale or exchange. If the exchange of New Preferred Stock for Exchange Debentures is treated as a dividend, the amount of the dividend would be the fair market value of the Exchange Debentures (to the extent of NEHC's current or accumulated earnings and profits). If the exchange of New Preferred Stock is not treated as a dividend, the exchanging shareholder would recognize gain or loss equal to the difference between the fair market value of Exchange Debentures and the shareholder's adjusted tax basis in the New Preferred Stock. If neither the New Preferred Stock nor the Exchange Debentures are regularly traded on an established securities market, gain realized on the exchange of New Preferred Stock for Exchange Debentures may qualify for installment-sale treatment.



     If the amount received in a redemption of New Preferred Stock is treated as a distribution which may be taxable as a dividend as opposed to consideration received in a sale or exchange, the holder's adjusted tax basis in the redeemed New Preferred Stock will be transferred to any remaining stockholdings of such holder in NEHC. If the shareholder does not retain any stock ownership in NEHC, it is unclear whether the shareholder will be permitted to transfer such basis to any Exchange Debentures received in the redemption or will lose such basis entirely. Under Section 1059 of the Code, the term "extraordinary dividend" includes any redemption of stock that is treated as a dividend and that is not pro rata as to all stockholders, including shares of common stock, irrespective of the holding period. Consequently, to the extent an exchange of New Preferred Stock for Exchange Debentures or cash constitutes a distribution taxable as a dividend, it may constitute an "extraordinary dividend" to a corporate shareholder and be subject to the rules described above.

  Original Issue Discount



     If the shares of New Preferred Stock are exchanged for Exchange Debentures at a time when the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by an amount equal to or greater than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess. If the Exchange Debentures are traded on an established securities market within the meaning of Section 1273(b)(3) of the Code, the issue price of the Exchange Debentures will be their fair market value as of the issue date. Similarly, if the New Preferred Stock, but not the Exchange Debentures issued and exchanged therefor, is traded on an established securities market within the meaning of
Section 1273(b)(3) of the Code at the time of the exchange, then the issue price of each Exchange Debenture should be the fair market value of the New Preferred Stock at the time of the exchange. If neither the New Preferred Stock nor the Exchange Debentures are traded on an established securities market, and absent any "potentially abusive situation," the issue price of the Exchange Debentures will be their stated principal amount or, in the event the Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, their "imputed principal amount" as determined under Section 1274 of the Code using the applicable federal rate (the "AFR") in effect as of the date of the exchange.



     The "stated redemption price at maturity" of the Exchange Debentures will equal the total of all payments under the Exchange Debentures, other than payments of "qualified stated interest." "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or other property (other than Exchange Debentures) at least annually at a single fixed rate. Therefore, because NEHC has the option to pay interest on the Exchange Debentures in additional Exchange Debentures, the interest on the Exchange Debentures will not be qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on the Exchange Debentures over the entire term will be treated as OID and includible in gross income by the holders under a constant-yield method, and the receipt of stated interest on the Exchange Debentures will not be taxable to the holders for federal income tax purposes.



     An additional Exchange Debenture (a "PIK Debenture") issued in payment of interest with respect to an initially issued Exchange Debenture (an "Initial Debenture") will not be considered a payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing and accruing OID on the Initial Debenture. As between the Initial Debenture and the PIK Debenture, NEHC will allocate the adjusted issue price of the Initial Debenture between the Initial Debenture and the PIK Debenture in proportion to their respective principal amounts. That is, upon the issuance of a PIK Debenture with respect to an Initial Debenture, NEHC intends to treat the Initial Debenture and the PIK Debenture derived from the Initial Debenture as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Debenture and the PIK Debenture derived therefrom will be treated as having the same yield to maturity. Similar treatment will be applied when PIK Debentures are issued on PIK Debentures.



     If NEHC were found to have had an intention to call the Exchange Debentures before maturity, any gain realized on a sale, exchange or redemption of Exchange Debentures prior to maturity would be considered ordinary income to the extent of any unamortized OID for the period remaining to the stated maturity of the Exchange Debentures. NEHC cannot predict whether it would have an intention to call the Exchange Debentures before their maturity at the time, if ever, it issues the Exchange Debentures.



  Taxation of Stated Interest and Original Issue Discount on Exchange Debentures



     Each holder of an Exchange Debenture will be required to include in gross income an amount equal to the sum of the "daily portions" of the OID for all days during the taxable year on which such holder holds the Exchange Debenture. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined under a constant-yield method by allocating to each day during the taxable year on which the holder holds the Exchange Debenture on pro rata portion of the OID thereon which is attributable to the "accrual period" in which such day is included. The amount of the OID attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Debenture at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Debenture (properly adjusted for the length of the accrual period). The adjusted issue price of an Exchange Debenture at the beginning of an accrual period is the original issue price of the Exchange Debenture increased by the aggregate amount of OID that has accrued in all prior accrual periods and reduced by any cash payments previously made on the Exchange Debenture. The "yield to maturity" is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Exchange Debenture, produces an amount equal to the issue price of the Exchange Debenture. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period.



     All interest on the Exchange Debentures will be taxed as OID under the rule discussed above, and payments of stated interest will not be taxable to the holders.



  Bond Premium on Exchange Debentures



     If the shares of New Preferred Stock are exchanged for Exchange Debentures at a time when the issue price of such Exchange Debentures exceeds the amount payable at the maturity date (or earlier redemption date, if appropriate) of the Exchange Debentures, such excess will be deductible, subject to certain limitations with respect to individuals, by the holder of such Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, but only if an election by the taxpayer under the section 171 of the Code is in effect or is made. To the extent the excess is deducted as amortizable bond premium, the holder's adjusted tax basis in the Exchange Debentures will be reduced. An election under section 171 of the Code is available only if the Exchange Debentures are held as capital assets. Such election applies to all debt obligations (i) owned by the taxpayer at the beginning of the first taxable year to which the election applies or (ii) subsequently acquired by the taxpayer, and may only be revoked with the consent of the Secretary of the Treasury. Under the Code, the amortizable bond premium will be treated as an offset to OID on the Exchange Debentures rather than as a separate deduction item unless otherwise provided in future regulations.



  Redemption or Sale of Exchange Debentures



     Generally, any redemption or sale of Exchange Debentures by a holder would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent that cash received is attributable to accrued interest) and the holder's tax basis in the Exchange Debentures. The tax basis of a holder who received an Exchange Debenture in exchange for New Preferred Stock will generally be equal to the initial basis of the Exchange Debenture on the date the Exchange Debenture is issued, plus any OID on the Exchange Debenture included in the holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the holder's income prior to sale or redemption of the Exchange Debenture and by any cash payments made on the Exchange Debenture. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period exceeded one year. However, if NEHC were found to have an intention at the time the Exchange Debentures were issued to call them before maturity, the gain would be ordinary income to the extent of any unamortized OID.



  Applicable High Yield Discount Obligations



     Sections 163(e) and 163(i) of the Code provide rules that affect the tax treatment of certain high-yield discount obligations ("HYDOs"). The Exchange Debentures may constitute HYDOs if their yield-to-maturity exceeds by five percentage points or more than the AFR for instruments with a similar maturity in effect for the calendar month in which the Exchange Debentures are issued. If the Exchange

Debentures are HYDOs, NEHC may not deduct any OID that accrues with respect to the Exchange Debentures until it pays such amount in cash.



     In addition, to the extent that the Exchange Debentures' yield-to-maturity exceeds the relevant AFR by more than six percentage points, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the AFR will not be deductible by NEHC at any time and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by NEHC as a dividend, which may then qualify for the dividends-received deduction provided by Section 243 of the Code (subject to applicable conditions and limitations). In such event, corporate holders of Exchange Debentures should consult with their tax advisors as to the applicability of the dividends-received deduction. It is not possible to determine at the present time whether an Exchange Debenture will be treated as a HYDO.



  Backup Withholding



     Under Section 3406 of the Code and applicable Treasury regulations, a holder of New Preferred Stock or Exchange Debentures may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which include dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, New Preferred Stock or Exchange Debentures, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in Section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(l)(C) of the Code. If any one of the events listed above occurs, NEHC will be required to withhold an amount equal to 31% from any dividend payment made with respect to New Preferred Stock, any payment of interest or principal pursuant to the terms of the Exchange Debentures or any payment of proceeds of a redemption of New Preferred Stock or Exchange Debentures, as the case may be, to a holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service.



     NEHC will furnish annually to the Internal Revenue Service and to record holders of the New Preferred Stock (other than with respect to certain exempt holders) information relating to dividends paid during the calendar year.



     NEHC will furnish annually to the Internal Revenue Service and to record holders of the Exchange Debentures (other than with respect to certain exempt holders) information relating to the stated interest and the OID, if any, accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a holder who acquired the Exchange Debentures on original issue.



  Subsequent Purchasers



     The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire the Preferred Stock or the Exchange Debentures other than through purchasing the New Preferred Stock at the time of original issuance at the issue price, including those provisions of the Code relating to the treatment of "market discount." For example, the market discount provisions of the Code may require a subsequent purchaser of an Exchange Debenture at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of the Exchange Debenture as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Debenture until the holder disposes of the Exchange Debenture in a taxable transaction.



     As a further example, a holder of an Exchange Debenture who purchases such Exchange Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all payments payable on the Exchange Debenture after the purchase date (other than payments, if any, of qualified stated interest) will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.



     EACH PROSPECTIVE HOLDER OF NEW PREFERRED STOCK OR EXCHANGE DEBENTURES SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW PREFERRED STOCK OR EXCHANGE DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.


                              PLAN OF DISTRIBUTION


     This Prospectus is to be used by DLJ in connection with offers and sales of the New Notes and New Preferred Stock in market-making transactions effected from time to time. DLJ may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.



     DLJMB, an affiliate of DLJ, and certain of its affiliates beneficially own approximately 30% (subject to adjustment as defined in agreement) of the common stock of NEHC through warrants. Peter T. Grauer, a principal of DLJ, is a member of the Board of Directors of NEHC and the Company; Benoit Jamar, a principal of DLJ, is a member of the Board of Directors of NEHC and the Company. Further, DLJ Capital Funding, Inc., an affiliate of DLJ, is acting as documentation agent in connection with the Credit Facility for which it received certain customary fees and expenses. In addition, DLJ received merger advisory fees of $4.0 million and $3.25 million in cash from the Company in connection with the acquisitions of PFS and ProSource, respectively. DLJ has informed NEHC that it does not intend to confirm sales of the New Notes and New Preferred Stock to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.



     NEHC has been advised by DLJ that, subject to applicable laws and regulations, DLJ currently intends to make a market in the New Notes and New Preferred Stock following completion of the Exchange Offer. However, DLJ is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Trading Market for the New Notes and New Preferred Stock."


     DLJ has, from time to time, provided investment banking and other financial advisory services to the Company in the past for which they have received customary compensation, including fees received in connection with the Offering of the Senior Discount Notes, and may provide such services and financial advisory services to the Company in the future. DLJ acted as purchasers in connection with the initial sale of the Notes and received an underwriting discount of approximately $2.2 million in connection therewith. See "Certain Relationships and Related Party Transactions."

     DLJ and NEHC have entered into the Registration Rights Agreement with respect to the use by DLJ of this Prospectus. Pursuant to such agreement, NEHC agreed to bear all registration expenses incurred under such agreement, and NEHC agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters in connection with the New Notes and New Preferred Stock offered hereby will be passed upon for NEHC by Wachtell, Lipton, Rosen & Katz, New York, New York.


                                    EXPERTS


     The consolidated financial statements of NEHC at December 26, 1998 and December 26, 1998 and for each of the three years in the period ended December 27, 1997 appearing in this Prospectus and in the Registration Statement, and the financial statement schedule for each of the three years in the period ended December 26, 1998 included in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The financial statements of PFS (A Division of PepsiCo, Inc. Held For Sale) as of December 27, 1995 and December 25, 1996 and for each of the years in the three-year period ended December 25, 1996 appearing in this Prospectus and in the Registration Statement have been included herein and in the Registration Statement and in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



     The financial statements of ProSource, Inc. as of December 28, 1996 and December 27, 1997 and for each of the years in the three-year period ended December 27, 1997 appearing in this Prospectus and in the Registration Statement have been included herein and in the Registration Statement and in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and in the Registration Statements and upon the authority of said firm as experts in accounting and auditing.

                         INDEX OF CERTAIN DEFINED TERMS


                                  PAGE NO.
Accounts Receivable Program...             54
Affiliate Transaction.........    67, 96, 116
AFR...........................            142
AmeriServ.....................             33
AmeriServe....................              3
AmeriServe Funding............             54
Asset Sale Offer..............    62, 91, 110
Bank of America NT&SA.........             54
Base Amount...................             55
Base Rate.....................             40
Calculation Date..............   79, 101, 125
Carrying Cost Receivables
  Reserve.....................             40
Certificate of
  Incorporation...............             17
change of circumstances.......            136
Change of Control.............             60
Change of Control Offer.......    60, 89, 108
Change of Control Payment.....    60, 89, 109
Change of Control Payment
  Date........................    60, 90, 109
Code..........................            139
Company.......................         3, 106
Covenant Defeasance...........        70, 119
Credit Facility...............             55
DGCL..........................             86
Distribution Agreement........              3
Distribution Shares...........            139
Dividend Payment Date.........             86
DLJ...........................             68
DLJMBII.......................             52
DLJSC.........................             45
DTC...........................             72
Effectiveness Target Date.....            134
Excess Proceeds...............            110
Exchange Act..................              2
Exchange Date.................            106
Exchange Debenture
  Indenture...................            106
Financial Institution.........            137
Global New Certificates.......            130
Global New Notes..............             72
Guarantors....................             55
HWPI..........................              3
HYDOs.........................            143
IDA...........................             43
Incorporated..................             50
incur.........................             93
Indirect Participants.........        73, 131
Initial Debenture.............            142
Invested Amount...............             54
Issue Date....................              8



                                  PAGE NO.
Junior Preferred Stock........              4
Junior Securities.............             85
Legal Defeasance..............        70, 119
Liquidation Preference........             85
Mandatory Redemption Date.....             85
Named Executive Officers......             45
Nebraska AmeriServe...........             33
NED...........................             33
NEHC..........................              3
NEHC Class A Common Stock.....             47
Net Eligible Receivables......             55
New Regulations...............            138
Offering......................              4
OID...........................            142
Old NEHC Notes................             52
Options.......................             46
Parity Securities.............             85
Participants..................        73, 131
Payment Blockage Period.......            107
Payment Default...............        69, 118
Payment Notice................            107
Permitted Debt................    64, 93, 113
PFS Acquisition...............              3
PIK Debenture.................            142
Post Holdings.................             52
Preferred Stock...............              4
Pro Source....................              4
Purchasers....................             54
Receivables...................             54
Record Date...................             86
Registration Default..........            134
Restricted Payments...........         62, 91
Securities Act................              2
Senior Discount Notes
  Offering....................             53
Senior Note Indenture.........             34
Senior Notes..................             34
Senior Preferred Stock........              4
Senior Subordinated Note
  Indenture...................             33
SERP..........................             48
SKU's.........................             37
Stock Option Plan.............             46
Subsidiary Guarantors.........             33
The Certificate of
  Designations................             84
TIN...........................            144
Transfer Agent................             85
Transfer Restricted
  Securities..................            134
Trust.........................             54
Trust Indenture Act...........             59
Voting Rights Triggering
  Event.......................             87

         INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
NEBCO EVANS HOLDING COMPANY
Unaudited Pro Forma Consolidated Statement of Operations for
  the Fiscal Year 1998......................................  P-2
Notes to Unaudited Pro Forma Consolidated Statement of
  Operations for Fiscal Year 1998...........................  P-3

                          NEBCO EVANS HOLDING COMPANY


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 26, 1998

                                 (IN THOUSANDS)


     The following sets forth the Unaudited Pro Forma Consolidated Statement of Operations of Nebco Evans Holding Company after giving effect to the ProSource acquisition, as if such acquisition had been consummated at the beginning of fiscal year 1998. The Unaudited Pro Forma Consolidated Financial Statement of Operation of NEHC does not purport to present the results of operations of NEHC had the acquisition occurred on the date indicated, nor is it necessarily indicative of the results of operations which may be expected to occur in the future.



                                                        HISTORICAL
                                                         PROSOURCE       PRO FORMA
                                                       DECEMBER 28,     ADJUSTMENTS
                                         HISTORICAL    1997 THROUGH         FOR
                                            NEHC       MAY 21, 1998     ACQUISITION      PRO FORMA
                                         ----------    -------------    -----------      ----------
Net sales..............................  $7,420,951     $1,660,073       $   2,450(a)    $9,083,474
Cost of goods sold.....................   6,740,926      1,528,693              --        8,269,619
                                         ----------     ----------       ---------       ----------
Gross profit...........................     680,025        131,380           2,450          813,855
                                         ----------     ----------       ---------       ----------
Operating expenses:
  Distribution, selling and
     administrative....................     560,696        123,019                          685,765
  Depreciation.........................      31,500          3,955          (2,020)(b)       33,435
  Amortization.........................      34,074            901           1,847(c)        36,822
  Restructuring and other unusual
     costs.............................      90,087             --                           90,087
                                         ----------     ----------       ---------       ----------
Total operating expenses...............     716,357        127,875            (173)         844,059
                                         ----------     ----------       ---------       ----------
Operating income (loss)................     (36,332)         3,505           2,623          (30,204)
Interest expense, net..................     (89,489)        (5,258)          1,078(d)       (93,669)
Loss on sale of accounts receivable....     (24,906)            --          (6,446)(e)      (31,352)
                                         ----------     ----------       ---------       ----------
Loss before income taxes...............    (150,727)        (1,753)         (2,745)        (155,225)
Provision (credit) for income taxes....       1,563           (685)            770(f)         1,648
                                         ----------     ----------       ---------       ----------
Net loss...............................  $ (152,290)    $   (1,068)      $  (3,515)      $ (156,873)
                                         ==========     ==========       =========       ==========


                           See accompanying notes to
           unaudited pro forma consolidated statement of operations.

                          NEBCO EVANS HOLDING COMPANY

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            FOR THE YEAR ENDED 1998

                                 (IN THOUSANDS)


(a) Represents amortization of liability arising in ProSource purchase price allocation for below market customer contracts.



(b) Represents reduction or depreciation expense as a result of the impairment of certain assets, due primarily to the planned closures of certain warehouse facilities, related to the ProSource acquisition as follows:



  ProSource warehouse facilities...........................  $ 2,145
  The Company's warehouse facilities.......................      549
  Depreciation reduction in historical NEHC................     (674)
                                                             -------
                                                             $ 2,020
                                                             =======



(c) Represents the additional amortization of goodwill and other intangibles related to the purchase price allocation for ProSource as follows:



  Amortization related to acquired intangibles.............  $ 3,681
  Reduction in amortization due to writedowns of existing
    ProSource intangibles..................................   (1,030)
  Additional amortization in historical NEHC...............     (804)
                                                             -------
                                                             $ 1,847
                                                             =======



(d)  Represents decrease to net interest expense as follows:

  Elimination of interest income on excess cash used in the
    ProSource acquisition..................................  $(4,450)
  Elimination of interest on borrowings against credit
    facilities replaced by discount on additional proceeds
    from sales of accounts receivable (see note e).........      308
  Elimination of interest expense in historical
    ProSource..............................................    5,220
                                                             =======
                                                             $ 1,078
                                                             =======



(e) Represents discount on additional proceeds from sales of accounts receivable as follows:

  $125 million at time of ProSource acquisition (7% for 9
    months)................................................  $ 3,646
  $80 million received in July 1998 (7% for 6 months)......    2,800
                                                             -------
                                                             $ 6,446
                                                             =======



(f) Represents elimination of credit for federal income taxes in historical ProSource, netting a current provision for state income taxes of $85. NEHC's net deferred tax assets are offset by a valuation allowance, reflecting NEHC's significant net operating loss carryforward position.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS


                                                              PAGE
NEBCO EVANS HOLDING COMPANY
  Report of Ernst & Young LLP, Independent Auditors.........   F-2
  Consolidated Balance Sheets as of December 27, 1997 and
     December 26, 1998......................................   F-3
  Consolidated Statements of Operations for each of the
     three fiscal years in the period ended December 26,
     1998...................................................   F-4
  Consolidated Statements of Stockholders' Equity for each
     of the three fiscal years in the period ended December
     26, 1998...............................................   F-5
  Consolidated Statements of Cash Flows for each of the
     three fiscal years in the period ended December 26,
     1998...................................................   F-6
  Notes to Consolidated Financial Statements................   F-7
  Schedule II -- Valuation and Qualifying Accounts..........  F-23
PFS
  Report of KPMG LLP, Independent Auditors..................  F-24
  Balance Sheets as of December 27, 1995 and December 25,
     1996, and as of June 11, 1997 (unaudited)..............  F-25
  Statements of Income for each of the years in the
     three-year period ended December 25, 1996, and for the
     six month periods ended June 12, 1996 and June 11, 1997
     (unaudited)............................................  F-26
  Statements of Divisional Equity for each of the years in
     the three-year period ended December 25, 1996, and for
     the six month period ended June 11, 1997 (unaudited)...  F-27
  Statements of Cash Flows for each of the years in the
     three-year period ended December 25, 1996, and for the
     six month periods ended June 12, 1996 and June 11, 1997
     (unaudited)............................................  F-28
  Notes to Financial Statements.............................  F-29
PROSOURCE, INC
  Independent Auditors' Report..............................  F-34
  Consolidated Balance Sheets as of December 28, 1996 and
     December 27, 1997......................................  F-35
  Consolidated Statements of Operations for each of the
     three fiscal years in the period ended December 27,
     1997...................................................  F-36
  Consolidated Statements of Stockholders' Equity for each
     of the three fiscal years in the period ended December
     27, 1997...............................................  F-37
  Consolidated Statements of Cash Flows for each of the
     three fiscal years in the period ended December 27,
     1997...................................................  F-38
  Notes to Consolidated Financial Statements................  F-40

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


Board of Directors
Nebco Evans Holding Company


     We have audited the accompanying consolidated balance sheets of Nebco Evans Holding Company (NEHC) as of December 27, 1997 and December 26, 1998 and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 26, 1998. Our audits also included the financial statement schedule listed in the Index to Historical Financial Statements. These financial statements and schedule are the responsibility of NEHC's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NEHC at December 27, 1997 and December 26, 1998 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 26, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                            ERNST & YOUNG LLP

Dallas, Texas

March 22, 1999

                          NEBCO EVANS HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                     ASSETS



                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
Current assets:
  Cash and cash equivalents.................................   $  231,450     $   37,646
  Accounts receivable.......................................       43,625         55,402
  Undivided interest in accounts receivable trust...........      154,371        208,451
  Allowance for doubtful accounts...........................      (15,566)       (23,852)
  Inventories...............................................      150,148        292,255
  Prepaid expenses and other current assets.................       17,034         14,196
                                                               ----------     ----------
          Total current assets..............................      581,062        584,098
Property and equipment, net.................................      142,138        235,426
Intangible assets, net......................................      737,870      1,087,079
Other noncurrent assets.....................................       17,720         29,209
                                                               ----------     ----------
                                                               $1,478,790     $1,935,812
                                                               ==========     ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt.........................   $    5,127     $    8,768
  Accounts payable..........................................      345,603        700,105
  Accrued liabilities.......................................      101,219        183,764
                                                               ----------     ----------
          Total current liabilities.........................      451,949        892,637
Long-term debt..............................................      943,609        979,416
Other noncurrent liabilities................................       38,430         85,006
11 1/4% Senior redeemable exchangeable preferred stock......           --        262,107
Stockholders' equity (deficit):
  8% Senior Convertible preferred stock, $.01 par value per
     share; 300 shares authorized, 235 shares outstanding,
     $2,350 liquidation value...............................        2,350          2,350
  13 1/2% Senior exchangeable preferred stock, $.01 par
     value per share; 5,000,000 shares authorized, 2,400,000
     shares outstanding.....................................       59,186             --
  15% Junior exchangeable preferred stock, $.01 par value
     per share; 5,000,000 shares authorized, 2,200,000
     shares outstanding.....................................       56,819             --
  Junior nonconvertible preferred stock, $.01 par value per
     share; 600 shares authorized and outstanding, $16,875
     liquidation value......................................       15,000             --
  Class A voting common stock, $.01 par value per share;
     30,000 shares authorized, 6,508 shares outstanding at
     December 27, 1997......................................           --             --
  Class B nonvoting common stock, $.01 par value per share;
     20,000 shares authorized, 1,733 shares outstanding at
     December 27, 1997......................................           --             --
  Class A nonvoting common stock, $.01 par value per share;
     1,000,000 shares authorized, none outstanding..........           --             --
  Class B voting common stock, $.01 par value per share;
     14,000,000 shares authorized, 8,241,000 outstanding at
     December 26, 1998......................................           --             82
  Paid-in capital...........................................        4,889             --
  Accumulated deficit.......................................      (93,442)      (285,786)
                                                               ----------     ----------
          Total stockholders' equity (deficit)..............       44,802       (283,354)
                                                               ----------     ----------
                                                               $1,478,790     $1,935,812
                                                               ==========     ==========


                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          DECEMBER 28,   DECEMBER 27,   DECEMBER 26,
                                                              1996           1997           1998
                                                          ------------   ------------   ------------
Net sales...............................................   $1,389,601     $3,508,332     $7,420,951
Cost of goods sold......................................    1,249,135      3,159,357      6,740,926
                                                           ----------     ----------     ----------
Gross profit............................................      140,466        348,975        680,025
Distribution, selling and administrative expenses.......      112,058        272,016        560,696
Depreciation of property and equipment..................        5,523         17,663         31,500
Amortization of intangible assets.......................        4,849         16,830         34,074
Restructuring and other unusual costs...................           --         52,449         90,087
                                                           ----------     ----------     ----------
Operating income (loss).................................       18,036         (9,983)       (36,332)
Other income (expense):
  Interest expense, net.................................      (16,423)       (54,016)       (90,824)
  Loss on sale of accounts receivable...................           --         (6,757)       (24,906)
  Interest income -- affiliates.........................          528            632          1,335
  Minority interest.....................................       (2,345)            --             --
                                                           ----------     ----------     ----------
                                                              (18,240)       (60,141)      (114,395)
                                                           ----------     ----------     ----------
Loss before income taxes and extraordinary loss.........         (204)       (70,124)      (150,727)
Provision for income taxes..............................        1,300          1,030          1,563
                                                           ----------     ----------     ----------
Loss before extraordinary loss..........................       (1,504)       (71,154)      (152,290)
Extraordinary loss......................................           --         15,935             --
                                                           ----------     ----------     ----------
Net loss................................................   $   (1,504)    $  (87,089)    $ (152,290)
                                                           ==========     ==========     ==========


                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY


           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    8%
                                                  SENIOR                  JUNIOR
                                      13 1/2%    PREFERRED      15%      PREFERRED
                                      SENIOR       STOCK      JUNIOR       STOCK
                                     PREFERRED    $10,000    PREFERRED    $25,000    PREFERRED   COMMON   PAID-IN   ACCUMULATED
                                       STOCK      SERIES       STOCK      SERIES       STOCK     STOCK    CAPITAL     DEFICIT
                                     ---------   ---------   ---------   ---------   ---------   ------   -------   -----------
BALANCE, DECEMBER 30, 1995.........  $     --     $   --     $     --    $     --    $ 15,000     $ 6     $   --     $  (4,849)
  Formation of NEHC................        --         --           --      15,000     (15,000)     (6)         6            --
  Issuance of preferred stock......        --      2,350           --          --          --      --         --            --
  Issuance of common stock
    warrants.......................        --         --           --          --          --      --      7,516            --
  Net loss.........................        --         --           --          --          --      --         --        (1,504)
                                     --------     ------     --------    --------    --------     ---     -------    ---------
BALANCE, DECEMBER 28, 1996.........        --      2,350           --      15,000          --      --      7,522        (6,353)
  Issuance of preferred stock and
    common stock warrants..........    57,300         --       55,000          --          --      --      2,700            --
  Preferred stock dividends........     1,785         --        1,819          --          --      --     (3,604)           --
  Preferred stock accretion........       101         --           --          --          --      --       (101)           --
  Loss on transfer of subsidiary
    from Holberg to NEHC...........        --         --           --          --          --      --     (1,628)           --
  Net loss.........................        --         --           --          --          --      --         --       (87,089)
                                     --------     ------     --------    --------    --------     ---     -------    ---------
BALANCE, DECEMBER 27, 1997.........    59,186      2,350       56,819      15,000          --      --      4,889       (93,442)
  Stock dividends on preferred
    stock..........................     3,666         --        3,752          --          --      --     (4,889)       (2,529)
  Preferred stock accretion........     2,599         --           --          --          --      --         --        (2,599)
  Cash dividends on preferred
    stock..........................        --         --           --          --          --      --         --          (188)
  Redemption of preferred stock....   (65,451)        --      (60,571)    (15,000)         --      --         --       (12,549)
  Senior redeemable exchangeable
    preferred stock dividends and
    accretion......................        --         --           --          --          --      --         --       (22,107)
  Common stock recapitalization....        --         --           --          --          --      82         --           (82)
  Net loss.........................        --         --           --          --          --      --         --      (152,290)
                                     --------     ------     --------    --------    --------     ---     -------    ---------
BALANCE, DECEMBER 26, 1998.........  $     --     $2,350     $     --    $     --    $     --     $82     $   --     $(285,786)
                                     ========     ======     ========    ========    ========     ===     =======    =========


                                       TOTAL
                                     ---------
BALANCE, DECEMBER 30, 1995.........  $  10,157
  Formation of NEHC................         --
  Issuance of preferred stock......      2,350
  Issuance of common stock
    warrants.......................      7,516
  Net loss.........................     (1,504)
                                     ---------
BALANCE, DECEMBER 28, 1996.........     18,519
  Issuance of preferred stock and
    common stock warrants..........    115,000
  Preferred stock dividends........         --
  Preferred stock accretion........         --
  Loss on transfer of subsidiary
    from Holberg to NEHC...........     (1,628)
  Net loss.........................    (87,089)
                                     ---------
BALANCE, DECEMBER 27, 1997.........     44,802
  Stock dividends on preferred
    stock..........................         --
  Preferred stock accretion........         --
  Cash dividends on preferred
    stock..........................       (188)
  Redemption of preferred stock....   (153,571)
  Senior redeemable exchangeable
    preferred stock dividends and
    accretion......................    (22,107)
  Common stock recapitalization....         --
  Net loss.........................   (152,290)
                                     ---------
BALANCE, DECEMBER 26, 1998.........  $(283,354)
                                     =========


                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                              YEAR ENDED
                                                              ------------------------------------------
                                                              DECEMBER 26,   DECEMBER 27,   DECEMBER 28,
                                                                  1996           1997           1998
                                                              ------------   ------------   ------------
OPERATING ACTIVITIES
  Net loss..................................................   $  (1,504)     $  (87,089)    $(152,290)
  Adjustments to reconcile net loss to net cash provided by
    (used for) operating activities:
    Depreciation and amortization...........................      10,372          34,493        65,574
    Gain on sale of property................................      (4,652)             --            --
    Interest accreted on subordinated debt..................       4,193           5,513         7,425
    Minority interest in subsidiary.........................       2,345              --            --
    Impairment of property, equipment and other assets......          --          12,404        17,880
    Extraordinary loss-noncash portion......................          --           2,156            --
    Changes in assets and liabilities, net of acquisitions:
      Accounts receivable and undivided interest in accounts
       receivable trust.....................................      (5,510)         (2,981)      (55,678)
      Inventories...........................................      (5,657)        (14,090)        8,908
      Prepaid expenses and other current assets.............         823         (13,578)       13,382
      Accounts payable......................................       7,030          74,663        47,176
      Accrued liabilities...................................      (7,083)         44,290         7,909
      Payments charged to restructuring reserves............          --          (1,382)      (14,944)
      Noncurrent liabilities................................       1,669          (4,402)      (25,252)
      Other.................................................       2,125             182       (27,347)
                                                               ---------      ----------     ---------
  Net cash provided by (used for) operating activities......       4,151          50,179      (107,257)
                                                               ---------      ----------     ---------
INVESTING ACTIVITIES
  Businesses acquired, net of cash acquired.................     (96,765)       (851,019)     (313,501)
  Capital expenditures......................................     (12,701)        (23,300)      (68,534)
  Proceeds from disposals of property and equipment.........       9,699              --         1,763
  Amounts received from affiliate...........................      11,121          20,485        13,693
  Amounts paid to affiliates................................     (14,291)        (23,878)      (19,476)
  Net increase in deposits with affiliates..................      (2,480)         (2,355)           --
                                                               ---------      ----------     ---------
  Net cash used in investing activities.....................    (105,417)       (880,067)     (386,055)
                                                               ---------      ----------     ---------
FINANCING ACTIVITIES
  Proceeds from issuance of subordinated loans..............      22,484              --            --
  Proceeds from issuance of warrants........................       7,516           2,700            --
  Proceeds from issuance of long-term debt..................          --       1,110,000            --
  Proceeds from sale of accounts receivable.................          --         225,000       220,000
  Proceeds from issuance of senior redeemable exchangeable
    preferred stock.........................................          --              --       250,000
  Proceeds from issuance of preferred stock.................          --         112,300            --
  Redemption of preferred stock.............................          --              --      (153,571)
  Dividends on preferred stock..............................          --              --          (188)
  Debt financing fees incurred..............................          --         (26,325)      (10,000)
  Net increase (decrease) in borrowings under revolving line
    of credit...............................................     116,708         (77,374)        4,000
  Repayments of long-term debt..............................     (43,793)       (287,187)      (10,733)
                                                               ---------      ----------     ---------
  Net cash provided by financing activities.................     102,915       1,059,114       299,508
                                                               ---------      ----------     ---------
  Net increase (decrease) in cash and cash equivalents......       1,649         229,226      (193,804)
  Cash and cash equivalents at beginning of year............         575           2,224       231,450
                                                               ---------      ----------     ---------
  Cash and cash equivalents at end of year..................   $   2,224      $  231,450     $  37,646
                                                               =========      ==========     =========
  Supplemental cash flow information:
    Cash paid during the year for:
      Interest..............................................   $  10,683      $   24,468     $  91,337
      Income taxes, net of refunds..........................       1,256           2,668           846
    Businesses acquired:
      Fair value of assets acquired.........................   $ 210,357      $1,101,786     $ 782,736
      Cash paid.............................................     (96,765)       (851,019)     (313,501)
                                                               ---------      ----------     ---------
      Liabilities assumed...................................   $ 113,592      $  250,767     $ 469,235
                                                               =========      ==========     =========
  Supplemental noncash investing and financing activities:
    Property and equipment purchased with capital leases
     (included in long-term debt)...........................   $  13,363      $   22,029     $  38,257


                            See accompanying notes.

                          NEBCO EVANS HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 26, 1998


1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations


     Nebco Evans Holding Company (NEHC) is the parent company of AmeriServe Food Distribution, Inc. and Holberg Warehouse Properties, Inc. (HWPI). The Company comprises substantially all of the operations of NEHC, as HWPI's operations consist entirely of the leasing of two warehouse facilities to the Company. The Company is a foodservice distributor specializing in distribution to chain restaurants. The Company distributes a wide variety of food items as well as paper goods, cleaning and other supplies and equipment. The Company operates within a single type of business activity, with no operating segments as defined by Statement of Financial Accounting Standards (Statement) No. 131, "Disclosures about Segments of an Enterprise and Related Information."



     The Company services approximately 36,000 restaurants, the vast majority of which are in the United States. The Company's major customers are owners and/or franchisees operating restaurants in the Arby's, Burger King, Chick-fil-A, Chili's, Dairy Queen, KFC, Lone Star Steakhouse, Long John Silver's, Olive Garden, Pizza Hut, Red Lobster, Sonic, Taco Bell, TCBY and TGI Friday's systems. For most of these concepts, the Company services all or a substantial majority of the U.S. restaurants in the systems. The Company also operates foodservice distribution businesses in Canada and Mexico, which are not material to the consolidated financial statements of the Company.



     NEHC is an indirect subsidiary of Holberg Industries, Inc., a privately held diversified service company. In addition to NEHC, Holberg has subsidiaries operating within the parking services industry in North America.


  Principles of Consolidation

     The consolidated financial statements include the accounts of NEHC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.


  Fiscal Calendar



     The results for each of the fiscal years ended December 28, 1996 (fiscal
1996) December 27, 1997 (fiscal 1997) and December 26, 1998 (fiscal 1998) reflect a 52-week period ending on the last Saturday of the calendar year. The fixed year-end day of the Company's fiscal calendar results in a 53-week year every five or six years.



     The Company is in the process of adopting a 13-period accounting calendar for all of its business. This change impacts the number of weeks in each fiscal quarter but does not impact the number of weeks in the year or the year-end date as described above. This calendar consists of 13 four-week periods, with each of the first three quarters consisting of three periods, or 12 weeks, and the fourth quarter consisting of four periods, or 16 weeks. As of the end of fiscal 1998, almost 50% of the business was on a 13-period calendar. The balance was on a 12-period calendar with each quarter consisting of 13 weeks (a "4-4-5" calendar). The conversion of the remaining business is expected to be completed in 2000. Due to the phased nature of the conversion, the year-over-year comparisons of quarterly results have not been and are not expected to be materially impacted. The 13-period calendar is preferable for management purposes because operating measures for the periods are not distorted by differences in number of weeks per period.


  Cash and Cash Equivalents


     Cash equivalents represent funds temporarily invested (with original maturities not exceeding three months) as part of managing day-to-day working capital and/or as amounts held for general corporate purposes.

                          NEBCO EVANS HOLDING COMPANY

  Inventories


     Inventories, which consist of purchased goods held for sale, are stated at the lower of cost (determined on a first-in, first-out basis) or net realizable value. Certain inventories in the former ProSource, Inc. (ProSource) business (see Note 2) are stated at cost determined using the weighted-average-cost method.


  Property and Equipment


     Property and equipment are stated at cost, except for assets that have been impaired. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is recorded over the respective lease terms or useful lives of the assets, whichever is shorter. Amortization of leasehold improvements and assets under capital leases is included in depreciation expense. Useful lives for amortization and depreciation calculations are as follows:



Buildings and improvements..................................   5-40 years
Delivery and automotive equipment...........................    3-9 years
Warehouse equipment.........................................   5-12 years
Furniture, fixtures and office equipment....................   5-10 years


  Goodwill and Other Intangible Assets

     Costs in excess of the net identifiable assets of businesses acquired are amortized on a straight-line basis over 40 years. Assembled workforce, customer lists and other intangible assets acquired in business acquisitions, deferred financing costs and other intangibles are being amortized using primarily the straight-line method over their respective estimated useful lives, which generally range from 3 to 40 years.

  Impairment of Long-Lived Assets

     Property and equipment, goodwill and other intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss will be recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve significant judgment.

  Computer Software

     Costs of computer software developed or obtained for internal use are capitalized and amortized on a straight-line basis over the estimated useful life of the software (generally 3-8 years). Business process reengineering costs associated with implementation of new software are expensed as incurred.

  Revenue Recognition


     Revenue from the sale of the Company's products is recognized upon shipment to the customer. Customer returns have historically been immaterial.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          NEBCO EVANS HOLDING COMPANY

  Income Taxes


     NEHC accounts for income taxes in accordance with Statement No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets or liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss carryforwards. Because of the Company's prior operating losses in certain of the Company's taxable entities, a valuation allowance has been established to offset the entire amount of the net deferred tax assets. (See Note 11)



     Effective July 1997, the Company has been included in the consolidated federal income tax return of NEHC. Prior to that date, the Company was part of the Holberg consolidated group for income tax purposes and made tax sharing payments to Holberg, under a tax sharing agreement, for those entities within the Company's subgroup that had taxable income.


  Reclassifications

     Certain amounts previously presented in the financial statements of prior years have been reclassified to conform to the current year presentation.

2. ACQUISITIONS


     On May 21, 1998, the Company acquired ProSource, Inc. for $313.5 million in cash, which reflected $15.00 per share for all of the outstanding common stock, repayment of existing indebtedness of ProSource of $159.5 million and direct costs of the acquisition. ProSource, which reported net sales of $3.9 billion for its fiscal year ended December 27, 1997, was in the foodservice distribution business, specializing in quick service and casual dining chain restaurants. ProSource serviced approximately 12,700 restaurants, principally in the United States, in such chains as Burger King, Chick-fil-A, Chili's, Long John Silver's, Olive Garden, Red Lobster, Sonic, TCBY and TGI Friday's. Funding of the acquisition and related transactions included $125 million in proceeds from the sale of ProSource accounts receivable (see Note 8), a $50 million capital contribution to the Company from NEHC and cash and cash equivalents on hand.



     The acquisition has been accounted for under the purchase method; accordingly, its results are included in the consolidated financial statements from the date of acquisition.



     Following is the preliminary ProSource purchase price allocation (the final purchase price allocation will be based on the final determination of the fair values of assets acquired and liabilities assumed) (in millions):



Accounts receivable.........................................  $ 224.0
Inventories.................................................    153.6
Property and equipment......................................     33.5
Goodwill....................................................    272.0
Identifiable intangible assets..............................     83.4
Other assets................................................     16.2
Accounts payable............................................   (307.3)
Accrued and other liabilities...............................    (91.0)
Restructuring reserves......................................    (70.9)
                                                              -------
                                                              $ 313.5
                                                              =======



     The restructuring reserves of $70.9 million were included in the preliminary purchase price allocation above in connection with the Company's business restructuring plan to consolidate and integrate the

                          NEBCO EVANS HOLDING COMPANY
operations of ProSource and the Company. The reserves consist of accruals for severance and other employee-related costs ($34.8 million) and costs associated with the closures of duplicative warehouse and other facilities ($36.1 million). Payments charged against the ProSource restructuring reserves totaled $5.9 million as of December 26, 1998. See Note 3 for additional discussion.



     On July 11, 1997, the Company acquired the U.S. and Canadian operations of PFS, a Division of PepsiCo, Inc. (PFS), in an asset purchase transaction for $841.6 million in cash, including direct costs. PFS posted net sales of $3.4 billion for the fiscal year ended December 25, 1996. PFS was engaged in the distribution of food products, supplies and equipment to approximately 17,000 company-owned and franchised restaurants in the Pizza Hut, Taco Bell and KFC systems, which were spun-off by PepsiCo, Inc. in October 1997 as TRICON Global Restaurants, Inc. (Tricon). Funding of the acquisition was provided by long-term borrowings and sale of accounts receivable as described in Notes 7 and 8 and a $130 million capital contribution to the Company from NEHC.



     The effective date of the acquisition was June 11, 1997, the end of PFS' second quarter. The acquisition has been accounted for under the purchase method.



     The PFS purchase price was allocated based on the estimated fair values of identifiable intangible and tangible assets acquired and liabilities assumed at the acquisition date, as follows (in millions):



Accounts receivable.........................................   $ 322.3
Inventories.................................................      83.1
Property and equipment......................................      70.7
Goodwill....................................................     563.1
Identifiable intangible assets..............................      36.9
Other assets................................................       1.4
Accounts payable............................................    (168.6)
Accrued and other liabilities...............................     (45.1)
Restructuring reserves......................................     (22.2)
                                                               -------
                                                               $ 841.6
                                                               =======



     The restructuring reserves of $22.2 million were included in the purchase price allocation above in connection with the Company's original business restructuring plan, which was revised after the ProSource acquisition, to consolidate and integrate the operations of PFS and the Company. The reserves consist of accruals for severance and other employee-related costs ($6.9 million) and costs associated with the closures of duplicative warehouse and other facilities ($15.3 million). Payments charged against the PFS restructuring reserves totaled $4.1 million as of December 26, 1998. There have been no material adjustments to the reserves as of December 26, 1998. See Note 3 for additional discussion.



     The following unaudited results of operations for fiscal 1997 assume the acquisitions of both PFS and ProSource occurred at the beginning of that period and for fiscal 1998 assume the acquisition of ProSource occurred at the beginning of that period. (in millions):



                                                                1997       1998
                                                              --------   --------
Net sales...................................................  $8,907.6   $9,081.0
Loss before extraordinary items and cumulative effect of a
  change in accounting principle............................     (55.5)    (153.2)
Net loss....................................................     (84.1)    (153.2)



     This information does not purport to be indicative of the results that actually would have been obtained if the combined operations had been conducted during the periods presented and is not intended to be a projection of future results.

                          NEBCO EVANS HOLDING COMPANY

     In October 1997, the Company acquired the stock of a food distribution business in Mexico for approximately $8 million in cash. The business distributed food products and supplies to company-owned and franchised restaurants in Tricon's Pizza Hut and KFC systems. The acquisition was accounted for under the purchase method. The operating results of the business are not material to the consolidated results of the Company.



3. RESTRUCTURING AND OTHER UNUSUAL COSTS



     Included in "Restructuring and other unusual costs" in the accompanying consolidated statements of operations for fiscal 1997 and 1998 are the following (in millions):



                                                              1997    1998
                                                              -----   -----
Restructuring charges, principally exit costs for future
  lease terminations and employee severance.................  $13.4   $12.7
Impairment of property, equipment and other assets..........   12.4    16.7
Financing-related fees and other one-time indirect costs
  incurred in connection with the ProSource and PFS
  acquisitions..............................................   13.6     8.6
Costs incurred to integrate acquisitions, and other unusual
  items.....................................................   13.0    52.1
                                                              -----   -----
                                                              $52.4   $90.1
                                                              =====   =====



     In the second quarter of 1998, the Company recorded restructuring reserves and noncash impairment charges reflecting actions to be taken with respect to the Company's then existing facilities as a result of the ProSource acquisition. During the second quarter of 1998, management performed an extensive review of the then existing and recently acquired ProSource operations with the objective of developing a business restructuring plan for the consolidation and integration of the organizations. The restructuring plan, which was approved by the Company's Board of Directors in the second quarter of 1998 and represented a revision of the plan developed at the time of the PFS acquisition in 1997, identified a number of actions designed to improve the efficiency and effectiveness of the combined organization's warehouse and transportation network as well as administrative and other support functions. These actions, a substantial majority of which will be completed by mid-2000, include construction of new strategically located warehouse facilities, closures of a number of existing warehouse facilities and expansions/reconfigurations of others, dispositions of property and equipment, conversions of computer systems, reductions in workforce, relocation of employees and centralization of support functions largely at the Dallas, Texas headquarters.



     In the third quarter of 1997, the Company recorded restructuring reserves and noncash impairment charges associated with the Company's original business restructuring plan, which was revised after the ProSource acquisition, to consolidate and integrate the operations of PFS and the Company.



     As of December 26, 1998, payments charged against the restructuring reserves established in fiscal 1998 and 1997 totaled $6.3 million, and there have been no material adjustments to the reserves.



     The last category in the above table includes costs arising from integration and consolidation actions associated with the PFS, ProSource and previous acquisitions. These costs, which are incremental in nature and expensed as incurred, relate primarily to start-up of new warehouse facilities, activities to realign and centralize administrative and other support functions and delivery fleet modifications. Also included in this category are costs to implement a major new computer software and hardware platform as well as remediate the Year 2000 computer program code problem in existing systems.



     Included in the impairment and unusual items categories above are charges totaling $7.2 million, largely recorded in the second quarter of 1998, associated with the discontinuance of service to the Wendy's concept, consisting primarily of costs related to equipment lease terminations and employee

                          NEBCO EVANS HOLDING COMPANY
severance. Service to Wendy's restaurants represented approximately $600 million in annual net sales. The discontinuance, which was completed by late 1998, resulted from a decision by Wendy's International, Inc. to transfer its business to a competitor.


4. PROPERTY AND EQUIPMENT


     Property and equipment consists of the following (in thousands):



                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
Land........................................................    $  3,833       $  7,542
Buildings and improvements..................................      44,612         77,236
Delivery and automotive equipment...........................      86,879         97,339
Warehouse equipment.........................................      11,359         21,943
Furniture, fixtures and office equipment....................      17,393         84,146
Construction in progress....................................       5,538          4,520
                                                                --------       --------
                                                                 169,614        292,726
Less accumulated depreciation and amortization..............      27,476         57,300
                                                                --------       --------
                                                                $142,138       $235,426
                                                                ========       ========


5. INTANGIBLE ASSETS

     Intangible assets consist of the following (in thousands):


                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
Goodwill, less accumulated amortization of $15,849 and
  $34,937...................................................    $661,570      $  913,045
Assembled workforce, customer lists, deferred financing
  costs and other intangibles, less accumulated amortization
  of $9,861 and $22,906.....................................      76,300         174,034
                                                                --------      ----------
                                                                $737,870      $1,087,079
                                                                ========      ==========



6. SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK



     On March 6, 1998, NEHC received proceeds of $250 million upon issuance of 2,500,000 shares of 11 1/4% Senior Redeemable Exchangeable Preferred Stock (Preferred Stock) due 2008, with a liquidation preference of $100 per share, in transactions not requiring registration under the Securities Act of 1933, as amended. Approximately $154 million of proceeds from the issuance were used to repurchase all NEHC's outstanding 13 1/2% senior exchangeable preferred stock, 15% junior exchangeable preferred stock, and junior nonconvertible preferred stock. Dividends on the Preferred Stock are payable quarterly in cash or in additional shares of Preferred Stock, at NEHC's option. The Preferred Stock is exchangeable into 11 1/4% Subordinated Exchange Debentures due 2008, at NEHC's option, subject to certain conditions, on any scheduled dividend payment date.



     On June 22, 1998, NEHC completed an offer to exchange all the outstanding Preferred Stock with new stock with substantially identical terms that is registered under the Securities Act of 1933, as amended.

                          NEBCO EVANS HOLDING COMPANY

7. LONG-TERM DEBT


     Long-term debt consists of the following (in thousands):


                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
8 7/8% Senior Notes due 2006................................    $350,000       $350,000
10 1/8% Senior Subordinated Notes due 2007..................     500,000        500,000
12 3/8% Senior Discount Notes due 2007......................      58,200         65,624
Borrowings under credit facility............................          --          4,000
Other notes payable.........................................       3,493          3,766
                                                                --------       --------
                                                                 911,693        923,390
Capital lease obligations (see Note 15).....................      37,043         64,794
                                                                --------       --------
                                                                 948,736        988,184
Less current portion (capital lease obligations only).......       5,127          8,768
                                                                --------       --------
                                                                $943,609       $979,416
                                                                ========       ========



     In connection with the PFS acquisition, on July 11, 1997, the Company issued $500 million principal amount of 10 1/8% Senior Subordinated Notes due July 15, 2007 in a private placement not requiring registration under the Securities Act of 1933, as amended, and entered into a new credit agreement providing for term loans totaling $205 million and a revolving credit facility of up to $150 million. A portion of the proceeds was used to repay all outstanding borrowings of $133.8 million (including accrued interest) under a previous credit agreement. On October 15, 1997, the Company issued $350 million principal amount of 8 7/8% Senior Notes due October 15, 2006 in a private placement not requiring registration under the Securities Act of 1933, as amended, and used a portion of the proceeds to repay the $205 million principal amount of term loans and related accrued interest.



     Also on July 11, 1997, NEHC received $55 million in proceeds upon issuance, in a private placement not requiring registration under the Securities Act of 1933, as amended, of $100,387,000 principal amount of 12 3/8% Senior Discount Notes due July 15, 2007. A portion of the proceeds was used to redeem subordinated notes with a principal amount of $33.4 million (including accretion of interest) issued in January 1996.



     In connection with the early extinguishment of debt on July 11 and October 15, 1997, NEHC recorded an extraordinary loss of $15.9 million, which represented the unamortized balance of deferred financing costs and unaccreted interest associated with the early extinguishment of debt by both the Company and NEHC. Because of NEHC's net operating loss carryforward position, the charge was recorded without tax benefit.


     Effective December 12, 1997, the Company and NEHC completed offers to exchange all the outstanding Senior Subordinated Notes due 2007, the Senior Notes due 2006 and the Senior Discount Notes due 2007 with new notes with substantially identical terms that are registered under the Securities Act of 1933, as amended.


     Interest on the Senior Subordinated Notes and the Senior Notes (collectively, the Notes) is payable semiannually. The Notes are fully, unconditionally, jointly and severally guaranteed by the Company's operating subsidiaries. The Notes contain covenants that limit the Company from incurring additional indebtedness and issuing preferred stock, restrict dividend payments, limit transactions with affiliates and certain other transactions. The Senior Subordinated Notes are subordinated to all existing and future senior indebtedness of the Company but rank equally in right of payment with any future senior subordinated indebtedness of the Company.

                          NEBCO EVANS HOLDING COMPANY

     Interest on the Senior Discount Notes is accreted to the principal amount until 2002, at which time interest is payable semiannually. The notes rank equally to all existing and future senior indebtedness of NEHC but rank senior to all subordinated indebtedness of NEHC. The notes are effectively subordinated to all indebtedness of the Company.


     In May 1998, the Company entered into an amended credit agreement with a group of financial institutions that provides for a credit facility, expiring in 2003, of up to $220 million. The amended credit facility replaces the previous $150 million revolving credit facility. Interest rates on borrowings under the facility are indexed to certain key variable rates. Availability under the facility is based on levels of the Company's inventories of food and paper products and supplies. Restrictive covenants under the agreement include minimum interest coverage and maximum leverage. The Company is in compliance with the covenants as of December 26, 1998. A commitment fee of up to .50% per annum is payable on the unused portion of the facility. The availability under the credit facility at December 26, 1998 was $151.2 million, against which borrowings were $4.0 million (at an 8.5% interest rate) and outstanding letters of credit totaled $35.9 million. Day-to-day cash flows can result in significant fluctuations in the amount of borrowings under the facility. In late March 1999, an amendment to the credit facility was completed that allows the Company up to $30 million in letters of credit before usage of the facility is impacted, resulting in additional current liquidity in this amount.



8. ACCOUNTS RECEIVABLE PROGRAM



     In July 1997, the Company entered into an Accounts Receivable Program (the Program), which initially provided $225 million in proceeds to partially fund the acquisition of PFS. Under the Program, the Company established a consolidated, wholly owned subsidiary, AmeriServe Funding Corporation (Funding), which is a special purpose, bankruptcy-remote entity that acquires, on a daily basis, a substantial majority of the trade accounts receivable generated by the Company and its subsidiaries. The purchases by Funding are financed through the sale of the receivables to AmeriServe Master Trust (the Trust) and the issuance of a series of investor certificates by the Trust.



     During 1998, the Company received additional proceeds of $220 million primarily as a result of the addition of ProSource trade accounts receivable (in
May) and the completion of a restructuring of the Program and implementation of additional reporting requirements (in July).



     Transactions completed in December 1998 were designed primarily to refinance a substantial portion of the bank-funded Trust certificates that supported the proceeds previously received by the Company. The transactions, which also resulted in additional financing capacity under the Program, included a $280 million Rule 144A private placement of a three-year asset backed security and the establishment of a bank-funded, three-year variable funding certificate of up to $100 million.



     After these transactions, the Program provides up to $485 million in capacity, depending on accounts receivable levels. Because of the linkage to accounts receivable levels, the availability at December 26, 1998 was $445 million, all of which the Company had received in proceeds as of that date. The proceeds reflected $653 million of accounts receivable sold less Funding's undivided interest in the assets of the Trust of $208 million.



     In accordance with the provisions of Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," the transactions have been recorded as a sale of receivables to a qualified special purpose entity. The ongoing cost associated with the Program, which largely represents the return to investors in the Trust certificates, is reported in the accompanying consolidated statements of operations as "Loss on sale of accounts receivable." The weighted average of the variable interest rates on the Trust certificates was 6.94% and 6.40% at December 27, 1997 and December 26, 1998, respectively.

                          NEBCO EVANS HOLDING COMPANY

     The accompanying consolidated balance sheets reflect an allowance for doubtful accounts that relates largely to the accounts receivable representing the undivided interest in the Trust. The Company's accounts receivable generally are unsecured.



9. FAIR VALUE OF FINANCIAL INSTRUMENTS



     The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, investment in accounts receivable trust, accounts payable and accrued liabilities approximate fair value because of their short-term maturities. The carrying amounts and fair values of long-term debt at December 26, 1998 are as follows (in thousands):



                                                              CARRYING      FAIR
                                                               AMOUNT      VALUE
                                                              --------    --------
8 7/8% Senior Notes.........................................  $350,000    $322,000
10 1/8% Senior Subordinated Notes...........................   500,000     435,000
12 3/8% Senior Discount Notes...............................    65,624      48,192
11 1/4% Senior Redeemable Exchangeable Preferred Stock......   262,107     141,538


     Related party financial instruments are recorded at cost.


10. GUARANTOR SUBSIDIARIES



     The Company's operating subsidiaries fully, unconditionally, jointly and severally guarantee the Senior Subordinated Notes and the Senior Notes discussed in Note 7.



     The guarantor subsidiaries are direct or indirect wholly owned subsidiaries of the Company. The Company and the guarantor subsidiaries conduct substantially all of the operations of the Company and its subsidiaries on a consolidated basis. Financial statements of the guarantor subsidiaries are not separately presented because, in the opinion of management, such financial statements are not material to investors.



     The only significant subsidiary of the Company that is not a guarantor subsidiary is Funding, which is a wholly owned, special purpose, bankruptcy-remote subsidiary. Funding has no operating revenues or expenses, and its only asset is an undivided interest in an accounts receivable trust (the Trust -- see Note 8). Funding's interest in the Trust is junior to the claims of the holders of certificates issued by the Trust. Accordingly, as creditors of the Company, the claims of the holders of the Senior Subordinated Notes and Senior Notes against the accounts receivable held in the Trust are similarly junior to the claims of holders of the certificates issued by the Trust.



     On the first day of fiscal 1999, ProSource and its subsidiaries were merged into the Company. Accordingly, the following summarized combined financial information (in accordance with Rule 1-02(bb) of Regulation S-X) at December 26, 1998 and for the year then ended is for the guarantor subsidiaries of the Company remaining after the merger (in thousands):



Current assets..............................................  $ 35,084
Current liabilities.........................................    15,981
Noncurrent assets...........................................    51,544
Noncurrent liabilities......................................    21,256
Net sales...................................................  $199,088
Operating income............................................     5,373
Net income..................................................     5,141

                          NEBCO EVANS HOLDING COMPANY

11. INCOME TAXES


     The provision for income taxes consists of the following (in thousands):


                                                                 YEAR ENDED
                                                --------------------------------------------
                                                DECEMBER 28,    DECEMBER 27,    DECEMBER 26,
                                                    1996            1997            1998
                                                ------------    ------------    ------------
Current:
  Federal.....................................     $1,100          $  515          $   --
  State.......................................        200             299             834
  Foreign.....................................         --              95             173
                                                   ------          ------          ------
                                                    1,300             909           1,007
Deferred (foreign in 1997 and 1998)...........         --             121             556
                                                   ------          ------          ------
                                                   $1,300          $1,030          $1,563
                                                   ======          ======          ======



     The provision for income taxes differs from the amount computed by applying the federal statutory rate of 34% to loss before income taxes and extraordinary loss, as follows (in thousands):



                                                                 YEAR ENDED
                                                --------------------------------------------
                                                DECEMBER 28,    DECEMBER 27,    DECEMBER 26,
                                                    1996            1997            1998
                                                ------------    ------------    ------------
Benefit at statutory rate.....................     $  (69)        $(23,842)       $(51,244)
State income taxes, net of federal tax
  benefit.....................................        129              197             550
Foreign income taxes..........................         --              143             729
Nondeductible goodwill........................        758              891           2,892
Increase in valuation allowance...............         --           23,571          47,735
Other.........................................        482               70             901
                                                   ------         --------        --------
Provision for income taxes....................     $1,300         $  1,030        $  1,563
                                                   ======         ========        ========

                          NEBCO EVANS HOLDING COMPANY

     The components of NEHC's deferred income tax assets and liabilities are as follows (in thousands):



                                                             DECEMBER 27,    DECEMBER 26,
                                                                 1997            1998
                                                             ------------    ------------
Deferred tax assets:
  Bad debt reserves........................................   $   9,987        $  9,140
  Inventory reserves.......................................       4,669          13,121
  Property and equipment...................................       4,758          12,663
  Accrued liabilities......................................       4,222          24,107
  Restructuring reserves...................................      21,124          62,289
  Acquisition costs........................................       7,682           5,087
  Net operating loss carryforward..........................      39,558         119,184
  Original issue discount..................................       1,767           4,576
  Other....................................................          --           1,499
                                                              ---------        --------
          Total deferred tax assets........................      93,767         251,666
  Less valuation allowance.................................     (49,787)       (196,997)
                                                              ---------        --------
          Total deferred tax assets, net...................      43,980          54,669
                                                              ---------        --------
Deferred tax liabilities:
  Intangibles..............................................      43,980          53,399
  Other....................................................          --           1,270
                                                              ---------        --------
          Total deferred tax liabilities...................      43,980          54,669
                                                              ---------        --------
          Deferred tax assets net of deferred tax
            liabilities....................................   $      --        $     --
                                                              =========        ========



     As of December 26, 1998, giving effect to the merger into the Company of ProSource and its subsidiaries, NEHC has net operating loss carryforwards of approximately $310 million. The net operating loss carryforwards will expire between 2004 and 2019. Because of uncertainty as to whether full benefit will be realized from the use of such losses and other deferred tax assets, a valuation reserve has been provided to offset the net deferred tax asset. As of the date of its acquisition by the Company, ProSource had tax benefits associated with net operating losses and other deferred items (the Acquired Tax Attributes) of $37 million that were entirely offset by a valuation reserve. The acquired ProSource net operating losses of $76 million are subject to limitation under section 382 of the Internal Revenue Code. Under that section, after a change of control, the amount of such net operating loss carryforwards that may be used annually during the permitted carryover period is limited. Goodwill will be reduced to the extent of any tax benefit realized from the Acquired Tax Attributes.



12. EMPLOYEE BENEFIT PLANS



     The Company and its subsidiaries have sponsored 401(k) retirement savings plans covering substantially all employees. The Company has matched the contributions of participating employees in accordance with the provisions of the plans. Substantially all of the then existing plans were merged into a single plan in August 1997.



     Under this merged plan, eligible employees may contribute up to 18% of eligible compensation, subject to limits imposed by law. The Company matches 50% of the first 4% of compensation contributed by employees and 25% of additional amounts contributed up to 6%. The Company will make additional contributions for eligible employees of 0.8% to 2.0% of eligible compensation, depending on years of service. Company contributions have certain vesting schedules, with all such contributions vesting after 5 years of service. The Company may also elect to make a discretionary contribution that would be allocated to employees based on a predetermined formula.

                          NEBCO EVANS HOLDING COMPANY

\ The Company has not merged the ProSource retirement savings plan into its existing plan. The ProSource plan has similar attributes but differing specific terms as compared to the existing plan. The Company is reviewing alternatives with respect to the possible merger of the two plans.



     Company contributions expensed under the plans approximated $515,000, $961,000 and $6,598,000 in fiscal 1996, 1997 and 1998, respectively.



     In 1998, the Company adopted a deferred compensation benefit program for eligible employees that allows participants to defer receipt of portions of their annual salary and incentive compensation. Amounts deferred are credited with earnings based on a key interest rate, which are expensed as accrued. Obligations under this program totaled $1.1 million at December 26, 1998.



13. STOCK OPTION PLAN



     In May 1998, NEHC adopted the 1998 Management Stock Option Plan (the Plan). The Plan authorizes the issuance of up to one million shares of new Class A common stock of NEHC through exercise of non-qualified stock options granted primarily to key management employees of the Company. The shares offered have been registered under The Securities Act of 1933, as amended, through a Registration Statement on Form S-8 dated May 18, 1998.



     Under The Plan, the Compensation Committee of the Board of Directors may from time to time grant options, to be exercised within 10 years of the grant date, at a price generally not less than the fair market value of the shares, as determined by an independent appraisal firm.



     On May 20, 1998, 438,410 options at an exercise price of $32.85 per share were granted under the Plan. The per share price was based on an estimation by an independent appraisal firm of the Company's value as of the end of 1997. The options granted vest and become exercisable in two equal installments upon each of the third and fourth anniversaries of the grant date; however, in the event of an Initial Public Offering (IPO), as defined in the Plan, half of the then outstanding and unvested options would become vested. A total of 27,540 options have been forfeited as of December 26, 1998.



     NEHC has elected to follow Accounting Principles Board Opinion No. 25 (APB
25) and related Interpretations in accounting for stock options. Under APB 25, because the exercise price of the options granted is the estimated fair market value of the underlying shares on the date of grant, no compensation expense has been recognized.



     Disclosures under Statement No. 123, "Accounting for Stock-Based Compensation," require a calculation of the pro forma compensation cost associated with the options had a fair value method been used to value the options at the date of grant. Using the "minimum value" method as defined by Statement No. 123, compensation expense associated with the option grant would have been approximately $1.2 million annually over the four-year vesting period. The key quantitative assumptions used in the calculation, which assumes no IPO, are as follows:



Risk-free interest rate.....................................    5.82%
Expected life...............................................  7 years
Expected dividend yield.....................................       0%



     Because option valuation methods require highly subjective assumptions, NEHC believes that the calculation does not necessarily provide a reliable single measure of the fair value of the options granted.



14. RELATED-PARTY TRANSACTIONS



     NEHC and the Company have interest-bearing amounts due from Holberg totaling $8,066,000 and $13,981,000 at December 27, 1997 and December 25, 1998,
respectively, resulting primarily from cash

                          NEBCO EVANS HOLDING COMPANY
advances to Holberg. The Company also holds a note receivable from Holberg dated December 1995 in the amount of $3,516,000. The note bears interest at 5% and is due January 2007. These related party receivables are included in other noncurrent assets in the accompanying consolidated balance sheets.



     Prior to 1996, the Company participated in a self-insured casualty (including workers' compensation and auto liability) and group health risk program with an affiliate of Holberg. In connection with the insurance program, the Company has deposits with an affiliate for insurance collateral purposes of $4,835,000 at December 27, 1997 and December 26, 1998. This amount is included in other noncurrent assets in the accompanying consolidated balance sheets.



     In fiscal 1997 and 1998, distribution, selling and administrative expenses include $4,000,000 in management fees to Holberg.



     Interest income from Holberg and an affiliate of approximately $528,000, $632,000 and $1,335,000 in fiscal 1996, 1997 and 1998, respectively, represents interest on the amounts due from Holberg, including the note receivable, and interest on the insurance deposits with an affiliate.



15. LEASE COMMITMENTS



     NEHC has noncancelable commitments under both capital and long-term operating leases, primarily for office and warehouse facilities and transportation and office equipment. Many leases provide for rent escalations, purchase and renewal options, contingent rentals based on miles driven and payment of executory costs. Rent expense was approximately $15,384,000, $17,902,000 and $51,176,000 (including contingent rentals) in fiscal 1996, 1997 and 1998, respectively.


     Property and equipment include the following amounts under capital leases (in thousands):


                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
Land........................................................    $   692        $   692
Buildings and improvements..................................      6,891         14,122
Delivery and automotive equipment...........................     28,778         37,551
Warehouse equipment.........................................      2,227          5,595
Furniture, fixtures and office equipment....................      3,312         16,603
                                                                -------        -------
                                                                 41,900         74,563
Less accumulated amortization...............................      6,456         13,258
                                                                -------        -------
Property and equipment under capital leases, net............    $35,444        $61,305
                                                                =======        =======



     The following is a schedule of aggregate future minimum lease payments (excluding contingent rentals) required under terms of the aforementioned leases at December 26, 1998 (in thousands):



                                                              OPERATING   CAPITAL
FISCAL YEAR ENDING                                             LEASES     LEASES
------------------                                            ---------   -------
1999........................................................  $ 49,917    $16,558
2000........................................................    46,688     15,555
2001........................................................    41,058     13,578
2002........................................................    34,302      9,347
2003........................................................    28,601      7,151
Thereafter..................................................   136,148     37,452
                                                              --------    -------
Total.......................................................  $336,714     99,641
                                                              ========
Less amount representing interest...........................               34,847
Present value of net minimum lease commitments..............              $64,794
                                                                          =======

                          NEBCO EVANS HOLDING COMPANY

16. CONCENTRATION OF CREDIT RISK



     On a pro forma basis, as defined below, Tricon accounted for approximately 21% of the Company's 1998 net sales. Darden Restaurants, Inc., which owns all the Red Lobster and Olive Garden restaurants, accounted for approximately 10% of 1998 pro forma net sales.



     In connection with the PFS acquisition, the Company was assigned and assumed a distribution agreement between PFS and the Pizza Hut, Taco Bell and KFC businesses now comprising Tricon. The agreement provides that the Company is the exclusive distributor of a substantial majority of food and supply products purchased by Tricon's U.S. company-owned restaurants. In September 1998, Tricon and the Company agreed to revise and extend the term of the agreement to seven and one-half years from five years, with an additional two and one-half year extension option. Including this option period, the agreement expires July 2007.



     The Company provides service to Red Lobster and Olive Garden restaurants under exclusive distribution agreements effective June 1997 and expiring in May 2002.



     The table below presents the Company's net sales to major restaurant concept served, including both company-owned and franchised units, as an approximate percentage of the Company's total pro forma net sales. The pro forma data for fiscal 1998 reflects inclusion of ProSource's net sales for the full year, but exclusion of net sales to the Wendy's concept. The pro forma data for fiscal 1997 reflects inclusion of PFS' net sales for the full year.



                                                              1997    1998
                                                              ----    ----
Burger King.................................................    5%     25%
Taco Bell...................................................   29%     17%
Pizza Hut...................................................   27%     16%
KFC.........................................................   12%      7%
Red Lobster.................................................   --       7%
Arby's......................................................    7%      4%
Wendy's.....................................................   11%     --



17. STOCKHOLDER'S EQUITY



     On May 20, 1998, NEHC's Board of Directors approved the following recapitalization actions:



          (a) Fourteen million shares of new Class B voting common stock, par value $.01 per share, were authorized.



          (b) Each of the outstanding shares of Class A voting common stock (6,508 shares) and Class B nonvoting common stock (1,733 shares) was converted to 1,000 shares of new Class B voting common stock, resulting in 8,241,000 outstanding shares of the new Class B common stock. The previously authorized 30,000 shares of Class A voting common stock and 20,000 shares of Class B nonvoting common stock were canceled.



          (c) One million shares of new Class A nonvoting common stock, par value $.01 per share, were authorized in connection with the adoption of the 1998 Management Stock Option Plan (the Plan -- see Note 13). The Class A common stock would become voting in the event of an initial Public Offering (as defined in the Plan).



     The previously outstanding 13 1/2% senior exchangeable preferred stock, 15% junior exchangeable preferred stock and junior nonconvertible preferred stock were redeemed in March 1998 upon the issuance of 11 1/4% senior redeemable exchangeable preferred stock (see Note 6).



     Accumulated preferred stock dividends in arrears were $1,875,000 at December 27, 1997. There were no preferred stock dividends in arrears at December 26, 1998.

                          NEBCO EVANS HOLDING COMPANY

     Warrants to purchase up to an aggregate 4,663,000 shares of the new Class B voting common stock were outstanding at December 26, 1998, of which 1,759,000 expire in 2006 and the remainder expire in 2009.



18. CONDENSED UNCONSOLIDATED FINANCIAL STATEMENTS


     Provided below are the condensed unconsolidated financial statements of NEHC (parent company only).


                                                              DECEMBER 27,   DECEMBER 26,
                                                                  1997           1998
                                                              ------------   ------------
Condensed balance sheets:
  Cash and cash equivalents.................................   $     320      $  32,979
  Due from affiliate........................................       5,046         11,897
  Investment in subsidiaries................................     176,500        226,500
  Other assets..............................................          --            300
                                                               ---------      ---------
                                                               $ 181,866      $ 271,676
                                                               =========      =========
  Accounts payable and accrued liabilities..................   $     188      $     373
  Due to affiliate..........................................          --          1,081
  Subordinated loans........................................      58,199         65,625
  Senior redeemable exchangeable preferred stock............          --        262,107
  Stockholders' equity (deficit)............................     123,479        (57,510)
                                                               ---------      ---------
                                                               $ 181,866      $ 271,676
                                                               =========      =========
Condensed statements of income (loss):
  Selling, general and administrative expenses..............   $     177      $      20
  Interest expense, net.....................................       5,821          4,881
  Income taxes..............................................          --            222
  Extraordinary loss........................................       6,562             --
                                                               ---------      ---------
                                                               $ (12,560)     $  (5,123)
                                                               =========      =========
Condensed statements of cash flows:
  Net cash provided by (used in) operating activities.......   $ (11,007)     $   2,188
                                                               ---------      ---------
  Investing activities:
     Business acquired, net of cash acquired................      (1,500)            --
     Investment in subsidiary...............................    (130,000)       (50,000)
     Due from affiliates....................................          --         (5,769)
                                                               ---------      ---------
  Net cash used in investing activities.....................    (131,500)       (55,769)
                                                               ---------      ---------
  Financing activities:
     Proceeds from issuance of preferred stock and
      warrants..............................................     115,000        250,000
     Financing fees incurred................................          --        (10,000)
     Redemption of preferred stock..........................          --       (153,760)
     Proceeds from issuance of long-term debt...............      55,000             --
     Repayment of debt......................................     (27,173)            --
                                                               ---------      ---------
Net cash provided by financing activities...................     142,827         86,240
                                                               ---------      ---------
Net increase in cash and cash equivalents...................         320         32,659
Cash and cash equivalents at beginning of year..............          --            320
                                                               ---------      ---------
Cash and cash equivalents at end of year....................   $     320      $  32,979
                                                               =========      =========

                          NEBCO EVANS HOLDING COMPANY

19. CONTINGENCIES



     NEHC is subject to various claims and contingencies related to lawsuits, taxes, environmental and other matters arising out of the normal course of business. Management believes that the ultimate liability, if any, in excess of amounts already recognized arising from such claims or contingencies is not likely to have a material adverse effect on NEHC's annual results of operations or financial condition.

                          NEBCO EVANS HOLDING COMPANY



                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


                                 (IN THOUSANDS)



                                                                    ADDITIONS
                                  -----------------------------------------------------------------------------
                                  BALANCE AT   CHARGED TO   CHARGED TO                                  BALANCE
                                  BEGINNING    COSTS AND      OTHER      ACQUISITIONS                   AT END
                                   OF YEAR      EXPENSES     ACCOUNTS      BALANCE      DEDUCTIONS(1)   OF YEAR
                                  ----------   ----------   ----------   ------------   -------------   -------
Year ended December 28, 1996:
  Allowance for doubtful
     accounts...................   $ 1,170       $1,306           --       $ 3,385         $  (525)     $ 5,336
Year ended December 27, 1997:
  Allowance for doubtful
     accounts...................   $ 5,336       $2,019           --       $10,032         $(1,821)     $15,566
Year ended December 26, 1998:
  Allowance for doubtful
     accounts...................   $15,566       $4,746           --       $ 7,541         $(4,001)     $23,852


------------------------------


(1) Represents uncollectible accounts written off, net of recoveries.

                    REPORT OF KPMG LLP, INDEPENDENT AUDITORS


The Management of PFS
(A Division of PepsiCo, Inc. Held for Sale):

     We have audited the accompanying balance sheets of PFS (A Division of PepsiCo, Inc. Held for Sale) as of December 27, 1995 and December 25, 1996, and the related statements of income, divisional equity, and cash flows for each of the years in the three-year period ended December 25, 1996. These financial statements are the responsibility of the management of PFS. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PFS as of December 27, 1995 and December 25, 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 25, 1996, in conformity with generally accepted accounting principles.


                                          KPMG LLP


Dallas, Texas
April 18, 1997

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                                 BALANCE SHEETS


                                                           DECEMBER 27,    DECEMBER 25,     JUNE 11,
                                                               1995            1996           1997
                                                ASSETS     ------------   --------------   -----------
                                                                          (IN THOUSANDS)   (UNAUDITED)
Current assets:
  Cash...................................................    $    203        $  1,625       $     32
  Receivables:
     Franchisees and licensees, net of allowance for
       doubtful accounts of $11,941 in 1995 and $7,733 in
       1996..............................................     115,004         117,729        132,679
     Affiliates..........................................     206,658         162,485        191,006
     Inventories.........................................     101,767          94,418         86,068
     Prepaid expenses and other current assets...........       1,877           4,690          5,915
     Deferred income taxes (note 7)......................      10,105          10,629          9,975
                                                             --------        --------       --------
          Total current assets...........................     435,614         391,576        425,675
  Property and equipment, net (notes 3 and 6)............      80,351          87,017         82,460
  Other assets...........................................         323             328            320
                                                             --------        --------       --------
                                                             $516,288        $478,921       $508,455
                                                             ========        ========       ========

                                  LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable -- trade..............................    $196,695        $170,611       $200,026
  Accrued liabilities (note 7)...........................      79,512          79,728         71,395
  Advances from Parent and affiliates, net (note 4)......     122,957         108,257        125,282
                                                             --------        --------       --------
          Total current liabilities......................     399,164         358,596        396,703
Other liabilities and deferred credits (notes 6 and 9)...      23,449          22,400         20,568
Deferred income taxes (note 7)...........................       5,096           4,520          3,545
Divisional equity (note 4)...............................      88,579          93,405         87,639
                                                             --------        --------       --------
Commitments (note 6).....................................    $516,288        $478,921       $508,455
                                                             ========        ========       ========


                See accompanying notes to financial statements.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                              STATEMENTS OF INCOME


                                                     YEARS ENDED                    TWENTY FOUR WEEKS ENDED
                                     --------------------------------------------   -----------------------
                                     DECEMBER 28,   DECEMBER 27,    DECEMBER 25,
                                         1994           1995            1996         JUNE 12,     JUNE 11,
                                      (53 WEEKS)     (52 WEEKS)      (52 WEEKS)        1996         1997
                                     ------------   ------------   --------------   ----------   ----------
                                                                 (IN THOUSANDS)           (UNAUDITED)
Sales:
  Affiliates (note 4)..............   $2,378,963     $2,463,464      $2,292,423     $1,058,666   $  957,528
  Franchisees and licensees........      905,874        999,988       1,136,201        497,003      544,425
                                      ----------     ----------      ----------     ----------   ----------
                                       3,284,837      3,463,452       3,428,624      1,555,669    1,501,953
  Less discounts and allowances....        5,000          4,508           6,538          3,194        3,608
                                      ----------     ----------      ----------     ----------   ----------
     Net sales.....................    3,279,837      3,458,944       3,422,086      1,552,475    1,498,345
                                      ----------     ----------      ----------     ----------   ----------
Costs and expenses:
  Cost of sales and operating......    3,155,422      3,331,866       3,297,381      1,498,587    1,443,274
  General and administrative (notes
     4, 6 and 8)...................       37,515         47,606          44,962         21,564       20,330
                                      ----------     ----------      ----------     ----------   ----------
                                       3,192,937      3,379,472       3,342,343      1,520,151    1,463,604
                                      ----------     ----------      ----------     ----------   ----------
     Income from operations........       86,900         79,472          79,743         32,324       34,741
Interest expense to Parent (note
  4)...............................       12,934         17,613          15,566          7,102        8,041
                                      ----------     ----------      ----------     ----------   ----------
       Income before income
          taxes....................       73,966         61,859          64,177         25,222       26,700
Provision for income taxes (note
  7)...............................       28,874         23,844          24,597          9,928        9,924
                                      ----------     ----------      ----------     ----------   ----------
       Net income..................   $   45,092     $   38,015      $   39,580     $   15,294   $   16,776
                                      ==========     ==========      ==========     ==========   ==========


                See accompanying notes to financial statements.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                        STATEMENTS OF DIVISIONAL EQUITY


                                                              (IN THOUSANDS)
                                                              --------------
Divisional equity at December 29, 1993......................     $100,146
Transfers to Advances from Parent and affiliates, net (note
  4)........................................................      (59,531)
Net income..................................................       45,092
                                                                 --------
Divisional equity at December 28, 1994......................       85,707
Transfers to Advances from Parent and affiliates, net (note
  4)........................................................      (35,143)
Net income..................................................       38,015
                                                                 --------
Divisional equity at December 27, 1995......................       88,579
Transfers to Advances from Parent and affiliates, net (note
  4)........................................................      (34,754)
Net income..................................................       39,580
                                                                 --------
Divisional equity at December 25, 1996......................       93,405
Transfers to Advances from Parent and affiliates, net (note
  4) (unaudited)............................................      (22,542)
Net income (unaudited)......................................       16,776
                                                                 --------
Divisional equity at June 11, 1997 (unaudited)..............     $ 87,639
                                                                 ========


                See accompanying notes to financial statements.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                            STATEMENTS OF CASH FLOWS


                                                                                        TWENTY-FOUR WEEKS
                                                         YEARS ENDED                          ENDED
                                          ------------------------------------------   -------------------
                                          DECEMBER 28,   DECEMBER 27,   DECEMBER 25,
                                              1994           1995           1996       JUNE 12,   JUNE 11,
                                           (53 WEEKS)     (52 WEEKS)     (52 WEEKS)      1996       1997
                                          ------------   ------------   ------------   --------   --------
                                                                   (IN THOUSANDS)          (UNAUDITED)
Cash flows -- operating activities:
  Net income............................    $ 45,092       $ 38,015       $ 39,580     $ 15,294   $ 16,776
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization......      17,053         18,764         19,830        8,819      8,814
     Loss on sale of property and
       equipment........................       1,788          2,324          1,065           72       (209)
     Deferred income taxes..............      (6,800)        (3,075)        (1,100)        (274)      (321)
     Change in assets and liabilities:
       Receivables......................     (22,614)       (22,051)        41,448       (6,769)   (43,471)
       Inventories......................       4,839         (5,046)         7,349        8,429      8,350
       Accounts payable.................       9,524         (2,347)       (26,084)      (8,519)    29,415
       Accrued liabilities..............      13,105         (4,672)           216      (11,278)    (8,333)
       Other............................       2,730          7,668         (3,867)      (4,877)    (3,049)
                                            --------       --------       --------     --------   --------
          Net cash provided by operating
            activities..................      64,717         29,580         78,437          897      7,972
                                            --------       --------       --------     --------   --------
Cash flows -- investing activities:
  Additions to property and equipment...     (21,310)       (25,245)       (28,771)     (14,214)   (12,291)
  Transfers of property and equipment to
     affiliates.........................          --             --             --           --      7,338
  Proceeds from sale of property and
     equipment..........................       1,047            857          1,210        1,032        905
                                            --------       --------       --------     --------   --------
          Net cash used for investing
            activities..................     (20,263)       (24,388)       (27,561)     (13,182)    (4,048)
                                            --------       --------       --------     --------   --------
Cash flows -- financing activities --
  (repayment of)/additions to advances
  from Parent and affiliates, net.......     (44,360)        (5,163)       (49,454)      12,661     (5,517)
                                            --------       --------       --------     --------   --------
  Net increase (decrease) in cash.......          94             29          1,422          376     (1,593)
  Cash at beginning of period...........          80            174            203          203      1,625
                                            --------       --------       --------     --------   --------
  Cash at end of period.................    $    174       $    203       $  1,625     $    579   $     32
                                            ========       ========       ========     ========   ========


     During 1994, 1995, and 1996 PFS made the following transfers to Parent through the intercompany account:

                                                               1994       1995       1996
State income tax............................................  $ 4,135    $ 3,808    $ 3,475
                                                              =======    =======    =======
Federal income tax..........................................  $18,876    $19,887    $18,800
                                                              =======    =======    =======
Interest on advances........................................  $12,994    $17,613    $15,566
                                                              =======    =======    =======
Divisional equity reclassifications.........................  $59,531    $35,143    $34,754
                                                              =======    =======    =======

                See accompanying notes to financial statements.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 27, 1995 AND DECEMBER 25, 1996

                                 (IN THOUSANDS)

(1)  GENERAL AND BASIS OF PRESENTATION


     PFS (A Division of PepsiCo, Inc. Held for Sale) operates as a division of PepsiCo, Inc. ("Parent") and has no separate legal status or existence. In January 1997, the Parent announced its intent to spin off its restaurant business. Concurrent with this announcement, the Parent also announced that it would explore the possible sale of PFS. The accompanying financial statements present the business of PFS which is being held for sale. Accordingly, they include only the assets, liabilities and results of operations of the PFS business to be sold. The principal nature of this business is to provide food, equipment, and supply items primarily to Taco Bell, Pizza Hut and KFC restaurants, which restaurants are either owned or franchised by the Parent in both the United States and Canada. The Division also has other transactions with the Parent and affiliates of the Parent ("Affiliates") (notes 4, 5, 7, 8 and 9). PFS' fiscal year ends on the last Wednesday in December and, as a result, a fifty-third week is added every five or six years. The fiscal year ended December 28, 1994 consisted of 53 weeks.


     The financial statements of the Company as of June 11, 1997 and for the periods ended June 12, 1996 and June 11, 1997 are unaudited, but in the opinion of management reflect all adjustments (consisting only of normal recurring accruals) which are necessary for a fair statement of the results of the interim periods presented. Results for interim periods are not necessarily indicative of the results to be expected for a full year or for periods which have been previously reported.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  INVENTORIES

     Inventories are valued at the lower of cost, as determined by the first-in, first-out ("FIFO") method, or net realizable value.

  (b)  INCOME TAXES

     PFS is included in the consolidated federal income tax return of the Parent. For financial reporting purposes, federal income taxes are computed on a separate return basis. State income taxes are computed at a composite rate (6.3% in 1994 and 5.8% in 1995 and 1996) based upon actual taxes incurred by the Parent on behalf of the Division.

     PFS accounts for income taxes using the asset and liability method. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (c)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are calculated on a straight-line basis over the estimated useful lives of the assets, generally 3 to 10 years.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  (d)  USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment at December 27, 1995 and December 25, 1996 is summarized as follows:

                                                                1995        1996
                                                              --------    --------
Land........................................................  $    756    $    756
Transportation equipment....................................    81,741      87,039
Warehouse and office equipment..............................    33,654      38,916
Buildings and leasehold improvements........................    38,490      46,651
Construction in progress....................................     2,656       2,937
Leased computer and material handling equipment.............     5,712       5,750
                                                              --------    --------
                                                               163,009     182,049
Less accumulated depreciation and amortization..............    82,658      95,032
                                                              --------    --------
                                                              $ 80,351    $ 87,017
                                                              ========    ========

(4)  RELATED PARTY TRANSACTIONS


     The Parent provides certain corporate general and administrative services to PFS, including legal, treasury and benefits administration, among others. The Company estimates the costs of these services to be approximately $1,100 based on management's assessment of the relative benefit received from the Parent for each of the years 1994, 1995 and 1996. The Company believes this method is reasonable and inclusion of such costs would not have a material impact on the accompanying financial statements.


     Transactions with the Parent include utilization of cash management services under which net cash balances of PFS are transferred to or provided by the Parent daily. In addition, the Parent provides payments under its incentive compensation plans to certain key employees of PFS.

     In 1994, 1995 and 1996, respectively, approximately 29%, 28% and 27% of the gross sales of PFS were to restaurants owned by Pizza Hut, Inc., 31%, 31% and 28% of gross sales were to restaurants owned by Taco Bell Corp., and 13%, 11% and 12% of gross sales were to restaurants owned by KFC Corporation.

     PFS and the Parent have agreed to reclassify amounts between advances and divisional equity in order to maintain a preestablished debt to equity ratio, as defined, as part of the agreements between PFS and Pizza Hut, Inc. and its franchisees.

     Advances from Parent and Affiliates bear interest at the prime rate (8.25% at December 25, 1996) and are not subject to stated repayment terms. Accordingly, such advances are classified as current liabilities in the accompanying balance sheets. The carrying amount of Advances from the Parent and Affiliates at December 27, 1995 and December 25, 1996 approximates the fair value since the borrowings bear interest at current market rates.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5)  PROFIT LIMITATION

     "Gross profit" and "net pretax profit" on certain sales of PFS to Pizza Hut restaurants, as defined in the agreements with Pizza Hut, Inc. and its franchisees, are limited to amounts not to exceed 14% and 2.5% of sales, respectively. Such limitations apply only to sales of food, paper products, and similar restaurant supplies and exclude other nonfood items such as furnishings, interior and exterior decor items, and equipment. As a result of the profit limitation, sales are reported net of $3,039, $4,449 and $5,249 in 1994, 1995 and 1996, respectively, for distributions to Pizza Hut, Inc. and its franchisees.

(6)  LEASE COMMITMENTS

     PFS occupies warehouse and office facilities under noncancellable operating lease agreements expiring at various dates through 2006. Most of the leases contain renewal options for periods ranging from one to five years, with rentals generally equal to those stated for the initial term of the lease.

     PFS also rents transportation equipment under operating leases which provide for both short-term and long-term rentals.

     Rental expense for the years ended December 28, 1994, December 27, 1995 and December 25, 1996 is summarized as follows:

                                                         1994       1995       1996
                                                        -------    -------    -------
Transportation equipment:
  Fixed rentals.......................................  $   336    $   409    $   442
  Variable rentals....................................    2,173      1,776      1,059
Warehouse and office space............................    8,110      8,531     10,252
Equipment.............................................    3,993      2,773      2,947
                                                        -------    -------    -------
                                                        $14,612    $13,489    $14,700
                                                        =======    =======    =======

     The future minimum rental commitments as of December 25, 1996 for all noncancellable operating transportation, warehouse, office, and other equipment leases are as follows:

1997........................................................  $10,783
1998........................................................    9,493
1999........................................................    8,110
2000........................................................    6,986
2001........................................................    7,020
Thereafter..................................................   17,027
                                                              -------
                                                              $59,419
                                                              =======

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     PFS leases computer equipment and material handling equipment under capital lease arrangements. The minimum lease payments as of December 25, 1996 for the remainder of the lease periods are as follows:

1997........................................................  $692
1998........................................................   118
                                                              ----
Total minimum lease payments................................   810
Less amount representing interest...........................    22
                                                              ----
Present value of net minimum lease payments.................   788
Less current obligations....................................   673
                                                              ----
Long-term obligations.......................................  $115
                                                              ====

     Included in property and equipment as of December 25, 1996 are assets recorded under capital leases as follows:

Computer and material handling equipment....................  $5,750
Less accumulated amortization...............................   5,114
                                                              ------
                                                              $  636
                                                              ======

(7)  INCOME TAXES

     The provision for income taxes is comprised of the following:

                                                         1994       1995       1996
                                                        -------    -------    -------
Current:
  Federal.............................................  $29,875    $24,227    $23,127
  State...............................................    5,799      2,692      2,570
Deferred:
  Federal.............................................   (5,780)    (2,639)      (846)
  State...............................................   (1,020)      (436)      (254)
                                                        -------    -------    -------
                                                        $28,874    $23,844    $24,597
                                                        =======    =======    =======

     The differences between the statutory and effective federal income tax rates are as follows:

                                                              1994    1995    1996
                                                              ----    ----    ----
Statutory federal rate......................................   35%     35%     35%
State income tax, net of federal benefit....................    4       4       4
                                                               --      --      --
     Effective rate.........................................   39%     39%     39%
                                                               ==      ==      ==

     Federal income taxes currently payable to the Parent of $35,714 at December 27, 1995 and $36,441 at December 25, 1996 are included in accrued liabilities in the accompanying balance sheets.

     The primary components of deferred taxes result from accelerated depreciation methods, bad debt provisions and the deferral of certain expenses related to postretirement benefits for tax purposes.

                                      PFS

                  (A DIVISION OF PEPSICO, INC. HELD FOR SALE)


                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8)  RETIREMENT PLANS


     PFS participates in two defined benefit noncontributory pension plans for salaried and nonsalaried employees which are administered directly or indirectly by the Parent. Substantially all employees of the Division are covered by these plans. PFS's participation is accounted for as a multiemployer plan.


     Generally, benefits for salaried and nonsalaried employees are based on years of service and the employees' highest consecutive five-year average annual earnings. The Parent funds the Plans in amounts not less than the minimum statutory funding requirements nor more than the maximum amount which can be deducted for federal income tax purposes by the Parent. The Plans' assets consist principally of equity securities, government and corporate debt securities, and other fixed income obligations. Capital stock of the Parent accounted for approximately 24% and 22% of the total market value of the domestic Parent sponsored Plans' assets for 1995 and 1996.

     PFS was allocated pension expense of $1,211, $1,174 and $2,374 in 1994, 1995 and 1996, respectively.

(9)  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     PFS participates in a postretirement benefit plan administered by the Parent. The plan provides postretirement health care and life insurance benefits to eligible retired U.S. employees. Employees who have 10 years of service and attain age 55 while in service with the Division are eligible to participate in the postretirement benefit plan. The plan in effect through 1994 was largely noncontributory and was not funded. PFS accrues the cost of postretirement benefits over the years employees provide services to the date of their full eligibility for such benefits.

     Postretirement benefit expense amounted to $919, $481 and $1,047 in 1994, 1995 and 1996, respectively. The liability for postretirement benefits of $8,967 at December 25, 1995 and $9,962 at December 27, 1996 is included in other liabilities and deferred credits in the accompanying balance sheets.

     Effective in 1994, certain features of the plan were amended to expand retiree cost-sharing provisions and limit the Division's share of future increases in health care costs.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
ProSource, Inc.:

     We have audited the accompanying consolidated balance sheets of ProSource, Inc. and subsidiaries as of December 28, 1996 and December 27, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 27, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProSource, Inc. and subsidiaries as of December 28, 1996 and December 27, 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 27, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 13 to the consolidated financial statements, the Company changed its method of capitalization of business process reengineering activities in the fourth quarter of 1997.


                                          KPMG LLP


Miami, Florida
February 20, 1998

                                PROSOURCE, INC.

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 28, 1996 AND DECEMBER 27, 1997

                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)



                                                                1996        1997
                           ASSETS                             --------    --------
Current assets:
  Cash and cash equivalents.................................  $  2,763    $ 12,501
  Accounts receivable, net of allowance for doubtful
     accounts of $2,334 and $4,085 respectively.............   219,340     222,247
  Inventories...............................................   144,040     160,621
  Deferred income taxes, net................................    10,914       7,190
  Prepaid expenses and other current assets.................     7,373       8,434
                                                              --------    --------
          Total current assets..............................   384,430     410,993
Property and equipment, net.................................    49,637      59,961
Intangible assets, net......................................    41,436      39,883
Deferred income taxes, net..................................    16,100      28,802
Other assets................................................    12,121       8,462
                                                              --------    --------
          Total assets......................................  $503,724    $548,101
                                                              ========    ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $254,907    $277,953
  Accrued liabilities.......................................    42,475      27,012
  Current portion of long-term debt.........................     1,500          --
                                                              --------    --------
          Total current liabilities.........................   298,882     304,965
Long-term debt, less current portion........................   111,084     174,200
Other noncurrent liabilities................................    15,243       4,521
                                                              --------    --------
          Total liabilities.................................   425,209     483,686
                                                              --------    --------
Commitments and contingencies Stockholders' equity:
  Preferred stock, $.01 par value; Authorized 10,000,000
     shares; none issued....................................        --          --
  Class A common stock, $.01 par value; Authorized
     50,000,000 shares; issued and outstanding 3,400,000
     shares and 3,496,499 shares, respectively..............        34          35
  Class B common stock, $.01 par value; Authorized
     10,000,000 shares; issued and outstanding 5,963,856
     shares and 5,856,756 shares, respectively..............        60          58
Additional paid-in capital..................................   105,256     104,934
Accumulated deficit.........................................   (26,901)    (40,580)
Accumulated foreign-currency translation adjustments........        66         (32)
                                                              --------    --------
          Total stockholders' equity........................    78,515      64,415
                                                              --------    --------
          Total liabilities and stockholders' equity........  $503,724    $548,101
                                                              ========    ========


          See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         YEARS ENDED DECEMBER 30, 1995,
                    DECEMBER 28, 1996 AND DECEMBER 27, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)


                                                            1995          1996          1997
                                                         ----------    ----------    ----------
Net sales..............................................  $3,461,837    $4,125,054    $3,901,165
Cost of sales..........................................   3,193,270     3,806,811     3,591,368
                                                         ----------    ----------    ----------
     Gross profit......................................     268,567       318,243       309,797
Operating expenses, including management fees to Onex
  of $808, $729 and $0, respectively...................     255,216       301,295       302,080
Loss on impairment of long-lived assets................          --        15,733            --
Restructuring and contract-termination charges.........         711        28,466            --
                                                         ----------    ----------    ----------
     Income (loss) from operations.....................      12,640       (27,251)        7,717
Interest expense, including interest to Onex of $1,738,
  $1,888 and $0, respectively..........................     (14,678)      (14,824)      (11,745)
Interest income........................................       1,339         1,694         2,552
                                                         ----------    ----------    ----------
     Loss before income taxes, extraordinary items and
       cumulative effect of a change in accounting
       principle.......................................        (699)      (40,381)       (1,476)
Income tax benefit (provision).........................         (85)       15,410           485
                                                         ----------    ----------    ----------
     Loss before extraordinary items and cumulative
       effect of a change in accounting principle......        (784)      (24,971)         (991)
Extraordinary (loss) gain on early retirement of debt,
  net of income tax benefit (provision) of $502, $(397)
  and $4,073, respectively.............................        (772)          610        (6,262)
Cumulative effect of a change in accounting principle,
  net of income tax benefit of $3,293..................          --            --        (6,426)
                                                         ----------    ----------    ----------
     Net loss..........................................  $   (1,556)   $  (24,361)   $  (13,679)
                                                         ==========    ==========    ==========
Net loss per common share (basic and diluted):
Loss before extraordinary items and cumulative effect
  of a change in accounting principle..................  $    (0.18)   $    (4.30)   $    (0.11)
Extraordinary items, net...............................       (0.17)         0.10         (0.67)
Cumulative effect of a change in accounting principle,
  net..................................................          --            --         (0.69)
                                                         ----------    ----------    ----------
     Net loss per common share.........................  $    (0.35)   $    (4.20)   $    (1.47)
                                                         ==========    ==========    ==========
Weighted average number of shares......................   4,489,906     5,804,319     9,331,845


          See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         YEARS ENDED DECEMBER 30, 1995,
                    DECEMBER 28, 1996 AND DECEMBER 27, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                ACCUMULATED
                                                                                 FOREIGN-
                                   COMMON STOCK      ADDITIONAL                  CURRENCY
                                 -----------------    PAID-IN     ACCUMULATED   TRANSLATION
                                 CLASS A   CLASS B    CAPITAL       DEFICIT     ADJUSTMENTS    TOTAL
                                 -------   -------   ----------   -----------   -----------   --------
Balance, December 25, 1994.....    $--       $23      $ 23,504     $   (984)       $ --       $ 22,543
  Issuance of 2,858,500 Class B
     shares....................     --        29        28,556           --          --         28,585
  Acquisition and retirement of
     23,000 Class B shares.....     --        --          (222)          --          --           (222)
  Net loss.....................     --        --            --       (1,556)         --         (1,556)
  Foreign-currency translation
     adjustments...............     --        --            --           --          71             71
                                   ---       ---      --------     --------        ----       --------
Balance, December 30, 1995.....     --        52        51,838       (2,540)         71         49,421
  Issuance of 3,400,000 Class A
     shares, net...............     34        --        43,193           --          --         43,227
  Amendment to 1995 Option
     Plan......................     --        --         1,224           --          --          1,224
  Issuance of 285,714 Class B
     shares to Onex............     --         3         3,997           --          --          4,000
  Conversion of subordinated
     notes payable to Onex into
     459,242
     Class B shares............     --         5         4,594           --          --          4,599
  Issuance of 61,500 Class B
     shares....................     --        --           615           --          --            615
  Acquisition and retirement of
     20,000 Class B shares.....     --        --          (205)          --          --           (205)
  Net loss.....................     --        --            --      (24,361)         --        (24,361)
  Foreign-currency translation
     adjustments...............     --        --            --           --          (5)            (5)
                                   ---       ---      --------     --------        ----       --------
Balance, December 28, 1996.....     34        60       105,256      (26,901)         66         78,515
  Issuance of 33,799 Class A
     shares under the Employee
     Stock Purchase Plan.......     --        --           204           --          --            204
  Acquisition and retirement of
     44,400 Class B shares.....     --        (1)         (554)          --          --           (555)
  Conversion of 62,700 Class B
     shares into 62,700 Class A
     shares....................      1        (1)           --           --          --             --
  Compensation expense accrued
     under the 1997 Directors
     Stock Option Plan.........     --        --            28           --          --             28
  Net loss.....................     --        --            --      (13,679)         --        (13,679)
  Foreign-currency translation
     adjustments...............     --        --            --           --         (98)           (98)
                                   ---       ---      --------     --------        ----       --------
Balance, December 27, 1997.....    $35       $58      $104,934     $(40,580)       $(32)      $ 64,415
                                   ===       ===      ========     ========        ====       ========


          See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         YEARS ENDED DECEMBER 30, 1995,
                    DECEMBER 28, 1996 AND DECEMBER 27, 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)


                                                                1995        1996       1997
                                                              ---------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (1,556)  $(24,361)  $(13,679)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Depreciation and amortization...........................     12,693     10,937     11,231
    Bad debt expense........................................      1,845      1,682      2,275
    Loss (gain) on early retirement of debt.................      1,274     (1,007)    10,335
    Cumulative effect of a change in accounting principle...         --         --      9,719
    Deferred income tax benefit.............................     (1,749)   (14,085)    (8,978)
    Loss on impairment of long-lived assets.................         --     15,733         --
    Noncash contract-termination charges....................         --      5,224         --
    Gain on sales of property and equipment.................       (184)      (154)      (655)
    Changes in operating assets and liabilities, net of
      effects of companies acquired.........................
      (Increase) decrease in accounts receivable............    (13,441)     9,067     (5,182)
      (Increase) decrease in inventories....................      7,706     (3,608)   (16,581)
      Increase in prepaid expenses and other assets.........     (1,208)   (13,854)    (3,949)
      Increase in accounts payable..........................     43,518     12,262     23,046
      (Decrease) increase in accrued and other noncurrent
         liabilities........................................      1,099     23,450    (25,952)
                                                              ---------   --------   --------
         Net Cash (Used In) Provided By Operating
           Activities.......................................     49,997     21,286    (18,370)
                                                              ---------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (5,683)   (19,987)   (29,997)
  Proceeds from sales of property and equipment.............        362        154      1,786
  Payment for purchase of net assets acquired...............   (170,279)        --         --
                                                              ---------   --------   --------
         Net cash used in investing activities..............   (175,600)   (19,833)   (28,211)
                                                              ---------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt to Onex......................     (2,085)   (15,000)        --
  Repayments of long-term debt to others....................    (78,938)   (30,269)  (112,584)
  Borrowings on long-term debt from Onex....................     18,750         --         --
  Borrowings on long-term debt from others, net.............    160,616         --    174,200
  Fees incurred in conjunction with long-term debt..........         --         --     (4,644)
  Proceeds from issuance of common stock to Onex............     26,500      7,000         --
  Proceeds from issuance of common stock to others..........      2,085     37,464         --
  Payments to acquire and retire treasury stock.............       (222)      (205)      (555)
                                                              ---------   --------   --------
         Net cash provided by (used in) financing
           activities.......................................    126,706     (1,010)    56,417
                                                              ---------   --------   --------
Effect of exchange-rate changes on cash.....................         71         (5)       (98)
                                                              ---------   --------   --------
         Net increase in cash and cash equivalents..........      1,174        438      9,738
Cash and cash equivalents at beginning of year..............      1,151      2,325      2,763
                                                              ---------   --------   --------
Cash and cash equivalents at end of year....................  $   2,325   $  2,763   $ 12,501
                                                              =========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest to Onex........................................  $      41   $  2,927   $     --
                                                              =========   ========   ========
    Interest to others......................................  $  12,291   $ 16,435   $ 10,938
                                                              =========   ========   ========
    Income taxes, net of refunds............................  $     993   $     --   $     --
                                                              =========   ========   ========

      SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:


     In October 1997, the Company issued 33,799 Class A common shares to employees under the 1997 Employee Stock Purchase Plan at $6.035 per share in exchange for accrued compensation totaling $204.

     During 1997, the Company recognized $28 of compensation expense associated with the 1997 Directors Stock Option Plan.

          See accompanying notes to consolidated financial statements.

                                PROSOURCE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     YEAR ENDED DECEMBER 30, 1995, DECEMBER 28, 1996 AND DECEMBER 27, 1997



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  (a)  THE BUSINESS


     ProSource, Inc. (for this section only the "Company") provides foodservice distribution services to chain restaurants in North America and provides purchasing and logistics services to the foodservice market. The Company's 3,400 associates serve approximately 12,700 restaurants, consisting primarily of Burger King, Red Lobster, Long John Silver's, Olive Garden, TGIFriday's, Chick-fil-A, Chili's, Sonic, TCBY and Wendy's restaurant concepts, from 34 distribution centers and its Corporate Support Center in Coral Gables, Florida.



     The Company operates through ProSource Services Corporation ("PSC"), a wholly owned subsidiary, and PSC's four main wholly-owned operating subsidiaries, ProSource Distribution Services Limited ("ProSource Canada"), BroMar Services, Inc., ProSource Receivables Corporation ("PRC"), and PSD Transportation Services, Inc.. PSC commenced operations in July 1992. PRC and PSD commenced operations during fiscal 1997. The consolidated financial statements include the results of the operations of PSC, PRC and PSD from their inception and the results of operations of ProSource Canada and BroMar, which were formed or acquired by the Company in connection with the acquisition of the National Accounts Division ("NAD") of The Martin-Brower Company, since the date of acquisition. The Company is a subsidiary of Onex Corporation (collectively with its affiliates, "Onex"), a company traded on the Toronto and Montreal stock exchanges.


     The Company operates on a 52- to 53-week accounting year, ending on the last Saturday of each calendar year.

  (b)  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. Operations of the companies and businesses acquired have been included in the accompanying consolidated financial statements from their respective dates of acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.

  (c)  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (d)  CASH AND CASH EQUIVALENTS

     Cash on hand and in banks and short-term securities with maturities of three months or less when purchased are considered cash and cash equivalents.

  (e)  INVENTORIES

     Inventories, consisting primarily of food items, are stated at the lower of cost or net realizable value. Cost is determined using the weighted-average-cost method and the first-in, first-out method. Cost of inventory using the weighted-average-cost method represents 32%, 32% and 34% of inventories in 1995, 1996, and 1997, respectively.

                                PROSOURCE, INC.

  (f)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or estimated useful lives of the related assets.

     Costs of normal maintenance and repairs are charged to expense when incurred. Replacements or betterments of properties are capitalized. When assets are retired or otherwise disposed of, their cost and the applicable accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss is reflected in the consolidated statements of operations.

  (g)  INTANGIBLE ASSETS

     Intangible assets are amortized using the straight-line method over the following periods:

Goodwill....................................................  40 years
Noncompete agreements.......................................   5 years
Customer lists..............................................  12 years

     Goodwill represents the excess of cost over fair value of net assets acquired. The Company periodically evaluates the recoverability of recorded costs for goodwill based upon estimations of future undiscounted related operating income from the acquired companies. Should the Company determine it probable that future estimated undiscounted related operating income from any of its acquired companies will be less than the carrying amount of the associated goodwill, an impairment of goodwill would be recognized, and goodwill would be reduced to the amount estimated to be recoverable. The Company believes that no material impairment existed at December 28, 1996 and December 27, 1997.

  (h)  DEFERRED DEBT-ISSUANCE COSTS

     Included in other assets are deferred debt-issuance costs which are amortized over the term of the related debt.

  (i)  SELF-INSURANCE

     The Company self-insures up to certain retention limits under its workers' compensation (except for a period during 1996-1997), auto liability and medical and dental insurance programs. Costs in excess of retention limits are insured under various contracts with insurance carriers. Estimated costs for claims for which the Company is responsible are determined based on historical claims experience, adjusted for current trends. The liability related to workers' compensation is discounted to net present value using a risk-free treasury rate for maturities that match the expected settlement periods. At December 28, 1996 and December 27, 1997, the estimated accrued liabilities related to workers' compensation were approximately $4.4 million and $3.3 million, respectively, net of a discount of approximately $1.6 million and $1.0 million, respectively.

  (j)  NET LOSS PER COMMON SHARE

     In February 1997, Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" was issued. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for

                                PROSOURCE, INC.

all periods have been presented, and where appropriate, restated to conform with the requirements of SFAS No. 128.

     Shares and options issued within one year prior to the filing of the Registration Statement relating to the initial public offering (see note 10) have been treated as outstanding for all periods presented, even where the impact of the incremental shares is antidilutive.

  (k)  INCOME TAXES

     The Company and its wholly-owned domestic subsidiaries file consolidated federal and state tax returns in the United States. Separate foreign tax returns are filed for the Company's Canadian subsidiary. The Company follows the asset and liability method of accounting for income taxes prescribed by SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the year that includes the enactment date.

  (l)  TRANSLATION OF FOREIGN CURRENCY

     The accounts of ProSource Canada are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." Consequently, all balance sheet accounts are translated at the current exchange rate. Income and expense accounts are translated at the average exchange rates in effect during the year. Adjustments resulting from the translation are included in accumulated foreign-currency translation adjustments as a component of stockholders' equity.

  (m)  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components. In June 1997, the FASB also issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for reporting information about a company's operating segments and related disclosures about its products, services, geographic areas of operations and major customers. Both statements will be adopted by the Company in 1998. Management believes the adoption of these statements will not materially impact the Company's results of operations, cash flows or financial position.

  (n)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short-term maturities. The carrying amounts reported for long-term debt approximate fair value because they are variable-rate instruments that reprice monthly.

  (o)  RECLASSIFICATIONS

     Certain amounts previously presented in the financial statements of prior years have been reclassified to conform to the current year presentation.

2.  BUSINESS COMBINATIONS

     On March 31, 1995, the Company completed the acquisition of substantially all of the assets and the assumption of certain liabilities of NAD from Martin-Brower. The total cost of the acquisition of

                                PROSOURCE, INC.

$170 million was funded through a borrowing of $116 million under the Company's previous revolving credit facility, a $9 million note payable to Martin-Brower (net of a discount to reflect a constant interest rate), $18.5 million in notes payable to Onex, and the issuance of 2,650,000 shares of the Company's Class B common stock, valued at approximately $26.5 million. The acquisition has been accounted for under the purchase method of accounting. The accompanying consolidated financial statements include the assets acquired of approximately $232 million, consisting primarily of accounts receivable and inventories, and liabilities assumed of approximately $87 million, consisting primarily of trade accounts payable, based on their estimated fair values at the acquisition date. As a result of this transaction, the Company recorded goodwill of approximately $25 million. In addition, the Company incurred an extraordinary charge relating to the write-off of approximately $0.8 million of unamortized deferred-debt issuance costs on debt repaid at the acquisition date.

     On March 30, 1996, the Company revised its estimates of certain costs related to the acquisition by $12 million. The effect of the revision increased acquisition-related liabilities by $12 million, deferred tax assets by approximately $4.4 million and goodwill by approximately $7.6 million.

3.  RESTRUCTURING, TERMINATION CHARGES AND IMPAIRMENT OF LONG-LIVED ASSETS

     In conjunction with the NAD acquisition, the Company incurred restructuring costs of approximately $0.7 million in 1995 primarily relating to costs incurred to consolidate and integrate certain functions and operations. In 1996, as a result of a study to analyze, among other things, ways to integrate the NAD operations, improve customer service, reduce operating costs and increase existing warehouse capacity, the Company adopted a plan, which was approved by its Board of Directors, to consolidate and integrate its corporate and network operations, including the closing of 19 distribution facilities under lease agreements and 11 owned distribution facilities. As a result, in the first quarter of 1996, the Company accrued restructuring charges of $10.9 million, primarily related to the termination of the existing facility leases and employee related costs. The Company began the integration of some of these facilities, including communications to its employees and its customers in 1996. During 1997, the Company undertook a thorough evaluation of each specific facility's return on investment and alternative uses. As a result, the Company now intends to close 10 distribution facilities currently leased and 9 distribution facilities currently owned. The Company expects to complete the plan in stages through the year 2002. During 1996 and 1997, the Company paid in the aggregate $2.8 million and $1.7 million, respectively, in costs primarily related to facility leases and relocation costs. In addition, during 1997 the Company reclassified $3.4 million to acquisition related liabilities. As of December 27, 1997, the Company had approximately $3.0 million of accrued unpaid restructuring charges. Management believes that the remaining accrued restructuring charges are adequate to complete its plans.

     The significant change brought about by the plan to integrate and consolidate the existing distribution network impaired the value of long-lived assets to be held and used until the plan is completed. As a result, in conjunction with the recording of the restructuring reserves in the first quarter of 1996, the Company recognized a loss on impairment in value of long-lived assets. The loss consisted of $7.3 million of land and owned buildings, $4.3 million of furniture and equipment and leasehold improvements management plans to hold and use through the completion of the plan, and $4.1 million of capitalized software costs which do not meet the long-term information technology strategy of the Company. The Company measured the amount of the loss by comparing fair value of the land and the owned buildings (determined by independent appraisals and updated with current comparisons to similar assets) to capitalized cost. The carrying value of furniture and equipment and capitalized software costs was written down to net realizable value since it is being replaced.

     The Company discontinued its distribution services to Arby's restaurants effective April 1, 1997. In connection therewith, as of December 28, 1996, the Company accrued approximately $10.6 million of costs

                                PROSOURCE, INC.

associated with the termination of this agreement. During 1997, the Company paid and charged in the aggregate $9.1 million in costs primarily related to lease costs in connection with idle equipment and warehouse space and costs associated with rerouting the Company's transportation fleet required as a result of the loss of the Arby's business. In addition, the Company reclassified approximately $1.2 million to the allowance for doubtful accounts receivable to reserve against outstanding Arby's accounts receivable. As of December 27, 1997, the Company had approximately $0.3 million of accrued unpaid termination charges which management believes will be paid during 1998.

4.  PROPERTY AND EQUIPMENT

     Property and equipment and related depreciable lives were as follows (in thousands):

                                             DECEMBER 28,    DECEMBER 27,     DEPRECIABLE
                                                 1996            1997            LIVES
                                             ------------    ------------    --------------
Land.......................................    $ 3,636         $ 3,662             --
Buildings and improvements.................     16,413          17,092       15 to 40 years
Warehouse and transportation equipment.....     24,465          25,592       3 to 10 years
                                                                               1 1/2 to 5
Computer software..........................      4,262           7,391           years
Leasehold improvements.....................      4,384           8,966       3 to 13 years
Office equipment...........................      7,261           8,209        3 to 7 years
Projects in progress.......................     11,760          18,456             --
                                               -------         -------
                                                72,181          89,368
Less accumulated depreciation and
  amortization.............................     22,544          29,407
                                               -------         -------
Property and equipment, net................    $49,637         $59,961
                                               =======         =======

5.  INTANGIBLE ASSETS

     Intangible assets consisted of the following (in thousands):

                                                             DECEMBER 28,    DECEMBER 27,
                                                                 1996            1997
                                                             ------------    ------------
Goodwill...................................................    $41,298         $41,298
Identifiable intangibles...................................      3,870           3,870
                                                               -------         -------
                                                                45,168          45,168
Less accumulated amortization..............................      3,732           5,285
                                                               -------         -------
Intangible assets, net.....................................    $41,436         $39,883
                                                               =======         =======

                                PROSOURCE, INC.

6.  LONG-TERM DEBT

     Long-term debt consisted of the following loan agreements with banks (in thousands):


                                                             DECEMBER 28,    DECEMBER 27,
                                                                 1996            1997
                                                             ------------    ------------
$150 million accounts receivable securitization facility,
  due March 14, 2002.......................................    $     --        $125,000
$75 million revolving credit facility, due March 14,
  2002.....................................................          --          49,200
$210 million revolving credit facility, retired and repaid
  March 14, 1997...........................................      84,834              --
$15 million term-loan facility, retired and repaid March
  14, 1997.................................................      12,750              --
$15 million term-loan facility, retired and repaid March
  14, 1997.................................................      15,000              --
                                                               --------        --------
     Total long-term debt..................................     112,584         174,200
Less current portion.......................................       1,500              --
                                                               --------        --------
     Long-term debt, less current portion..................    $111,084        $174,200
                                                               ========        ========


  (a)  EXISTING CREDIT FACILITIES

     In March, 1997, the Company entered into two five-year loan agreements aggregating $225 million (the "Existing Credit Facilities") with a group of financial institutions to replace its previous credit facility. In connection with this early retirement of long-term debt, the Company recorded a pre-tax extraordinary charge of $10.3 million ($6.3 million net of taxes) in the first quarter of fiscal 1997. This charge reflected the write-off of deferred financing costs of $6.3 million, prepayment penalties of $2.7 million and $1.3 million in costs associated with the termination of interest-rate protection agreements.

     The Existing Credit Facilities bear interest based on either the prime rate or LIBOR plus an additional spread based on certain financial ratios and mature on March 14, 2002. The effective rate at December 27, 1997 was 7.34%. The Company is required to comply with various covenants in connection with the Existing Credit Facilities and borrowings are subject to calculations based on accounts receivable and inventory. The revolving credit facility is secured by liens on substantially all of the Company's assets and contains various restrictions on, among other things, the Company's ability to pay dividends and dispose of assets. Additionally, in the event of a change in control, the outstanding principal amount of these facilities shall become due and payable. PRC is the legal borrower for the accounts receivable securitization facility. Pursuant to the terms of the accounts receivable securitization facility PSC sells, on an ongoing basis and without recourse, an undivided interest in a designated pool of trade accounts receivable to PRC. In order to maintain the designated balance in the pool of accounts receivable sold, PSC is obligated to sell undivided interests in new receivables as existing receivables are collected. PSC has retained substantially the same credit risk as if the receivables had not been sold. PSC, as agent for PRC, retains collection and administrative responsibilities on the receivables sold to PRC. The creditors for this facility have security interests in PRC's assets (consisting primarily of accounts receivable purchased from PSC) and are entitled to be satisfied by such assets prior to equity holders. The Company pays a quarterly variable commitment fee, as defined in the agreements, based on the unused portion of the facilities which fee averaged 0.33% of such unused portion during 1997. At December 27, 1997, the Company had approximately $35 million available under the Existing Credit Facilities.

  (b)  PREVIOUS CREDIT FACILITY

     On March 31, 1995, in conjunction with the acquisition of NAD, the Company entered into a $240 million Loan and Security Agreement (the "Previous Credit Facility") with a group of banks that was retired and repaid before its maturity on March 14, 1997. The Previous Credit Facility provided for a

                                PROSOURCE, INC.

revolving-credit facility of up to $210 million and term loans aggregating $30 million. The interest rate on the Previous Credit Facility was reset every month to reflect current market rates. The effective rate during fiscal 1995 and 1996 was 8.7 percent. This rate reflected the effect of interest-rate protection agreements, which were terminated on March 14, 1997 in connection with the retirement of this facility.

7.  LEASES

     The Company leases certain of its facilities, vehicles and other equipment under long-term operating leases. Certain transportation equipment leases call for contingent rental payments based upon total miles. Future minimum lease payments under non-cancelable operating leases as of December 27, 1997, by fiscal year are as follows (in thousands):

1998........................................................    $ 28,600
1999........................................................      25,183
2000........................................................      22,222
2001........................................................      18,342
2002........................................................      13,581
Thereafter..................................................      36,315
                                                                --------
          Total.............................................    $144,243
                                                                ========

     Rent expense, including contingent rental expense, was approximately $30.6 million, $39.3 million and $36.8 million during fiscal years 1995, 1996 and 1997, respectively.

8.  INCOME TAXES

     The income tax benefit (provision) before extraordinary items and cumulative effect of a change in accounting principle for fiscal years 1995, 1996 and 1997, respectively, consisted of the following (in thousands):

                                                          1995       1996       1997
                                                         -------    -------    -------
Current taxes:
  Federal..............................................  $(1,236)   $   937    $  (582)
  State................................................     (408)        (9)      (545)
                                                         -------    -------    -------
          Total current taxes..........................   (1,644)       928     (1,127)
                                                         -------    -------    -------
Deferred taxes, excluding other components:
  Federal..............................................    1,126     11,449      1,170
  State................................................      264      3,217        404
                                                         -------    -------    -------
          Total deferred taxes, excluding other
            components.................................    1,390     14,666      1,574
                                                         -------    -------    -------
Other:
  Alternative minimum tax-credit (utilization)
     carryforwards.....................................      666       (184)        38
  Utilization of operating-loss carryforwards..........     (497)        --         --
                                                         -------    -------    -------
          Total other..................................      169       (184)        38
                                                         -------    -------    -------
Income tax benefit (provision).........................  $   (85)   $15,410    $   485
                                                         =======    =======    =======

                                PROSOURCE, INC.

     The following table summarizes the differences between the Company's effective income tax rate and the statutory Federal income tax rate for fiscal years 1995, 1996 and 1997:

                                                              1995     1996    1997
                                                              -----    ----    ----
Statutory federal income tax rate...........................   34.0%   34.0%   34.0%
Increase (decrease) resulting from:
  State income taxes (net of federal taxes).................  (16.9)    5.2     5.0
  Goodwill amortization.....................................  (10.9)   (0.3)   (0.7)
  Other.....................................................  (18.4)   (0.7)   (5.4)
                                                              -----    ----    ----
                                                              (12.2)%  38.2%   32.9%
                                                              =====    ====    ====

     The tax effects of each type of temporary difference that gave rise to the Company's deferred tax assets and deferred tax liabilities at December 28, 1996 and December 27, 1997 are as follows (in thousands):


                                                               1996       1997
                                                              -------    -------
Deferred tax assets:
  Acquisition-related expenses..............................  $ 3,567    $ 1,262
  Accounts receivable, principally due to allowance for
     doubtful
     accounts...............................................    1,222      2,011
  Property, plant and equipment, principally due to
     differences in depreciation............................    1,935      1,063
  Self-insurance reserves...................................    3,493      3,355
  Impairment of long-lived assets...........................    4,036      3,231
  Restructuring and contract-termination charges............    8,121      3,224
  Benefit of federal and state net operating-loss
     carryforwards..........................................    5,797     23,933
  Other.....................................................    2,025      2,682
                                                              -------    -------
          Total deferred tax assets.........................   30,196     40,761
  Less valuation allowance..................................       --         --
                                                              -------    -------
          Total deferred tax assets, net....................   30,196     40,761
                                                              -------    -------
Deferred tax liabilities:
  Computer software.........................................   (1,811)    (3,225)
  Acquisition-related liabilities...........................     (803)    (1,138)
  Other.....................................................     (568)      (406)
                                                              -------    -------
          Total deferred tax liabilities....................   (3,182)    (4,769)
                                                              -------    -------
          Net deferred tax assets...........................  $27,014    $35,992
                                                              =======    =======


     In order to fully realize the net deferred tax assets at December 27, 1997, the Company will need to generate future taxable income of approximately $90 million. Management believes that it is more likely than not that the Company's deferred tax asset will be realized as a result of future taxable income, expected to be generated based on the Company's reasonable projections of future earnings. The Company anticipates that increases in taxable income will result primarily from (i) future projected revenue and gross margin growth through the addition of new restaurant chains and the expansion of services provided to new and existing restaurant chains, (ii) a reduction in interest expense due to a reduction in its indebtedness, (iii) cost savings through its corporate and network consolidation plan and (iv) other cost-reduction initiatives. In addition, management believes reasonable tax planning strategies and other

                                PROSOURCE, INC.

potential transactions will be available that could be used to realize the deferred tax asset before the expiry of any material net operating losses, which will not begin to occur until after 2010.

     At December 28, 1996 and December 27, 1997, other current assets included income taxes receivable of approximately $1.5 million and $0.4 million, respectively, which consisted primarily of overpayments of tax liabilities and pending carryback refund claims. United States federal income tax returns for fiscal years 1992 and 1993 are currently under examination by the Internal Revenue Service. A preliminary assessment is pending which is not material to the consolidated financial position or results of operations as of December 27, 1997.

9.  EMPLOYEE BENEFIT PLANS

  (a)  DEFINED-CONTRIBUTION PLANS

     On January 1, 1997, the Company's defined contribution plan, which covers substantially all employees, was renamed the ProSource Retirement Advantage Plan. Eligible employees can contribute up to 15% of base compensation, with the following benefits: (i) Company contributions of 2 percent, (ii) additional Company matching of 50 percent of the first 6 percent contributed by the employee, and (iii) vesting of Company contributions ratably over four years of service.

     The Company also had a Money Purchase Plan which covered those former NAD salaried employees not covered by a defined-benefit plan. Under this plan, the Company contributed 10 percent of eligible salary. The Money Purchase Plan was terminated effective December 1996.

     The amount of contribution expense incurred by the Company for these plans was approximately $2.2 million, $2.7 million and $1.5 million for fiscal years 1995, 1996 and 1997, respectively.

  (b)  DEFINED-BENEFIT PENSION PLANS

     In conjunction with the changes to the ProSource Retirement Advantage Plan in 1997, the Company terminated all three noncontributory defined-benefit pension plans covering substantially all employees except those covered by multiemployer pension plans under collective-bargaining agreements. The Company settled all pension obligations related to these terminated plans in 1997 through (i) the purchase of annuities, (ii) lump-sum payments, or (iii) the transfer of plan benefits into the ProSource Retirement Advantage Plan, at the participant's discretion. The accrued liability as of December 28, 1996 was adequate to cover the unfunded termination liability of these three pension plans.

     Pension costs of approximately $0.9 million and $1.1 million reflected in the consolidated statements of operations for fiscal years 1995 and 1996, respectively, were determined based on actuarial studies. The Company's pension expense for contributions to the various multiemployer pension plans under collective-bargaining agreements was approximately $0.9 million, $1.2 million, and $1.1 million for fiscal years 1995, 1996 and 1997, respectively.

10.  STOCKHOLDERS' EQUITY

     Under the ProSource, Inc. Employee Stock Purchase Plan (the "Stock Plan"), officers and key employees of the Company ("Management Employees") purchased a total of 408,100 shares of Class B common stock at $10.00 per share in 1992, 132,500 shares of Class B common stock at $11.00 per share in 1993 and 1994, and 270,000 shares of Class B common stock at $10.00 per share in 1995 and 1996. In connection with the purchases of Class B common stock, each Management Employee entered into a Management Shareholders Agreement with the Company and Onex.

     The ProSource, Inc. Amended Management Option Plan (1995) (the "1995 Option Plan") provides certain Management Employees with options to purchase one-half the number of shares of Class B

                                PROSOURCE, INC.

common stock purchased under the Stock Plan at the same price per share paid by such stockholder (either $10.00 or $11.00). Subject to the 1995 Option Plan, options granted under the 1995 Option Plan are exercisable until December 31, 2000. No additional options will be granted under the 1995 Option Plan. The 1995 Option Plan was amended in November 1996 to provide that all unvested options vest at a rate of 10% per year through December 31, 1999, when all remaining options vest. As a result, the Company recorded a pretax charge in 1996 of $1.2 million reflecting the difference between the market price of the Company's Class A common stock on the date of amendment and the exercise price of such options.

     Under the 1996 Stock Option Plan (the "1996 Option Plan"), the Company may grant options to its employees for up to 550,000 shares of Class B common stock. In 1996 and 1997, the Company granted options to purchase 358,000 and 16,000 shares, respectively, of Class B common stock at $14.00 per share. Options under the 1996 Option Plan vest ratably over four years from the date of grant. These options cannot be exercised, however, until the earlier of (i) the date on which the market value of the Company's common stock is 25% greater than the exercise price and (ii) the eighth anniversary of the date of grant. Subject to the provisions of the 1996 Option Plan, vested options may be exercised for a period of up to 10 years from the date of grant.

     Under the ProSource, Inc. 1997 Directors Stock Option Plan (the "1997 Directors Plan"), which was approved by the shareholders in April 1997, the Company may grant options to its directors, who so elect to receive such options in lieu of fees, to purchase shares of Class A common stock at $4.00 per share below the stated fair market value on the date of grant. Options to purchase up to 100,000 shares of Class A common stock may be granted under this plan. In April 1997, the Company granted options to purchase 10,500 shares of Class A common stock at $5.25 per share. Options under the 1997 Directors Plan vest and become exercisable one year from the date of grant, provided that the holder thereof is still a director of the Company at such time. Subject to the provisions of the 1997 Directors Plan, options may be exercised for a period of up to 10 years after the vesting date. During the year ended December 27, 1997, the Company recognized $28,000 of compensation expense associated with this plan.

     A summary of the status of the Company's three option plans for the years ended December 30, 1995, December 28, 1996, and December 27, 1997 is as follows:

                                    WEIGHTED               WEIGHTED               WEIGHTED
                                    AVERAGE                AVERAGE                AVERAGE
                          1995      EXERCISE     1996      EXERCISE     1997      EXERCISE
                         SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                         -------    --------    -------    --------    -------    --------
Options outstanding --
  beginning............  237,450     $10.22     327,700     $10.16     706,450     $12.10
Options granted........  101,750      10.00     388,750      13.69      26,500      10.53
Options exercised......       --         --        (125)     10.00          --         --
Options canceled.......  (11,500)     10.00      (9,875)     10.00     (93,300)     11.91
                         -------     ------     -------     ------     -------     ------
Options outstanding --
  ending...............  327,700     $10.16     706,450     $12.10     639,650     $12.06
                         =======     ======     =======     ======     =======     ======
Options exercisable --
  year-end.............   41,500     $10.12      78,401     $10.13     176,449     $11.86
                         =======     ======     =======     ======     =======     ======

                                PROSOURCE, INC.

     The following table summarizes information about stock options outstanding at December 27, 1997:

                                      OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                       -------------------------------------------------    -----------------------------
                         NUMBER        WEIGHTED AVG.                          NUMBER
                       OUTSTANDING       REMAINING        WEIGHTED AVG.     EXERCISABLE    WEIGHTED AVG.
   EXERCISE PRICES     AT 12/27/97    CONTRACTUAL LIFE    EXERCISE PRICE    AT 12/27/97    EXERCISE PRICE
   ---------------     -----------    ----------------    --------------    -----------    --------------
$ 5.25...............     10,500      9 years                 $ 5.25               --          $ 5.25
10.00................    262,100      3 years                  10.00           87,034           10.00
11.00................     33,050      3 years                  11.00            9,915           11.00
14.00................    334,000      9 years                  14.00           79,500           14.00
                         -------          -------             ------          -------          ------
          Totals.....    639,650      6 years                 $12.06          176,449          $11.86
                         =======          =======             ======          =======          ======

     During fiscal year 1996, the Company adopted SFAS No. 123. Under the provisions of the new standard, the Company elected to continue using the intrinsic-value method of accounting for stock-based compensation plans granted to employees under Accounting Principles Board Opinion No. 25 and provide pro-forma disclosure for the fair-value based method of accounting for compensation costs related to stock-option plans and other forms of stock-based compensation under SFAS No. 123.

     The Company estimated the weighted-average fair value of each option granted during 1995, 1996 and 1997 at $8.27, $7.34 and $5.41, respectively. The fair value of these options was computed at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995, 1996 and 1997, respectively: risk-free interest rates of 6.3%, 6.2% and 6.3%; dividend yields of 0.0% for all years presented, volatility factors of the expected market price of the Company's common stock of 33.0% for all years presented and a weighted-average expected life of the options of 7, 7 and 5 years, respectively.

     The Black-Scholes option valuation model was developed for use in computing the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the computed fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except per share data).

                                                       1995        1996        1997
                                                      -------    --------    --------
Pro forma net loss..................................  $(1,587)   $(23,817)   $(13,943)
Pro forma net loss per share -- basic and diluted...  $ (0.35)   $  (4.10)   $  (1.49)

     In conjunction with the acquisition of NAD, the Company issued warrants to Martin-Brower. At December 28, 1996 and December 27, 1997, the warrants were exercisable for 283,425 shares of Class B common stock at $12.35 per share during the period from April 1, 1997 through March 31, 2000, and upon consummation of certain transactions.

     On November 15, 1996, the Company completed the issuance of 3,400,000 shares of Class A common stock (at a price of $14.00 per share) through an initial public offering, resulting in net proceeds to the Company of approximately $43.2 million, after deducting underwriting discounts and commissions, and other offering costs of approximately $4.4 million. The net proceeds of the offering were used: (i) to prepay $15 million in outstanding principal and $1.1 million in accrued interest under a subordinated note payable to Onex; (ii) to prepay, at a discount, $10 million in outstanding principal and $0.1 million in

                                PROSOURCE, INC.

accrued interest under a subordinated note payable to Martin-Brower for a total payment of $9.2 million and (iii) to repay $16.6 million of outstanding indebtedness under the Company's revolving-credit facility, after deducting a $1.3 million payment concurrent with the offering for the termination of a consulting agreement between the Company and certain former owners of an acquired company. Also in connection with the initial public offering, the Company incurred a noncash charge of $4 million resulting from the issuance to Onex of 285,714 shares of Class B common stock valued at the initial public-offering price in exchange for the agreement of Onex to relinquish its rights to receive an annual fee, previously paid in cash, for management services rendered to the Company.

     Under the ProSource, Inc. 1997 Employee Stock Purchase Plan, which was approved by the shareholders in April 1997, employees of the Company purchased a total of 33,799 shares of Class A common stock at $6.035 per share in 1997. In January 1998, an additional 30,336 shares of Class A common stock were purchased by employees at $6.035 per share under this plan.

11.  CONTINGENCIES AND GUARANTEES

     The Company has guaranteed the principal due on certain loans obtained by its officers and employees in connection with the purchase of common stock under the Stock Plan. At December 27, 1997, such guarantees amounted to approximately $0.8 million and were covered by a letter of credit. At December 27, 1997, the Company was also obligated for $15.0 million in other letters of credit issued on behalf of the Company primarily as a guarantee of payment for obligations arising from workers' compensation claims. At December 27, 1997, the Company had $9.2 million available in unused letters of credit under its Existing Credit Facilities.

     The Company and its subsidiaries are parties to various legal actions arising in the ordinary course of business. Management believes that the outcome of such cases will not have a material adverse effect on the consolidated results of operations or the financial position of the Company.

12.  CONCENTRATIONS OF CREDIT RISK


     Burger King Corporation owned and franchisee-owned Burger King restaurants collectively accounted for 45%, 41% and 46% of the Company's sales in fiscal years 1995, 1996 and 1997, respectively. Sales to Burger King-owned restaurants represented approximately 5% of sales for each of the aforementioned years. Amounts due from BKC-owned restaurants at December 28, 1996 and December 27, 1997 were $5.5 million and $5.8 million, respectively.


     In addition, sales to Darden Restaurants, Inc. (owner of Red Lobster and Olive Garden restaurants) accounted for 18%, 20%, and 21% of the Company's sales in fiscal years 1995, 1996 and 1997, respectively. Amounts due from Darden Restaurants, Inc. at December 28, 1996 and December 27, 1997, were approximately $41.1 million and $41.4 million, respectively.

     Sales to company-owned and franchisee-owned Arby's restaurants accounted for 10% of Company sales in fiscal years 1995 and 1996. No other customer or restaurant concept accounted for more than 10% of the Company's sales in fiscal years 1995, 1996 or 1997. The Company periodically performs credit evaluations on its customers' financial condition and generally does not require collateral.

13.  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE

     During the fourth quarter of 1997, the Financial Accounting Standards Board's Emerging Issues Task Force reached a consensus on Issue No. 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Reengineering and Information Technology Transformation." The consensus requires that the cost of business process reengineering activities, whether done internally or by third parties, is to be expensed as incurred. As a result, any

                                PROSOURCE, INC.

remaining unamortized portion of previously capitalized business process reengineering costs is required to be written off. The cumulative impact of initially conforming to this new standard in the fourth quarter of 1997 was reported as a change in accounting principle in the accompanying consolidated statements of operations, with a cumulative charge, net of tax, of $6.4 million, or $0.69 per share.

14.  NET LOSS PER SHARE

     For all years presented in the accompanying consolidated statements of operations, all stock options and other potential common shares were excluded from the calculation of diluted loss per share, since they would produce anti-dilutive results. As a result, there are no reconciling items to the numerator and denominator of the basic and diluted loss per share computations.

     The following were outstanding during fiscal 1997, but were excluded from the computation of diluted net loss per common share for fiscal 1997.


                                   RELATED NUMBER OF        CONVERSION PRICE
                                  COMMON STOCK SHARES          PER SHARE           EXPIRATION
                                ------------------------    ----------------    ----------------
Options -- 1995
                                 288,650 shares -- Class
  Option Plan.................                         B    $10.00 or $11.00       December 2000
Options -- 1996                                                                 November 2006 to
                                 340,500 shares -- Class
  Option Plan.................                         B    $          14.00        January 2007
Options -- 1997
  Directors Plan..............  10,500 shares -- Class A    $           5.25          April 2007
                                 283,425 shares -- Class
Stock Warrants................                         B    $          12.35          March 2000
$0.5 million convertible
  subordinated note...........  25,000 shares -- Class A    $          20.00       November 1999


15.  SUBSEQUENT EVENT


     On January 29, 1998, the Company signed a definitive merger agreement with AmeriServe Food Distribution, Inc. Under the terms of the agreement, AmeriServe has agreed to pay $15.00 in cash for each outstanding share of the Company's common stock. In addition, under the agreement, all outstanding options will be accelerated and option holders will receive $15.00 less the applicable exercise for each share issuable upon exercise of the options. AmeriServe has indicated that it intends to refinance all of the Company's outstanding debt.


     The merger is subject to regulatory approvals and other customary conditions to closing. Onex Corporation and certain of its affiliates, which own approximately 61% of the Company's outstanding stock, representing approximately 85% of the voting power, have committed to vote in favor of the merger, which will assure the necessary shareholder approval. The merger is expected to close in the second quarter of fiscal 1998.

------------------------------------------------------
------------------------------------------------------


    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEHC OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEHC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
Prospectus Summary......................    3
Risk Factors............................   12
Use of Proceeds.........................   19
Capitalization..........................   20
Selected NEHC Historical Financial
  Data..................................   21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   22
The Business............................   33
Management..............................   43



                                          PAGE
Security Ownership of Certain Beneficial
  Holders and Management................   50
Certain Relationships and Related
  Transactions..........................   51
Description of Indebtedness.............   53
Description of Securities...............   59
Description of Certain Federal Income
  Tax Consequences......................  135
Plan of Distribution....................  145
Legal Matters...........................  146
Experts.................................  146
Index of Certain Defined Terms..........  147
Index to Unaudited Pro Forma
  Consolidated Financial Statements.....  P-1
Index to Historical Financial
  Statements............................  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                          NEBCO EVANS HOLDING COMPANY

                               12 3/8% NEW SENIOR
                                 DISCOUNT NOTES

                                    DUE 2007



                                 11 1/4% SENIOR


                            REDEEMABLE EXCHANGEABLE


                                PREFERRED STOCK

                                    DUE 2008
                              --------------------

                                   PROSPECTUS
                              --------------------
                                 APRIL   , 1999
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Inapplicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockbrokers,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII, Section 1 of the Company's Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII, Section 2(a) of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

     Article VIII, Section 2(a) of the Company's Restated Certificate of Incorporation also provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board. Any rights to indemnification conferred in Section 2 are contract rights, and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On July 11, 1997, the Registrant consummated the offering of $100,387,000 principal amount at maturity of its 12 3/8% Senior Discount Notes due 2007 (the "Senior Discount Notes") in exempt transactions under Rule 144A and Regulation S under the Securities Act. The initial purchaser of the securities was Donaldson, Lufkin & Jenrette Securities Corporation. The net proceeds of the sale were approximately $52.5 million (after deducting discounts and commissions and estimated expenses of the offering) and were used by NEHC to partially finance the contribution of $130.0 million of cash to AmeriServe, the redemption of the 12 1/2% Senior Secured Notes of NEHC, the acquisition of HWPI and for other general corporate purposes. On December 12, 1997, the Registrant consummated an exchange offer pursuant to which all of the outstanding unregistered Senior Discount Notes were exchanged for new Senior Discount Notes registered under the Securities Act, but otherwise having substantially identical terms and conditions.

     On March 6, 1998, the Registrant consummated the offering of $250 million of its 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2009 (the "Preferred Stock") in exempt transactions under Rule 144A and Regulation S under the Securities Act. The initial purchaser of the securities was Donaldson, Lufkin & Jenrette Securities Corporation. Approximately $148 million of the net proceeds of the Offering was used by NEHC to finance the repurchase costs of certain classes of its outstanding preferred stock. NEHC expects to use the remaining net proceeds for general corporate purposes, including contributions to the capital of AmeriServe.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


 2.1   Purchase Agreement, by and among NEHC and Donaldson, Lufkin
       & Jenrette Securities Corporation, dated as of July 9,
       1997.*
 2.2   Asset Purchase Agreement between PepsiCo, Inc. and Nebco
       Evans Holding Company.*
 2.3 Agreement and Plan of Merger, dated as of January 29, 1998, by and among AmeriServe Food Distribution, Inc., Steamboat
       Acquisition Corp. and ProSource, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, dated January 29, 1998).
 2.4 Voting Agreement, dated as of January 29, 1998, by and among AmeriServe Food Distribution, Inc., Steamboat Acquisition
       Corp. and Onex DHC LLC and certain of its affiliates
       (incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K, dated January 29,
       1998).
 3.1 Restated Certificate of Incorporation of NEHC (incorporated by reference to Exhibit 3.1 to the Registrant's Annual
       Report on Form 10-K dated March 27, 1998).
 3.2   By-Laws of NEHC.*
 4.1 Indenture, dated as of July 11, 1997, by and among NEHC and State Street Bank and Trust Company, with respect to the New
       Senior Discount Notes.*
 4.2   Form of New Senior Discount Note.*
 4.3   Supplemental 8 7/8% New Senior Notes Indenture, dated as of
       December 23, 1997, by and among AmeriServe Food
       Distribution, Inc., AmeriServ Food Company, and State Street
       Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated December 28, 1997).
 4.4 Indenture, dated as of July 11, 1997, by and among the Company, the Subsidiary Guarantors and State Street Bank and
       Trust Company, with respect to the new Senior Subordinated
       Notes (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4 No.
       333-33225 filed August 8, 1997).
 4.5   Supplemental 10 1/8% New Senior Subordinated Notes
       Indenture, dated as of December 23, 1997, by and among AmeriServe Food Distribution, Inc., AmeriServ Food Company, and State Street Bank and Trust Company, as Trustee
       (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated December 28,
       1997).
 4.6 Purchase Agreement, by and among the Registrant, the Subsidiary Guarantors, Donaldson, Lufkin & Jenrette
       Securities Corporation and BancAmerica Securities dated as of July 9, 1997 (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement Form S-4 No.
       333-33225 filed August 8, 1997).

 4.7 Purchase Agreement, by and among the Registrant, the Subsidiary Guarantors, Donaldson, Lufkin & Jenrette
       Securities Corporation and BancAmerica Robertson Stephens dated as of October 8, 1997 (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on
       Form S-4 No. 333-38337 filed October 21, 1997).
 4.8 Second Supplemental 8 7/8% New Senior Notes Indenture, dated as of May 21, 1998, by and among AmeriServe Food
       Distribution, Inc. and State Street Bank and Trust Company
       (incorporated by Reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated May 21, 1998).
 5.1   Opinion of Wachtell, Lipton, Rosen & Katz.*
10.1 Registration Rights Agreement, dated as of July 11, 1997, by and among the Registrant, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation
       (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 No.
       333-33225 filed August 8, 1997).
10.2 Registration Rights Agreement, dated as of October 15, 1997, by and among the Registrant, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation
       (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 No.
       333-38337 filed October 21, 1997).
10.3 Employment Agreement, dated as of December 23, 1986 between the Company and Raymond E. Marshall, as amended by Amendment to Employment Agreement, dated as of January 1, 1995
       (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-4 No.
       333-33225 filed August 8, 1997).
10.4   Employment Agreement, dated as of July 1, 1998 between the
       Company and Thomas C. Highland (incorporated by reference to
       Exhibit 10.4 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
10.5 Employment Agreement, dated as of November 26, 1997 between the Company and Kenneth R. Lane (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form
       10-K dated March 25, 1999).
10.6 Employment Agreement, dated as of August 15, 1997 between the Company and Diana M. Moog (incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
10.7 Amended and Restated Sales and Distribution Agreement dated as of November 1, 1998, by and among PFS, Pizza Hut, Taco
       Bell, Kentucky Fried Chicken Corporation and Kentucky Fried
       Chicken of California, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
10.8   Third Amended and Restated Credit Agreement, dated as of May
       21, 1998 among AmeriServe Food Distribution, Inc., Bank of
       America National Trust and Savings Association, as
       Administrative Agent, Donaldson, Lufkin & Jenrette
       Securities Corporation, as Documentation Agent, Bank of
       America National Trust and Savings Association, as Letter of
       Credit Issuing Lender and the Other Financial Institutions
       Party Thereto, Arranged by BancAmerica Robertson Stephens
       (incorporated by reference to Exhibit 10.1 to the Registrants Quarterly Report on Form 10-Q filed November 10,
       1998).
10.9   First Amendment to Third Amended and Restated Credit
       Agreement, dated as of July 24, 1998 (incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
10.10 Amended and Restated Pooling and Servicing Agreement, dated as of July 28, 1998 among AmeriServe Funding Corporation,
       AmeriServe Food Distribution, Inc. and Norwest Bank
       Minnesota, N.A. (incorporated by reference to Exhibit 10.10 to the Registrant's Annual Report on Form 10-K dated March
       25, 1999).

10.11      Series 1998-1 Supplement to Pooling and Servicing Agreement, dated as of July 28, 1998 among AmeriServe
           Funding Corporation, AmeriServe Food Distribution, Inc. and Norwest Bank Minnesota, N.A. (incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
10.12      Series 1998-3 Supplement to Pooling and Servicing Agreement, dated as of December 18, 1998 among
           AmeriServe Funding Corporation, AmeriServe Food Distribution, Inc. and Norwest Bank Minnesota, N.A.
           (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K dated March 25,
           1999).
10.13      Series 1998-4 Supplement to Pooling and Servicing Agreement, dated as of December 18, 1998 among
           AmeriServe Funding Corporation, AmeriServe Food Distribution, Inc. and Norwest Bank Minnesota, N.A.
           (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K dated March 25,
           1999).
10.14      Nebco Evans Holding Company 1998 Management Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 No. 333-53095 filed on May 20, 1998.
12.1       Statements re computation of ratios.
21         Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
23.1       Consent of Ernst & Young LLP.
23.2       Consent of KPMG LLP.
23.3       Consent of KPMG LLP.
23.4       Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1).*
24.1       Power of Attorney.*
25.1       Statement of Eligibility and Qualification of Trustee on Form T-1 of State Street Bank and Trust Company
           under the Trust Indenture Act of 1939.*
27.1       Financial Data Schedule (incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on
           Form 10-K dated March 25, 1999).


------------------------------
* Previously filed.

     (b) Financial Statement Schedule.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 30, 1999.


                                          NEBCO EVANS HOLDING COMPANY
                                                       (Registrant)


                                          By:                  *

                                            ------------------------------------
                                              John V. Holten
                                              Chairman and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



                       NAME                                                TITLE
                         *                           Director, Chairman and Chief Executive Officer
---------------------------------------------------
                  John V. Holten

                 /s/ DIANA M. MOOG                   Executive Vice President and Chief Financial
---------------------------------------------------  Officer
                   Diana M. Moog

            /s/ STANLEY J. SZLAUDERBACH              Vice President and Chief Accounting Officer
---------------------------------------------------
              Stanley J. Szlauderbach

                         *                           Director and Vice Chairman
---------------------------------------------------
                   John R. Evans

                         *                           Director, Executive Vice President and Vice
---------------------------------------------------  Chairman
                Raymond E. Marshall

                         *                           Director and Assistant Secretary
---------------------------------------------------
                Gunnar E. Klintberg

                         *                           Director
---------------------------------------------------
                 Leif F. Onarheim

                         *                           Director
---------------------------------------------------
                  Peter T. Grauer

                         *                           Director
---------------------------------------------------
                   Benoit Jamar

                         *                           Director
---------------------------------------------------
                 Daniel W. Crippen

            *By: /s/ A. PETTER OSTBERG
   ---------------------------------------------
                 A. Petter Ostberg
                 Attorney-in-fact

                               INDEX TO EXHIBITS



  EXHIBIT
  NUMBER                            DESCRIPTION
   2.1      Purchase Agreement, by and among NEHC and Donaldson, Lufkin
            & Jenrette Securities Corporation, dated as of July 9,
            1997.*
   2.2      Asset Purchase Agreement between PepsiCo, Inc. and Nebco
            Evans Holding Company.*
   2.3      Agreement and Plan of Merger, dated as of January 29, 1998, by and among AmeriServe Food Distribution, Inc., Steamboat
            Acquisition Corp. and ProSource, Inc. (incorporated by
            reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, dated January 29, 1998).
   2.4      Voting Agreement, dated as of January 29, 1998, by and among
            AmeriServe Food Distribution, Inc., Steamboat Acquisition
            Corp. and Onex DHC LLC and certain of its affiliates
            (incorporated by reference to Exhibit 2.2 to the
            Registrant's Current Report on Form 8-K, dated January 29,
            1998).
   3.1      Restated Certificate of Incorporation of NEHC (incorporated by reference to Exhibit 3.1 to the Registrant's Annual
            Report on Form 10-K dated March 27, 1998).
   3.2      By-Laws of NEHC.*
   4.1      Indenture, dated as of July 11, 1997, by and among NEHC and
            State Street Bank and Trust Company, with respect to the New
            Senior Discount Notes.*
   4.2      Form of New Senior Discount Note.*
   4.3      Supplemental 8 7/8% New Senior Notes Indenture, dated as of
            December 23, 1997, by and among AmeriServe Food
            Distribution, Inc., AmeriServ Food Company, and State Street
            Bank and Trust Company, as Trustee (incorporated by
            reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated December 28, 1997).
   4.4      Indenture, dated as of July 11, 1997, by and among the
            Company, the Subsidiary Guarantors and State Street Bank and
            Trust Company, with respect to the new Senior Subordinated
            Notes (incorporated by reference to Exhibit 4.1 of the
            Registrant's Registration Statement on Form S-4 No.
            333-33225 filed August 8, 1997).
   4.5      Supplemental 10 1/8% New Senior Subordinated Notes
            Indenture, dated as of December 23, 1997, by and among
            AmeriServe Food Distribution, Inc., AmeriServ Food Company,
            and State Street Bank and Trust Company, as Trustee
            (incorporated by reference to Exhibit 4.1 to the
            Registrant's Current Report on Form 8-K, dated December 28,
            1997).
   4.6      Purchase Agreement, by and among the Registrant, the
            Subsidiary Guarantors, Donaldson, Lufkin & Jenrette
            Securities Corporation and BancAmerica Securities dated as of July 9, 1997 (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement Form S-4 No.
            333-33225 filed August 8, 1997).
   4.7      Purchase Agreement, by and among the Registrant, the
            Subsidiary Guarantors, Donaldson, Lufkin & Jenrette
            Securities Corporation and BancAmerica Robertson Stephens
            dated as of October 8, 1997 (incorporated by reference to
            Exhibit 4.4 to the Registrant's Registration Statement on
            Form S-4 No. 333-38337 filed October 21, 1997).
   4.8      Second Supplemental 8 7/8% New Senior Notes Indenture, dated as of May 21, 1998, by and among AmeriServe Food
            Distribution, Inc. and State Street Bank and Trust Company
            (incorporated by Reference to Exhibit 4.1 to the
            Registrant's Current Report on Form 8-K dated May 21, 1998).
   5.1      Opinion of Wachtell, Lipton, Rosen & Katz.*
  10.1      Registration Rights Agreement, dated as of July 11, 1997, by and among the Registrant, the Subsidiary Guarantors and
            Donaldson, Lufkin & Jenrette Securities Corporation
            (incorporated by reference to Exhibit 10.1 to the
            Registrant's Registration Statement on Form S-4 No.
            333-33225 filed August 8, 1997).

  EXHIBIT
  NUMBER                            DESCRIPTION
  10.2      Registration Rights Agreement, dated as of October 15, 1997, by and among the Registrant, the Subsidiary Guarantors and
            Donaldson, Lufkin & Jenrette Securities Corporation
            (incorporated by reference to Exhibit 10.1 to the
            Registrant's Registration Statement on Form S-4 No.
            333-38337 filed October 21, 1997).
  10.3      Employment Agreement, dated as of December 23, 1986 between the Company and Raymond E. Marshall, as amended by Amendment to Employment Agreement, dated as of January 1, 1995
            (incorporated by reference to Exhibit 10.4 to the
            Registrant's Registration Statement on Form S-4 No.
            333-33225 filed August 8, 1997).
  10.4      Employment Agreement, dated as of July 1, 1998 between the
            Company and Thomas C. Highland (incorporated by reference to
            Exhibit 10.4 to the Registrant's Annual Report on Form 10-K
            dated March 25, 1999).
  10.5      Employment Agreement, dated as of November 26, 1997 between the Company and Kenneth R. Lane (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form
            10-K dated March 25, 1999).
  10.6      Employment Agreement, dated as of August 15, 1997 between
            the Company and Diana M. Moog (incorporated by reference to
            Exhibit 10.6 to the Registrant's Annual Report on Form 10-K
            dated March 25, 1999).
  10.7      Amended and Restated Sales and Distribution Agreement dated as of November 1, 1998, by and among PFS, Pizza Hut, Taco
            Bell, Kentucky Fried Chicken Corporation and Kentucky Fried
            Chicken of California, Inc. (incorporated by reference to
            Exhibit 10.7 to the Registrant's Annual Report on Form 10-K
            dated March 25, 1999).
  10.8      Third Amended and Restated Credit Agreement, dated as of May
            21, 1998 among AmeriServe Food Distribution, Inc., Bank of
            America National Trust and Savings Association, as
            Administrative Agent, Donaldson, Lufkin & Jenrette
            Securities Corporation, as Documentation Agent, Bank of
            America National Trust and Savings Association, as Letter of
            Credit Issuing Lender and the Other Financial Institutions
            Party Thereto, Arranged by BancAmerica Robertson Stephens
            (incorporated by reference to Exhibit 10.1 to the
            Registrant's Quarterly Report on Form 10-Q filed November
            10, 1998).
  10.9      First Amendment to Third Amended and Restated Credit
            Agreement, dated as of July 24, 1998 (incorporated by
            reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K dated March 25, 1999).
  10.10     Amended and Restated Pooling and Servicing Agreement, dated as of July 28, 1998 among AmeriServe Funding Corporation,
            AmeriServe Food Distribution, Inc. and Norwest Bank
            Minnesota, N.A. (incorporated by reference to Exhibit 10.10 to the Registrant's Annual Report on Form 10-K dated March
            25, 1999).
  10.11     Series 1998-1 Supplement to Pooling and Servicing Agreement,
            dated as of July 28, 1998 among AmeriServe Funding
            Corporation, AmeriServe Food Distribution, Inc. and Norwest
            Bank Minnesota, N.A. (incorporated by reference to Exhibit
            10.11 to the Registrant's Annual Report on Form 10-K dated
            March 25, 1999).
  10.12     Series 1998-3 Supplement to Pooling and Servicing Agreement,
            dated as of December 18, 1998 among AmeriServe Funding
            Corporation, AmeriServe Food Distribution, Inc. and Norwest
            Bank Minnesota, N.A. (incorporated by reference to Exhibit
            10.12 to the Registrant's Annual Report on Form 10-K dated
            March 25, 1999).
  10.13     Series 1998-4 Supplement to Pooling and Servicing Agreement,
            dated as of December 18, 1998 among AmeriServe Funding
            Corporation, AmeriServe Food Distribution, Inc. and Norwest
            Bank Minnesota, N.A. (incorporated by reference to Exhibit
            10.13 to the Registrant's Annual Report on Form 10-K dated
            March 25, 1999).

  EXHIBIT
  NUMBER                            DESCRIPTION
  10.14     Nebco Evans Holding Company 1998 Management Stock Option
            Plan (incorporated by reference to Exhibit 4.2 to the
            Registrant's Registration Statement on Form S-8 No.
            333-53095 filed on May 20, 1998.
  12.1      Statement re computation of ratios.
  21        Subsidiaries of the Registrant (incorporated by reference to
            Exhibit 21 to the Registrant's Annual Report on Form 10-K
            dated March 25, 1999).
  23.1      Consent of Ernst & Young LLP.
  23.2      Consent of KPMG LLP.
  23.3      Consent of KPMG LLP.
  23.4      Consent of Wachtell, Lipton, Rosen & Katz (contained in
            Exhibit 5.1).*
  24.1      Power of Attorney.*
  25.1      Statement of Eligibility and Qualification of Trustee on
            Form T-1 of State Street Bank and Trust Company under the
            Trust Indenture Act of 1939.*
  27.1      Financial Data Schedule (incorporated by reference to
            Exhibit 10.6 to the Registrant's Annual Report on Form 10-K
            dated March 25, 1999).


------------------------------
* Previously filed.